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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Stone Arcade Acquisition Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: None
	(2)	Aggregate number of securities to which transaction applies: None
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        Calculated based on the purchase price of $155,000,000 in cash delivered at the closing of the transaction

	(4)	Proposed maximum aggregate value of transaction: $155,000,000
	(5)	Total fee paid: $16,585
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STONE ARCADE ACQUISITION CORPORATION
c/o Stone-Kaplan Investments, LLC
One Northfield Plaza, Suite 480
Northfield, Illinois 60093

To the Stockholders of Stone Arcade Acquisition Corporation:

You are cordially invited to attend a special meeting of the stockholders of Stone Arcade Acquisition Corporation, or Stone, relating to the proposed acquisition of substantially all of the assets of the Kraft Papers Business, or KPB, a division of International Paper Company, or IP, which will be held at 10:00 a.m., Central time, on                  , 2006, at the offices of Stone, located at One Northfield Plaza, Suite 480, Northfield, IL 60093.

At this important meeting, you will be asked to consider and vote upon the following proposals:

  •
  the adoption and approval of the transactions contemplated by the Purchase Agreement, dated as of June 23, 2006, among Stone, KapStone Kraft Paper Corporation, a wholly-owned subsidiary of Stone, or KapStone Kraft, and IP—we call this proposal the acquisition proposal;

  •
  the approval of an amendment to Stone's certificate of incorporation to change Stone's name to "KapStone Paper and Packaging Corporation"—we call this proposal the name change amendment proposal;

  •
  the approval of an amendment to Stone's certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article SIXTH from the certificate of incorporation after the closing of the acquisition, as these provisions will no longer be applicable to Stone, and to redesignate section E of Article SIXTH as Article SIXTH—we call this proposal the Article SIXTH amendment proposal; and

  •
  the approval of Stone's 2006 Incentive Plan—we call this proposal the incentive plan proposal.

The approval of the foregoing proposals requires the affirmative vote of:

  •
  a majority of those shares of Stone's common stock issued in its initial public offering, which we call IPO shares, that are voted at the meeting to adopt the acquisition proposal;

  •
  a majority of the issued and outstanding shares of Stone's common stock to adopt the name change amendment proposal;

  •
  a majority of the issued and outstanding shares of Stone's common stock to adopt the Article SIXTH amendment proposal; and

  •
  a majority of the shares of Stone's common stock represented in person or by proxy and entitled to vote at the meeting to adopt the incentive plan proposal.

Adoption by Stone stockholders of the acquisition proposal is not conditioned upon the adoption of the name change amendment proposal, the Article SIXTH amendment proposal or the incentive plan proposal. However, the adoption of the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal are conditioned upon the adoption of the acquisition proposal.

As provided in Stone's certificate of incorporation, each Stone stockholder (other than an officer or director of Stone) who holds shares of common stock issued in Stone's initial public offering, which we call IPO shares, has the right to vote against the acquisition proposal and at the same time demand that Stone redeem such stockholder's shares for cash equal to such stockholder's pro rata portion of the trust account which contains a substantial portion of the net proceeds of Stone's initial public offering. These IPO shares will be redeemed for cash only if the acquisition is completed. If holders of 4,000,000 or more IPO shares, which represents 20% or more of the total number of IPO shares, vote against the acquisition and demand redemption of their shares for their pro rata portion of the trust account, then, in accordance with Stone's certificate of incorporation and the terms governing the trust account, Stone will not consummate the acquisition. If Stone does not consummate a business combination by the later of February 19, 2007, or August 19, 2007 in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by February 19, 2007, then, pursuant to Article SIXTH of Stone's certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law, Stone will adopt a plan of dissolution and as soon as reasonably possible after dissolution make liquidating distributions from the trust account to its stockholders. Prior to exercising redemption rights, Stone stockholders should verify the market price of Stone's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Stone's shares of common stock are quoted on the Over-the-Counter Bulletin Board under the symbol "SCDE." On                          , 2006, the last sale price of Stone's common stock was $             . As of the same date, the beneficial value per share of the amounts held in the trust account (which amount approximately equals the amount receivable upon exercise of redemption rights) was approximately $             .

Stone's initial stockholders, who are Stone's current officers and directors, have agreed to vote their 5,000,000 shares of Stone common stock acquired prior to Stone's initial public offering, representing an aggregate of 20% of the outstanding shares of Stone common stock, in accordance with the vote of the majority of the IPO shares voted at the meeting with respect to the acquisition proposal. In addition, Stone's Chief Executive Officer intends to vote 500,000 shares of common stock acquired by him in Stone's initial public offering, representing 2% of the outstanding shares of Stone common stock, and 2.5% of the outstanding IPO shares, "FOR" the adoption of the acquisition proposal. Stone's officers and directors, including Stone's Chief Executive Officer, intend to vote all of their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" each of the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal. To date, only Mr. Stone owns IPO shares through his purchase of units, consisting of 500,000 IPO shares and 1,000,000 warrants, in the initial public offering. None of the other officers or directors of Stone acquired units, or IPO shares, in the initial public offering or in the aftermarket.

After careful consideration, Stone's board of directors has determined that the acquisition proposal is fair and in the best interest of Stone and its stockholders. As required by Stone's certificate of incorporation, Stone's board of directors has also determined that the KPB assets to be acquired have a fair market value equal to at least 80% of Stone's net assets, inclusive of the amount in the trust account. Stone's board of directors has determined that the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal are in the best interests of Stone's stockholders. Stone's board of directors unanimously recommends that you vote or give instruction to vote "FOR" the adoption of the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition proposal and the transactions contemplated thereby as well as detailed information concerning the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal.

Your vote is important. Whether or not you plan to attend the special meeting, we urge you to read this material carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Stone's board "FOR" the adoption of the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal.

I look forward to seeing you at the meeting.

Sincerely,
Roger Stone, Chairman of the Board and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

See "Risk Factors" beginning on page 23 for a discussion of various factors that you should consider in connection with the acquisition proposal.

This proxy statement is dated                          , 2006 and is first being mailed to Stone stockholders on or about                          , 2006.

2

STONE ARCADE ACQUISITION CORPORATION
c/o Stone-Kaplan Investments, LLC
One Northfield Plaza, Suite 480
Northfield, Illinois 60093

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                           , 2006

To the Stockholders of Stone Arcade Acquisition Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Stone Arcade Acquisition Corporation, or Stone, a Delaware corporation, will be held at 10:00 a.m., Central time, on                          , 2006, at the offices of Stone, located at One Northfield Plaza, Suite 480, Northfield, IL 60093:

•
to consider and vote upon the adoption and approval of the transactions contemplated by the Purchase Agreement, dated as of June 23, 2006, among Stone, KapStone Kraft Paper Corporation, a wholly-owned subsidiary of Stone, or KapStone Kraft, and International Paper Company, or IP—we call this proposal the acquisition proposal;

•
to consider and vote upon an amendment to Stone's certificate of incorporation to change Stone's name to "KapStone Paper and Packaging Corporation"—we call this proposal the name change amendment proposal;

•
to approve an amendment to Stone's certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article SIXTH from the certificate of incorporation after the closing of the acquisition, as these provisions will no longer be applicable to Stone, and to redesignate section E of Article SIXTH as Article SIXTH—we call this proposal the Article SIXTH amendment proposal; and

•
to consider and vote upon Stone's 2006 Incentive Plan—we call this proposal the incentive plan proposal.

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Stone's common stock at the close of business on November 17, 2006 are entitled to receive notice of, and to vote at, the Stone special meeting and any and all adjournments thereof. Stone will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by Stone's board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Stone common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you abstain from voting or do not instruct your broker or bank how to vote your shares it will have no effect on the acquisition proposal, but will have the same effect as voting against the name change amendment proposal and the Article SIXTH amendment proposal. If you do not instruct your broker or bank how to vote on the incentive plan proposal, it will have no effect on the incentive plan proposal. However, if you abstain from voting on the incentive plan proposal it will have the same effect as a vote against the incentive plan proposal.

Stone's board of directors unanimously recommends that you vote "FOR" the adoption of each proposal listed above.

By Order of the Board of Directors,
Roger Stone, Chairman of the Board and Chief Executive Officer
, 2006

i

Vote Required to Adopt the 2006 Incentive Plan Proposal	35
Who Can Answer Your Questions About Voting Your Shares	35
No Additional Matters May Be Presented at the Special Meeting	35
Revoking Your Proxy	35
Solicitation Costs	35
Stone Insider Stock Ownership	35
PROPOSAL I THE ACQUISITION PROPOSAL	37
General Description of the Acquisition	37
Background of the Acquisition	37
Factors Considered by the Stone Board in Approving the Acquisition	40
Satisfaction of 80% Test	45
Structure Following Completion of the Acquisition	45
Directors and Executive Officers Following Completion of the Acquisition	45
Appraisal or Dissenters Rights	46
United States Federal Income Tax Consequences of the Acquisition	47
Regulatory Matters	47
Consequences if Acquisition Proposal is Not Approved	47
Required Vote	47
Recommendation	48
Interest of Stone Directors and Officers in the Acquisition	48
THE KPB PURCHASE AGREEMENT	50
Structure of the Acquisition	50
Purchase Price	50
Assumed Liabilities	53
Excluded Liabilities	54
Closing of the Acquisition	55
Representations and Warranties	55
Materiality and Material Adverse Effect	56
Interim Operations Relating to KPB	56
Exclusivity	58
Stone Stockholders' Meeting	58
Access to Information; Confidentiality	58
Ancillary Agreements	58
Reasonable Efforts; Notification	60
Indemnification	61
Fees and Expenses	61
Public Announcements	61
Conditions to the Completion of the Acquisition	62
Certain Obligations with Respect to Employees and Benefits	63
No Claim Against Trust Account	64
Financing	65
IP Non-Compete	65
Termination	65
Effect of Termination	65
Governing Law	66
Assignment	66
Amendment	66
Further Assurances	66

ACQUISITION FINANCING	67
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS	68
PROPOSAL II THE NAME CHANGE AMENDMENT PROPOSAL	76
General Description of the Amendment	76
Stone's Reasons for the Amendment	76
Recommendation and Vote Required	76
PROPOSAL III THE ARTICLE SIXTH AMENDMENT PROPOSAL	77
General Description of the Amendment	77
Stone's Reasons for the Amendment	77
Recommendation and Vote Required	77
PROPOSAL IV THE STONE 2006 INCENTIVE PLAN PROPOSAL	78
General Description of the Incentive Plan Proposal	78
Summary of the Incentive Plan	78
Recommendation and Vote Required	81
OTHER INFORMATION RELATED TO STONE	82
Business of Stone	82
Offering Proceeds Held in Trust	82
Fair Market Value of Target Business	82
Stockholder Approval of Business Combination	82
Liquidation If No Business Combination	82
Future Acquisitions	83
Facilities	83
Employees	83
Related Party Transactions	84
Legal Proceedings	84
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STONE	85
Off-Balance Sheet Arrangements.	86
Quantitative and Qualitative Disclosures About Market Risk	86
INFORMATION ABOUT KPB	87
Business Overview	87
Industry Overview	88
Business Strategy	90
Customers	91
Suppliers	92
Sales and Marketing	93
Competition	93
Environmental Regulation	94
Legal Proceedings	94
Employees	94
Facilities	95
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF KPB	96
Business Overview	96
Results of Operations	96
Liquidity and Capital Resources	106

Contractual Obligations	108
Impact of Inflation	109
Quantitative and Qualitative Disclosures About Market Risk	109
Environmental Matters	109
Legal Proceedings	109
Critical Accounting Policies	109
Recent Accounting Developments	111
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	113
EXECUTIVE COMPENSATION	115
PRICE RANGE OF SECURITIES AND DIVIDENDS	116
Holders of Common Equity	116
Dividends	116
QUOTATION OR LISTING	116
TRANSFER AGENT AND REGISTRAR	116
STOCKHOLDER PROPOSALS	117
WHERE YOU CAN FIND MORE INFORMATION	117
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEXES
Annex A—Purchase Agreement, dated as of June 23, 2006	A-1
Annex B—Form of Certificate of Amendment	B-1
Annex C—Stone 2006 Incentive Plan	C-1
Annex D—Form of Credit Agreement	D-1

SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION

•
The parties to the Purchase Agreement are Stone Arcade Acquisition Corporation, or Stone, KapStone Kraft Paper Corporation, or KapStone Kraft, and International Paper Company, or IP. See the section entitled "The Acquisition Proposal."

•
Stone, through KapStone Kraft, will purchase the assets and assume certain liabilities of the Kraft Papers Business, or KPB, a division of IP, which consists of IP's Roanoke Rapids, North Carolina facility, which we refer to herein as Roanoke Rapids, and Ride Rite® Converting, located in Fordyce, Arkansas. See the section entitled "The Acquisition Proposal."

•
Roanoke Rapids is a pulp and paper mill that produces unbleached kraft paper and lightweight linerboard. Ride Rite® Converting converts unbleached kraft paper into inflatable dunnage bags. See the section entitled "Information about KPB."

•
KapStone Kraft will enter into certain ancillary agreements, including a transition services agreement whereby IP will provide certain operational support after the closing, and certain supply and purchase agreements with IP and other third parties. See the section entitled "The KPB Purchase Agreement—Ancillary Agreements."

•
As a condition to the closing of the acquisition KapStone Kraft must have obtained from LaSalle Bank, N.A. a senior secured credit facility in the amount of $95,000,000 to be used to fund a portion of the purchase price of the acquisition. See the section entitled "Acquisition Financing."

•
The consideration for the purchase of the assets of KPB is $155,000,000 in cash, payable at closing (subject to a working capital adjustment described herein), plus two contingent earn-out payments, (A) of up to $35,000,000 and (B) $25,000,000, based on KPB's annual earnings before interest, income taxes, depreciation and amortization, or EBITDA, during the five year period immediately following the acquisition, and assumption of approximately $4,800,000 in long-term liabilities. See the sections entitled "The KPB Purchase Agreement—Contingent Earn-Out Payments" and "The KPB Purchase Agreement—Assumed Liabilities."

•
The contingent earn-out payment A is equal to 5.3 times the average annual EBITDA of KPB for the five years immediately following the acquisition, less $165,000,000, with a provision that such payment may not exceed $35,000,000 or be a negative amount. The contingent payment B will be earned, on an "all or none" basis, if the average annual EBITDA of KPB for the five year period immediately following the acquisition equals or exceeds $49,200,000. See the section entitled "The KPB Purchase Agreement—Purchase Price—Contingent Earn-Out Payments."

•
The $155,000,000 cash payment at closing is 4.8 times KPB's EBITDA for the fiscal year ended December 31, 2005.

•
In the event Stone pays all of the contingent earn-out payment A of $35,000,000 (but none of contingent earn-out payment B), the purchase price paid will be no more than 5.0 times the average EBITDA for the five year period immediately following the acquisition.

•
In the event Stone pays all of the contingent earn-out payment A of $35,000,000 and contingent earn-out payment B of $25,000,000, the purchase price paid will be no more than 4.4 times the average EBITDA for the five year period immediately following the acquisition.

•
The closing of the acquisition is subject to the satisfaction by each party of various conditions prior to closing. See the section entitled "The KPB Purchase Agreement—Conditions to the Completion of the Acquisition."

Non-GAAP Financial Measures

This proxy statement contains disclosure of EBITDA, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Stone's management believes that EBITDA, or earnings before interest, income taxes, depreciation and amortization, is an appropriate measure for evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles. In addition, EBITDA will be used in determining the contingent earn-out payments payable in connection with acquisition of KPB.

QUESTIONS AND ANSWERS ABOUT
THE PROPOSALS

Q.
What is being voted on?

A.
There are four proposals that you are being asked to vote on. The first proposal is to approve the transactions contemplated by the Purchase Agreement providing for the acquisition of the KPB assets. This first proposal is called the acquisition proposal. See page        .

        The second proposal is to adopt an amendment to Stone's certificate of incorporation to change Stone's name to "KapStone Paper and Packaging Corporation." This second proposal is called the name change amendment proposal. See page        .

        The third proposal is to adopt an amendment to Stone's certificate of incorporation to eliminate certain provisions of Article SIXTH that will no longer be applicable to Stone after the consummation of the acquisition. This third proposal is called the Article SIXTH amendment proposal. See page        .

        The fourth proposal is to adopt Stone's 2006 Incentive Plan. This fourth proposal is called the incentive plan proposal. See page        .

Q.
Who is entitled to vote?

A.
Only holders of record of Stone's common stock at the close of business on November 17, 2006, are entitled to receive notice of, and to vote at, the Stone special meeting and any and all adjournments thereof. Warrant holders are not entitled to vote.

Q.
Why is Stone proposing the acquisition proposal?

A.
Stone was organized to effect a business combination with an operating business in the paper, packaging, forest products or related industries. Under the terms of its certificate of incorporation, prior to completing a business combination, Stone must submit the transaction to its stockholders for approval. Stone has negotiated the terms of a business combination with IP with respect to the acquisition of the KPB assets. Stone is now submitting the transaction to its stockholders for their approval.

Q.
What vote is required in order to adopt the acquisition proposal?

A.
Adoption of the acquisition proposal requires the affirmative vote of a majority of the IPO shares voted at the meeting. However, notwithstanding adoption of the acquisition proposal, the acquisition will only proceed if holders of no more than 20% of the IPO shares exercise their redemption rights. See page        . No vote of the warrant holders is necessary to adopt the acquisition proposal, and, accordingly, Stone is not asking the warrant holders to vote on the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of the name change amendment proposal, the Article SIXTH amendment proposal or the incentive plan proposal. See page        .

Q.
Why is Stone proposing the name change amendment proposal?

A.
Stone believes that the name "KapStone Paper and Packaging Corporation" better reflects the business it will conduct after the acquisition, and will enable industry and financial market participants to better associate Stone with its operating business.

Q.
What vote is required to adopt the name change amendment proposal?

A.
Adoption of the name change amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Stone's common stock. No vote of the warrant holders is necessary to adopt the name change amendment proposal, and, accordingly, Stone is not asking the warrant holders to vote on the name change amendment proposal. Adoption of the name change amendment proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned on adoption of the Article SIXTH amendment proposal or the incentive plan proposal. See page        .

Q.
Why is Stone proposing the Article SIXTH amendment proposal?

A.
The Article SIXTH amendment proposal allows the revision of Stone's certificate of incorporation to reflect the adoption of the acquisition proposal by removing language that would no longer apply after the acquisition.

Q.
What vote is required to adopt the Article SIXTH amendment proposal?

A.
Adoption of the Article SIXTH amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Stone's common stock. No vote of the warrant holders is necessary to adopt the Article SIXTH amendment proposal, and, accordingly, Stone is not asking the warrant holders to vote on the Article SIXTH amendment proposal. Adoption of the Article SIXTH amendment proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon adoption of the name change amendment proposal or the incentive plan proposal. See page        .

Q.
Why is Stone proposing the 2006 Incentive Plan proposal?

A.
Stone is proposing the incentive plan to enable it to attract, retain and reward its directors, officers, employees and consultants using equity-based incentives following the acquisition. The incentive plan has been approved by Stone's board of directors and will be effective upon consummation of the acquisition.

Q.
What vote is required to adopt the 2006 Incentive Plan proposal?

A.
Adoption of the incentive plan proposal requires the affirmative vote of a majority of the shares of Stone's common stock represented in person or by proxy and entitled to vote at the special meeting. No vote of the warrant holders is necessary to adopt the incentive plan proposal, and, accordingly, Stone is not asking the warrant holders to vote on the incentive plan proposal. Adoption of the incentive plan proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon the adoption of the name change amendment proposal or the Article SIXTH amendment proposal. See page        .

Q.
Does the Stone board recommend voting in favor of the acquisition proposal, the name change amendment, the amendment of Article SIXTH and the incentive plan proposal?

A.
Yes. After careful consideration of the terms and conditions of the Purchase Agreement, the amendments to the certificate of incorporation and the incentive plan, the board of directors of Stone has determined that the acquisition and the transactions contemplated thereby, and the amendments to the certificate of incorporation and adoption of the incentive plan are fair and in the best interest of Stone and its stockholders. The Stone board of directors unanimously recommends that the Stone stockholders vote FOR each of (i) the acquisition proposal, (ii) the name change amendment, (iii) the Article SIXTH amendment, and (iv) the incentive plan proposal. The members of Stone's board of directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled "Summary of the Proxy Statement—Interests of Stone's Directors and Officers in the Acquisition."

        For a description of the factors considered by Stone's board of directors in making its determination to approve the acquisition, see the section entitled "The Acquisition Proposal—Factors Considered by the Stone Board in Approving the Acquisition."

Q.
Do I have the right to redeem my shares for cash?

A.
If you hold shares of common stock issued in Stone's initial public offering, which we call IPO shares, then you have the right to vote against the acquisition proposal and demand that Stone redeem your shares for your pro rata portion of the trust account in which a substantial portion of the net proceeds of Stone's initial public offering are held. We refer to the right to vote against the acquisition and demand redemption of your shares for your pro rata portion of the trust account as your redemption rights. However, if the holders of 4,000,000 or more IPO shares, representing 20% or more of the total number of IPO shares, exercise their redemption rights, then, in accordance with the terms of Stone's certificate of incorporation and the documents governing the trust account, Stone will not consummate the acquisition and your shares will not be redeemed. Warrant holders do not have redemption rights. See page        .

Q.
How do I exercise my redemption rights?

A.
If you wish to exercise your redemption rights, you must vote against the acquisition and at the same time affirmatively demand that Stone redeem your shares for cash. You will not have an opportunity to remedy an improper exercise of your redemption rights. If, notwithstanding your vote, the acquisition is completed, then you will be entitled to receive your pro rata share of the trust account in which a substantial portion of the net proceeds of Stone's initial public offering are held, including your pro rata share of any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account at November     , 2006, you will be entitled to redeem each share that you hold for approximately $             . If you exercise your redemption rights, then you will be exchanging your shares for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Stone. If the acquisition is not completed, your shares will not be redeemed for cash. See page        .

        Prior to exercising redemption rights, Stone stockholders should verify the market price of Stone's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Stone's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol "SCDE."

Q.
What is Stone acquiring in the acquisition?

A.
Stone, through a wholly-owned subsidiary formed by it for the purpose of the acquisition, will acquire substantially all of the assets and assume certain limited liabilities of KPB, a division of IP. The assets being acquired consist principally of a facility in Roanoke Rapids, North Carolina, which is North America's leading manufacturer of unbleached kraft paper, the Ride Rite® Converting facility, based in Fordyce, Arkansas, a leading manufacturer of inflatable dunnage bags used to secure freight during transport, and the net working capital associated with the operation of these two facilities. The liabilities that are being assumed, include the current liabilities included in the calculation of the net working capital, union employee benefits related obligations and projected costs related to the future closing of that portion of a landfill being acquired in the transaction that was used by KPB prior to the acquisition. See page        .

Q.
How much is Stone paying for KPB?

A.
Stone is paying IP $155,000,000 in cash (subject to a working capital adjustment), plus two contingent earn-out payments of up to $35,000,000 and of $25,000,000, based on KPB's annual earnings before interest, income taxes, depreciation and amortization, or EBITDA, during the five years immediately following the acquisition. See page        .

Q.
How is Stone paying for the acquisition?

A.
Stone intends to use the proceeds of its initial public offering, which includes approximately $                    as of November , 2006, including interest, held in the trust account, together with borrowings from a $95,000,000 senior secured credit facility to be obtained in connection with the acquisition, to acquire the KPB assets, to pay transaction expenses and to pay holders of IPO shares who exercise their redemption rights.

Q.
What will I receive in the acquisition?

A.
You will not receive any cash or other property in the acquisition, but instead you will continue to hold your shares of Stone common stock. As a result of the acquisition and related transactions, Stone will own, through KapStone Kraft, the KPB assets.

Q.
Is Stone issuing any shares of common stock in the acquisition?

A.
No.

Q.
What happens to the funds deposited in the trust account after consummation of the acquisition?

A.
Upon consummation of the acquisition, any funds remaining in the trust account after payment of amounts to stockholders exercising their redemption rights, and after funding the acquisition, will be released for general corporate purposes and the trust account will cease to exist.

Q.
What will the structure of the company be after the acquisition?

A.
Immediately following the acquisition and related transactions, KapStone Kraft will own the KPB assets as a wholly-owned subsidiary of Stone.

Q.
Who will manage the acquired business?

A.
Following the acquisition, KPB will continue to be managed by its existing management under the supervision of Roger Stone and Matthew Kaplan, who are Stone's officers, as well as any other persons as may be hired by Stone from time to time. See page        .

Q.
What happens if the acquisition is not consummated?

A.
If the acquisition is not consummated, Stone will continue to search for an operating company or assets to acquire. However, if Stone does not consummate a business combination by February 19, 2007, or by August 19, 2007 if a letter of intent, agreement in principle or definitive agreement is executed but a business combination is not consummated by February 19, 2007, Stone will, pursuant to Article SIXTH of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law, adopt a plan of dissolution. As soon as reasonably possible after dissolution, the net proceeds of Stone's initial public offering held in the trust account, plus any interest earned thereon, as well as the net proceeds from the disposition of any other assets, will be distributed pro rata to Stone's common stockholders holding IPO shares.

Q.
When do you expect the acquisition to be completed?

A.
It is currently anticipated that the acquisition will be completed, or closed, at the end of the month following the Stone special meeting on             , 2006.

Q.
If I am not going to attend the Stone special meeting in person, should I return my proxy card instead?

A.
Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then, return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Stone special meeting. See page        .

Q.
What will happen if I abstain from voting or fail to instruct my broker to vote?

A.
An abstention or the failure to instruct your broker how to vote, also known as a broker non-vote, will not be considered a vote cast at the meeting with respect to the acquisition proposal and therefore, will have no effect on the acquisition proposal. An abstention or broker non-vote will not enable you to elect to have your shares redeemed for your pro rata portion of the trust account. To exercise your redemption rights, you must vote against the acquisition proposal and affirmatively elect redemption of your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Stone special meeting.

        An abstention will have the same effect as a vote against the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal. A broker non-vote will have the same effect as a vote against the name change proposal and the Article SIXTH amendment proposal, but will have no effect on the incentive plan proposal. See page        .

Q.
What do I do if I want to change my vote?

A.
Send a later-dated, signed proxy card to Stone's Chief Executive Officer prior to the date of the special meeting or attend the special meeting in person, revoke your proxy and vote. You may also revoke your proxy by sending a notice of revocation to Stone's Chief Executive Officer at the address of Stone's corporate headquarters. See page        .

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
With respect to the acquisition proposal and the incentive plan proposal, your broker can only vote your shares if you provide instructions on how to vote. If you do not instruct your broker on how to vote on those matters, your broker may not vote for you, and this will be a broker non-vote. With respect to the name change amendment proposal and the Article SIXTH amendment proposal, if you do not instruct your broker how to vote on these matters, your broker may vote for you. You should instruct your broker to vote your shares, following the directions provided by your broker. To exercise your redemption rights, you must affirmatively elect redemption of your shares by directing your broker to check the appropriate box on the proxy card and ensure that the proxy card is delivered prior to the Stone special meeting. See page              .

Q.
Who will pay for this proxy solicitation?

A.
Stone has retained Morrow & Co., Inc. to aid in the solicitation of proxies. Morrow & Co., Inc. will receive a fee of approximately $5,500, as well as reimbursement for certain costs and out of pocket expenses incurred by them in connection with their services, all of which will be paid by Stone. In addition, officers and directors may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. Stone will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Stone may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares. See page        .

Q.
Who can help answer my questions?

A.
If you have questions about the solicitation of proxies, you may write, e-mail or call Morrow & Co., Inc., 470 West Avenue—3rd Floor, Stamford, CT 06902, E-mail: Stone.info@morrowco.com. Banks and brokerage firms, please call (203) 658-9400. Stockholders, please call (800) 607-0088.

SUMMARY OF THE PROXY STATEMENT

The following discusses in summary form selected information from this proxy statement, but does not contain all of the information that is important to you. The proposals are described in greater detail elsewhere in this document. You should carefully read this entire document, including the Purchase Agreement attached as Annex A to this proxy statement and the other documents to which this proxy statement refers you. The Purchase Agreement is the legal document that governs the acquisition. It is also described in detail elsewhere in this proxy statement.

The Acquisition Proposal

On June 23, 2006, Stone, Stone's wholly-owned subsidiary, KapStone Kraft Paper Corporation, or KapStone Kraft, and International Paper Company, or IP, entered into a Purchase Agreement. The Purchase Agreement provides for the acquisition of substantially all of the assets of the Kraft Papers Business, or KPB, a division of IP, consisting of an unbleached kraft paper manufacturing facility in Roanoke Rapids, North Carolina and Ride Rite® Converting, an inflatable dunnage bag manufacturer located in Fordyce, Arkansas, for a cash purchase price of $155,000,000, plus two contingent earn-out payments of up to $35,000,000 and of $25,000,000, based on KPB's annual earnings before interest, income taxes, depreciation and amortization, or EBITDA, during the five years immediately following the acquisition, and the assumption of approximately $4,800,000 in long-term liabilities. The purchase price payable on the closing date will be adjusted dollar-for-dollar to the extent KPB's estimated working capital as of such date is greater or less than $42,637,709. Unless KPB's working capital is disputed in accordance with the dispute resolution provisions set forth in the Purchase Agreement, the final determination of KPB's working capital, as of the date of closing, will be made within 90 days of closing. The purchase price will be increased or decreased, as the case may be, dollar-for-dollar to the extent the final working capital is greater or less than the estimated closing date working capital amount. Such increase or decrease, together with interest at six percent per annum, will be paid within 10 days of the final determination.

Stone will use the proceeds of its initial public offering, including funds held in the trust account ($                          as of November     , 2006, including interest), and borrowings from a $95,000,000 credit facility to be obtained in connection with the acquisition to fund the purchase price, redemption price, transaction expenses, investment banking and finance fees and working capital. See "The KPB Purchase Agreement—Purchase Price" on page    .

The approximately $             held in the trust account as of November     , 2006 (net of taxes) together with any additional interest earned thereon as of the closing date will be used in the following manner and priority:

•
up to approximately $22,676,166 will be paid to holders of IPO shares who elect to have their shares redeemed;

•
$90,000,000 will be used to fund the acquisition of the KPB assets;

•
assuming the maximum redemption by the holders of IPO shares of approximately 19.99% of the IPO shares, the balance of approximately $932,314 will remain as working capital; and

•
assuming no redemption by the holders of IPO shares, the balance of approximately $23,608,480 will remain as working capital.

In addition to the trust account funds, KapStone Kraft will utilize its new credit facility in the following manner:

•
up to $65,000,000 will be paid to IP for the balance of the KPB acquisition purchase price;

•
approximately $3,000,000 will be used to pay transaction expenses and a finance fee;

•
$1,200,000 will be paid to Morgan Joseph & Co., Inc., the managing underwriter of Stone's IPO, as an investment banking fee; and

•
the balance will remain available to be used for working capital.

At the close of the transaction, in addition to liabilities incurred during the normal course of operations that will be reflected in the working capital that is being acquired as accounts payable and accrued liabilities, Stone will also assume long-term liabilities of $3,015,000 for union employee benefits related obligations and $1,797,000 related to the projected future cost of closing that portion of a landfill being acquired in the transaction that was used by KPB prior to the acquisition. None of the liabilities being assumed or any fees will be paid from the trust account funds.

Stone, KapStone Kraft and IP plan to complete the acquisition at the end of the month following the Stone special meeting or at such other time or place as the parties agree, provided that:

•
Stone's stockholders have approved the acquisition proposal;

•
holders of no more than 20% of the IPO shares, vote against the acquisition proposal AND properly elect to exercise their right to have their shares redeemed for cash;

•
KapStone Kraft has obtained the debt financing described in the commitment letter from LaSalle Bank, N.A.; and

•
the other conditions specified in the Purchase Agreement have been satisfied or waived.

The Purchase Agreement is included as Annex A to this document. We encourage you to read the Purchase Agreement in its entirety. It is the legal document that governs the acquisition.

The Parties

Stone and KapStone Kraft

Stone is a blank check company organized as a corporation under the laws of the State of Delaware on April 15, 2005 that was formed to effect a business combination with a suitable operating business in the paper, packaging, forest products and related industries. On August 19, 2005, Stone successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $113,236,000. $110,854,000 of the net proceeds of the initial public offering were placed in a trust account and will be released to Stone in connection with the consummation of the acquisition. The balance of the net proceeds of $2,382,000 is being used by Stone to pay the expenses incurred in its pursuit of a business combination. A portion of the interest earned on the trust account has been released to Stone for the payment of taxes on interest earned on the proceeds held in trust. Other than its initial public offering and the pursuit of a business combination, Stone has not engaged in any business to date. If Stone does not consummate a business combination by the later of February 19, 2007, or August 19, 2007, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by February 19, 2007, then, pursuant to Article SIXTH of its certificate of incorporation, Stone's officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate Stone within 60 days.

KapStone Kraft is a Delaware corporation formed solely for purposes of this acquisition.

The mailing address of the principal executive office of Stone and KapStone Kraft is c/o Stone-Kaplan Investments, LLC, One Northfield Plaza, Suite 480, Northfield, Illinois 60093, and the companies' telephone number is (847) 441-0929.

IP and KPB

IP is the world's largest paper and forest products company with operations in 40 countries. IP is a market leader in the production of uncoated free sheets used in copiers, envelopes and forms, and is also a leading producer of linerboard and bleached paperboard widely used in various packaging applications. IP's forest products division sells lumber and structural panels. IP's common stock is listed on the New York Stock Exchange under the symbol "IP."

KPB is the Kraft Papers Business, which is a division of IP and is comprised of IP's operations at Roanoke Rapids, North Carolina and Ride Rite® Converting in Fordyce, Arkansas. KPB's Roanoke Rapids facility is the leading producer of unbleached kraft paper in North America and also produces lightweight linerboard. Ride Rite® Converting manufactures inflatable dunnage bags which are used to secure freight during transport thereby minimizing damage to goods and products.

The mailing address of IP's and KPB's principal executive offices is 6410 Poplar Avenue, Memphis, Tennessee 38197, and their telephone number is (901) 419-7000.

Past Transactions between IP and Stone's Officers and Affiliates

In July 2000, Messrs. Stone and Kaplan and certain of their affiliates purchased an approximately 33% indirect ownership interest in Box USA Holdings, Inc., a company engaged in the full service conversion of corrugated packaging materials. A fund affiliated with Messrs. Chapman, Furer and Rahman, Stone's other directors, was a co-investor in Box USA. In July 2004, Box USA was sold to IP at an enterprise valuation of $405,000,000 which was paid in cash and a $15,000,000 note payable by IP to the Box USA shareholders. In connection with such sale, Messrs. Stone and Kaplan entered into non-competition agreements with IP that expire in July 2007. Under the terms of these agreements, they are prohibited from participating or owning a significant equity interest in any company in the corrugated packaging and containerboard business. The consummation of the acquisition by Stone of KPB's assets will terminate these non-competition agreements. None of the assets of Box USA that were acquired by IP in that transaction are being purchased by Stone pursuant to this business combination. Messrs. Stone and Kaplan have not, at any time, held any management or advisory positions with IP, and no officer or director of Stone is, or within the past two years was, an affiliate of IP or any of IP's subsidiaries.

The Certificate of Incorporation Amendments

Stone is proposing an amendment to its certificate of incorporation to change its name to "KapStone Paper and Packaging Corporation" upon consummation of the acquisition and to eliminate certain provisions that are applicable to Stone only prior to its completion of a business combination. Stone believes that the name "KapStone Paper and Packaging Corporation" better reflects the business it will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Stone with its operating business. Separately, as amended, Article SIXTH of Stone's certificate of incorporation will address only its classified board of directors, with existing provisions that relate to it as a blank check company being deleted.

The 2006 Incentive Plan Proposal

The 2006 Incentive Plan, which reserves 3,000,000 shares of Stone's common stock for issuance in accordance with the plan's terms, has been established to enable Stone to attract, retain, motivate and provide additional incentives to certain directors, officers, employees, consultants and advisors, whose contributions are essential to its growth and success by enabling them to participate in its long-term growth through the exercise of stock options and the ownership of its stock. The plan is attached as Annex C to this proxy statement. Stone encourages you to read the plan in its entirety.

Stone Insider Stock Ownership

At the close of business on the record date, Roger Stone, Matthew Kaplan, John Chapman, Jonathan Furer and Muhit Rahman, who together comprise all of Stone's directors and officers, together with their affiliates, beneficially owned 5,500,000 shares of Stone common stock, or 22% of the outstanding shares of Stone common stock. Of such shares, 5,000,000 were purchased by Stone's officers and directors prior to Stone's initial public offering for $0.005 per share for an aggregate purchase price of $25,000. The remaining 500,000 shares were purchased by Mr. Stone in the initial public offering for $6.00 per unit, for an aggregate purchase price of $3,000,000. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, have a market value of approximately $                          based on Stone's common stock price of $             per share as of November     , 2006. Other than the IPO shares held by Mr. Stone, which will participate in any liquidating distributions made from the trust account, Stone's officers and directors will not receive any value associated with their share ownership in the event that a business combination is not consummated.

Stone's executive officers and directors also hold warrants to purchase 4,500,000 shares of common stock, of which 3,500,000 warrants were purchased in the aftermarket following the initial public offering during the 40-day period between September 14, 2005 and November 7, 2005 pursuant to a discretionary order that was submitted to Morgan Joseph immediately following the initial public offering, and the remaining 1,000,000 warrants were purchased by Mr. Stone as part of his purchase of 500,000 units in the initial public offering. These warrants, without taking into account any discount that may be associated with certain restrictions on transfer, collectively have a market value of approximately $             based on Stone's warrant price of $             per warrant as of November     , 2006. The 3,500,000 warrants purchased in the aftermarket were purchased at prices ranging from $0.3991 per warrant to $0.60 per warrant, for an aggregate purchase price of $1,821,806. The remaining 1,000,000 warrants are owned by Mr. Stone as part of the 500,000 units he purchased in the initial public offering for $6.00 per unit, for an aggregate purchase price of $3,000,000. The warrants held by Stone's officers and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if the acquisition is not approved and Stone fails to consummate an alternative business combination by the later of February 19, 2007, or August 19, 2007, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by February 19, 2007, pursuant to Stone's certificate of incorporation.

The following table sets forth information with respect to the aftermarket warrant purchases made by Stone's officers and directors during the 40-day period commencing September 14, 2005 and ending November 7, 2005:

Name	Aggregate Number of Warrants	Price Range	Aggregate Purchase Price
Roger Stone	962,500	$0.3991 – $0.60	$500,997
Matthew Kaplan	962,500	$0.3991 – $0.60	$500,997
John Chapman	525,000	$0.3991 – $0.60	$273,271
Jonathan Furer	525,000	$0.3991 – $0.60	$273,271
Muhit Rahman	525,000	$0.3991 – $0.60	$273,271

Mr. Stone is currently Chairman of Stone's board of directors and Chief Executive Officer of Stone. Mr. Kaplan is currently President of Stone. Messrs. Chapman, Furer and Rahman are directors of Stone. For more information on beneficial ownership of Stone's common stock by executive officers, directors and 5% stockholders, see page     .

Special Meeting of Stone's Stockholders

The special meeting of the stockholders of Stone will be held at 10:00 a.m., Central time, on                          , 2006, at the offices of Stone, located at One Northfield Plaza, Suite 480, Northfield, IL 60093.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Stone common stock at the close of business on November 17, 2006, which is the record date for the special meeting. You will have one vote for each share of Stone common stock you owned at the close of business on the record date. Stone warrants do not have voting rights.

At the close of business on        , 2006, there were 25,000,000 shares of Stone common stock outstanding, 20,000,000 of which were issued in Stone's initial public offering.

With respect to the acquisition proposal, Stone's initial stockholders, who are Stone's officers and directors, have agreed to vote their 5,000,000 shares of Stone common stock acquired prior to Stone's initial public offering, representing an aggregate of 20% of the outstanding shares of Stone common stock, in accordance with the vote of the majority of the IPO shares voted at the meeting, and intend to vote such shares "FOR" all other proposals that have been approved by Stone's board of directors. In addition, Stone's CEO intends to vote 500,000 shares of common stock that are part of the 500,000 units acquired by him in Stone's initial public offering, representing 2% of the outstanding shares of Stone common stock, and 2.5% of the shares issued in Stone's initial public offering, "FOR" the adoption of the acquisition proposal and all other proposals that have been approved by Stone's board of directors. To date, only Mr. Stone owns IPO shares through his purchase of units in the initial public offering. None of the other officers and directors of Stone acquired units, or IPO shares, in the initial public offering or in the aftermarket.

Quorum and Vote of Stone's Stockholders

A quorum of Stone's stockholders is necessary to hold a valid meeting. A quorum will be present at the Stone special meeting if a majority of the issued and outstanding shares of Stone's common stock entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes will count as present for the purpose of establishing a quorum. No vote of the warrant holders is necessary to adopt any of the proposals.

•
The approval of the acquisition proposal requires the affirmative vote of a majority of the IPO shares voted at the meeting. Adoption of the acquisition proposal is not conditioned upon the adoption of the name change amendment, the Article SIXTH amendment or the incentive plan proposal. However, in accordance with the provisions of Stone's certificate of incorporation, if the holders of 4,000,000 or more IPO shares, representing 20% or more of the total number of IPO shares, vote against the acquisition and exercise their redemption rights, then Stone will not consummate the acquisition.

•
The approval of the name change amendment will require the affirmative vote of a majority of the issued and outstanding shares of Stone's common stock.

•
The approval of the Article SIXTH amendment will require the affirmative vote of a majority of the issued and outstanding shares of Stone's common stock.

•
The approval of the incentive plan proposal will require the affirmative vote of a majority of the shares of Stone's common stock represented in person or by proxy and entitled to vote at the special meeting.

Consideration Offered to Stone's Stockholders

The stockholders of Stone will not receive any cash or property in the acquisition, but instead will continue to hold their shares of Stone common stock. As a result of the acquisition, Stone will own, through KapStone Kraft, substantially all of the assets of KPB.

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Stone in connection with the acquisition proposal.

Redemption Rights

As provided in Stone's certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition proposal, demand that Stone redeem their shares for cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposal. If so demanded, and if the acquisition is completed, Stone will redeem each share of common stock for a pro rata portion of the trust account in which a substantial portion of the net proceeds of Stone's initial public offering are held, plus interest earned thereon. However, if the holders of 4,000,000 or more IPO shares, representing 20% or more of the total number of IPO shares, exercise their redemption rights, then, in accordance with the terms of Stone's certificate of incorporation and the documents governing the trust account, Stone will not consummate the acquisition and your shares will not be redeemed. Based on the amount of cash held in the trust account at November         , 2006, you will be entitled to redeem each share of common stock that you hold for approximately $    . If you exercise your redemption rights, then you will be exchanging your shares of Stone's common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Stone. If the acquisition is not completed, then these shares will not be redeemed for cash. A stockholder who exercises redemption rights will continue to own any warrants to acquire Stone common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights.

Prior to exercising redemption rights, Stone stockholders should verify the market price of Stone's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Stone's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol "SCDE."

Engagement of Morgan Joseph

At the time of the initial public offering, Stone engaged Morgan Joseph & Co., Inc. to act as Stone's investment banker in connection with a business combination. Stone agreed to pay Morgan Joseph, upon the successful completion of a business combination, a $1,200,000 investment banking fee for acting in such capacity. Since such time, as Stone's investment banker, Morgan Joseph has provided industry comparable data, leads with respect to possible target businesses and assisted Stone in preparing investor presentations in connection with the proposed business combination. During this period, Morgan Joseph has participated in numerous telephone calls, email exchanges and in-person meetings, the majority of which have been in connection with the preparation of investor presentations. Morgan Joseph assisted in arranging an investor conference call that took place on June 29, 2006 during which Stone updated its investors with respect to the proposed acquisition. From time to time, such firm has facilitated individual conference calls with investors who sought to speak with management and between October 23 and October 27, 2006, it arranged for a series of investor meetings at which questions regarding the proposed acquisition were addressed. To date, Morgan Joseph's activities have not included actions that would deem such firm to be engaged in the solicitation of proxies for Stone, although the firm may be so engaged in the future. The only agreement governing this arrangement is the Underwriting Agreement, which was entered into in connection Stone's initial public offering. In connection with its initial public offering, Stone sold to Morgan Joseph, for $100, an option to purchase 1,000,000 units. The units issuable upon exercise of this option are identical to the units offered in the initial public offering except that the warrants underlying this option are exercisable at $6.25 per share. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination or August 15, 2006 and expiring August 15, 2010 and may be exercised on a cashless basis.

In connection with the initial public offering, Stone granted Morgan Joseph the right to have a designee present at all meetings of Stone's board of directors until consummation of a business combination. Morgan Joseph has not exercised this right to date.

After the completion of Stone's initial public offering, Messrs. Stone, Kaplan, Chapman, Furer and Rahman, in accordance with the disclosure contained in the prospectus, delivered a limit order on a "not held" basis to Morgan Joseph to purchase up to 3,500,000 warrants at prices not to exceed $.70 per warrant during the first 40 trading days that the warrants were eligible to trade separately. A "not held" order gives the broker discretion with respect to price, size and time of execution with the expectation that the broker can obtain a better price than what might be available at the time, but does not hold the broker responsible (hence "not held") for any losses that might result from their exercise of such discretion. Morgan Joseph has advised us that the firm's head of equity trading executed the trades at his sole discretion and used his discretion for the sole purpose of obtaining the 3,500,000 warrants at the lowest possible aggregate cost. Details of the purchases, which were made on almost a daily basis between September 16, 2005 and November 8, 2006, were reported to the individuals and Stone's counsel and publicly reported in filings with the Securities and Exchange Commission.

Proxies

Proxies may be solicited by mail, telephone or in person. We have engaged Morrow and Co., Inc. to assist us in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting or if you attend the special meeting and vote in person.

Stone's Recommendations to Stockholders; Reason for the Acquisition

Stone's board of directors unanimously recommends that Stone's stockholders vote:

•
FOR the acquisition proposal;

•
FOR the name change amendment;

•
FOR the Article SIXTH amendment; and

•
FOR the incentive plan proposal.

In reaching its decision with respect to the acquisition and the transactions contemplated by the Purchase Agreement, the board of directors of Stone reviewed various industry and financial data and the due diligence and evaluation materials provided by IP and KPB, as well as independent evaluations performed by financial, legal and other consultants in order to determine that the proposed acquisition transaction is in the best interest of Stone's stockholders and that the consideration to be paid to IP is reasonable. Stone engaged an accounting firm solely for the purpose of performing financial due diligence and identifying issues on behalf of management with respect to the business combination, and a law firm, who performed legal due diligence and advised Stone in the negotiations of the terms of the Purchase Agreement. Stone also engaged three individuals with industry experience to perform due diligence with respect to specific aspects of the KPB operations, including environmental matters. The three individuals are independent consultants with extensive experience in the paper and forest products industry. In addition, Stone engaged an individual financial expert to act as a financial consultant to assist with the financial due diligence and analysis. These consultants are paid primarily based on the amount of time spent on the engagement and are reimbursed reasonable out-of-pocket expenses.

Stone's board of directors did not seek a fairness opinion because the board believed that collectively its members, together with the consultants it retained, have as much, if not greater, experience in evaluating business opportunities in the paper and packaging industry than an investment bank. Accordingly, the board of directors determined that no additional benefit was to be derived from the considerable additional expense (anticipated to be in excess of $400,000) to obtain a fairness opinion.

Interests of Stone Directors and Officers in the Acquisition

When you consider the recommendation of Stone's board of directors that you vote in favor of adoption of the acquisition proposal, you should keep in mind that certain of Stone's officers and directors, and certain of their affiliates and associates, have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. These interests include, among other things:

•
Stone's officers and directors, together with their affiliates and associates, were issued a total of 5,000,000 shares of Stone common stock prior to Stone's initial public offering, and Stone's CEO purchased 500,000 IPO shares as part of units purchased in the initial public offering. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of approximately $                          based on Stone's share price of $         as of November     , 2006. The 5,000,000 shares acquired prior to Stone's initial public offering by these individuals cannot be sold until the first anniversary of the acquisition during which time the value of the shares may increase or decrease; however, since such shares were acquired for $.005 per share, the holders are likely to benefit from the acquisition notwithstanding any decrease in the market price of the shares.

•
Stone's officers and directors, together with their affiliates and associates, own a total of 4,500,000 of Stone's warrants, of which 3,500,000 were acquired in the aftermarket during a 40-day period between September 14, 2005 and November 7, 2005 pursuant to a discretionary order that was submitted to Morgan Joseph immediately following the initial public offering, and 1,000,000 of which were purchased by Mr. Stone as part of his purchase of 500,000 units in the initial public offering. These warrants, without taking into account any discount that may be associated with the restrictions on the transfer of such warrants, collectively have a market value of approximately $             based on Stone's warrant price of $    as of November     , 2006. The warrants held by Stone's officers

  and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if the acquisition is not approved and Stone fails to consummate an alternative transaction by the later of February 19, 2007, or August 19, 2007, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but a business combination was not consummated by February 19, 2007, pursuant to Stone's certificate of incorporation.

•
If the acquisition is not approved and Stone fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Stone is therefore required to liquidate, the shares of common stock beneficially owned by Stone's officers and directors and their affiliates and associates that were acquired prior to Stone's initial public offering may be worthless because no portion of the net proceeds of Stone's initial public offering that may be distributed upon liquidation of Stone will be allocated to such shares.

•
After the completion of the acquisition, Roger Stone will continue to serve as Stone's Chief Executive Officer and as Chairman of Stone's board of directors and Matthew Kaplan will continue to serve as Stone's President. It is expected that the current directors will continue to serve on Stone's board of directors. Such individuals will, following the acquisition, be compensated in such manner, and in such amounts, as determined by the independent members of Stone's board of directors. At present, there have been no agreements entered into, or discussions regarding, the terms of employment with Stone's officers. It is contemplated that if the acquisition is approved, the compensation and other terms of employment of Stone's officers will be determined by a compensation committee which has not yet been established and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the paper and packaging industry. Messrs. Stone and Kaplan have agreed not to receive any compensation until a recommendation has been made by such committee and approved by the board. Because Stone has made a determination to postpone such discussions until after the closing of the transaction and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisition.

•
In July 2000, Messrs. Stone and Kaplan and certain of their affiliates purchased an approximately 33% indirect ownership interest in Box USA Holdings, Inc., a company engaged in the full service conversion of corrugated packaging materials. A fund affiliated with Messrs. Chapman, Furer and Rahman, Stone's other directors, was a co-investor in Box USA. In July 2004, Box USA was sold to IP at an enterprise valuation of $405,000,000 which was paid in cash and a $15,000,000 note payable by IP to the Box USA shareholders. In connection with such sale, Messrs. Stone and Kaplan entered into non-competition agreements with IP that expire in July 2007. Under the terms of these agreements, they are prohibited from participating or owning a significant equity interest in any company in the corrugated packaging and containerboard business. The consummation of the acquisition will terminate the non-competition agreements.

Conditions to the Completion of the Acquisition

Completion of the acquisition is subject to the satisfaction or waiver of the following specified conditions:

Conditions to Stone's and KapStone Kraft's obligations

•
The representations and warranties of IP that are qualified as to materiality or material adverse effect must be true and correct as of the closing date, and those not qualified as to materiality or material adverse effect must be true and correct in all material respects, as of the closing date, except that representations and warranties that address matters as of another date, must be true and correct as of such other date;

•
IP must have performed and observed in all material respects all covenants and obligations required to be performed by it prior to closing pursuant to the terms of the Purchase Agreement and related documents;

•
The consummation of the transactions must not be prohibited by any legal requirement or subject Stone or KapStone Kraft or any of their affiliates, KPB or any of the KPB assets to any material penalty or liability arising under any legal requirement or imposed by any governmental authority that is not otherwise disclosed in the Purchase Agreement or in any schedule to the Purchase Agreement;

•
There must be no judgment, order, decree, stipulation, injunction or charge existing before any governmental authority in each case which could reasonably be expected to prevent or prohibit consummation of any transactions pursuant to the transaction documents, cause the transactions to be rescinded following such consummation or materially and adversely affect KapStone Kraft's right to acquire the KPB assets or conduct the business, or Stone's or KapStone Kraft's or IP's performance of their respective obligations pursuant to the transaction documents; no action, suit or proceeding shall be pending that a reasonable person knowledgeable in such matters would conclude could have a high likelihood of having any such effect;

•
All material filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any governmental authority or any other person that are required to be obtained by IP will have been made or obtained and all applicable waiting periods under antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, will have expired or been terminated;

•
Stone's stockholders must have approved the transaction with holders of less than 20% of the IPO shares exercising their redemption rights;

•
All liens, except for permitted exceptions, with respect to the KPB assets, must be released and terminated, or insured by the title company;

•
IP's auditor shall have given its consent to Stone to use IP's audited financial statements with respect to the KPB business in Stone's proxy statement;

•
The senior debt financing must be concurrently completed;

•
IP must have entered into an amendment to Tim Keneally's Confidentiality and Non-Competition Agreement. IP customarily enters into confidentiality and non-competition agreements with its officers which provides certain covenants that the officers are bound by after the termination of employment with IP. The amendment will allow Mr. Keneally to carry out his duties as a member of Stone's management without violating his confidentiality and non-competition agreement;

•
IP must deliver all closing documents and take all corporate actions required to be taken to effect the sale of the KPB assets; and

•
IP must obtain third-party consents to assign certain contracts.

Conditions to IP's obligations

•
The representations and warranties of Stone and KapStone Kraft that are qualified as to materiality or material adverse effect must be true and correct as of the closing date, and those not qualified as to materiality or material adverse effect must be true and correct in all material respects, as of the closing date, except that representations and warranties that address matters as of another date, must be true and correct as of such other date;

•
Each of Stone and KapStone Kraft must have performed and observed in all material respects all covenants and obligations required to be performed by each pursuant to the Purchase Agreement and related documents prior to the closing date;

•
The consummation of the transactions will not be prohibited by any legal requirement or subject IP to any material penalty or liability arising under any legal requirement or imposed by any governmental authority that is not otherwise disclosed in the Purchase Agreement or in any schedule to the Purchase Agreement;

•
All material filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any governmental authority or any other person will have been made or any other person will have been made or obtained and all applicable waiting periods under antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, will have expired or been terminated;

•
There must be no judgment, order, decree, stipulation, injunction or charge existing before any governmental authority in each case which could reasonably be expected to prevent or prohibit consummation of any transactions pursuant to the transaction documents, cause any such transaction to be rescinded following such consummation or materially and adversely affect KapStone Kraft's right to acquire the KPB assets or conduct the business, or Stone's or KapStone Kraft's or IP's performance of their respective obligations pursuant to the transaction documents; no action, suit or proceeding shall be pending that a reasonable person knowledgeable in such matters would conclude could have a high likelihood of having any such effect; and

•
Stone and KapStone Kraft must have delivered all closing documents and taken all corporate actions required to be taken to purchase the KPB assets.

If permitted under applicable law, either Stone or IP may waive conditions for their own respective benefit, and consummate the acquisition even though one or more of these conditions have not been met.

Termination

The Purchase Agreement may be terminated at any time prior to the closing of the acquisition, as follows:

•
by mutual consent of Stone and IP;

•
by Stone or IP if the acquisition proposal is not approved by the required vote of Stone's stockholders or if holders of 20% or more of the IPO shares exercise their redemption rights;

•
by Stone or IP if the other party has breached any of its material covenants, or if any representations or warranties are false or misleading in any material respect, provided that such termination cannot be the result of any breach of any covenant, representation or warranty of the terminating party and provided further that each party shall have ten business days to cure any such breach after notice;

•
by Stone or IP if any governmental authority takes any action to permanently restrain, enjoin or prohibit the acquisition and such action becomes final and nonappealable; and

•
by Stone or IP if the closing has not occurred by December 31, 2006, provided the right to terminate shall not be available to any party whose breach of the Purchase Agreement caused or resulted in the delay of the closing.

Acquisition Financing

Stone has received a commitment from LaSalle Bank, N.A. with respect to a $95,000,000 senior secured credit facility to be used by Stone at the closing of the acquisition to fund a portion of the purchase price and to provide working capital for KPB following the acquisition. This senior secured credit facility will be comprised of a $35,000,000 senior secured revolving credit facility and a $60,000,000 senior secured term loan. KapStone Kraft will be the borrower under the senior secured credit facility. The senior secured credit facility has a five year term. At KapStone Kraft's option, the facility will bear interest at a rate per annum equal to either (1) the "Base Rate" (which is the higher of (a) the rate publicly announced from time to time by the Administrative Agent as its "prime rate" and (b) the Federal Funds Rate plus 0.5% per annum), plus a Base Rate Margin (as defined below) or (2) LIBOR, plus the LIBOR Margin as defined below. The Base Rate Margin will be 0% with respect to the senior secured revolving credit facility and 0.25% with respect to the term loan, subject to upward or downward adjustment after December 31, 2006 based upon the total leverage ratio of KapStone Kraft at the end of each fiscal quarter. The LIBOR Margin will be 1.50% with respect to the senior secured revolving credit facility and 1.75% with respect to the senior secured term loan, subject to upward or downward adjustment after December 31, 2006 based upon the total leverage ratio of KapStone Kraft at the end of each fiscal quarter.

LaSalle Bank's obligation to make the senior secured credit facility available is subject to certain conditions, including execution and delivery of final loan documents and satisfactory completion of its due diligence. The commitment expires on December 31, 2006. For a more detailed description of the financing arrangements, see "The Acquisition Financing" on page    .

United States Federal Income Tax Consequences of the Acquisition

The U.S. federal income tax consequences of the acquisition of KPB are discussed in the section entitled "U.S. Federal Income Tax Consequences of the Acquisition" on page    .

Regulatory Matters

The acquisition and the transactions contemplated by the Purchase Agreement are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this Proxy Statement in connection with the special meeting of stockholders of Stone under the Securities Exchange Act of 1934, as amended, and compliance under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended.

Quotation of Securities

Stone's common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the Over-the-Counter Bulletin Board under the symbols "SCDE," "SCDEW" and "SCDEU," respectively.

Risk Factors

In evaluating the acquisition proposal, the name change amendment, the Article SIXTH amendment and the incentive plan proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled "Risk Factors" on page     .

SELECTED HISTORICAL FINANCIAL INFORMATION

The following financial information is provided to assist you in your analysis of the financial aspects of the acquisition. Stone's historical information is derived from its audited financial statements as of and for the period from April 15, 2005 (Date of Inception) through December 31, 2005, and its unaudited condensed financial statements as of and for the six month period ended June 30, 2006. KPB's historical information is derived from its audited combined financial statements as of and for the years ended December 31, 2005, 2004 and 2003 and its unaudited condensed combined financial statements as of and for the years ended December 31, 2002 and 2001 and as of and for the six month periods ended June 30, 2006 and 2005.

The information is only a summary and should be read in conjunction with each of KPB's and Stone's historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of KPB or Stone.

Stone Arcade Acquisition Corporation
(a development stage company)
(amounts in thousands except share data and per share data)

	Six Months Ended June 30, 2006	From Inception (April 15, 2005) to June 30, 2005	From Inception (April 15, 2005) to December 31, 2005
Statement of Operations Data:
Operating expenses	$518	$1	$221
Net income	$1,332	$—	$818
Interest income, net of taxes, attributable to common stock subject to possible redemption	$(327)	$—	$(189)
Net income allocable to holders of non-redeemable common stock	$1,005	$(1)	$628
Earnings per Share:
Basic	$0.05	—	$0.05
Diluted	$0.05	—	$0.05
Weighted Average Shares:
Basic	25,000,000	5,000,000	15,307,692
Diluted	29,028,777	5,000,000	16,547,715
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$0.05		$0.05
Diluted	$0.04		$0.04
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	21,002,000		13,247,185
Diluted	25,030,777		14,487,208
	As of June 30, 2006		As of December 31, 2005
Balance Sheet Data:
Total assets	$116,329		$114,306
Long-term debt	-0-		-0-
Common stock subject to possible redemption, inclusive of attributable interest income	$22,676		$22,349
Total stockholders' equity	$92,734		$91,730

Kraft Papers Business—A Division of International Paper Company
(amounts in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Statement of Operations Data:
Net sales	$125,249	$109,859	$223,404	$188,554	$231,198	$248,743	$236,068
Operating income (loss)	$16,437	$4,341	$10,910	$(4,420)	$5,112	$21,695	$36,616
Net income (loss)	$9,678	$2,249	$5,864	$(3,543)	$2,466	$12,529	$21,832
Earnings per Share Data:	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	As of June 30,		As of December 31,
	2006	2005	2005	2004	2003	2002	2001
Balance Sheet Data:
Total assets	$266,873	$281,787	$269,328	$279,245	$272,808	$281,709	$210,743
Long-term debt	$24,631	$24,673	$24,651	$24,712	$24,755	$24,798	$24,820
Divisional control account	$223,162	$239,062	$226,218	$237,223	$229,037	$224,540	$172,444

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy.

The unaudited pro forma condensed consolidated balance sheet information combines the historical unaudited balance sheets of Stone and KPB as of June 30, 2006, giving effect to the transactions described in the Purchase Agreement (with purchase accounting applied to the acquired KPB business and related financing) as if they had occurred on June 30, 2006.

The unaudited pro forma condensed consolidated statements of income combine (i) the historical statements of income of Stone and KPB for the six month period ended June 30, 2006, and (ii) the historical statements of income of Stone for the period from April 15, 2005 (Date of Inception) to December 31, 2005, and KPB for the year ended December 31, 2005, giving effect to the transactions described in the Purchase Agreement (with purchase accounting applied to the acquired KPB business and related financing) as if they had occurred on January 1, 2005.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets of the acquired KPB business.

The unaudited pro forma condensed consolidated balance sheet information at June 30, 2006 and unaudited pro forma condensed consolidated statement of income information for the six months ended June 30, 2006 and the year ended December 31, 2005 have been prepared using two different levels of approval of the transaction by the Stone stockholders, as follows:

•
Assuming No Redemption: This presentation assumes that none of the Stone stockholders exercise their redemption rights; and

•
Assuming Maximum Redemption: This presentation assumes that 19.9% of the Stone stockholders exercise their redemption rights.

Stone is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Stone Arcade Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet Information
(amounts in thousands)

	As of June 30, 2006
	No Share Redemption	Maximum Share Redemption
Total assets	$199,962	$177,286
Long term debt	$52,500	$52,500
Total stockholders' equity	$113,164	$90,488

Stone Arcade Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income Information
(amounts in thousands except share data and per share data)

	Six Months Ended June 30, 2006		Year Ended December 31, 2005
	No Share Redemption	Maximum Share Redemption	No Share Redemption	Maximum Share Redemption
Net sales	$125,249	$125,249	$223,404	$223,404
Operating income (loss)	$21,214	$21,214	$24,706	$24,706
Net income	$11,957	$12,180	$12,473	$12,473
Earnings per share:
Basic	$0.48	$0.58	$0.50	$0.59
Diluted	$0.41	$0.49	$0.46	$0.53
Weighted-average number of shares outstanding:
Basic	25,000,000	21,002,000	25,000,000	21,002,000
Diluted	29,028,777	25,030,777	27,406,015	23,408,015

MARKET PRICE OF SECURITIES

Stone's common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols "SCDE," "SCDEW" and "SCDEU," respectively. On June 23, 2006, the last day for which information was available prior to the date of the public announcement of the signing of the Purchase Agreement, the last quoted sale prices of SCDE, SCDEW and SCDEU were $5.53, $6.26 and $0.42, respectively. Each unit of Stone consists of one share of Stone common stock and two redeemable common stock purchase warrants.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of Stone's common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
2005
Third Quarter (commencing August 16)	$5.35	$5.00	$0.58	$0.35	$6.40	$5.95
Fourth Quarter	$5.40	$5.23	$0.59	$0.39	$6.50	$6.05
2006
First Quarter	$5.80	$5.32	$0.74	$0.37	$7.30	$6.10
Second Quarter	$5.67	$5.45	$0.67	$0.40	$6.95	$6.20
Third Quarter	$5.78	$5.44	$0.83	$0.44	$7.29	$6.35
Fourth Quarter (through October 31)	$5.80	$5.62	$1.00	$0.78	$7.70	$7.05

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal. As Stone's operations will consist of the KPB assets upon completion of the acquisition, the risk factors relating to the business and operations of KPB also apply to Stone and KapStone Kraft as the successor to KPB's business.

Risks Associated with the Acquisition

If the acquisition's benefits do not meet the expectations of the marketplace, or financial or industry analysts, the market price of Stone's common stock may decline.

The market price of Stone's common stock may decline as a result of the acquisition if KPB does not perform as expected, or Stone does not otherwise achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and Stone may not be able to raise future capital, if necessary, in the equity markets.

Stone's directors may have certain conflicts in determining to recommend the acquisition proposal since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

Members of Stone's board of directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder, including the fact that the shares of common stock owned by them, or their affiliates and associates, that were acquired prior to the IPO would become worthless if the acquisition is not approved and Stone otherwise fails to consummate a business combination prior to its liquidation date. Such shares, as of November     , 2006, without taking into account any discount that may be associated with certain restrictions on these shares, had a market value of approximately $             . Similarly, the warrants owned by such directors, affiliates and associates to purchase 4,500,000 shares of common stock would expire and become worthless. Moreover, if the acquisition is approved, it is expected that Stone's officers and directors will continue in their respective roles and be compensated in such manner, and in such amounts, as Stone's board of directors may determine to be appropriate. The consummation of the acquisition will terminate certain non-competition agreements between Messrs. Stone and Kaplan and IP that otherwise would not terminate until July 2007. You should take these potential conflicts into account when considering the recommendation of Stone's board of directors to vote in favor of the acquisition proposal.

KPB will be dependent upon key management executives whose loss may adversely impact Stone's business.

KPB depends on the expertise, experience and continued services of KPB's management. The loss of management, or an inability to attract or retain other key individuals following the acquisition, could materially adversely affect Stone. Stone will seek to compensate management, as well as other employees, through competitive salaries, bonuses and other incentive plans, but there can be no assurance that these programs will allow Stone to retain key management executives or hire new key employees.

KPB's operations may not be able to generate sufficient cash flows to meet KapStone Kraft's debt service obligations.

KapStone Kraft's ability to make payments on its indebtedness will depend on its ability to generate cash from KPB's operations. KPB's business may not generate sufficient cash flow from operations to enable it to repay KapStone Kraft's indebtedness and to fund other liquidity needs, including capital expenditure requirements. The indebtedness to be incurred by KapStone Kraft under the credit facility will bear interest at variable rates, and therefore if interest rates increase, KapStone Kraft's debt service requirements will increase. In such case,

KapStone Kraft may need to refinance or restructure all or a portion of its indebtedness on or before maturity. KapStone Kraft may not be able to refinance any of its indebtedness, including the new credit facility, on commercially reasonable terms, or at all. Following the acquisition, Kapstone Kraft's expected debt service obligation is initially estimated to be approximately $4,000,000 in interest payments per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled quarterly principal payments starting at $1,875,000 during the first year and rising to $2,250,000 in the final year of the facility. If KapStone Kraft cannot service or refinance its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on KPB's operations and financial condition.

A default under KapStone Kraft's indebtedness may have a material adverse effect on KapStone Kraft's business and Stone's financial condition.

In the event of a default under KapStone Kraft's new credit facility, the lenders generally would be able to declare all of such indebtedness, together with accrued interest, to be due and payable. In addition, borrowings under the new credit facility are secured by a first priority lien on all of the assets of KPB and, in the event of a default under that facility, the lenders generally would be entitled to seize the collateral. Moreover, upon the occurrence of an event of default under the new credit facility, the commitment of the lenders to make any further loans would be terminated. Accordingly, a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on KPB's business and Stone's results of operations and financial condition.

Servicing debt could limit funds available for other purposes.

Following the acquisition, Stone will use KapStone Kraft's cash from KPB's operations to pay the principal and interest on its debt. These payments limit funds available for other purposes, including expansion of Stone's operations through acquisitions, funding future capital expenditures and the payment of dividends.

Stone's working capital will be reduced if Stone stockholders exercise their right to redeem their shares for cash. This would reduce Stone's cash reserve after the acquisition.

As provided in Stone's certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition proposal, demand that Stone redeem their shares for cash. Stone will not consummate the acquisition if holders of 4,000,000 or more IPO shares, representing 20% or more of the total number of IPO shares, exercise their redemption rights. To the extent the acquisition is consummated and holders have demanded to redeem their shares, there will be a corresponding reduction in the amount of funds available to Stone following the acquisition. Based on the amount of cash held in the trust account at November     , 2006, assuming the acquisition proposal is adopted, the maximum amount of funds that could be disbursed to stockholders upon the exercise of the redemption rights is approximately $                          , or approximately 20% of the funds then held in the trust account. Any payment upon exercise of redemption rights will reduce Stone's cash after the acquisition, which will reduce working capital available for the business.

KapStone Kraft's loan agreements will contain restrictive covenants that will limit its liquidity and corporate activities.

KapStone Kraft's loan agreements will impose operating and financial restrictions that will limit KapStone Kraft's ability to:

•
incur additional indebtedness;

•
create additional liens on its assets;

•
make investments;

•
engage in mergers or acquisitions;

•
pay dividends; and

•
sell any of KPB's assets outside the ordinary course of business.

In addition, the loan agreement will also impose certain limited restrictions on Stone. Therefore, Stone will need to seek permission from its lender in order to engage in certain corporate actions. The lender's interests may be different from Stone's, and no assurance can be given that Stone will be able to obtain its lender's permission when needed. This may prevent Stone from taking actions that are in its best interest.

Future acquisitions of businesses by Stone would subject Stone to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact Stone's capital structure.

Stone intends to pursue other acquisition opportunities following the closing of the KPB acquisition in an effort to diversify its investments and/or grow the KPB business. Any business acquired by Stone may cause it to be affected by numerous risks inherent in the acquired business's operations. If Stone acquires a business in an industry characterized by a high level of risk, it may be affected by the currently unascertainable risks of that industry. Although Stone's management will endeavor to evaluate the risks inherent in a particular industry or target business, Stone cannot assure you that it will be able to properly ascertain or assess all of the significant risk factors.

In addition, the financing of any acquisition completed by Stone after the KPB acquisition could adversely impact Stone's capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of Stone's stockholders and/or adversely affect prevailing market prices for Stone's common stock. Increasing Stone's indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact Stone's capital structure and your equity interest in Stone.

Except as required by law or the rules of any securities exchange on which Stone's securities might be listed at the time it seeks to consummate a subsequent acquisition, you will not be asked to vote on any such proposed acquisition and no redemption rights in connection with any such acquisition will exist.

Stone did not receive an opinion as to the fairness of the terms and conditions of the acquisition of KPB. Accordingly, you will not be able to rely on a third party valuation in determining the fairness of the transaction.

Stone did not receive an opinion from an independent third party with respect to whether the terms and conditions of the transaction are fair to stockholders from a financial perspective. In making the determination that the acquisition is fair and in the best interest of the stockholders, Stone's board of directors relied on the expertise and experience of its members, together with its consultants, in analyzing businesses in general, and businesses in the paper and packaging industries in particular. Members of Stone's board of directors are regularly engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, divestitures and for other purposes. In making your decision to approve the acquisition, you will not have an independent valuation on which to rely.

If Stone fails to maintain effective systems for disclosure controls and internal controls over financing reporting as a result of the acquisition of the KPB assets, it may be unable to comply with the requirements of Section 404 of the Sarbanes Oxley Act of 2002 in a timely manner.

Because Stone is acquiring assets of a division of IP, and not a stand-alone entity with its own management information and reporting systems in place, after the consummation of the acquisition Stone will initially depend on IP's systems to monitor the operation of the KPB business. As a division of IP, KPB's internal controls over financial reporting have been maintained as part of IP's overall enterprise wide reporting system. In assuming assets that are part of an ongoing business operation, Stone will face the risk that deficiencies and weaknesses in internal controls over financial reporting may be identified during the transition phase to a stand-alone business. Stone will be responsible for developing and establishing its own systems, processes and procedures to adequately and effectively monitor disclosure controls and internal controls over financial reporting. Stone believes that the cost involved to develop these systems will range from $3,500,000 to $4,800,000 and will take approximately 10 months to complete.

Section 404 of the Sarbanes-Oxley Act of 2002 will require Stone to document and test the effectiveness of its internal controls over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of its internal controls. It will also require an independent registered public accounting firm to test Stone's internal controls over financial reporting and report on the effectiveness of such controls for Stone's fiscal year ending December 31, 2006 and subsequent years. An independent registered public accounting firm will also be required to test, evaluate and report on the completeness of Stone's assessment. It may cost Stone more than it expects to comply with these controls and procedure related requirements. If Stone discovers areas of its internal controls that need improvement, Stone cannot be certain that any remedial measures taken will ensure that it implements and maintains adequate internal controls over financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm Stone's operating results or cause Stone to fail to meet its reporting obligations.

Risks Associated With KPB's Business

Operation of KPB will be dependent upon certain operating agreements with IP.

Following the acquisition, KapStone Kraft will be initially dependent upon IP for certain operational support services as well as certain supply and purchase arrangements. In this regard, KapStone Kraft will rely upon a transition services agreement for support, will rely upon IP (or buyers of certain IP businesses) to supply pulpwood, residual woodchips, valve and chucks and containers, and will rely upon IP (or buyers of certain IP businesses) to purchase unbleached rollwrap base paper, crude tall oil, black liquor soap, crude sulfate turpentine, dunnage bags and linerboard from KapStone Kraft.

IP will be the exclusive supplier of corrugated containers to KapStone Kraft. KapStone Kraft currently believes that containers and the other materials to be supplied by IP as described above are readily available from other sources on the open market. However, in the event that IP, or any other supplier of key materials, for any reason fails to meet KapStone Kraft's supply requirements, the loss of supply could prevent KapStone Kraft from meeting its scheduled product deliveries and/or lead to increases in the prices of such supplies, which could have a material adverse effect on Stone's operating results and financial condition.

KapStone Kraft has agreed to supply to IP 100% of IP's requirements of dunnage bags. Also, KapStone Kraft agreed to supply to IP, the buyer of IP's beverage packaging business and the buyer of IP's coated paper business, 100% of each of their requirements of unbleached rollwrap paper. Any reduction in market prices or in the volume of products to be purchased by such parties, whether due to decreased demand, adverse market conditions or otherwise, could have a potential adverse effect on Stone's operating results and financial condition. In addition, if KapStone Kraft is unable to supply to such parties their requirements of the foregoing products, such parties would have the right to obtain their requirements from other suppliers, which could have a material adverse effect on Stone's operating results and financial condition.

In addition, KapStone Kraft will rely upon a patent license agreement with IP, whereby it can continue to use certain patented technology used in constructing dunnage bags on a royalty-free basis for the life of the patent. The failure of IP to protect the patent could have a material adverse effect on KPB's business and Stone's operating results and financial condition.

If KapStone Kraft fails to extend or renegotiate the collective bargaining agreements with the United Steelworkers Union as they expire from time to time, or if KapStone Kraft's unionized employees were to engage in a strike or other work stoppage, KapStone Kraft's business and operating results could be materially harmed.

All of KPB's hourly paid employees (approximately 390 at Roanoke Rapids and 150 at Ride Rite® Converting) are represented by the United Steelworkers Union. KPB is a party to collective bargaining contracts, which represent approximately 81% and 78% of its employees at Roanoke Rapids and Ride Rite® Converting, respectively. No assurance can be given that KapStone Kraft will be able to successfully extend or renegotiate the collective bargaining agreements as they expire from time to time. Currently, there are collective bargaining agreements in effect with respect to Roanoke Rapids through January 31, 2007 and with respect to Ride Rite® Converting through June 30, 2008. If KapStone Kraft fails to extend or renegotiate its collective bargaining agreements, if disputes with the union arise, or if the unionized workers engage in a strike or other work stoppage, KapStone Kraft could incur higher ongoing labor costs or experience a significant disruption of operations, which could have a material adverse effect on KapStone Kraft's business and Stone's results of operations. The impact of future negotiations, including changes in wages and benefit levels that are collectively bargained for as part of the overall contracts with the unions, could have a material impact on Stone's financial results.

A few customers account for a significant portion of Stone's revenues.

During the year ended December 31, 2005, the top three customers (Altivity Packaging (formerly a division of Smurfit-Stone Container Corporation), Exopack, LLC and Hood Packaging Corporation) accounted for 53.6% and the top ten customers accounted for 88.0% of revenues generated by Roanoke Rapids. Similarly, in 2005, two customers accounted for 29.9% and the top ten customers accounted for 66.6% of revenues generated by Ride Rite® Converting. The contracts with KPB's clients typically have a two-year term and pricing is market-indexed, based on volume and do not contain any penalty provisions. The loss of or reduced sales to these key customers could result in decreased revenues and adversely impact KPB's cash flows.

The Roanoke Rapids facility consists of a single paper mill from which all of its kraft paper products are manufactured. If the equipment at the mill malfunctions, KPB may be unable to manufacture its products.

KPB relies on a single paper mill with two papermaking machines to produce its kraft paper products. The mill operates 24 hours a day, seven days a week, which may lead to extensive wear and tear on the equipment. Further, since the Roanoke Rapids facility relies solely on two papermaking machines, any breakdown in one or both machines could result in an interruption in production at the mill and KapStone Kraft may be unable to fulfill its product delivery obligations to its customers. KapStone Kraft's failure to produce and deliver its products could lead to cancellation of customer contracts, which could adversely affect KapStone Kraft's results of operations, financial condition and relationship with customers.

Although IP has agreed to indemnify KapStone Kraft with respect to environmental liabilities that are being assumed, KapStone Kraft may incur significant remediation and other costs if such losses exceed the cap on indemnification or occur after the expiration of the indemnification period.

The Roanoke Rapids facility operated as an industrial facility for many years prior to the enactment of environmental legislation that would have required certain pollution prevention concepts to be addressed at the facility. Due to its long history of industrial operations, the possibility of onsite and offsite environmental impact to the soil and groundwater may present a heightened risk of liability for contamination. The overall indemnification by IP for certain losses includes assumed environmental liabilities, subject to a $1,000,000 threshold and a cap of $15,000,000. IP's indemnification for assumed environmental liabilities will survive for three years. However, with respect to environmental claims, the cap described above will be reduced by $1,800,000 every six months during the three year survival period. Because Stone is unable to presently make a determination as to whether the environmental impact, if any, would be widespread or significant, the negotiated cap and survival period may not be sufficient to cover future losses. Further, if KapStone Kraft is required to make significant expenditures for remediation and other costs that exceed the cap, the cost of such efforts may have a significant negative impact on Stone's results of operations and financial condition.

If the actual employee pension and post-retirement liabilities KapStone Kraft has assumed are greater than currently estimated, it could have a negative effect on KapStone Kraft's results of operations and financial condition.

KapStone Kraft has agreed to assume certain collective bargaining agreements and to provide benefits through the expiration of those agreements, including the provision of pension and post-retirement medical benefits that are substantially similar to the collectively bargained benefits previously negotiated by IP. To the extent entitlement to pension and post-retirement medical benefits under these agreements is vested at the time of the transaction, the liabilities associated with the provision of those benefits are excluded liabilities that are retained by IP under the Purchase Agreement, and KapStone Kraft will not assume those liabilities. However, to the extent post-retirement liabilities for collectively bargained employees at the time of the closing are greater than the liabilities for vested benefits retained by IP, KapStone Kraft intends to provide credits after the closing to the applicable employees under the benefits plans it establishes such that these employees receive benefits after the closing that are substantially similar to those previously negotiated by IP under the collective bargaining agreements. Consequently, these liabilities will be KapStone Kraft's obligation. The amount of these assumed liabilities, for financial accounting purposes, have been determined to be approximately $3,015,000. If the actual liabilities are greater than the estimate, KapStone Kraft's pension obligations and related expense will be increased, which could have a material adverse effect upon Stone's operating results and financial condition.

The decline in the volume of roundwood supplied to KPB could result in production delays.

Currently, approximately 27% of Roanoke Rapids' roundwood requirement is supplied by IP's Forest Resources Division. However, the sale of IP's forestlands to third parties is expected to result in a reduction in such supply to approximately 7% of contracted roundwood supplied to KPB by the future owners of the forestlands. Any delays in finding alternative suppliers could interrupt production, which could have a negative impact on KapStone Kraft's results of operations and financial condition.

Risks Associated With the Paper and Packaging Industries

The paper and packaging industries are highly cyclical. Fluctuations in the prices of and the demand for KPB's products could result in smaller profit margins and lower sales volumes.

Historically, economic and market shifts, fluctuations in capacity and changes in foreign currency exchange rates have created cyclical changes in prices, sales volume and profit margins for products in the paper and packaging industries. The length and magnitude of industry cycles have varied over time and by product, but generally reflect changes in macroeconomic conditions and levels of industry capacity. Most paper products and many wood products used in the packaging industry are commodities that are widely available from many producers. Because commodity products have few distinguishing qualities from producer to producer, competition for these products is based primarily on price, which is determined by supply and demand. The overall levels of demand for these commodity products reflect fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in North America and regional economic conditions, as well as foreign currency exchange rates. The foregoing factors could materially and adversely impact KPB's sales and profitability.

Difficulty obtaining wood fiber at favorable prices, or at all, may negatively impact companies in the packaging industry.

Wood fiber is the principal raw material in many segments of the packaging industry. Wood fiber is a commodity, and prices for wood fiber historically have been cyclical. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest in the United States. In addition, future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health and the response to and prevention of catastrophic wildfires could also affect timber supplies. Availability of harvested timber may further be limited by fire, insect infestation, disease, ice storms, wind storms, flooding and other natural and man made causes, thereby reducing supply and increasing prices.

Wood fiber pricing is subject to regional market influences, and the cost of wood fiber may increase in particular regions due to market shifts in those regions. In addition, the ability to obtain wood fiber from foreign countries may be impacted by legal and political conditions in that country as well as transportation difficulties.

An increase in the cost of purchased energy or other raw materials could lead to higher manufacturing costs, thereby reducing profit margins.

Energy is a significant raw material in the paper and packaging industries. Energy prices, particularly for electricity, natural gas, coal and fuel oil, have been volatile in recent years and currently exceed historical averages. These fluctuations have historically impacted manufacturing costs of companies in the paper and packaging industries, often contributing to volatility in earnings. Recent significant increases in energy prices can be expected to adversely impact businesses in the paper and packaging industries. KPB does not have any long-term arrangements to purchase energy at a fixed price, thus this lack of long-term supply contracts at fixed prices could result in price volatility in KPB's supply of energy. In addition, KPB has no long-term contracts to purchase raw materials, thus KPB could be materially adversely impacted by supply disruptions. Further, KBP does not use any forward contracts or other financial instruments to hedge its exposure to price risks related to these commodities.

Paper and packaging companies face strong competition.

The paper and packaging industries are highly fragmented, and KPB faces competition from numerous domestic, as well as foreign competitors. Some of KPB's competitors are large, vertically integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency and/or lower operating costs than KPB.

Certain paper and wood products are vulnerable to long-term declines in demand due to competing technologies or materials.

Companies in the paper and packaging industries are subject to possible declines in demand for their products as the use of alternative materials and technologies grows and the prices of such alternatives become more competitive. Any substantial shift in demand from paper and wood products to competing technologies or materials could result in a material decrease in sales. While Stone would seek to have KPB adapt its product offerings to changes in market demand, such efforts may not be successful or sufficient.

Paper and packaging companies are subject to significant environmental regulation and environmental compliance expenditures, as well as other potential environmental liabilities.

Companies in the paper and packaging industries are subject to a wide range of general and industry-specific environmental laws and regulations, particularly with respect to air emissions, wastewater discharges, solid and hazardous waste management, site remediation, forestry operations and endangered species habitats. KapStone Kraft will, in all likelihood, incur substantial expenditures to maintain compliance with applicable environmental laws and regulations. In addition, new laws enacted in the future could require substantial expenditures for compliance. Failure to comply with applicable environmental laws and regulations could expose KapStone Kraft to civil or criminal fines or penalties or enforcement actions, including orders limiting operations or requiring corrective measures, installation of pollution control equipment or other remedial actions.

Risks Associated with Stone's Warrants

Stone may choose to redeem its outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants issued as a part of the units in Stone's initial public offering, during the entire period between the notice of redemption and the actual redemption date, Stone may redeem the warrants at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is sent. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although Stone is required to (and intends to) use its best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants issued in its initial public offering at the time that the warrant holders exercise their warrants, Stone cannot guarantee that a registration statement will be effective, in which case the warrant holders may not be able to exercise their warrants.

Holders of the warrants issued in Stone's initial public offering will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although Stone has agreed in the warrant agreement, and therefore has a contractual obligation, to use its best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and Stone intends to comply with such agreement, Stone cannot give assurance that it will be able to do so. In addition, some states may not permit Stone to register the shares issuable upon exercise of its warrants for sale. Since Stone has no obligation to net cash settle the warrants in the absence of an effective registration statement, the value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by Stone, it may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. In light of the foregoing, the warrants may expire worthless and a purchaser of units may have paid the full unit purchase price solely for the share component of the units.

FORWARD-LOOKING STATEMENTS

Stone believes that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. Any information in this proxy statement regarding the contingent earn-out payments should also be considered forward-looking statements. You should read statements that contain these words carefully because they:

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discuss future expectations;

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contain information which could impact future results of operations or financial condition; or

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state other "forward-looking" information.

Stone believes it is important to communicate its expectations to the Stone stockholders. However, there may be events in the future that Stone is not able to accurately predict or over which Stone has little or no control. The following factors, among others may cause actual results to differ materially from the expectations described by Stone in its forward-looking statements:

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continued compliance with government regulations;

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legislation or regulatory environments, requirements or changes affecting the businesses in which KPB is engaged;

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paper and packaging industry trends, including factors affecting supply and demand;

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KPB's customer concentration;

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labor and personnel relations;

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credit or currency risks affecting KPB's revenue and profitability;

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changing interpretations of generally accepted accounting principals;

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cost of raw materials and energy; and

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general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Stone, KPB or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Stone undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this document could have a material adverse effect on Stone or KPB.

THE STONE SPECIAL MEETING

General

Stone is furnishing this proxy statement to you as part of the solicitation of proxies by Stone's board of directors for use at the special meeting of Stone's stockholders to be held on             , 2006, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about             , 2006 in connection with the vote on the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

Stone will hold the special meeting at 10:00 a.m., Central time, on             , 2006, at the offices of Stone, located at One Northfield Plaza, Suite 480, Northfield, IL 60093, to vote on the adoption of the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal.

Purpose of the Special Meeting

At the special meeting, Stone is asking holders of Stone common stock to:

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adopt the acquisition proposal;

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adopt the name change amendment proposal;

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adopt the Article SIXTH amendment proposal; and

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adopt the incentive plan proposal.

Stone's board of directors:

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unanimously recommend that Stone common stockholders vote "FOR" the acquisition proposal;

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unanimously recommend that Stone common stockholders vote "FOR" the name change amendment proposal;

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unanimously recommend that Stone common stockholders vote "FOR" the Article SIXTH amendment proposal; and

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unanimously recommend that Stone common stockholders vote "FOR" the incentive plan proposal.

Adoption by Stone stockholders of the acquisition proposal is not conditioned upon the adoption of the name change amendment proposal, the Article SIXTH amendment proposal or the incentive plan proposal. However, the adoption of the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal are conditioned upon the adoption of the acquisition proposal. If the acquisition proposal is not approved, none of the other proposals will be presented at the meeting for adoption.

Record Date; Who is Entitled to Vote

The record date for the special meeting is November 17, 2006. Holders of record of Stone common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 25,000,000 outstanding shares of Stone common stock.

Each share of Stone common stock is entitled to one vote at the special meeting. Stone's issued and outstanding warrants do not have voting rights and holders of Stone warrants will not be entitled to vote at the special meeting.

Stone's officers and directors have agreed to vote their 5,000,000 shares of Stone common stock acquired prior to Stone's initial public offering, representing an aggregate of 20% of the outstanding shares of Stone common stock, in accordance with the vote of the majority of the IPO shares voted at the meeting with respect to the acquisition proposal. In addition, Stone's Chief Executive Officer intends to vote 500,000 shares of common stock that are part of the 500,000 units acquired by him in Stone's initial public offering, representing 2% of the outstanding shares of Stone common stock, and 2.5% of the outstanding IPO shares, "FOR" the adoption of the acquisition proposal. Stone's officers and directors, including Stone's Chief Executive Officer, intend to vote all of their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" each of the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal. To date, only Mr. Stone owns IPO shares through his purchase of units in the initial public offering. None of the other officers and directors of Stone acquired units, or IPO shares, in the initial public offering or in the aftermarket.

Quorum

The presence, in person or by proxy, of a majority of all issued and outstanding shares of Stone's common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the acquisition proposal or the incentive plan proposal. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote."

An abstention or a broker non-vote will not be considered a vote cast at the meeting with respect to the acquisition proposal and will not have the effect of electing to exercise your redemption rights since a stockholder must vote against the acquisition proposal and affirmatively exercise their redemption rights in order to redeem their shares. Abstentions or broker non-votes have the same effect as a vote "against" the name change amendment proposal and the Article SIXTH amendment proposal. An abstention also has the effect as a vote "against" the incentive plan proposal, but a broker non-vote has no effect on the incentive plan proposal.

Voting Your Shares

Each share of Stone common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Stone common stock that you own as of the record date. No vote of the warrant holders is necessary to adopt the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal or the incentive plan proposal and Stone is not asking the warrant holders to vote on any of the foregoing proposals.

There are two ways to vote your shares of Stone common stock at the special meeting:

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You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Stone's board "FOR" the adoption of the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal.

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You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Vote Required to Adopt the Acquisition Proposal

The affirmative vote in favor of the acquisition proposal by a majority of the IPO shares that are voted at the meeting is required to adopt the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of the name change amendment proposal, the Article SIXTH amendment proposal or the incentive plan proposal. However, if the holders of 4,000,000 or more IPO shares, representing 20% or more of the total number of IPO shares, vote against the acquisition and affirmatively demand redemption of their shares for their pro rata portion of the trust account, then, in accordance with Stone's certificate of incorporation, the acquisition will not be consummated. See "Redemption Rights" below.

At the close of business on November 17, 2006, there were 25,000,000 shares of Stone common stock outstanding, 20,000,000 of which were issued in Stone's initial public offering.

Stone's officers and directors have agreed to vote their 5,000,000 shares of Stone common stock acquired prior to Stone's initial public offering, representing an aggregate of 20% of the outstanding shares of Stone common stock, in accordance with the vote of the majority of the IPO shares voted at the meeting with respect to the acquisition proposal. In addition, Stone's Chief Executive Officer intends to vote 500,000 shares of common stock that are part of the 500,000 units acquired by him in Stone's initial public offering, representing 2% of the outstanding shares of Stone common stock, and 2.5% of the outstanding IPO shares, "FOR" the adoption of the acquisition proposal.

Redemption Rights

As provided in Stone's certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition, demand that Stone redeem their shares for cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposal.

Stockholders who abstain from voting or fail to instruct their broker how to vote may not exercise their redemption rights. To exercise your redemption rights, you must vote against the acquisition proposal and affirmatively elect to have your shares redeemed by checking the appropriate box, or directing your broker to check the appropriate box on the proxy card and ensure that the proxy card is delivered prior to the Stone special meeting. If so demanded, subject to the conditions described further below, Stone will redeem each share of common stock for a pro rata portion of the trust account in which $                          of the net proceeds of Stone's initial public offering are held, plus interest earned thereon. Based on the amount of cash held in the trust account at November     , 2006, you will be entitled to redeem each share of common stock that you hold for approximately $             . If you exercise your redemption rights, you will be exchanging your shares of Stone's common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Stone. If the acquisition is not completed, then these shares will not be redeemed into cash.

Prior to exercising redemption rights, Stone stockholders should verify the market price of Stone's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Stone's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol "SCDE."

Vote Required to Adopt the Name Change Amendment Proposal

Adoption of the name change amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Stone's common stock. Adoption of the name change amendment proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon adoption of the Article SIXTH amendment proposal or the incentive plan proposal.

Stone's officers and directors intend to vote their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" the name change amendment proposal.

Vote Required to Adopt the Article SIXTH Amendment Proposal

Adoption of the Article SIXTH amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Stone's common stock. Adoption of the Article SIXTH amendment proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon adoption of the name change amendment proposal or the incentive plan proposal.

Stone's officers and directors intend to vote their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" the Article SIXTH amendment proposal.

Vote Required to Adopt the 2006 Incentive Plan Proposal

Adoption of the incentive plan proposal requires the affirmative vote of a majority of the shares of Stone's common stock represented in person or by proxy and entitled to vote at the special meeting. Adoption of the incentive plan proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon adoption of the name change amendment proposal or the Article SIXTH amendment proposal.

Stone's officers and directors intend to vote their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" the incentive plan proposal.

Who Can Answer Your Questions About Voting Your Shares

If you have questions about voting your shares, you may write, e-mail or call Stone's Proxy Solicitor, Morrow & Co., Inc., 470 West Avenue—3rd Floor, Stamford, CT 06902, E-mail: Stone.info@morrowco.com. Banks and brokerage firms, please call (203) 658-9400. Stockholders, please call (800) 607-0088, or Roger Stone, our Chairman and Chief Executive Officer at (847) 441-0929.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the acquisition proposal, the name change amendment proposal, the Article SIXTH amendment proposal and the incentive plan proposal. Under Stone's by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

Representatives of Stone's accountants are not expected to be present at the special meeting and, accordingly, will not make any statement or be available to respond to any questions.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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You may send another proxy card with a later date;

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You may notify Roger Stone, Stone's Chairman and Chief Executive Officer, in writing before the special meeting that you have revoked your proxy; and

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You may attend the special meeting, revoke your proxy, and vote in person.

Solicitation Costs

Stone will bear all expenses incurred in connection with the solicitation of proxies. Stone will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers and directors may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-pocket-expenses. In addition, we have hired Morrow & Co., Inc. to solicit proxies on our behalf. The cost of soliciting proxies on our behalf will be approximately $5,500 plus costs and expenses.

Stone Insider Stock Ownership

At the close of business on the record date, Roger Stone, Matthew Kaplan, John Chapman, Jonathan Furer and Muhit Rahman, who together comprise all of Stone's directors and officers, together with their affiliates, beneficially owned and were entitled to vote 5,500,000 shares of Stone common stock, or 22% of the outstanding shares of

Stone common stock. Such number does not include 4,500,000 shares of common stock issuable upon exercise of warrants purchased by Stone's executive officers and directors of which 3,500,000 warrants were purchased in the aftermarket between September 14, 2005 and November 7, 2005 pursuant to a discretionary order that was submitted to Morgan Joseph immediately following the initial public offering, and the remaining 1,000,000 warrants were purchased by Mr. Stone as part of his purchase of 500,000 units in the initial public offering. The shares held by Stone's management, without taking into account any discount that may be associated with certain restrictions on these shares, have a market value of approximately $                          based on Stone's common stock price of $             per share as of November     , 2006. Other than the IPO shares held by Mr. Stone, which will participate in any liquidating distributions made from the trust account, Stone's officers and directors will not receive any value associated with their share ownership in the event that a business combination is not consummated. The warrants, without taking into account any discount that may be associated with certain restrictions on the transfer of these warrants, collectively have a market value of approximately $             based on Stone's warrant price of $             per warrant as of November     , 2006. The 3,500,000 warrants purchased in the aftermarket were purchased at prices ranging from $0.3991 per warrant to $0.60 per warrant, for an aggregate purchase price of $1,821,806. The remaining 1,000,000 warrants owned by Mr. Stone were purchased as part of units in the initial public offering for $6.00 per unit, for an aggregate purchase price of $3,000,000. The warrants held by Stone's officers and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if the acquisition is not approved and Stone fails to consummate an alternative business combination by the later of February 19, 2007, or August 19, 2007, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by February 19, 2007, pursuant to Stone's certificate of incorporation. For information on beneficial ownership of Stone's common stock by executive officers, directors and 5% stockholders, see "Beneficial Ownership of Securities" on page    .

PROPOSAL I
THE ACQUISITION PROPOSAL

The discussion in this document of the acquisition and certain principal terms of the Purchase Agreement, dated as of June 23, 2006, by and among Stone, KapStone Kraft, and IP is subject to, and is qualified in its entirety by reference to, the Purchase Agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference.

General Description of the Acquisition

The Purchase Agreement provides for the acquisition of substantially all of the assets of Roanoke Rapids and Ride Rite® Converting, which assets comprise the business of KPB, a division of IP, and the assumption of certain limited liabilities.

Background of the Acquisition

The terms of the Purchase Agreement are the result of arm's-length negotiations between representatives of Stone and IP. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

Stone is a blank check company organized as a corporation under the laws of the State of Delaware on April 15, 2005. On August 19, 2005, Stone successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $113,236,000. Stone's common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the Over-the-Counter Bulletin Board under the symbols "SCDE," "SCDEW" and "SCDEU," respectively. $110,854,000 of the net proceeds of the initial public offering was placed in a trust account and will be released to Stone upon consummation of the acquisition or upon the dissolution and liquidation of Stone in accordance with the Delaware General Corporation Law. Subsequent to its initial public offering, Stone's officers and directors commenced an active search for a prospective business combination. Other than its initial public offering and the pursuit of a business combination, Stone has not engaged in any business to date. If Stone does not consummate a business combination by the later of February 19, 2007, or August 19, 2007, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but a business combination was not consummated by February 19, 2007, then, pursuant to Article SIXTH of its certificate of incorporation, as amended, Stone's officers must take all actions necessary to dissolve and liquidate Stone in accordance with the Delaware General Corporation Law. As of November     , 2006, approximately $             , including interest, was held on deposit in the trust account.

Following its initial public offering in August 2005, Stone's officers and directors contacted various principals and intermediaries such as investment banks, private equity firms and business brokers, as well as other industry contacts, in order to generate ideas for a suitable business combination. Stone informed its business contacts that it had consummated an initial public offering and was seeking an operating business in the paper, packaging, forest products and related industries for a business combination. Stone encouraged business brokers to contact clients who might constitute potential acquisition targets and explore the possibility of a transaction. In addition, at Stone's request, Morgan Joseph & Co., Inc., the managing underwriter of Stone's initial public offering, generated lists of various industry participants that might constitute potential business targets. Stone was also aware of the strategic realignments that had been publicly announced by a number of the large industry players, such as IP's public announcement on July 19, 2005 that IP planned to transform its business and performance and was undertaking a strategic alternatives review. As knowledge of Stone's interest in an acquisition spread through the industry, Stone also began to receive unsolicited calls from various parties that included both principals and agents regarding specific opportunities.

Stone's officers and directors reviewed the list of potential business targets compiled by Morgan Joseph, as well as leads from other sources, and selected for follow-up those businesses that they believed had the most potential as an acquisition. While no master list of the selected target businesses was maintained, potential business targets were pursued until they were deemed either unsuitable or potentially too expensive. Criteria for suitability included management's assessment of the competitive strengths and weaknesses of the potential business targets, the outlook for the sectors in which the targets operated, the strength of the management team, and the quality of the assets to be acquired. In some cases, the geographic location of the business target's operations and customers was considered as well. Certain potential targets were considered unsuitable because they operated in sectors of the paper and packaging industry that management believed did not have good economic potential. Other targets were considered by management to have too great a level of business risk due to poor asset quality or poor or erratic financial results. Stone reviewed numerous potential business targets, which led to more than 10 confidentiality agreements being executed. Stone made offers for specific businesses or assets to approximately half of those targets, including, for example, a verbal indication of interest for a potential target which was communicated during the first week of January 2006, a written indication of interest relating to another division of IP delivered during the last week of January 2006, and a written indication of interest relating to a large division of a major packaging company delivered on February 16, 2006. Discussions with the first company were discontinued in March 2006 when Stone and IP agreed to exclusivity regarding the purchase of the KPB assets. Discussions with the second and third examples were discontinued when management was informed that the price expectations of the owners of those divisions (based on other indications they had received) exceeded what management believed to be appropriate.

On October 27, 2005, one of Stone's directors met with certain representatives of Banc of America Securities LLC to introduce them to Stone and seek their help in identifying a suitable target. An investment banker at Banc of America Securities, who specializes in the healthcare services industry, is a personal friend of one of Stone's directors and arranged the meeting so that Stone could meet certain investment bankers specializing in the forest products industries at Banc of America Securities. During the meeting, Stone's strategy and goals were explained. During the discussion it was disclosed to Stone that Banc of America Securities had been selected to market KPB (such engagement was entered into on July 25, 2005) and that Banc of America Securities was in the process of preparing marketing materials. KPB is the Kraft Papers Business, which is a division of IP and is comprised of IP's operations at Roanoke Rapids, North Carolina and Ride Rite® Converting in Fordyce, Arkansas. Stone's director expressed interest in receiving the confidential information memorandum when it was available. No conversations regarding IP's sale of the KPB assets took place between this investment banker and the Stone director prior to the October 27, 2005 meeting, and this investment banker was not engaged in the marketing of the KPB assets. Prior to this meeting, none of Stone's officers or directors had any knowledge (other than what had been publicly announced) about IP's business transformation plans. While potential business targets were discussed in general, the discussions at this meeting primarily focused on Stone explaining its strategy and goals.

Between October 27, 2005 and November 21, 2005, Stone's officers and directors stayed in periodic contact with Banc of America Securities to continue to express their interest in receiving detailed confidential information about the KPB assets when such information became available. During this time, Roger Stone also had periodic contact with an executive of IP related to post-closing issues from the July 2004 sale of Box USA to IP, and in the context of those conversations he likewise expressed a similar interest in receiving information about IP's publicly announced divestitures.

On November 21, 2005, Stone received a short information summary regarding KPB and a draft confidentiality agreement. After brief negotiations, the confidentiality agreement was executed on November 23, 2005 by one of the Stone directors on behalf of Stone. Each of the Stone directors received a copy of the KPB confidential information memorandum on or around November 24, 2005. The first direct contact concerning this transaction between Stone and IP occurred a day or two thereafter in the form of a conference call on which the Banc of America Securities team was accompanied by the transaction team at IP that was responsible for the sale of KPB. On November 29, 2005, Roger Stone and Matthew Kaplan met with representatives of Banc of America Securities where, among other things, they discussed Stone's possible interest in KPB.

On December 6, 2005, Stone's directors met, and after discussing the KPB confidential information memorandum, decided to submit a preliminary and non-binding indication of interest for KPB. On December 15, 2005, Stone submitted a written indication of interest with respect to its potential acquisition of KPB. Stone's indication of interest proposed a valuation range of $140,000,000 to $165,000,000 in cash for KPB on a cash-free/debt-free basis. Stone also requested that as part of any transaction IP terminate certain agreements not to compete that had previously been signed individually by our officers in favor of IP in connection with an unrelated transaction. Management believes that the first discussions with IP concerning the termination of the non-competition agreements in the context of a potential sale of the KPB assets to Stone Arcade took place between the time that Stone executed the confidentiality agreement with IP on November 23, 2005 and the date that Stone submitted its initial indication of interest on December 15, 2005, which contained the release as a term of the transaction. Stone's internal discussions with respect to the non-competition agreements began at the time of the initial public offering when it evaluated such agreements' effect on Stone's ability to complete a business combination. In early January 2006, Roger Stone was informed by telephone that based on the indication of interest, Stone was invited to visit the Roanoke Rapids facility and meet with management. Members of Stone's board continued to analyze the KPB information and to evaluate additional market information.

On January 20, 2006, Stone's officers and directors were provided with access to an electronic "data room" containing detailed KPB information. On January 26 and 27, 2006, Stone's officers and directors visited KPB's facilities in Roanoke Rapids, North Carolina. During that visit, they met with several senior operating managers, members of IP corporate staff and representatives from Banc of America Securities. KPB management made a business presentation, conducted a tour of the facility, and were available to answer questions from the Stone directors and officers. Over the next several days, Stone was encouraged to submit a revised proposal.

Stone's directors reviewed the available information, and on February 15, 2006, Mr. Stone submitted a revised indication of interest. In the revised letter, Stone indicated it would consider a purchase price of $165,000,000, for the assets of KPB consisting of $90,000,000 in cash and $75,000,000 in the form of a subordinated note to IP. Stone further indicated it would consider additional payments of up to $60,000,000 contingent upon the profitability of KPB for the five calendar years 2006-2010 for an aggregate consideration of $225,000,000. The letter also indicated flexibility on Stone's part with respect to the relative amount of cash and notes to be paid at closing, as well as willingness to assume the liabilities related to certain KPB industrial revenue bonds.

On February 22, 2006, Stone received an invitation to submit a final written proposal, to which Stone responded on February 24, declining to submit a further revised bid. Over the next several days, Stone and representatives from IP had several telephonic conversations, and Stone was asked to revise its indication to eliminate the subordinated note to IP as part of the consideration and instead provide a greater amount of cash at closing. After further review and discussion, Stone verbally informed IP that it would revise its indication to increase the cash consideration payable at closing from $90,000,000 to $155,000,000 and would eliminate the subordinated note. The amount and conditions of the contingent payments remained unchanged for an aggregate cash consideration of $215,000,000, reflecting a reduction in the total maximum cash consideration that could be payable to IP by $10,000,000. Within the ensuing few days, Stone received a draft purchase agreement and was notified that it was being invited to mark up the agreement and submit its best and final offer. Stone declined to mark up the purchase agreement or to further revise its offer. However, on March 6, 2006, Stone sent a short letter confirming the $155,000,000 all-cash indication to IP. Stone was informed that the board of directors of IP would meet on March 13, 2006 and make a decision with respect to the various indications for KPB.

On March 16, 2006, Stone was informed that IP had agreed to negotiate exclusively with Stone towards a definitive agreement along the terms proposed in Stone's indication letters. On March 17, 2006, Stone's board of directors met in Chicago and authorized its officers to negotiate exclusively with IP for the purchase of KPB, and to retain the professional services necessary to complete due diligence and documentation. On March 29, 2006, Stone and IP executed an exclusivity agreement, whereby Stone obtained the right to exclusively evaluate and negotiate a transaction with respect to KPB for a period of 60 days. At the time the exclusivity agreement with IP was signed, Stone had outstanding two other non-binding indications of interest for potential business targets where Stone had been advised that it was a leading candidate for the potential transaction. Over the next several weeks, Stone personnel, as well as its consultants and professional advisors, made several trips to IP's headquarters in Memphis, Tennessee, and to Roanoke Rapids, North Carolina and Fordyce, Arkansas in order to conduct due diligence. On May 25, 2006, KapStone Kraft was formed solely for the purposes of the acquisition. On May 30, 2006, while the parties were negotiating a definitive agreement, the exclusivity agreement was extended by mutual consent to June 20, 2006.

On June 23, 2006, Stone, KapStone Kraft and IP signed the definitive documents whereby Stone agreed to purchase substantially all of the assets of KPB for $155,000,000 in cash (subject to certain working capital adjustments), two separate contingent payments of up to $35,000,000 and of $25,000,000 based upon the EBITDA of KPB over the five years immediately following the acquisition, and to assume approximately $4,800,000 in long-term liabilities.

Between March 16, 2006, when Stone and IP began exclusive negotiations, and June 23, 2006 when a Purchase Agreement was signed, Stone and IP and their respective representatives engaged in extensive negotiations concerning the terms and language contained in the Purchase Agreement and ancillary agreements. In addition, Stone and its consultants and advisors were simultaneously conducting extensive due diligence through on-site meetings as well as meetings at Stone's offices in Northfield, Illinois. Some of the terms that were modified during these rounds of negotiations include the terms of the contingent payments, the nature and extent of liabilities that would be assumed by Stone in connection with the acquisition of the KPB business and the level of net working capital. More specifically, the negotiations consisted of setting forth in clear and unambiguous detail the terms and concepts that were covered in the various indications that had been made by Stone, including, reaching agreements on various representations and warranties from IP to Stone, various human resource matters, and information technology and administrative matters that would affect the KPB business after the acquisition. During this time, Stone selected LaSalle Bank N.A. as its senior lender and on June 23, 2006, LaSalle and Stone entered into a commitment letter with respect to a $95,000,000 credit facility to provide partial financing for the acquisition. The commitment expires on December 31, 2006.

On June 21, 2006, Stone's board of directors unanimously approved the terms of the acquisition and voted to authorize Stone to enter into the Purchase Agreement with IP. The Purchase Agreement was signed on June 23, 2006. On Monday, June 26, 2006, IP issued a press release and Stone filed a Current Report on Form 8-K announcing the execution of the Purchase Agreement and disclosing the terms of the Purchase Agreement.

Factors Considered by the Stone Board in Approving the Acquisition

In making the determination that the proposed acquisition transaction is in the best interest of Stone's stockholders and that the consideration to be paid to IP is reasonable, Stone's board of directors relied on its significant industry and transactional experience as well as independent reviews and analyses of KPB performed by various professionals including financial, legal, accounting and other consultants, retained for such purpose.

Stone engaged an accounting firm solely for the purpose of performing financial due diligence and identifying issues on behalf of management with respect to the business combination, and a law firm, who performed legal due diligence and advised Stone in the negotiations of the terms of the Purchase Agreement. Stone also engaged three individuals with industry experience to perform due diligence with respect to specific aspects of the KPB operations, including environmental matters. These three individuals are independent consultants with extensive experience in the paper and forest products industry. In addition, Stone engaged an individual financial expert to act as a financial consultant to assist with the financial due diligence and analysis. These consultants are paid primarily based on the amount of time spent on the engagement and are reimbursed reasonable out-of-pocket expenses.

Stone conducted a due diligence review of KPB that included an industry analysis, a review of KPB's existing business model, a valuation analysis, financial projections and a review of reports prepared by Stone's independent consultants in order to enable Stone's board of directors to ascertain the reasonableness of the consideration. In its analysis of market conditons for KPB's products, Stone considered the outlook for growth and decline within the various markets served by the KPB products. Stone's board of directors did not seek a fairness opinion because the board believed that collectively its members have as much, if not greater, experience in evaluating business opportunities in the paper and packaging industry than an investment bank. Accordingly, the board of directors determined that no additional benefit was to be derived from the considerable additional expense (anticipated to be in excess of $400,000) to obtain a fairness opinion. Roger Stone has over 50 years and Matthew

Kaplan has over 25 years of industry experience in the paper, packaging, forest products and related industries. Mr. Stone had served as the Chief Executive Officer and Mr. Kaplan as a Vice President of Smurfit-Stone Container Corporation, one of the nation's largest paper and packaging companies, and they were Chief Executive Officer and Senior Vice President, respectively, of Stone Container Corp. prior to its merger with Jefferson Smurfit Corporation. Subsequently, Messrs. Stone and Kaplan were the CEO and President, respectively, of Box USA Holdings, Inc., a company they controlled and managed, that was ultimately sold to IP. During the course of their careers, they have completed numerous strategic acquisitions in the paper, packaging, forest products and related industries and have extensive contacts and relationships within these industries. In addition, Messrs. Chapman, Furer and Rahman, Stone's remaining directors, collectively have over 70 years experience in investment banking, mergers and acquisitions and private equity transactions and were partners at a firm that was the principal private equity sponsor for Box USA Holdings, Inc.

Stone's board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the Stone board did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Stone board may have given different weight to different factors.

Stone's board of directors considered the nature of KPB's business and assets, the extent of the liabilities to be assumed and the factors below, in addition to the Risk Factors described beginning on page     above, in reaching its conclusion that the Purchase Agreement is in the best interests of Stone's stockholders and, to approve the acquisition and enter into the Purchase Agreement.

Attractive Valuation

KapStone Kraft is purchasing KPB at an attractive valuation by most standards of value, including, for example, EBITDA multiples and replacement cost. Stone's board of directors has used several methodologies traditionally employed in merger and acquisition analysis to arrive at its current valuation of the KPB assets, primarily (i) comparable acquisition multiples; (ii) a publicly-traded comparable company analysis; and (iii) a leveraged buyout/discounted cash flow analysis. The following factors, among others, have been considered in determining KPB's earning power for each methodology employed, (a) EBITDA for the year ended 2005, (b) the average historical EBITDA for the four years ended December 31, 2005, and (c) projections provided to the board of directors by IP. Stone's management believes that it is customary for the industry to use EBITDA multiples as a means of evaluating and comparing potential acquisitions and divestitures.

The cash payment at closing represents 4.8 times KPB's EBITDA for the fiscal year ended December 31, 2005. Stone's management believes that the 2005 EBITDA amount is more representative of KPB's earning power than the four year average in light of the fact that the financial results in 2003 and 2004 were adversely impacted by certain factors, such as the downtime associated with a reconfiguration of one of Roanoke Rapids' two paper machines, which are believed to be unusual or non-recurring events. This figure compares favorably to the following recently announced acquisitions:

•
the acquisition of IP's coated and supercalendered papers business by Apollo Management, L.P., announced in June 2006, in which the EBITDA purchase multiple was 7.2x the estimated fiscal 2005 EBITDA;

•
the acquisition of Smurfit-Stone Container Enterprises Inc.'s consumer packaging business by Texas Pacific, announced in May 2006, in which the EBITDA purchase multiple was 7.3x the adjusted 2005 EBITDA;

•
the acquisition of Packaging Dynamics Corp. by Thilmany, LLC, announced in February 2006, in which the EBITDA purchase multiple was 8.5x the trailing 12 months' EBITDA prior to the transaction announcement;

•
the acquisition of Georgia Pacific Corp. by Koch Forest Products, Inc., announced in November 2005, in which the EBITDA purchase multiple was 7.7x the trailing 12 months' EBITDA prior to the transaction announcement; and

•
the acquisition of Carter Holt Harvey Ltd. by Rank Group Investments Limited, announced in August 2005, in which the EBITDA purchase multiple was 8.3x the adjusted EBITDA for the trailing 12 months prior to the transaction announcement.

The list of recently publicly-announced acquisitions set forth above is not an exhaustive list of comparable acquisitions in the paper, packaging and forest products industry. The transactions are, however, in the opinion of Stone's management, a representative list of companies that were deemed comparable and no other announced transactions were considered. Stone's management believes that the only transaction that included an earn-out provision was the acquisition of IP's coated and super calendared papers business by Apollo Management, LP. However, Stone attempted to evaluate the aggregate consideration paid in each instance and did not consider the specific presence or lack of an earn-out provision to be material in its analysis.

With the assistance of Morgan Joseph, Stone's management compiled an analysis of 14 publicly-traded companies in the paper and packaging business. While this group of companies is not a complete list of companies in these sectors, and all of the companies are of greater (and some are substantially greater) size than KPB, Stone's management believes that this list provides meaningful information from which to imply a valuation for the KPB transaction. This analysis shows a median ratio of total enterprise value (the market value of such companies' equity plus outstanding debt) to latest-twelve-month EBITDA of 8.3x.

Stone's management also completed a discounted cash flow analysis in which projections provided by IP were used to forecast free cash flows for the business over a five-year period following the transaction. The projections were based on estimates provided by IP for earnings and capital expenditures, with some minor adjustments made by Stone's management to conform to certain assumptions detailed in the Unaudited Pro Forma Condensed Financial Statements. The discounted cash flow valuation was taken using a midpoint discount rate of 8%, and a terminal value based on a multiple of 11x projected net income (which equated to a multiple of 5.7x EBITDA) in the final year of the model. Stone's management believes this multiple to be conservative when compared to the current comparable trading multiples of public paper and packaging companies, discussed above.

Based on the information and the methodologies described above, KPB has a value ranging from a low of $246,000,000 based on a discounted cash flow analysis to a high of $267,000,000 based on publicly-traded comparable companies and $248,000,000 based on comparable acquisition transactions. The average of the three methods yields a value of approximately $254,000,000. The actual price was determined through negotiations with IP's representatives. Assuming full payment of both contingent payments and a discount rate of 8%, the present value of the maximum cash consideration paid to IP is estimated to be $196,000,000.

Stone's board of directors also considered that in the event Stone pays all of the contingent earn-out payment A of $35,000,000, but none of the contingent earn-out payment B, the purchase price paid would be no more than 5.0 times the average EBITDA for the five year period immediately following the acquisition. Further, in the event Stone pays all of the contingent earn-out payment A of $35,000,000 and contingent earn-out payment B of $25,000,000, the purchase price paid would be no more than 4.4 times the average EBITDA for the five year period immediately following the acquisition.

In addition, based on its extensive industry experience including the construction of paper mills, Stone's management estimates that the current replacement cost of a kraft paper mill similar to Roanoke Rapids would range from $400,000 to $500,000 per ton of daily production. Accordingly, assigning even a nominal value to all other assets, Stone is acquiring Roanoke Rapids at less than $150,000 per ton of daily production, which constitutes a significant discount to the estimated replacement cost.

Potential as Acquisition Platform

Stone's business strategy includes growth through possible future acquisitions. Stone's board of directors believes that KPB's steady cash flows, production capacity and longstanding customer relationships make it an excellent platform for future acquisitions. Stone further believes that by managing KPB as a standalone business, it may be able to eliminate some of the volatility in KPB's historical earnings that was the result of IP operating Roanoke

Rapids as part of a large, integrated business operation, and making decisions that optimized enterprise-wide profitability and not necessarily KPB's profitability. The KPB acquisition will position Stone to take advantage of further consolidation in the kraft paper industry, as well as enable it to pursue a wide range of downstream opportunities.

Leading Position in Market

An important criterion to Stone's board of directors was that KPB is the leading manufacturer of unbleached kraft paper in North America and enjoys a solid market and competitive position across many of the market segments in which it competes. KPB is also a leading converter of inflatable dunnage bags in North America.

Extensive Product Portfolio

KPB's extensive product portfolio was another important factor considered by Stone's board of directors. Roanoke Rapids currently produces a broad range of unbleached kraft paper products to meet the exacting standards and specifications of its customers who desire product qualities that include strength, durability, stiffness and porosity. KPB's unbleached kraft paper products meet these qualities at basis weights ranging from 35 lbs to 100 lbs per 3,000 square feet. In addition, Roanoke Rapids can produce lightweight linerboard at basis weights below 37 lbs per 1,000 square feet.

Ride Rite® Converting produces and sells over 230 varieties of inflatable dunnage bags. With paper 2-ply, 4-ply, 6-ply, 8-ply, as well as poly-woven and poly bags, available in numerous size offerings and with durability ranging from one pound per square inch ("psi") to ten psi, KPB offers its customers a broad variety of products to meet requirements to secure freight to minimize movement and potential damage of goods and products during transport.

Niche Regional Lightweight Linerboard Opportunity

Historically, Roanoke Rapids produced a balanced mix of both kraft paper and lightweight linerboard. During 2003 and 2004, Roanoke Rapids was repositioned to primarily produce kraft paper as part of an IP system-wide optimization plan. Stone's board of directors believes that implementation of a plan to address niche, regional lightweight linerboard demand, as well as to evaluate further product mix opportunities, provides significant opportunities for expanding facility capacity.

Financial Performance Characterized by Stable Customer Base

Because KPB's customers rely on it for consistent and high quality products and reliable supply, their customers tend to request long-term contracts as opposed to purchase orders. During 2005, approximately 64% of Roanoke Rapids' production capacity was contracted. During 2005, approximately 39% of Ride Rite® Converting's capacity was contracted. Stone's board of directors considered customer stability as an important factor in its decision.

Ride Rite® Converting's Record of Growth and Potential for Future Growth

Over the past three years, Ride Rite® Converting has generated consistent growth by focusing on its core markets, including distributors, manufacturers and less-than-truckload carriers. Stone's board of directors believes an opportunity exists to further enhance growth by focusing national account efforts on the largely untapped retail regional distribution center market, where dunnage could significantly reduce the cost of goods damaged in transit between a regional distribution center and a retail location.

Well Invested Asset Base with Low Ongoing Maintenance Costs

Over the past five years, IP has invested $63,000,000 in capital in KPB's production infrastructure. $27,000,000 in capital has been invested to maintain the production plants, $12,000,000 has been invested to ensure environmental and regulatory compliance and $24,000,000 has been invested strategically to enhance product quality, reduce costs and gain production efficiencies. These investments have resulted in reduction in maintenance spending of approximately $3.2 million in 2005 compared to 2000.

IP compares peer-to-peer maintenance costs using POR ("price of reliability") as a percent of RAV ("replacement asset value"). POR is the cost to maintain the productive capacity of a facility, including all repair labor and material expenses. RAV is the replacement asset value for the facility. The Roanoke Rapids mill is ranked 5th lowest by POR as a percentage of RAV within IP's 23 mill system with a POR as a percentage of RAV of 2.65% against a company average of 2.9%. KPB's management believes that the Roanoke Rapids mill's low POR as percentage of RAV is due to new equipment installed over the past five years. Stone's board of directors believes that the substantial capital expenditures made in the business during the 2002 to 2005 period will result in reduced ongoing maintenance costs for the next several years.

Reputation for Quality and Service

Roanoke Rapids has a reputation with its customers for producing consistently high quality unbleached kraft paper across a spectrum of paper grades. KPB's customers place a significant value on its papers' roll-to-roll consistency and high tensile strength, which maximizes converting efficiency and throughput. KPB has historically been recognized as a preferred supplier of lightweight linerboard to independent box converters.

Ride Rite® Converting introduced the inflatable paper dunnage bag in 1965. Since then, KPB has invested in extensive research to ensure that Ride Rite® Converting remains the dunnage system of choice. Ride Rite® Converting's inflatable dunnage bags are well regarded for their high quality, product strength, large size variety, reusability and efficient fill rate. In addition to delivering high quality products, Ride Rite® Converting provides value-added initial and follow-up training for its customers on effective product use.

Strong Relationships with Long-Term Customers

Roanoke Rapids' customers value stability and predictability of supply, as well as consistent quality and the ability of a kraft paper roll to run reliably through their own converting equipment. Based on KPB's commitment to consistent and high quality products, manufacturing excellence and service reliability, KPB enjoys longstanding relationships with its kraft paper customers, with some relationships dating back more than 50 years. Roanoke Rapids' customers include leading, world-class converters of kraft paper for production of multiwall sacks, rollwrap, lawn and leaf bags, dunnage, shinglewrap and grocery bags.

Ride Rite® Converting customers similarly value product quality and strength, supply reliability as well as technical support to train their staff on effective use of the dunnage product. Based on KPB's reputation for high quality products, service reliability and availability of value-added training, KPB enjoys longstanding relationships with its Ride Rite® Converting customers, including major North American distributors, less-than-truckload carriers, manufacturers and retail regional distribution centers.

The Experience of KPB's Management

Another important criteria to Stone's board of directors was its belief in the strength and experience of KPB's management team and its ability to develop strong customer relationships and operate the business on an efficient basis.

Termination of Management's Non-Competition Agreements

In July 2000, Messrs. Stone and Kaplan and certain of their affiliates purchased an indirect ownership interest in Box USA Holdings, Inc., a company engaged in the full service conversion of corrugated packaging materials. In July 2004, Box USA was sold to IP at an enterprise valuation of $405,000,000 which was paid in cash and a $15,000,000 note payable by IP to the Box USA shareholders. In connection with such sale, Messrs. Stone and Kaplan entered into non-competition agreements with IP that expire in July 2007. Under the terms of these agreements, they are prohibited from participating or owning a significant equity interest in any company in the corrugated packaging and containerboard business. The corrugated containerboard business, which consists primarily of shipping boxes, comprises the largest segment of the packaging business, however, this business constitutes only a small segment of Stone's intended industry focus as disclosed in its prospectus (i.e., paper, packaging, forest products and related industries) and in 2005 it constituted less than 4% of KPB's business. In connection with the acquisition, IP has agreed to terminate the non-competition agreements. The board of directors considered Stone's ability to pursue opportunities in this segment of the industry an important factor in its decision.

Stone's board of directors believes that each of the above factors strongly supported its determination and recommendation to approve the acquisition. Stone's board of directors did, however, consider the Risk Factors, among others, in its deliberations concerning the acquisition. See "Risk Factors" beginning on page     .   Stone's board of directors, in determining to recommend the acquisition, concluded that these potentially negative factors were outweighed by the potential benefits of the acquisition, including the opportunity for Stone stockholders to share in KPB's future possible growth and anticipated profitability.

Satisfaction of 80% Test

It is a requirement that the target of Stone's initial business combination have a fair market value equal to at least 80% of Stone's net assets at the time of acquisition, inclusive of the amount in the trust account. Based on the financial analysis of KPB generally used to approve the transaction, Stone's board of directors determined that this requirement has been met. Stone's board of directors has determined that the fair market value of the assets being purchased is between $246,000,000 and $267,000,000. This determination is based on an analysis of KPB's earnings, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions in the paper and packaging industry that have recently been publicly announced or completed. In addition, a leveraged buyout/discounted cash flow analysis has been performed to determine the present economic value of the assets being acquired. The average of these three methods yields a fair market value of approximately $254,000,000. The range of the fair market value exceeds $92,000,000, which is 80% of Stone's net asset value of approximately $115,000,000 as of June 30, 2006. Accordingly, the board of directors determined that the requirement that the fair market value of the assets be greater than 80% of Stone's net asset value has been met.

Structure Following Completion of the Acquisition

Immediately following completion of the acquisition, KapStone Kraft will be a wholly-owned subsidiary of Stone holding all of the assets of KPB.

Directors and Executive Officers Following Completion of the Acquisition

If the acquisition is completed, the directors and executive officers of Stone will remain unchanged except for the addition of Tim Keneally as an executive officer:

Name	Age	Position
Roger W. Stone	71	Chairman of the Board and Chief Executive Officer
Matthew Kaplan	49	President, Secretary and Director
Tim Keneally	59	Vice President and General Manager
John M. Chapman	46	Director
Jonathan R. Furer	49	Director
Muhit U. Rahman	50	Director

Roger W. Stone has been Stone's Chairman of the Board since Stone's inception. Mr. Stone has been Manager of Stone-Kaplan Investments, LLC, a private investment company, since July 2004. He was Chairman and Chief Executive Officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of that company in July 2004. Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998 when Stone Container Corporation merged with Jefferson Smurfit

Corporation, at which time he became President and Chief Executive Officer of Smurfit-Stone Container Corporation until March 1999. Mr. Stone has served on the board of directors of McDonald's Corporation since 1989. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Stone is the father-in-law of Matthew Kaplan.

Matthew Kaplan has been Stone's President and a member of Stone's board of directors since Stone's inception. Mr. Kaplan has been Manager of Stone-Kaplan Investments, LLC, a private investment company, since July 2004. He was President, Chief Operating Officer and a director of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of the company in July 2004. Mr. Kaplan began his career at Stone Container Corporation in 1979 and was serving as its Senior Vice President and General Manager of North American Operations when Stone Container Corporation merged with Jefferson Smurfit Corporation in November 1998. He was Vice President/ General Manager Container Division with Smurfit-Stone Container Corporation until March 1999. Mr. Kaplan received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Kaplan is the son-in-law of Roger W. Stone.

Tim Keneally is presently the Vice President and General Manager of KPB. Mr. Keneally led the IP team that assessed the review of strategic alternatives relating to KPB. He was the lead person in presenting the historical performance of KPB and assisted in defining the future strategy for KPB. Mr. Keneally has 34 years of experience in the paper and packaging industry. He has been with IP since the merger of Union Camp Corporation and IP in 1999 and has been a corporate officer of IP since October 2002. He has been involved with plant start-ups and closures, new product launches, and the sale or acquisition of a number of converting businesses since the mid 1980's.

John M. Chapman has been a member of Stone's board of directors since Stone's inception. Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm since November 2003. Since January 2004, he has been a Managing Director of Washington & Congress Managers, a private equity firm. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc, a private equity firm, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College.

Jonathan R. Furer has been a member of Stone's board of directors since Stone's inception. Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC since November 2003. Since January 2004, he has been a Managing Director of Washington & Congress Managers. From March 2000 through December 2003, he was a Managing Director of Triumph Capital Group, Inc. From December 1998 until February 2000, he was a Managing Director of MG Group, LLC, a private equity firm he co-founded. Mr. Furer received a B.B.A. from George Washington University.

Muhit U. Rahman has been a member of Stone's board of directors since Stone's inception. Mr. Rahman is a co-founder and has been a managing member of Arcade Partners LLC since November 2003. Since January 2004, he has been a Managing Director of Washington & Congress Managers. From November 1993 through December 2003, he was a Managing Director of Triumph Capital Group. Mr. Rahman received a B.S. from Yale University and an M.B.A. from the Anderson School of Management at UCLA.

Messrs. Stone and Kaplan have agreed not to receive any compensation until a recommendation has been made by a compensation committee which has not yet been established and such recommendation has been approved by the board. Because Stone has made a determination to postpone such discussions until after the closing of the transaction and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisition.

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Stone in connection with the acquisition proposal.

United States Federal Income Tax Consequences of the Acquisition

The following discusses the U.S. Federal income tax consequences of the acquisition of KPB by Stone. This discussion is based on the United States Internal Revenue Code of 1986, as amended. The statements set forth in this section as to tax consequences of the transaction to Stone common stockholders are those of Stone. Stone does not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisor as to the tax consequences of the transaction.

Stone common stockholders who do not exercise their redemption rights will continue to hold their Stone common stock and as a result will not recognize any gain or loss from the acquisition.

Stone common stockholders who exercise their redemption rights will recognize gain or loss to the extent that the amount received by such common stock holders upon redemption is greater than or less than, respectively, such holder's tax basis in their shares. A holder's tax basis in the shares generally will equal the cost of the shares. A stockholder who purchased Stone's units will have to allocate the cost between the shares and the warrants of the units based on their fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term capital gain or loss if such holder's holding period in the shares is longer than one year.

Regulatory Matters

The acquisition and the transactions contemplated by the Purchase Agreement are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this proxy statement in connection with the special meeting of stockholders of Stone under the Securities Exchange Act of 1934 as amended, and compliance under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended.

Consequences if Acquisition Proposal is Not Approved

If the acquisition proposal is not approved by the stockholders, Stone will not acquire KPB and Stone will continue to seek other potential business combinations. If Stone does not consummate a business combination by the later of February 19, 2007, or August 19, 2007, in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed by February 19, 2007 but not consummated by August 19, 2007, then, pursuant to Article SIXTH of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law Stone will adopt a plan of dissolution, and as soon as reasonably possible after dissolution make liquidating distributions to our stockholders.

Required Vote

The affirmative vote in favor of the acquisition proposal by a majority of the IPO shares that are voted at the meeting is required to adopt the acquisition proposal. However, in accordance with its certificate of incorporation and the terms governing the trust account, Stone will not be able to complete the acquisition if the holders of 4,000,000 or more IPO shares, representing an amount equal to 20% or more of the total number of IPO shares, vote against the acquisition and demand that Stone redeem their shares for their pro rata portion of the trust account in which a substantial portion of the net proceeds of Stone's initial public offering are held.

Stone's officers and directors have agreed to vote their 5,000,000 shares of Stone common stock acquired prior to Stone's initial public offering, representing an aggregate of 20% of the outstanding shares of Stone common stock, in accordance with the vote of the majority of the IPO shares voted at the meeting with respect to the acquisition proposal. In addition, Stone's Chief Executive Officer intends to vote 500,000 shares of common stock that were part of the units acquired by him in Stone's initial public offering, representing 2% of the outstanding shares of Stone common stock, and 2.5% of the outstanding IPO shares, "FOR" the adoption of the acquisition proposal.

Adoption of the acquisition proposal is not conditioned upon the adoption of the name change amendment proposal, the Article SIXTH amendment proposal or the incentive plan proposal.

Recommendation

After careful consideration, the board of directors unanimously recommends that the stockholders vote "FOR" the acquisition proposal.

Interest of Stone Directors and Officers in the Acquisition

In considering the recommendation of the board of directors of Stone to vote for the proposal to adopt the acquisition, you should be aware that certain members of Stone's board, and their affiliates and associates, have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Stone stockholders generally. In particular:

•
Stone's officers and directors, together with their affiliates and associates, were issued a total of 5,000,000 shares of Stone common stock prior to Stone's initial public offering, and one of Stone's directors purchased 500,000 units in the initial public offering, consisting of 500,000 IPO shares and 1,000,000 warrants. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of approximately $                          based on Stone's share price of $    as of November     , 2006. The 5,000,000 shares acquired prior to Stone's initial public offering by these individuals cannot be sold until the first anniversary of the acquisition during which time the value of the shares may increase or decrease; however, such shares were acquired for $.005 per share, the holders are likely to benefit from the acquisition notwithstanding any decrease in the market price of the shares.

•
Stone's officers and directors, together with their affiliates and associates, own a total of 4,500,000 of Stone's warrants, of which 3,500,000 were acquired in the aftermarket during the 40-day period between September 14, 2005 and November 7, 2005 pursuant to a discretionary order that was submitted to Morgan Joseph immediately following the initial public offering, and 1,000,000 of which were purchased by Mr. Stone as part of his purchase of units in the initial public offering. These warrants, without taking into account any discount that may be associated with the restrictions on the transfer of such warrants, collectively have a market value of approximately $             based on Stone's warrant price of $    as of November     , 2006. The warrants held by Stone's officers and directors and their affiliates and associates (as well as all other warrants) will expire worthless if the acquisition is not approved and Stone fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation.

•
If the acquisition is not approved and Stone fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Stone is therefore required to liquidate, the shares of common stock beneficially owned by Stone's officers and directors and their affiliates and associates that were acquired prior to Stone's initial public offering may be worthless because no portion of the net proceeds of Stone's initial public offering that may be distributed upon liquidation of Stone will be allocated to such shares.

•
After the completion of the acquisition, Roger Stone will continue to serve as Stone's Chief Executive Officer and as Chairman of the Stone board and Matthew Kaplan will continue to serve as Stone's President. It is expected that the directors will continue to serve on Stone's board of directors. Such individuals, will, following the acquisition, be compensated in such manner, and in such amounts, as determined by the independent members of Stone's board of directors. At present, no employment agreements have been entered into with, nor have there been any discussions regarding the terms of employment of, Stone's officers. It is contemplated that if the acquisition is approved, the compensation and other terms of employment of Stone's officers will be determined by a compensation committee which has not yet been formed and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the paper and packaging industry. Messrs. Stone and Kaplan have agreed not to receive any compensation until a recommendation has been made by such committee and approved by the board. Because Stone has made a determination to postpone such discussions until after the closing of the transaction and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisition.

•
In July 2000, Messrs. Stone and Kaplan and certain of their affiliates purchased an approximately 33% indirect ownership interest in Box USA Holdings, Inc., a company engaged in the full service conversion of corrugated packaging materials. A fund affiliated with Messrs. Chapman, Furer and Rahman, Stone's other directors, was a co-investor in Box USA. In July 2004, Box USA was sold to IP at an enterprise valuation of $405,000,000 which was paid in cash and a $15,000,000 note payable by IP to the Box USA shareholders. In connection with such sale, Messrs. Stone and Kaplan entered into non-competition agreements with IP that expire in July 2007. Under the terms of these agreements, they are prohibited from participating or owning a significant equity interest in any company in the corrugated packaging and containerboard business. The consummation of the acquisition will terminate the non-competition agreements.

Stone's board of directors was aware of these agreements and arrangements during its deliberations on the merits of the acquisition and in determining to recommend to the stockholders of Stone that they vote for the adoption of the acquisition proposal.

THE KPB PURCHASE AGREEMENT

The following summary of certain material provisions of the Purchase Agreement is qualified by reference to the complete text of the Purchase Agreement, a copy of which is attached as Annex A to this document. All stockholders are encouraged to read the Purchase Agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

Structure of the Acquisition

Upon completion of the acquisition, Stone's wholly-owned subsidiary, KapStone Kraft, will own substantially all of the assets of Roanoke Rapids and Ride Rite® Converting (except for certain excluded assets, including, among others, cash, tax credits and IP trademarks), representing the business of KPB, free and clear of any pre-existing debts or liens, other than certain permitted liens, and will assume certain limited liabilities.

Purchase Price

The purchase price for substantially all of the assets of KPB is $155,000,000 in cash payable at closing (subject to the working capital adjustment described below), plus two contingent earn-out payments, the first in an amount up to $35,000,000 and the second in an amount equal to $25,000,000, and the assumption of certain liabilities described below.

Working Capital—Purchase Price Adjustment

No later than two business days prior to the closing date, IP will deliver to Stone and KapStone Kraft the good faith estimated working capital of KPB as of the close of business on the closing date. At the closing of the acquisition, the target purchase price of $155,000,000 will be adjusted by either adding the amount by which the estimated closing working capital is greater than $42,637,709 or subtracting the amount by which the estimated closing working capital is less than $42,637,709. An unaudited statement of working capital shall be prepared by IP as of the close of business on the closing date, which will be subject to review and dispute by the parties, until a final closing date statement is determined. To the extent the final determination of the closing working capital is greater or less than the estimated working capital at closing, the purchase price will be adjusted dollar-for-dollar, together with interest thereon at six percent per annum, and will be paid by the appropriate party within 10 business days after the determination of the final closing date statement.

Contingent Earn-Out Payments

The first contingent earn-out payment is equal to 5.3 times the average annual EBITDA of KPB's business for the five-year period immediately following the acquisition, less $165,000,000; provided that such payment may not exceed $35,000,000 or be less than $0 ("Contingent Earn-Out A"). The second contingent earn-out payment of $25,000,000 is generally payable if and only if the average annual EBITDA of KPB's business equals or exceeds $49,200,000 for the five-year period immediately following the acquisition ("Contingent Earn-Out B").

For purposes of calculating the contingent earn-out payments, the "EBITDA" of KPB's business is defined as its net income or loss before interest income or expense, income taxes, depreciation and amortization, subject to certain adjustments described in the Purchase Agreement. The following items are excluded for purposes of calculating EBITDA:

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"extraordinary items" of gain or loss as that term is defined by generally accepted accounting principles;

•
gains, losses or profits realized from the sale of capital assets or marketable securities;

•
commitment fees or other expenses payable to any financing source;

•
legal fees, accounting fees and other transaction expenses arising out of the Purchase Agreement;

•
income, expense, gain or loss realized from a cumulative effect of a change in accounting principles as defined by generally accepted accounting principles;

•
gains or losses realized on the sale (if any) of the Roanoke Rapids or Fordyce facilities; and

•
income or loss generated from discontinued operations as defined by generally accepted accounting principles.

Prior to the direct or indirect acquisition (if any) by Stone of another business, the EBITDA of KPB's business is equal to the EBITDA of Stone and KapStone Kraft calculated on a consolidated basis, and, subject to the exceptions described above, includes all costs and expenses of Stone and KapStone Kraft other than (i) any compensation or management fees paid directly or indirectly to Roger Stone or Matthew Kaplan or (ii) any expenses of Stone incurred in order to comply with its obligations as a public company under applicable securities laws (other than such as are incurred in connection with the audit of Stone's consolidated financial statements). After a direct or indirect acquisition by Stone of another business, the EBITDA of KPB's business would be calculated on a stand-alone basis and would include a good faith and reasonable allocation of costs and expenses associated with (i) shared services provided or procured by Stone or its affiliates to or for KPB's business, which may include insurance, legal, human resources, employee benefits, accounting, finance, information technology and other centralized functions, and (ii) Stone's expenses for corporate overhead, administration and management, other than certain compensation and public company expenses described above.

The purchase and sales prices of goods and services sold by KPB's business to Stone or its affiliates or purchased by KPB's business from Stone or its affiliates (other than costs and expenses of Stone and its affiliates allocated to KPB's business pursuant to the preceding paragraph) will be adjusted for purposes of calculating KPB's EBITDA to reflect the amounts that KPB's business would have realized or paid if dealing with an independent party in an arm's-length commercial transaction.

During the first five years after the closing, Stone has agreed to maintain such financial reporting systems as are necessary to accurately determine the EBITDA of KPB's business for purposes of calculating the contingent earn-out payments.

Capital Expenses Adjustment

It is anticipated that KapStone Kraft will spend certain minimum amounts on strategic and cost savings capital improvements for KPB's business during the first five years after the closing in accordance with the following timetable:

	Fiscal Year Ending December 31,
	2006		2007	2008	2009	2010	2011
	(in millions)
Required Strategic and Cost Savings Capital Improvements	$1.8	(1)	9.0	4.7	2.1	3.5	4.8	(2)

(1) KapStone Kraft will be responsible for a pro-rata portion of the $1.8 million in required strategic and cost savings capital improvements for 2006 based on a fraction, the numerator of which is the number of days in 2006 following the closing date and the denominator of which is 365.

(2) KapStone Kraft will be responsible for a pro-rata portion of the $4.8 million in required strategic and cost savings capital improvements for 2011 based on a fraction, the numerator of which is the number of days in 2011 preceding the fifth anniversary of the closing date and the denominator of which is 365.

KapStone Kraft may choose the projects for the required capital improvements in its sole discretion. In the event that, as at the end of any 12-month earn-out period after the closing date, (x) the aggregate amount of required strategic and cost savings capital improvements spent by KapStone Kraft for all periods from the closing date through the end of such earn-out period is less than (y) the aggregate minimum amount of such agreed-upon required capital improvements anticipated to be spent with respect to such periods, then an amount equal to 25%

of the amount of such shortfall will be added to KPB's EBITDA for the following 12-month earn-out period for purposes of calculating the contingent earn-out payments.

Certain Adjustments Upon a Disposition of Assets

Although the contingent payments, if any, are generally payable at the end of the five year period immediately following the acquisition, there are circumstances under which KapStone Kraft may be obligated to pay the contingent payments earlier. If Roanoke Rapids is sold before such five year period has ended, KapStone Kraft may be obligated to pay IP up to approximately $30,000,000 of Contingent Earn-Out A at the time of the sale. If the Ride Rite® Converting facility is sold before such five year period has ended, KapStone Kraft may be obligated to pay IP up to approximately $5,000,000 of Contingent Earn-Out A at the time of such sale. Any such early payment would be discounted to present value from the date that such payment otherwise would have been made absent a sale using a discount rate of eight percent.

Contingent Earn-Out B is generally payable at the end of the five-year period immediately following the acquisition. If both the Roanoke Rapids and Ride Rite® Converting facilities are sold prior to the end of the five-year period immediately following the acquisition and the Contingent Earn-Out B payment of $25,000,000 is earned, such payment would be made at the time of the later of the two sales. Any such early payment would be discounted to present value from the date that such payment otherwise would have been made absent a sale using a discount rate of eight percent.

In the event either the Roanoke Rapids or Fordyce facility is sold by Kapstone Kraft within five years after closing, the amount payable with respect to Contingent Earn-Out A for each facility would, subject to a maximum of approximately $30,000,000 for the Roanoke Rapids facility and approximately $5,000,000 for the Fordyce facility, be equal to 5.3 times the average annual EBITDA (as calculated below) of such facility for the five-year period immediately following the closing of the acquisition by Stone of the KPB assets, less (i) in the case of the Roanoke Rapids facility, $141,380,643, or (ii) in the case of the Fordyce facility, $23,619,357.

In the event that the Roanoke Rapids facility is sold by KapStone Kraft within five years after the closing at a price (including assumed debt) which results in a gain as compared to the $115 million of the base purchase price for the KPB assets allocated to the Roanoke Rapids facility for this purpose pursuant to the Purchase Agreement (as adjusted to reflect the final purchase price upon resolution of the working capital adjustment, to give effect to acquisitions of, and depreciation on, fixed assets at the Roanoke Rapids facility after closing, and to give effect to the payment of the earn-out consideration), then the EBITDA for the Roanoke Rapids facility to be used for purposes of determining the amount of Contingent Earn-Out A payable with respect to the Roanoke Rapids facility and the Roanoke Rapids portion of EBITDA for Contingent Earn-Out B would be (i) for each such twelve-month earn-out period or portion thereof prior to the date of such sale, the actual EBITDA of the Roanoke Rapids facility for such period, and (ii) for each twelve-month earn-out period or portion thereof that follows the date of such sale, an agreed-upon EBITDA for the Roanoke Rapids facility for such period as set forth below.

	Fiscal Year Ending December 31,
	2006 Stub Period		2007	2008	2009	2010	2011 Stub Period
	(in millions)
Roanoke Rapids	$38.8	(1)	41.8	38.5	45.4	46.2	46.2	(2)

(1) To be prorated for the number of days in 2006 following the closing date.

(2) To be prorated for the number of days in 2011 preceding the fifth anniversary of the closing date.

In the event that the Roanoke Rapids facility is sold by KapStone Kraft within five years after the closing at a price (including assumed debt) which results in a loss as compared to the $115 million of the base purchase price for the KPB assets allocated to the Roanoke Rapids facility for this purpose pursuant to the Purchase Agreement (as adjusted to reflect the final purchase price upon resolution of the working capital adjustment, to give effect to acquisitions of, and depreciation on, fixed assets at the Roanoke Rapids facility after closing, and to give effect to the payment of the earn-out consideration), then the EBITDA for the Roanoke Rapids facility to be used for purposes of determining the amount of Contingent Earn-Out A payable with respect to the Roanoke Rapids facility and the Roanoke Rapids portion of EBITDA for Contingent Earn-Out B would be (i) for each such twelve-month earn-out period or portion thereof prior to the date of such sale, the actual EBITDA of the Roanoke Rapids facility for such period, and (ii) for each twelve-month earn-out period or portion thereof that follows the date of such sale, the average actual EBITDA of the Roanoke Rapids facility for all periods included under subsection (i) above.

In the event that the Fordyce facility is sold by KapStone Kraft within five years after the closing, then the EBITDA for the Fordyce facility to be used for purposes of determining the amount of Contingent Earn-Out A with respect to the Fordyce facility and the Fordyce portion of EBITDA for Contingent Earn-Out B would be (i) for each twelve-month earn-out period or portion thereof prior to the date of such sale, the actual EBITDA of the Fordyce facility for such period, and (ii) for each earn-out period or portion thereof that follows the date of such sale, an agreed-upon EBITDA for the Fordyce facility for such period as set forth below.

	Fiscal Year Ending December 31,
	2006 Stub Period		2007	2008	2009	2010	2011 Stub Period
	(in millions)
Fordyce	$6.4	(1)	6.6	7.2	7.4	7.6	7.6	(2)

(1) To be prorated for the number of days in 2006 following the closing date.

(2) To be prorated for the number of days in 2011 preceding the fifth anniversary of the closing date.

Assumed Liabilities

At the closing, Stone and KapStone Kraft will deliver to IP an instrument of assumption, whereby Stone and KapStone Kraft will solely and exclusively undertake, assume and agree to perform, pay, become liable for and discharge when due the following liabilities and obligations of KPB, as they exist on the closing date:

•
The current liabilities of KPB for accounts payable and accrued operating expenses that are reflected on KPB's balance sheet as of March 31, 2006 in accordance with GAAP which (i) arose in the ordinary course of business consistent with past practice and (ii) have not been paid prior to the closing, but only to the extent such liabilities are reflected or reserved against as current liabilities on the final closing date statement and provided that such current liabilities to be assumed shall not include any indebtedness of KPB (or related accrued interest) or excluded liabilities;

•
The current liabilities of KPB for accounts payable and accrued operating expenses which (i) have arisen after March 31, 2006 in the ordinary course of business consistent with past practice, (ii) are of the same specific type and category of expenses as those current liabilities to be assumed as described in the previous bullet point, (iii) would be classified as current liabilities on a balance sheet in accordance with GAAP and past practice and (iv) have not been paid prior to the closing, but only to the extent such liabilities are reflected or reserved against as current liabilities on the final closing date statement and provided that such current liabilities to be assumed shall not include any indebtedness of KPB (or related accrued interest) or excluded liabilities;

•
Obligations accruing and to be performed after the closing under the executory portion of contracts assumed, whole or in part, from IP (other than liabilities or obligations for breach or indemnification by IP or one of its affiliates);

•
Liabilities for product liability, toxic tort or similar claims for personal injuries, property damage or losses involving the use of any product manufactured by KPB prior to closing, purchased by KapStone Kraft as inventory and sold by KapStone Kraft after the closing date, but only to the extent the liability arises from contamination or damage of such products by KapStone Kraft after the closing date;

•
All environmental liabilities incurred by KPB onsite at the Roanoke Rapids and Fordyce facilities, other than any such liabilities arising out of or related to the closed landfill at Roanoke Rapids and the environmental conditions at the Roanoke and Fordyce facilities more specifically described in "Interim Operations Relating to KPB" on page    .

•
Certain liabilities of IP with respect to employees of KPB as discussed in more detail in "Certain Obligations with Respect to Employees and Benefits" on page     ; and

•
All liabilities for workers' compensation claims that are (i) based on injuries that occurred prior to the closing date and are reported more than five years after the closing date, (ii) long-term exposure claims which are reported within five years of the closing date and allocated to KapStone Kraft based on years of exposure as more specifically described in the Purchase Agreement and (iii) based on injuries occurring after the closing date (other than long-term exposure claims).

In addition, Stone will assume a long-term liability estimated at $1,797,000 related to the projected future cost of closing that portion of a landfill being acquired in the transaction that was used by KPB prior to the acquisition. These liabilities, some of which are contingent in nature, are difficult to estimate with precision as of a certain date.

Excluded Liabilities

Stone and KapStone Kraft shall not assume or have any responsibility with respect to any obligation, commitment or liability of IP or its affiliates other than the assumed liabilities, including, without limitation, the following excluded liabilities:

•
IP's transaction expenses;

•
IP's taxes, other than KapStone Kraft's share of pro rated real property taxes, transfer taxes and personal property taxes;

•
Except as specifically assumed under the Purchase Agreement, any liabilities relating to the operation of KPB prior to the closing date, including liabilities for injury or death of any person (other than certain workers compensation claims), property damage or destruction, violations of law, matters relating to any past or present employee plan covering KPB employees, indebtedness of IP or KPB or any other matter;

•
Except for employment-related liabilities specifically assumed under the Purchase Agreement, any employment-related liability relating to the operation of KBP prior to the closing date, including liabilities related to wages, bonuses, severance or retention pay, vacation, health care continuation coverage, any employment agreement with an employee or former employee of IP, any employee benefit plan or collective bargaining agreement relating to any of the employees (including former employees) of IP or of its affiliates, any liability in connection with the termination of employment of any IP employee, and any liability for medical disability or similar benefits in connection with an employment relationship with IP;

•
Liabilities for certain environmental claims, including claims in connection with hazardous substances at any location other than Roanoke Rapids or Fordyce, environmental and safety requirements for any formerly owned, operated or leased properties of KBP, the closed landfill at Roanoke Rapids, and liabilities or obligations related to certain recognized environmental conditions more specifically described in "Interim Operations Relating to KPB" on page     ;

•
Performance of obligations under the Purchase Agreement and other transaction documents;

•
All workers' compensation claims that are (i) reported on or prior to the closing date, (ii) based on injuries that occurred before the closing date and are reported within five years after the closing date and (iii) long-term exposure claims reported within five years of the closing date and allocated to IP as described in the Purchase Agreement;

•
Liabilities (i) under any contracts not specifically assumed under the Purchase Agreement; (ii) under any partially-assumed contracts, that do not relate exclusively to KPB and (iii) under any contract assumed, whole or in part, that relates to a breach by IP prior to the closing or any indemnification with respect to matters occurring prior to closing;

•
Liabilities or obligations of IP or its affiliates to a related party or any guaranty or surety obligation or agreement for the benefit of a related party;

•
Any liability associated with products produced prior to closing unless specifically assumed under the Purchase Agreement;

•
Liabilities associated with any excluded assets;

•
Liabilities or obligations related to IP's tax-exempt bonds; and

•
Liabilities under any retention or similar agreement between IP and any KPB employee.

Closing of the Acquisition

The closing of the acquisition will take place on the last business day of the calendar month following the satisfaction or waiver of the conditions described below under "The KPB Purchase Agreement—Conditions to the Completion of the Acquisition," unless Stone and IP agree in writing to another date.

Representations and Warranties

The Purchase Agreement contains a number of representations and warranties that IP has made to Stone and KapStone Kraft as to itself and to KPB, and which Stone and KapStone Kraft have made to IP. The representations and warranties made by IP as to itself include representations regarding:

•
organization and good standing; authority and enforceability of the Purchase Agreement and the ancillary transaction documents;

•
absence of conflicts or violations under organizational documents, certain agreements and applicable laws;

•
ownership of the assets of KPB;

•
litigation; and

•
brokerage commissions and finders' fees.

The representations and warranties made by IP as to KPB include representations regarding:

•
accuracy of the information contained in the financial statements;

•
accounts receivable; inventory; equipment and internal controls;

•
absence of undisclosed liabilities;

•
sufficiency of assets;

•
clear title to assets, other than permitted exceptions and liens disclosed on the balance sheet as of March 31, 2006;

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absence of certain changes or events since March 31, 2006;

•
taxes;

•
contracts and commitments;

•
intellectual property;

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litigation;

•
employment and labor related agreements and actions;

•
employee benefit plans;

•
real property and leasehold interests;

•
compliance with applicable laws and governmental permits;

•
environmental and safety matters;

•
product liability; and

•
relationships with the 10 largest customers.

The representations and warranties made by Stone and KapStone Kraft as to themselves include representations regarding:

•
organization and good standing;

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authority and enforceability of the Purchase Agreement and the ancillary transaction documents;

•
absence of conflicts or violations under organizational documents, certain agreements and applicable laws;

•
receipt of senior lender commitment letter;

•
litigation;

•
reliance on results of Stone's own due diligence with respect to KPB and IP's representations set forth in the Purchase Agreement in making the determination to proceed with the transaction;

•
no implication that information included in the schedules, or dollar amounts specified in the representations and warranties is material;

•
brokerage commissions and finders' fees; and

•
absence of knowledge of any inaccuracies in or breach of any representation, warranty, covenant or agreement by IP in the Purchase Agreement.

Materiality and Material Adverse Effect

Several of the representations and warranties of IP are qualified by materiality or material adverse effect. For the purposes of the Purchase Agreement, a material adverse effect means with respect to IP, any change, event or effect that is materially adverse to KPB's business, taken as a whole, provided, however, that a material adverse effect shall not include any such change, event or effect to the extent arising from or relating primarily to the following:

•
the United States or global economy or securities markets in general;

•
the pending sale of KPB to KapStone Kraft or the announcement of the execution of the Purchase Agreement;

•
the parties' express obligations under the Purchase Agreement; or

•
the industry in which KPB operates; provided, that such change in the industry does not disproportionately affect KPB.

Interim Operations Relating to KPB

Under the Purchase Agreement, IP has agreed, prior to completion of the acquisition, not to take any action with respect to KPB's business other than in the ordinary course, on an arm's length basis and in accordance with all applicable legal requirements in all material respects and past custom and practice. In addition to this agreement regarding the conduct of the business generally, subject to specific exceptions, IP has agreed that it will not, directly or indirectly with respect to KPB:

•
sell, pledge, dispose of or encumber any of the assets, other than sales of inventory in the ordinary course of business and consistent with past practice;

•
engage in any activity which would materially accelerate the collection of its accounts receivable, delay the payment of its accounts payable, or reduce or otherwise restrict the amount of inventory on hand, in each case, other than in the ordinary course of the conduct of business and consistent with past practice;

•
acquire any corporation, partnership, joint venture or other business organization or division or material assets thereof;

•
except for (a) salary increases not to exceed 2% in the ordinary course of business consistent with past practices, (b) the payment of accrued bonuses in the ordinary course of business consistent with past practices and (c) payments made pursuant to existing commitments, grant any bonuses, salary increases, severance or termination pay;

•
take any action designed to render any representation or warranty made by IP in the Purchase Agreement untrue at or at any time prior to closing;

•
adopt or amend any employee benefit or welfare plan with respect to the full-time and part-time employees of KPB immediately prior to closing; or

•
enter into or modify, or propose to enter into or modify, any agreement, arrangement or understanding with respect to any of the matters referred to in the foregoing bullet points.

Prior to the completion of the acquisition, IP has agreed with respect to KPB to:

•
use commercially reasonable efforts to cause the insurance policies not to be canceled or terminated, and not to permit any of the coverage pursuant to any such policy to lapse;

•
use its commercially reasonable efforts to (a) preserve intact the organization and goodwill of the KPB business, (b) keep available the services of its officers and employees as a group, and (c) maintain satisfactory relationships with its material suppliers and customers and other persons having material business relationships with it;

•
upon reasonable request and subject to applicable legal requirements, confer with representatives of Stone regarding the KPB business;

•
upon reasonable request, and subject to applicable legal requirements, arrange meetings with the customers of, and suppliers to, the KPB business;

•
maintain the facilities and assets of the KPB business in the ordinary course of business consistent with past practice;

•
notify Stone of (a) any material adverse change in the normal course of the KPB business; (b) any governmental or third party proceedings that could reasonably be expected to have a material adverse effect and (c) any findings of any executive, key employee or group of employees planning to terminate employment;

•
cooperate reasonably with Stone and KapStone Kraft in connection with their respective efforts to fulfill the conditions to the consummation of the Purchase Agreement;

•
cause all liens, other than permitted liens, with respect to the assets to be released;

•
prior to the closing, or at such other time thereafter reasonably acceptable to KapStone Kraft, at IP's sole expense, take the following actions with respect to the remediation of certain recognized environmental concerns, the results of each action to be reasonably acceptable to Stone: (i) at the Roanoke Rapids facility, remove all stainless steel piping historically stockpiled on the property, receive a revised "Title V" air permit for the facility, complete air modeling to confirm exemption from particulate emissions control requirements, and modify the "wet system," a fire-prevention device, for the steam turbine generator; and (ii) at the Fordyce facility, receive approval for discharge of wastewater from the facility to the municipal waste water treatment system, or install a treatment system, as required;

•
continue to fund and implement, at its own expense and on a timely basis, each of the capital projects referenced in the 2006 capital plan attached as a schedule to the Purchase Agreement and prior to closing spend an aggregate amount on such capital projects set forth in the Purchase Agreement, and if IP does not fund its pro rata portion of the capital projects for 2006 prior to closing, it shall as promptly as practicable after the closing, pay to KapStone Kraft the amount of such shortfall;

•
not amend any collective bargaining agreements relating to the KPB business without the prior written consent of Stone;

•
complete installation of software for the environmental system at Roanoke Rapids; and

•
provide Stone and its representatives access to all records relating to KPB.

IP has agreed that immediately prior to the consummation of the Purchase Agreement, it will (i) cause KPB to cancel, settle or repay all intercompany liabilities owed to IP and its affiliates, and (ii) repay all accounts payable and all other liabilities and other obligations owed by IP or its affiliates to KPB as of the Closing Date.

Exclusivity

IP has agreed that it will not and will cause its affiliates, representatives and agents not to (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of KPB or any substantial portion of the assets, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing.

Stone Stockholders' Meeting

Stone agreed to hold a meeting of its stockholders for the purpose of adopting the acquisition proposal and to include in the proxy statement a recommendation from its board of directors that the holders of its common stock vote in favor of the acquisition proposal.

Access to Information; Confidentiality

IP will afford to Stone and its representatives access to KPB's assets and will make available to Stone and its representatives all books, papers and records relating to KPB, including, but not limited to, all books of account, material contracts and agreements, filings with any regulatory authority, independent auditor's work papers, plans affecting employees, and any other business activities or prospects related to KPB in which Stone and KapStone Kraft and its representatives may have a reasonable interest.

Stone has agreed to hold in confidence all information about KPB which is non-public, confidential or proprietary in nature, other than disclosures that are required by law.

Ancillary Agreements

The Purchase Agreement provides for the parties to enter into several ancillary agreements pursuant to which certain business arrangements between KapStone Kraft and IP will continue. Additionally, IP has agreed to require the buyers of certain of its other businesses to continue business arrangements with KapStone Kraft. The following is a brief description of each of such arrangements:

•
A transition services agreement pursuant to which IP will agree to provide operational support to KapStone Kraft commencing on the date of the closing of the sale of the kraft paper business to KapStone Kraft and continuing throughout the respective terms set forth in each schedule attached to the agreement. The services include the following: (1) SAP management and support; (2) financial shared services; (3) telecommunications services; (4) technical services and application support services; (5) payroll health and welfare benefits administration services; (6) real estate services; (7) environment services; (8) treasury transition activities; (9) pulpwood supply services; (10) Sarbanes Oxley compliance services; and (11) fiber procurement services, and may include other mutually agreed upon transition services. The terms of each of the above services range from three months to approximately 18 months, provided that KapStone Kraft's goal is to terminate all the services no later than 12 months. The total costs for the transition services would be approximately $2,500,000 based on the current terms of the respective services. If the services are terminated earlier in accordance with the terms of the agreement, the costs would be correspondingly reduced.

•
Three unbleached rollwrap base paper supply agreements pursuant to which IP and the buyers of IP's coated papers and beverage packing businesses will agree to require their rollwrap suppliers to purchase certain roll wrap paper produced by KapStone Kraft for a period of five years from the date of the closing of the sale of KPB to KapStone Kraft. Pursuant to these agreements, KapStone Kraft will agree to supply IP's suppliers (and the suppliers of the buyers of IP's coated papers and beverage packing businesses) 100% of IP's (and the respective buyers') requirements. The price of the paper is based on the published market value per ton.

•
A supply agreement for crude tall oil and black liquor soap ("CTO/BLS Supply Agreement") and a supply agreement for crude sulfate turpentine (the "CST Supply Agreement") each of which are byproducts of the Kraft pulping process, pursuant to which KapStone Kraft will agree to supply 100% of its output of crude tall oil, black liquor soap and crude sulfate turpentine from the Roanoke Rapids mill to Arizona Chemical Company ("Arizona Chemical"), one of IP's subsidiaries, for an initial term of 20 years. KapStone Kraft is not required to produce any minimum quantities of the above byproducts. The pricing under the CTO/BLS Supply Agreement is based on the weighted average of actual prices paid by Arizona Chemical to domestic third party suppliers. The pricing under the CST Supply Agreement is fixed for a limited term and will be adjusted thereafter in accordance with actual changes in the market price.

•
Pulpwood supply agreements pursuant to which the purchaser of certain timberlands formerly owned by IP will agree to supply certain pulpwood to KapStone Kraft for a period of 20 years from the effective date of the agreement. KapStone Kraft will agree to purchase the base volume that will be established by a minimum harvest plan applicable for each harvest year. KapStone Kraft further has the right to purchase additional option volume each harvest year. The pricing is based on a weighted average cost of open market purchases.

•
A residual woodchip agreement pursuant to which IP's wood products business or the buyer of such business will agree to sell residual chips produced at IP's Seaboard sawmill to KapStone Kraft for a term of 15 years, unless sooner terminated. KapStone Kraft must purchase IP's or the buyer's total chip production at such sawmill over the term of this agreement, but KapStone Kraft is not precluded from purchasing chips from additional suppliers. The pricing is based on published prices provided by an industry-recognized timber-pricing service.

•
A container supply agreement pursuant to which IP will agree to be the exclusive provider of certain corrugated paperboard packaging products to KapStone Kraft for a term of five years from the date of the closing of the sale of KPB to KapStone Kraft. The pricing is based on published market value per ton subject to changes in market price.

•
A joint purchasing agreement pursuant to which IP, KapStone Kraft and other participants (which are formerly owned or businesses which may be sold by IP) will agree to participate in a pooling arrangement for the procurement of certain commodities and services to benefit from volume discounts. Pursuant to the terms of the agreement, KapStone Kraft will commit to purchase through the vendors recommended by IP no less than 90% of the aggregate dollar amount of its actual requirements for the products and services on its participant list. KapStone Kraft, in its sole discretion, can determine the products and services to be included on its participant list.

•
A valve and chuck agreement pursuant to which IP's beverage packaging business will agree to sell to KapStone Kraft certain valves and chucks used in the construction of dunnage bags. The pricing for the valve assembly is based on market value as adjusted by a formula mutually agreed upon by the parties. The pricing for chucks is fixed. This agreement will expire on December 31, 2008 unless otherwise agreed to by the parties.

•
A dunnage bag supply agreement, pursuant to which KapStone Kraft will agree to be the exclusive supplier to IP of certain dunnage bags for a term of five years from the date of the closing of the sale of the kraft paper business to KapStone Kraft. The pricing is based on published market prices.

•
A sales solicitation agreement pursuant to which KapStone Kraft will earn a commission on its sale of bleached and claycoated kraft paper produced by IP to KPB's current customers for a term of five years from the date of the closing of the sale of KPB to KapStone Kraft.

•
A patent license agreement pursuant to which IP will grant to KapStone Kraft an exclusive, perpetual, irrevocable, royalty-free, freely transferable, worldwide license to make, use and sell dunnage bags constructed using coated flexible paper substrates.

•
A proprietary rights license agreement pursuant to which IP will provide KapStone Kraft a perpetual, irrevocable, royalty-free, non-exclusive license to all proprietary rights, such as best practices manuals, used in the operation of KPB that are not otherwise transferred by IP to KapStone Kraft pursuant to the terms of the Purchase Agreement. IP will have the right to terminate the agreement in the event of certain changes of control of Kapstone Kraft (for example, a merger, an acquisition of beneficial ownership of more than 50% of KapStone Kraft's common stock or a sale of substantially all of KapStone Kraft's assets) within five years after Stone's acquisition of KPB involving any of the five largest competitors of IP to be named at the time of the closing of the sale of KPB (and updated annually thereafter).

•
A tax-exempt bond agreement which describes the parties' respective obligations with respect to certain facilities to be transferred by IP to KapStone Kraft pursuant to the terms of the Purchase Agreement which have been financed with tax-exempt bonds to be retained by IP.

•
A spare parts agreement pursuant to which IP will agree to make available for purchase from time to time in accordance with the agreement certain spare parts, but KapStone Kraft will not be obligated to purchase such parts.

•
A linerboard supply agreement pursuant to which KapStone Kraft will agree to supply linerboard to IP for a period of nine months from the date of the closing of the sale of KPB to KapStone Kraft. IP may require KapStone Kraft to supply or KapStone Kraft may require IP to purchase up to 3,000 tons of the linerboard a month upon giving the other party 45 days' prior notice. The price of the linerboard is based on the published market price as adjusted by a formula mutually agreed upon by the parties.

Stone believes that the material terms of the foregoing supply agreements are comparable to the terms that would be given to an unrelated third party in an arm's length transaction.

Reasonable Efforts; Notification

Stone, KapStone Kraft and IP have agreed that they will use their commercially reasonable efforts to take all actions, and to do or cause to be done all things, which are necessary, proper or advisable to consummate, close and make effective as promptly as practicable, the transactions contemplated by the Purchase Agreement, including commercially reasonable efforts to obtain certain material consents from governmental entities and third parties.

IP will promptly deliver to Stone and KapStone Kraft in a supplemental schedule any information which existed, had occurred or was known on the date of signing the Purchase Agreement, that was required to be disclosed in a schedule to the Purchase Agreement, or would have been required to correct any inaccuracy in a schedule to the Purchase Agreement, whether or not material. IP's obligation to indemnify Stone and Buyer with respect to any losses arising out of information disclosed on the supplemental schedule depends on whether the loss exceeds $250,000 and whether the supplemental schedule was delivered to Stone and KapStone Kraft within ten business days after the closing, or after such ten day period.

Indemnification

IP has agreed to hold harmless Stone, KapStone Kraft and their respective affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns against certain losses, suffered or sustained as a result of, in connection with, relating to or by virtue of (i) any misrepresentation or breach of any representation or warranty by IP in the Purchase Agreement or any schedule or closing certificate furnished by IP; provided that IP will not have any liability under this subsection unless and until the aggregate amount of all losses under this subsection (including, losses arising out of assumed environmental liabilities) exceeds $1,000,000, in which event recovery will be limited to the aggregate amount of such losses in excess of the $1,000,000 with a cap not to exceed $15,000,000; (ii) any nonfulfillment or breach of any covenant or agreement of IP; (iii) any liability in connection with the consummation of the transactions to any prospective buyer with whom IP or any of its agents have had discussions regarding the disposition of KPB; (iv) any excluded liability or excluded asset; (v) any failure to comply with "bulk sales" laws applicable to the transactions; or (vi) any claim, action, suit or proceeding relating to any of the foregoing. The $1,000,000 threshold amount and $15,000,000 cap do not apply with respect to breaches by IP of representations relating to IP's organization, the due authorization and approval of the Purchase Agreement and title to assets.

IP has also agreed to indemnify Stone, KapStone Kraft and their respective affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns against losses as a result of certain tax matters, including unpaid taxes attributable to tax periods prior to the closing of the acquisition and environmental liabilities that have been assumed by Stone and KapStone Kraft. The overall indemnification by IP for certain losses includes losses resulting from assumed environmental liabilities, subject to a $1,000,000 threshold and a cap of $15,000,000. IP's indemnification for assumed environmental liabilities will survive for three years after the closing of the acquisition. However, with respect to environmental claims, the cap described above will be reduced by $1,800,000 every six months during the three year survival period.

The representations and warranties of IP will survive the closing for a period of two years, except that IP's representations with respect to (i) environmental matters will survive for three years; (ii) due authorization approval of the Purchase Agreement and title to the assets of KPB will survive indefinitely; and (iii) certain tax matters will survive for the applicable statute of limitations. Certain other representations and warranties by IP with respect to the condition of the assets of KPB, the condition of buildings and structures or owned and leased land will survive for a shorter period.

Each of Stone and KapStone Kraft have agreed to hold harmless IP and its affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns against any loss suffered or sustained as a result of, in connection with, relating to or by virtue of (i) any misrepresentation or breach of any representation or warranty, by Stone or KapStone Kraft in the Purchase Agreement or any schedule or closing certificate furnished by Stone or KapStone Kraft; (ii) any nonfulfillment or breach of any covenant or agreement of Stone or KapStone Kraft set forth in the Agreement; (iii) any assumed liability; or (iv) any claim, action, suit or proceeding relating to any of the foregoing.

Fees and Expenses

Each of IP on the one hand, and Stone and KapStone Kraft, on the other, are responsible for their own fees and expenses (including, without limitation, legal and accounting fees and expenses) in connection with the Purchase Agreement and the transactions contemplated thereby.

Public Announcements

Stone and IP have agreed that neither will make any public announcements concerning the transactions provided for in the Purchase Agreement without the prior approval of the other party as to the timing and content of such announcement (which approval may not be unreasonably withheld or delayed), except to the extent advisable under applicable law or rules and regulations of, or an agreement required by or advisable under applicable law or rules and regulations of, or an agreement with, any stock exchange or trading system. If a public announcement is required by or advisable under applicable law or stock exchange regulation, Stone or IP will, to the extent practicable, provide the other party with reasonable advance notice of, and an opportunity to comment on such public announcement prior to release.

Conditions to the Completion of the Acquisition

Each of Stone's, KapStone Kraft's and IP's obligations to effect the acquisition is subject to the satisfaction or waiver of the following specified conditions before completion of the acquisition:

Conditions to Stone's obligations

The obligations of Stone and KapStone Kraft to effect the acquisition are subject to the following conditions, which may be waived only in a writing executed by Stone:

•
The representations and warranties of IP that are qualified as to materiality or material adverse effect must be true and correct as of the closing date and those not qualified as to materiality or material adverse effect must be true and correct in all material respects, as of the closing date, except that representations and warranties that address matters as of another date, must be true and correct as of such other date;

•
IP must have performed and observed in all material respects all covenants and obligations required to be performed or observed by it prior to closing pursuant to the Purchase Agreement and related documents;

•
The consummation of the transactions must not be prohibited by any legal requirement or subject Stone or KapStone Kraft or any of their affiliates, KPB or any of the KPB assets to any material penalty or liability arising under any legal requirement or imposed by any governmental authority that is not otherwise disclosed in the Purchase Agreement or in any schedule to the Purchase Agreement;

•
There must be no judgment, order, decree, stipulation, injunction or charge existing before any governmental authority in each case which could reasonably be expected to prevent or prohibit consummation of any transactions pursuant to the transaction documents, cause any such transaction to be rescinded following such consummation or materially and adversely affect KapStone Kraft's right to acquire the KPB assets or conduct the business or Stone's, KapStone Kraft's or IP's performance of their respective obligations pursuant to the transaction documents; no action, suit or proceeding shall be pending that a reasonable person knowledgeable in such matters would conclude could have a high likelihood of having any such effect;

•
All material filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to, or with any governmental authority or any other person that are required to be obtained by IP will have been made or obtained, and all applicable waiting periods under antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, will have expired or been terminated;

•
Stone's stockholders must have approved the transaction with holders of less than 20% of the IPO shares exercising their redemption rights;

•
All liens, except for permitted exceptions, with respect to the KPB assets must be released and terminated, or insured by the title company;

•
IP's auditor shall have given its consent to Stone to use IP's audited financial statements with respect to KPB in Stone's proxy statement;

•
KapStone Kraft must have obtained the debt financing referenced in the commitment letter from LaSalle Bank, N.A. with respect to a $95,000,000 senior secured credit facility to be used by KapStone Kraft to fund a portion of the purchase price of the acquisition;

•
IP must have entered into an amendment to Tim Keneally's Confidentiality and Non-Competition Agreement. IP customarily enters into confidentiality and non-competition agreements with its officers which provide certain covenants that the officers are bound by after the termination of employment with IP. The amendment will allow

  Mr. Keneally to carry out his duties as a member of Stone's management without violating the confidentiality and non-competition agreement; and

•
IP must deliver all closing documents; and take all corporate actions required to be taken to effect the sale of KPB.

Conditions to IP's obligations

The obligation of IP to effect the acquisition is further subject to the following conditions, which may be waived only in a writing executed by IP:

•
The representations and warranties of Stone and KapStone Kraft that are qualified as to materiality or material adverse effect must be true and correct as of the closing date, and those not qualified as to materiality or material adverse effect must be true and correct in all material respects, as of the closing date, except that representations and warranties that address matters as of another date, must be true and correct as of such other date;

•
Each of Stone and KapStone Kraft must have performed in all material respects all covenants or obligations required to be performed by each pursuant to the Purchase Agreement and related documents prior to the closing date;

•
The consummation of the transactions will not be prohibited by any legal requirement or subject IP to any material penalty or liability arising under any legal requirement or imposed by any governmental authority that is not otherwise disclosed in the Purchase Agreement or in any schedule to the Purchase Agreement;

•
All material filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any governmental authority or any other person that are required for the consummation of the transactions will have been made or obtained, and all waiting periods applicable to the transactions under applicable antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been terminated;

•
There must be no judgment, order, decree, stipulation injunction or charge existing before any governmental authority in each case which could reasonably be expected to prevent or prohibit the consummation of any transactions pursuant to the transaction documents, cause any such transaction to be rescinded following such consummation or materially and adversely affect KapStone Kraft's right to acquire the KPB assets or conduct the business, or Stone's or KapStone Kraft's or IP's performance of their obligations pursuant to the transaction documents; no action, suit or proceeding shall be pending that a reasonable person knowledgeable in such matters would conclude could have a high likelihood of having any such effect; and

•
Stone and KapStone Kraft must have delivered all closing documents and taken all corporate actions required to be taken to purchase the KPB assets.

Certain Obligations with Respect to Employees and Benefits

KapStone Kraft has agreed to assume certain collective bargaining agreements and to provide benefits through the expiration of those agreements, including the provision of pension and post-retirement medical benefits that are substantially similar to the collectively bargained benefits previously negotiated by IP. To the extent entitlement to pension and post-retirement medical benefits under these agreements are vested at the time of the transaction, the liabilities associated with the provision of those benefits are excluded liabilities that are retained by IP under the Purchase Agreement, and KapStone Kraft will not assume those liabilities. However, to the extent post-retirement liabilities for collectively bargained employees at the time of the closing are greater than the liabilities for vested benefits retained by IP, KapStone Kraft intends to provide credits after closing to the applicable employees under the benefits plans it establishes such that these employees receive benefits after the closing that are substantially similar to those previously negotiated by IP under the collective bargaining agreements. Consequently, these liabilities will be obligations of KapStone Kraft. The amount of these assumed liabilities, for financial accounting purposes, has been determined to be approximately $3,015,000. In addition KapStone Kraft has agreed to undertake certain other obligations with respect to the KPB employees who continue to work for KapStone Kraft after the closing, including, without limitation:

•
Offering employment to all KPB employees, at the same base rate of pay, other than any person who has previously indicated to Stone that they do not want to relocate from the Memphis, TN executive office;

•
Providing credits to KPB employees who participated in certain of IP's employee benefit plans and fringe benefit programs for service (for purposes of eligibility and vesting), co-payments and deductibles, and a waiver of certain pre-existing conditions and waiting period limitations in connection with certain benefit plans to be provided by KapStone Kraft after the closing;

•
Providing certain agreed upon benefits to KPB employees, who are not members of the union, for a period of 12 months after the closing; provided, that Stone is not obligated to provide any particular plan or benefit that was provided by IP prior to the closing, Stone is not required to establish a defined benefit pension plan, and Stone is not assuming any outstanding options as of the closing date issued to KPB employees;

•
Establishing a 401(k) plan;

•
Making severance payments to any KPB employee who accepts KapStone Kraft's offer of employment and participated in the IP severance plan, if such employee is discharged by KapStone Kraft within 12 months of the closing for any reason other than for cause; and

•
Indemnifying IP for any losses and other liabilities arising out of all salaries, commissions and vacation entitlements, accrued but unpaid as of the closing and assumed by KapStone Kraft under the terms of the Purchase Agreement, and certain liabilities expressly assumed by KapStone Kraft with respect to the KPB employees.

IP has agreed that with respect to the KPB employees, it will remain responsible for:

•
Certain health and welfare and disability claims that were incurred prior to the closing of the acquisition;

•
All benefits payable to KPB employees who were determined to be totally and permanently disabled as of the close of business immediately prior to the closing date, and all worker compensation claims not assumed by Stone;

•
Providing retiree life insurance and health benefits to any KPB employee who was eligible for such benefits as of the close of business immediately prior to the closing date; and

•
Except as expressly set forth in the Purchase Agreement, paying or providing for the payment of all employment-related obligations, commitments and liabilities of IP that are excluded liabilities retained by IP under the Purchase Agreement, relating to the operation of the KPB business prior to closing.

No Claim Against Trust Account

IP acknowledges that if Stone does not complete a business combination by August 15, 2007, Stone will be obligated to return to its stockholders the amounts being held in its trust account. Accordingly, except for any claim relating to fraud, which in this context would be if Stone, during the course of negotiating the Purchase Agreement, knowingly misrepresented the truth or concealed a material fact to induce IP to enter into the transaction, IP has waived all rights against Stone to collect from Stone's trust account any monies that may be owed to IP by Stone for any reason whatsoever, including but not limited to a breach of the Purchase Agreement by Stone or any negotiations, agreements or understandings with Stone (other than as a result of the consummation of the transaction, pursuant to which IP would have the right to collect the monies in Stone's trust account), and will not seek recourse against Stone's trust account for any reason whatsoever.

Financing

Stone and KapStone Kraft will use their reasonable commercial efforts to take actions necessary to (i) maintain in effect the acquisition financing and the commitment letter from LaSalle; (ii) enter into definitive financing agreements with respect to the acquisition financing; and (iii) consummate the acquisition financing prior to the closing. In the event that the terms of the commitment letter are due to expire within 45 days, Stone and KapStone Kraft will use their commercially reasonable efforts to extend the terms for an additional 30 days unless this proxy statement has already been mailed to Stone's shareholders and Stone and IP agree that the closing is most likely to occur prior to the expiration of the commitment letter.

If the acquisition financing or the commitment letter (or any definitive financing agreement relating thereto) expires or is terminated prior to the closing, in whole or in part, for any reason, Stone and KapStone Kraft shall (i) promptly notify IP of such expiration or termination and the reasons therefor; and (ii) use commercially reasonable efforts to arrange for alternative financing on substantially the same terms as set forth in the existing commitment letter in an amount sufficient to consummate the transactions contemplated by the transaction documents.

Subject to certain conditions set forth in the Purchase Agreement, Stone has agreed to contribute $90,000,000 from Stone's trust account to fund part of the purchase price. In the event that the acquisition financing is reduced to an amount that is insufficient to complete the acquisition and to pay the fees and expenses of the transaction, Stone may increase the amount to be funded from the trust account to the extent that amounts are available in the trust account after satisfaction of the redemption right of investors.

IP Non-Compete

For a period of three years from the closing date, IP will not, and will not permit its affiliates to:

•
engage in the manufacture, marketing or sale of unbleached kraft paper and inflatable dunnage products;

•
induce or attempt to solicit or induce any customer, supplier or licensee of KPB to cease doing business with KPB, or interfere with any customer or business relationship with KPB; or

•
solicit, hire, retain or attempt to solicit, hire, retain or attempt to encourage any KPB employees to leave their employment, unless their employment is terminated by KapStone Kraft.

Termination

The Purchase Agreement may be terminated at any time prior to the closing of the acquisition, as follows:

•
by mutual consent of Stone and IP;

•
by Stone or IP if the acquisition proposal is not approved by the required vote of Stone's stockholders or if holders of 20% or more of the IPO shares exercise their redemption rights;

•
by Stone or IP if the other party has breached any of its material covenants, or if any representations or warranties are false or misleading in any material respect, provided that such termination cannot be the result of any breach of any covenant, representation or warranty of the terminating party, and provided further that each party shall have ten business days to cure any such breach after notice;

•
by Stone or IP if any governmental authority takes any action to permanently restrain, enjoin or prohibit the acquisition and such action becomes final and nonappealable; and

•
by Stone or IP if the closing has not occurred by December 31, 2006, provided that the right to terminate shall not be available to any party whose breach of the Purchase Agreement caused or resulted in the delay of the closing.

Effect of Termination

In the event of termination by either IP or Stone, all further obligations and rights of the parties under the Purchase Agreement will terminate, with each party responsible for its own costs and expenses except that, in the event that the Purchase Agreement is terminated pursuant to the third or fifth bullet point above, a party will remain liable for any breach of the Purchase Agreement that occurred prior to the date of termination.

Governing Law

The Purchase Agreement is governed by the laws of the State of New York.

Assignment

The Purchase Agreement may not be assigned by any party without prior written consent of the counterparty.

Amendment

No waiver, amendment, modification or supplement of the Purchase Agreement will be binding upon IP, Stone or KapStone Kraft unless such waiver, amendment, modification or supplement is set forth in writing and is executed by the parties.

Further Assurances

Each of Stone and IP agree that it will, and will cause its affiliates to, execute all documents and take any other action which is reasonably requested by a party to execute or take to further effectuate the transactions contemplated by the Purchase Agreement.

ACQUISITION FINANCING

Stone has received a commitment letter from LaSalle Bank, N.A. with respect to a $95,000,000 senior secured credit facility to be used by Stone at the closing of the acquisition to fund up to $65,000,000 of the purchase price of the acquisition and approximately $4,200,000 in transaction fees and expenses, and thereafter to provide working capital for KPB. This senior secured credit facility is to be comprised of a $35,000,000 senior secured revolving credit facility and a $60,000,000 senior secured term loan. A form of the Credit Agreement is attached to this proxy statement as Annex D. The material terms of the commitment for the senior secured credit facility are as follows:

•
Each of the revolving credit facility and term loan will have a maturity date of five years from the closing date of the acquisition;

•
The credit facilities will be secured by a first priority security interest in substantially all existing and after acquired real and personal assets of KapStone Kraft, and all products and proceeds of the assets;

•
At KapStone Kraft's option, the credit facility will bear interest at a rate per annum equal to either (1) the "Base Rate" (which is the higher of (a) the rate publicly announced from time to time by the Administrative Agent as its "prime rate" and (b) the Federal Funds Rate plus 0.5% per annum), plus a Base Rate Margin (as defined below) or (2) LIBOR, plus the LIBOR Margin as defined below. The Base Rate Margin will be 0% with respect to the revolving credit facility and 0.25% with respect to the term loan, subject to upward or downward adjustment after December 31, 2006 based upon the total leverage ratio of KapStone Kraft at the end of each fiscal quarter. The LIBOR Margin will be 1.50% with respect to the revolving credit facility and 1.75% with respect to the term loan, subject to upward or downward adjustment after December 31, 2006 based upon the total leverage ratio of KapStone Kraft at the end of each fiscal quarter;

•
Availability for borrowing under the senior secured revolving credit facility will be based on advance rates of 85% against eligible accounts receivable and 65% against eligible inventory. The Credit Agreement imposes customary reserves and criteria for determining eligibility of accounts receivable and inventories. In the case of accounts receivable, limitations on eligibility include receivables that are over 90 days past invoice date (with limited exceptions), that arise outside of the ordinary course of business and are not subject to a first priority lien in favor of LaSalle, and receivables for which the account debtor is located in a foreign jurisdiction (with limited exceptions). In the case of inventories, limitations on eligibility include inventory that is not subject to a first priority lien in favor of LaSalle, and inventory that is not saleable, is slow moving or obsolete or is subject to an agreement that would impair the ability of LaSalle to sell such inventories. Certain categories of inventory, such as work-in-progress inventory, supplies, repair materials, butt rolls, pallets or packaging are also considered ineligible;

•
KapStone Kraft must make scheduled principal payments with respect to the term loan commencing on the date that is the last day of the third month after the closing of the acquisition, and every three months thereafter. The scheduled quarterly payments begin at $1,875,000 for the first 12 month period after closing, and increase to $2,250,000 for the final 12 month period. Management believes that KapStone Kraft's cash flow from operations will be sufficient to fund all such payments, and that such payments will not have a material adverse effect on the Company's business plans, liquidity and growth opportunities. Mandatory prepayments of the facilities must also be made upon the issuance of debt or equity securities (subject to certain exceptions), the sale or disposition of assets, and 50% of excess cash flow during 2007 and 2008. Pursuant to the terms of the Credit Agreement, excess cash flow is defined as EBITDA for such period, minus scheduled repayments of principal of the term loan made during such period, minus voluntary prepayments of the term loan during such period, minus cash payments made in such period with respect to capital expenditures, minus all income taxes paid in cash during such period, minus cash interest expense during such period, minus any cash losses (and plus any cash gains) from extraordinary items to the extent excluded from the calculation of EBITDA, minus any increase in adjusted working capital for such period; and

•
The commitment letter expires on December 31, 2006.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the historical unaudited balance sheets of Stone and KPB as of June 30, 2006, giving effect to the transactions described in the Purchase Agreement (with purchase accounting applied to the acquired KPB business and related financing) as if they had occurred on June 30, 2006.

The following unaudited pro forma condensed consolidated statements of income combine (i) the historical statements of income of Stone and KPB for the six month period ended June 30, 2006, and (ii) the historical statements of income of Stone for the period from April 15, 2005 (Date of Inception) to December 31, 2005, and KPB for the year ended December 31, 2005, giving effect to the transactions described in the Purchase Agreement (with purchase accounting applied to the acquired KPB business and related financing) as if they had occurred on January 1, 2005.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets of the acquired KPB business.

The unaudited pro forma condensed consolidated balance sheet at June 30, 2006 and unaudited pro forma condensed consolidated statement of income for the six month period ended June 30, 2006 and the year ended December 31, 2005 have been prepared using two different levels of approval of the transaction by the Stone stockholders, as follows:

•
Assuming No Redemption: This presentation assumes that none of the Stone stockholders exercise their redemption rights; and

•
Assuming Maximum Redemption: This presentation assumes that 19.9% of the Stone stockholders exercise their redemption rights.

Stone is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Stone and KPB and the related notes thereto included elsewhere in this proxy. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
At June 30, 2006
(amounts in thousands except share data)

	Stone	KPB	Pro Forma Adjustments (assuming no redemption)		Pro Forma (assuming no redemption)	Pro Forma Adjustments (assuming maximum redemption)		Pro Forma (assuming maximum redemption)
Assets
Current assets:
Cash	$1,428	$1	$113,608	A	$24,844	$(22,676)	I	$2,168
			(153,137)	B
			(1)	B
			65,000	C
			(1,200)	D
			(855)	E
Cash and investments, held in trust	113,608		(113,608)	A
Accounts receivable, net		31,233			31,233			31,233
Inventories, net		21,632	1,479	B	23,111			23,111
Prepaid expenses	25	2,346	(342)	B	2,029			2,029

Total current assets	115,061	55,212	(89,056)		81,217	(22,676)		58,541
Plant, property and equipment, net		207,466	(96,000)	B	111,466			111,466
Other assets	1,046	4,195	855	E	5,050			5,050
			(1,046)	F
Intangible assets			700	B	816			816
			116	G
Deferred income taxes	222		1,191	B	1,413			1,413

Total assets	$116,329	$266,873	$(183,240)		$199,962	$(22,676)		$177,286

Liabilities and Stockholders' Equity
Current liabilities:
Revolver	$—	$—	$5,000	C	$5,000	$—		$5,000
Accounts payable		8,992			8,992			8,992
Accounts payable to International Paper Company,net		127	(127)	B
Accrued expenses	877	8,164	(1,089)	B	7,952			7,952
Deferred income taxes	42				42			42
Current portion long term debt			7,500	C	7,500			7,500

Total current liabilities	919	17,283	11,284		29,486			29,486
Long term debt		24,631	(24,631)	B	52,500			52,500
			52,500	C
Asset retirement obligations-matures in 2018		1,797			1,797			1,797
Employment benefit liability			3,015	B	3,015			3,015
Common stock, subject to possible redemption — 3,998,000 shares	22,160		(22,160)	H
Deferred interest attributable to common stock subject to possible redemption (net of taxes of $266)	516		(516)	H
Stockholders' equity:
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding
Common stock — $.0001 par value, 175,000,000 shares authorized; 25,000,000 shares issued and outstanding (including 3,998,000 shares of common stock subject to possible redemption)	2				2			2
Additional paid-in capital	91,099		22,160	H	112,059	(22,160)	I	89,899
			(1,200)	D
Income accumulated during the development stage	1,633		(1,633)	F
Divisional control account		223,162	(223,162)	F
Retained earnings			587	F	1,103	(516)	I	587
			516	H

Total stockholders' equity	92,734	223,162	(202,732)		113,164	(22,676)		90,488

Total liabilities and stockholders' equity	$116,329	$266,873	$(183,240)		$199,962	$(22,676)		$177,286

Please see notes to unaudited pro forma financial statements.

 Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2006
(amounts in thousands except share data and per share data)

	Stone	KPB	Pro Forma Adjustments (assuming no redemption)		Pro Forma (assuming no redemption)		Pro Forma Adjustments (assuming maximum redemption)		Pro Forma (assuming maximum redemption)
Net Sales	$—	$125,249	$—		$125,249		$—		$125,249
Cost and expenses:
Cost of sales (exclusive of depreciation and amortization)		76,337		J	76,337				76,337
Distribution expenses		11,184			11,184				11,184
Depreciation and amortization		8,929	(5,295)	K	3,634				3,634
Selling, general, and administrative expenses	518	12,362		L	12,880				12,880

Operating expenses	518	108,812	(5,295)		104,035				104,035
Operating income (loss)	(518)	16,437	5,295		21,214				21,214
Other income (expense):
Bank interest	48				48				48
Interest income on cash and investments subject to redemption	2,479		(2,479)	M
Interest expense		(664)	664	N	(1,914)				(1,914)
			(1,914)	E

Total other income (expense)	2,527	(664)	(3,729)		(1,866)				(1,866)
Income before provision for income taxes:	2,009	15,773	1,566		19,348				19,348
Total provision for income taxes	677	6,095	619	O	7,391		(223)	O	7,168

Net income	1,332	9,678	947		11,957		223		12,180
Deferred interest, net of taxes, attributable to common stock subject to possible redemption	(327)		327	H

Net income allocable to holders of non-redeemable common stock	$1,005	$9,678	$1,274		$11,957		$223		$12,180

Earnings per share:
Basic	$0.05				$0.48				$0.58

Diluted	$0.05				$0.41				$0.49

Weighted-average number of shares outstanding:
Basic	25,000,000				25,000,000	P			21,002,000	P

Diluted	29,028,777				29,028,777	P			25,030,777	P

Earnings per share exclusive of interest and and shares subject to redemption:
Basic	$0.05

Diluted	$0.04

Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	21,002,000

Diluted	25,030,777

Please see notes to unaudited pro forma financial statements.

 Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2005
(amounts in thousands except share data and per share data)

	Stone	KPB	Pro Forma Adjustments (assuming no redemption)		Pro Forma (assuming no redemption)		Pro Forma Adjustments (assuming maximum redemption)	Pro Forma (assuming maximum redemption)
Net Sales	$—	$223,404	$—		$223,404		—	$223,404
Cost and expenses:
Cost of sales (exclusive of depreciation and amortization)		148,481		J	148,481			148,481
Distribution expenses		19,996			19,996			19,996
Depreciation and amortization		21,285	(14,017)	K	7,268			7,268
Selling, general, and administrative expenses	221	22,732		L	22,953			22,953

Operating expenses	221	212,494	(14,017)		198,698			198,698
Operating income (loss)	(221)	10,910	14,017		24,706			24,706
Other income (expense):
Bank interest	24				24			24
Interest income on cash and investments subject to redemption	1,436		(1,436)	M
Interest expense		(1,353)	1,353	N	(4,361)			(4,361)
			(4,361)	E

Total other income (expense)	1,460	(1,353)	(4,444)		(4,337)			(4,337)
Income before provision for income taxes:	1,239	9,557	9,573		20,369			20,369
Total provision for income taxes	421	3,693	3,781	O	7,896			7,896

Net income	818	5,864	5,792		12,473			12,473
Deferred interest, net of taxes, attributable to common stock subject to possible redemption	(189)		189	H

Net income allocable to holders of non-redeemable common stock	$629	$5,864	$5,981		$12,473		—	$12,473

Earnings per share:
Basic	$0.05				$0.50			$0.59

Diluted	$0.05				$0.46			$0.53

Weighted-average number of shares outstanding:
Basic	15,307,692				25,000,000	P		21,002,000	P

Diluted	16,547,715				27,406,015	P		23,408,015	P

Earnings per share exclusive of interest and shares subject to redemption:
Basic	$0.05

Diluted	$0.04

Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	13,247,185

Diluted	14,487,208

Please see notes to unaudited pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(amounts in thousands except share data and per share data)

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statements of income are as follows:

(A) To record the reclassification of funds held in trust by Stone.

(B) To record the payment for the acquisition of KPB, the estimated working capital adjustment, the transaction costs, and the allocation of the purchase price to the assets acquired and liabilities assumed as follows:

Calculation of Allocable Purchase Price*:
Cash	$155,000
Working capital adjustment	(3,963)
Transaction costs	2,100

Total allocable purchase price	$153,137

Estimated allocation of purchase price**:
Accounts receivable, net	$31,233
Inventories	23,111
PP&E	111,466
Other assets	6,199
Intangible assets	816
Deferred income taxes	1,191
Accounts payable	(8,992)
Accrued expenses	(7,075)
Employee benefits	(3,015)
Asset retirement obligation matures in 2018	(1,797)

KPB net assets acquired	$153,137

* The pro forma financial statements have been presented using the estimated purchase price for the assets of KPB of $153,137, the components of which are reflected above. In addition, there are two contingent earn-out payments which, if paid, would increase the purchase price and result in an increase to goodwill. The first contingent earn-out payment will be equal to 5.3 times the average annual EBITDA for KPB for the five year period immediately following the acquisition, less $165,000, provided that such payment may not exceed $35,000. The second contingent earn-out payment of $25,000 is generally payable only if the average annual EBITDA equals or exceeds $49,200 for the five year period immediately following the acquisition. These contingent payments, if any, are generally payable at the end of such five year period.

** The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets.The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consumation of the transaction.

	KPB	Adjustments		Adjusted KPB
Assets
Current assets:
Cash	$1	$(1)	(i)	$—
Accounts receivable, net	31,233		(ii)	31,233
Inventories, net	21,632	1,479	(iii)	23,111
Prepaid expenses	2,346	(342)	(i)	2,004

Total current assets	55,212	1,136		56,348
Plant, property and equipment, net	207,466	(96,000)	(iv)	111,466
Intangible assets		816	(v)	816
Deferred income taxes		1,191	(vi)	1,191
Other assets	4,195			4,195

Total assets	$266,873	$(92,857)		$174,016

Liabilities and equity
Current liabilities:
Accounts payable	$8,992	$—	(ii)	$8,992
Accounts payable to International Paper Company, net	127	(127)	(i)
Accrued expenses	8,164	(1,089)	(i)	7,075

Total current liabilities	17,283	(1,216)		16,067
Long term debt	24,631	(24,631)	(i)
Asset retirement obligation	1,797		(ii)	1,797
Pension liability		3,015	(vi)	3,015

Total liabilities	43,711	(22,832)		20,879
Control account	223,162	(70,025)		153,137

Total liabilities and equity	$266,873	$(92,857)		$174,016

  (i)
  Adjusted for KPB assets and liabilities not acquired or assumed.

  (ii)
  Recorded at book value carried on KPB's books, which is estimated by Stone management to approximate fair value.

  (iii)
  Adjusted to estimated fair market value less the costs to sell.

  (iv)
  Adjusted KPB book value to Stone management's best estimate of fair value, pending completion of appraisals.

  (v)
  Recorded estimated fair value of intangible assets ($700 intangibles and $116 goodwill) based on Stone management's estimate, pending completion of appraisals.

  (vi)
  Adjusted for pension liabilities assumed and related deferred income taxes.

(C) To record the receipt of $65,000 of bank loans, consisting of $12,500 of current liabilites ($5,000 borrowed against $35,000 revolver and $7,500 current portion of $60,000 term loan), and $52,500 long-term portion of $60,000 term loan.

(D) To record additional investment banking fees ($1,200) related to Stone share issuance directly attributable to the transaction.

(E) To record interest and bank fee amortization expense and deferred financing costs on the $60,000 term loan and the $35,000 revolving credit facility. The term loan principal was reduced from $60,000 to $52,500 during the first year due to scheduled repayments of $7,500. An additional $4,000 will be paid down in the following six months bringing the outstanding term loan balance to $48,500. Interest expense recorded for the year ended December 31, 2005 was charged at the rate of 7.14% per annum per the loan agreement (amounting to $4,015 per year). For the year ended December 31, 2005, bank fees and amortization of deferred financing costs were $346. Interest expense recorded for the six months ended June 30, 2006, was charged at a rate of 7.14% (amounting to $1,739). For the six months ended June 30, 2006, bank fees and amortization of deferred financing costs were $175. If interest rates had changed by 0.125%, interest expense would change by $71 for the year ended December 31, 2005 and by $32 for the six months ended June 30, 2006. Although the cash flows are projected to be sufficient to cover operating costs without the use of the revolving credit facility, the company may draw down on the facility. In the event that the company does utilize the revolving credit facility, interest charges will increase. The June 30, 2006 balance sheet reflects $855 of deferred financing costs.

(F) To eliminate income accumulated during development stage to retained earnings ($1,633), prepaid acquisition costs ($1,046), and KPB division control account ($223,162).

(G) To record excess purchase price over the estimated fair value of the net KPB assets acquired, pending completion of appraisals.

(H) Assuming no redemption, reclassify common stock subject to redemption to permanent equity ($22,160) and to record related deferred interest net of taxes as income ($516 since inception), $189 for the period ended December 31, 2005 and $327 for the six months ended June 30, 2006).

(I) Assuming maximum redemption, record refund of funds ($22,160) to dissenting shareholdes and related deferred interest ($516).

(J) For the major cost components of cost of sales, KPB will enter into a buying consortium together with IP to enable the continuation of procurement advantages that arise from the economies of scale. Therefore, KPB does not anticipate any significant cost increases resulting from a lack of leverage with its suppliers.

(K) To record decrease in depreciation expense due to write-down of PP&E and the establishment of new estimated useful lives and to record amortization of intangible assets. Depreciation is recorded using estimated useful lives of 40 years for buildings and 15 years for machinery and equipment. Amortization of intangible assets is recorded using estimated useful lives of 8 years.

(L) Certain corporate services are currently performed by IP for the KPB business including corporate management, legal, accounting and tax, treasury, payroll and benefits administration, public warehouse space, risk management, information technology, and centralized transaction processing. On a stand-alone basis, SG&A costs were estimated by Stone management to be higher by $2,710 for the year ended December 31, 2005, and $970 higher for the six months ended June 30, 2006. However, since these costs are estimates and not currently factually supportable, they have not been included as pro forma adjustments. The company is anticipating relocation expenses of less than $100,000 for employees' relocation from the IP corporate headquarters in Memphis.

(M) To eliminate interest income on cash and investments subject to redemption.

(N) To eliminate interest expense on environmental bonds not assumed.

(O) To adjust income taxes due to pro forma income adjustments.

(P) Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares as follows:

	Year ended December 31, 2005
	Assuming no redemption (0%)	Assuming maximum redemption (19.9%)
Stone pro forma weighted average shares-basic*	25,000,000	21,002,000
Incremental shares on exercise of warrants**	2,406,015	2,406,015

Stone pro forma weighted average shares-diluted	27,406,015	23,408,015

* Assuming IPO occurred at January 1, 2005

** Assuming stock price of $5.32 per share based on the average share price from April 15, 2005 through December 31, 2005

	Six months ended June 30, 2006
	Assuming no redemption (0%)	Assuming maximum redemption (19.9%)
Stone pro forma weighted average shares-basic	25,000,000	21,002,000
Incremental shares on exercise of warrants**	4,028,777	4,028,777

Stone pro forma weighted average shares-diluted	29,028,777	25,030,777

** Assuming stock price of $5.56 per share based on the average share price from January 1, 2006 through June 30, 2006

PROPOSAL II

THE NAME CHANGE AMENDMENT PROPOSAL

General Description of the Amendment

The amendment would change the name of Stone to "KapStone Paper and Packaging Corporation." The form of the certificate of amendment of the certificate of incorporation to, among other things, change the name, is attached hereto as Annex B.

Stone's Reasons for the Amendment

Stone's board of directors has concluded that the name "KapStone Paper and Packaging Corporation" better reflects the business Stone will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Stone with its operating business and, accordingly, believes the amendment is in the best interests of the stockholders.

Recommendation and Vote Required

The approval of the name change amendment proposal will require the affirmative vote of the holders of a majority of the issued outstanding shares of Stone's common stock on the record date.

Stone's initial stockholders intend to vote their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" the name change amendment proposal.

Stone's board of directors unanimously recommends that its stockholders vote "For" the approval of the name change amendment proposal.

PROPOSAL III

THE ARTICLE SIXTH AMENDMENT PROPOSAL

General Description of the Amendment

Stone is proposing to remove the preamble and sections A through D, inclusive, of Article SIXTH of Stone's certificate of incorporation and to redesignate section E of Article SIXTH as Article SIXTH upon consummation of the acquisition. If the acquisition is not approved, the Article SIXTH amendment will not be presented at the meeting. The certificate of amendment to the certificate of incorporation to, among other things, revise Article SIXTH, is attached hereto as Annex B.

Stone's Reasons for the Amendment

In the judgment of Stone's board of directors, the Article SIXTH amendment is desirable, as sections A through D relate to the operation of Stone as a blank check company prior to the consummation of a business combination and by virtue of the preamble to the Article SIXTH, will terminate once a business combination is effected. The proposed Article SIXTH amendment removes language that will be rendered moot by virtue of the acquisition.

Recommendation and Vote Required

The approval of the Article SIXTH amendment proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Stone's common stock on the record date.

Stone's officers and directors intend to vote their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" the Article SIXTH amendment proposal.

Stone's board of directors unanimously recommends that its stockholders vote "For" the approval of the Article SIXTH Amendment.

PROPOSAL IV

THE STONE 2006 INCENTIVE PLAN PROPOSAL

General Description of the Incentive Plan Proposal

Stone's 2006 incentive plan, or the Plan, has been approved by Stone's board of directors and will take effect upon consummation of the acquisition, subject to stockholder approval. References to "we," "us," or "our" refer to Stone.

The purpose of the 2006 incentive plan is to enable us to attract, retain, motivate and provide additional incentives to certain directors, officers, employees, consultants and advisors, whose contributions are essential to our growth and success by enabling them to participate in our long-term growth through the exercise of stock options and the ownership of our stock.

The following is a summary of the material provisions of the 2006 incentive plan and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this proxy statement as Annex C.

Summary of the Incentive Plan

Administration.    The 2006 incentive plan will be administered by a committee of our board of directors of not less than two members of the board, each of whom shall be an outside director. The term "outside director" is defined in Section 162(m) of the Internal Revenue Code and is distinct from "independent director" as such term is defined by the various stock exchanges and SEC regulations. A member of the board of directors would be deemed to be an "outside director" if the director (1) is not a current employee of Stone; (2) is not a former employee of Stone who receives compensation for prior services during the taxable year (other than benefits under a tax-qualified retirement plan); (3) has not been an officer of Stone; and (4) does not receive remuneration (e.g., any payment in exchange for goods or services) from Stone, either directly or indirectly, in any capacity other than as a director. For purposes of the following discussion, the term "Administrator" means the committee to which the board of directors delegated its authority as provided above. The Administrator has the authority, subject to the terms of the 2006 incentive plan, to determine the individuals to whom options will be granted, the times at which options will be granted and the terms and conditions of the options.

Shares That May Be Issued Under the 2006 Incentive Plan.    A maximum of 3,000,000 shares of our common stock, which number may be adjusted as described below, are available for issuance pursuant to options, restricted stock awards or stock appreciation rights, which we refer to herein collectively as Awards, granted under the 2006 incentive plan. If any Award is forfeited or expires without being exercised, or if restricted stock is repurchased by Stone, the shares of stock subject to the Award shall be available for additional grants under the Plan. The number of shares available under the 2006 incentive plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

Eligibility.    Awards may be granted to employees, officers and directors of, and consultants or advisors to, Stone and any subsidiary corporations. Options intended to qualify, under the standards set forth in certain federal tax rules, as incentive stock options ("ISOs") may be granted only to employees while actually employed by us. Non-employee directors, consultants and advisors are not entitled to receive ISOs.

Estimate of Benefits.    Until and unless approved by Stone's stockholders, no grants will be made under the 2006 incentive plan. We cannot determine the benefits to be received by our directors or officers under the 2006 incentive plan or the benefits that would have been received by our directors and officers in 2005 had the plan been in effect in 2005.

Types of Awards.

Stock Options.    ISOs granted under the 2006 incentive plan are exercisable for a period fixed by the Administrator, but no longer than 10 years from the date of grant, at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive option granted under the 2006 incentive plan to a stockholder who owns (or is deemed to own) more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Shares on the date of grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. Nonqualified options granted under the 2006 incentive plan are exercisable for a period fixed by the Administrator, but no longer than 10 years from the date of grant, at an exercise price which is not less than the fair market value of the Shares on the date of the grant.

Options granted under the 2006 incentive plan to employees (including officers) of Stone may be exercised only while the optionee is employed by Stone or within three months of the date of termination of the employment relationship, except that: (i) if the individual is terminated for cause, the option shall terminate immediately and no longer be exercisable, (ii) if such options are nonqualified options which are exercisable at the time the optionee's employment is terminated by death or permanent disability, such options may be exercised within two years of the date of termination of the employment relationship, (iii) if such options are incentive options which are exercisable at the time the optionee's employment is terminated by death or permanent disability, such options may be exercised within one year of the date of termination of the employment relationship, and (iv) in the case of the retirement of an optionee, (a) nonqualified options will be exercisable prior to the date which is the earlier of two years following the date of retirement or the expiration date of the option and (b) incentive options will be exercisable prior to the earlier of the date which is three months following the date of retirement or the expiration of the option. With respect to options granted to individuals who are not employees of Stone, the Administrator shall determine the consequences, if any, of the termination of the optionee's relationship with Stone. Payment of the exercise price of an option may be made by cash, by surrender of shares having a fair market value equal to the exercise price, or by any other means that the Administrator determines.

Restricted Stock.    Each restricted stock award will be evidenced by a written restricted stock grant agreement. No cash or other consideration will be required to be paid by the plan participant to receive the shares other than in the form of services performed under the terms and conditions determined by the Administrator and specified in the restricted stock agreement. Terms and conditions for shares that are part of the award may include the completion of a specified number of years of service or attaining certain performance goals prior to the restricted shares subject to the award becoming vested. Upon termination, if the restricted stock is not vested, Stone may repurchase the restricted stock from the participant on the terms and conditions contained in the restricted stock grant agreement.

Stock Appreciation Rights or SARs.    A stock appreciation right means the right to receive payment in shares of common stock or, if permitted by Section 409A of the Code without causing the stock appreciation rights to be treated as deferred compensation subject thereto, cash in an amount equal to the excess of the fair market value of the shares on the date of exercise and the fair market value of the shares at the time of grant. Each stock appreciation right will be evidenced by a written stock appreciation right agreement. No cash or other consideration will be required to be paid by the plan participant to receive the cash or shares, other than the terms and conditions determined by the Administrator and specified in the stock appreciation right agreement. Terms and conditions for shares that are part of the award could include the completion of a specified number of years of service or attaining certain performance goals prior to the rights subject to the award becoming vested. A plan participant holding a stock appreciation right will have none of the rights of a stockholder (including the right to receive the payment of cash dividends) until such time as shares, if any, are actually issued. Upon termination of the employment of an employee, any unvested portion of a stock appreciation right will be forfeited.

A participant may be granted more than one Award under the 2006 incentive plan. The Administrator will, in its discretion, determine (subject to the terms of the 2006 incentive plan), among other things, who will be granted an Award, the time or times at which Awards shall be granted, and the number of shares subject to each Award, whether options are incentive options or nonqualified options, the manner in which options may be exercised and the vesting schedule of any Award. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of Stone and its subsidiaries and such other factors deemed relevant in accomplishing the purposes of the 2006 incentive plan.

Federal Income Tax Consequences.    The following is a general summary of the federal income tax consequences under current tax law of options, stock appreciation rights and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

Stock Options.    A participant will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified option or an incentive option. Upon the exercise of an incentive option, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive option more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and Stone will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of any gain will be treated as ordinary income and Stone will generally be entitled to deduct such amount. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and Stone will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive option, the excess of the fair market value of the shares over the exercise price therefore is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Restricted Stock.    A participant who receives a grant of restricted stock will generally receive ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the participant may elect to be taxed on the value at the time of grant. Stone is generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

Stock Appreciation Rights.    A participant does not recognize income upon the grant of a stock appreciation right. The participant has ordinary income upon exercise of the stock appreciation right equal to the increase in the value of the underlying shares, and Stone will generally be entitled to a deduction for such amount. Awards of SARs under the 2006 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of section 409A of the Code on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the 2006 Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of Awards or to Stone or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status may result in different tax consequences from those described above. Therefore, any participant in the 2006 incentive plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of any such Award and the disposition of any stock acquired pursuant to such Awards.

Termination of and Amendments to the 2006 Incentive Plan.    The 2006 incentive plan may be amended or terminated by the board of directors at any time, provided that no amendment requiring stockholder approval by law or by the rules of any securities exchange or other market on which the shares are traded may be made without stockholder approval, and further, that there shall be no amendment to the terms of any options under the 2006 incentive plan which would result in the repricing of an Award, the cancellation of an Award and substitution with an Award with a lower exercise price or any similar amendment without stockholder approval. Also, no amendment or termination may materially adversely affect any outstanding Award without the written consent of the participant. No Awards may be granted under the 2006 incentive plan after                              , 2016.

Recommendation and Vote Required

Approval of our 2006 incentive plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

Stone's initial stockholders intend to vote their shares of Stone common stock, representing an aggregate of 22% of the outstanding shares of Stone common stock, "FOR" the Article SIXTH amendment proposal.

Stone's board of directors unanimously recommends that its stockholders vote "For" the approval of the 2006 incentive plan.

OTHER INFORMATION RELATED TO STONE

Business of Stone

Stone is a blank check company organized as a corporation under the laws of the State of Delaware on April 15, 2005. Prior to executing the Purchase Agreement with IP, Stone's efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

On August 19, 2005, Stone successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $113,236,000. $110,854,000 of the net proceeds of the initial public offering was placed in a trust account and will be released to Stone upon consummation of the acquisition. The balance of the net proceeds of $2,382,000 is being used by Stone to pay the expenses incurred in its pursuit of a business combination. A portion of the interest earned on the trust account has been released to Stone for the payment of taxes on interest earned on the proceeds held in trust. The trust account will not be released until the earlier of the consummation of a business combination or the dissolution and liquidation of Stone in accordance with the Delaware General Corporation Law. The trust account contained approximately $             as of November     , 2006. If the acquisition of KPB is consummated, the trust account will be released to Stone, less the amounts paid to stockholders of Stone who do not approve the acquisition and elect to redeem their shares of common stock for their pro-rata share of the trust account. The released funds will be used for working capital.

Fair Market Value of Target Business

Pursuant to Stone's certificate of incorporation, the initial target business that Stone acquires must have a fair market value equal to at least 80% of Stone's net assets at the time of such acquisition. Based on the financial analysis of KPB generally used to approve the transaction, Stone's board of directors determined that this requirement has been met. Stone's board of directors has determined that the fair market value of the assets being purchased is between $246,000,000 and $267,000,000. This determination is based on an analysis of KPB's earnings, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions in the paper and packaging industry that have recently been publicly announced or completed. In addition, a leveraged buyout/discounted cash flow analysis has been performed to determine the present economic value of the assets being acquired. The average of these three methods yields a fair market value of approximately $254,000,000. The range of the fair market value exceeds $92,000,000, which is 80% of Stone's net asset value of approximately $115,000,000 as of June 30, 2006. Accordingly, the board of directors determined that the requirement that the fair market value of the assets be greater than 80% of Stone's net asset value has been met.

Stockholder Approval of Business Combination

Stone will proceed with the acquisition of KPB only if a majority of the IPO shares voted at the meeting vote in favor of the acquisition proposal. Stone's initial stockholders have agreed to vote their 5,000,000 shares of Stone common stock acquired prior to Stone's initial public offering, representing an aggregate of 20% of the outstanding shares of Stone common stock, in accordance with the vote of the majority of the IPO shares voted at the meeting. In addition, one of Stone's initial stockholders who owns 500,000 IPO shares that are part of 500,000 units acquired in Stone's initial public offering, representing 2% of the outstanding shares of Stone common stock, and 2.5% of the shares issued in Stone's initial public offering, intends to vote such shares "FOR" the adoption of the acquisition proposal. If the holders of 20% or more of Stone's common stock vote against the acquisition proposal and affirmatively elect to redeem their shares into their pro rata share of the trust account, then Stone will not consummate the acquisition.

Liquidation If No Business Combination

If Stone does not consummate a business combination by the later of February 19, 2007, or August 19, 2007 in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but a business combination was not consummated by February 19, 2007, then, pursuant to Article SIXTH of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law Stone will adopt a plan of dissolution, and as soon as reasonably possible after dissolution make liquidating distributions from the trust account to our stockholders.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. To mitigate against this possibility, Stone has received executed agreements from all significant vendors and IP waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, except that IP has not waived any potential claims with respect to fraud by the Company, which in this context would be if the Company during the course of negotiating the Purchase Agreement knowingly misrepresented the truth or concealed a material fact to induce IP to enter into the transaction. No significant amounts are owed to any vendor that has not signed a waiver. As a result of this, the claims that could be made against Stone are significantly limited and the likelihood that any claim would result in any liability extending to the trust account is minimal. If Stone winds up its affairs in compliance with either Section 280 or 281(b) of the Delaware General Corporation Law following a dissolution, pursuant to Section 282 of the Delaware General Corporation Law, the potential liability of Stone's stockholders will be limited to the lesser of the stockholder's pro-rata share of any claim or the amount distributed to the stockholder. Further, the aggregate liability of any stockholder of Stone for claims against Stone will be limited to the amount distributed to the stockholder in dissolution. Even though compliance with Section 280 would provide additional protections to both Stone's directors and stockholders, because it is Stone's intention to make liquidating distributions to its stockholders as soon as reasonably possible following any dissolution, Stone does not expect that its board of directors would elect to comply with the more complex procedures in Section 280. Under Section 281(b), Stone would be required to seek stockholder approval to comply with Section 281(b), which would require Stone to adopt a plan of dissolution to provide for Stone's payment, based on facts known to Stone at such time, of existing and pending claims, and claims that may be potentially brought against Stone within the subsequent 10 years. Stone estimates the costs associated with the implementation and completion of such a plan of dissolution and liquidation, to be approximately $50,000 to $75,000, which would be funded by any funds not held in our trust account and funds released to Stone to fund working capital.

Future Acquisitions

Stone intends to pursue other acquisition opportunities following the closing of the KPB acquisition in an effort to diversify its investments and/or grow KPB business. Stone has been and continues to be engaged in evaluating a number of potential acquisition opportunities, has had preliminary discussions with several potential targets, and has commenced preliminary due diligence on several candidates. There is currently no agreement with respect to any acquisition, nor can an assurance be given that Stone will ever consummate any such transaction. The structuring and financing of any future acquisitions may be dependent on the terms and availability of additional financing to Stone that either replaces or does not conflict with KapStone Kraft's credit facility with LaSalle Bank.

Facilities

We maintain our executive offices at c/o Stone-Kaplan Investments, LLC, One Northfield Plaza, Suite 480, Northfield, IL 60093. Stone-Kaplan Investments has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at a cost of $7,500 per month pursuant to a letter agreement between us and Stone-Kaplan Investments. Stone-Kaplan Investments uses a portion of the $7,500 monthly fee to pay Arcade Partners for overhead expenditures incurred on our behalf. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the $7,500 fee is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations. If the business combination is approved, Stone will likely expand its headquarters by leasing additional office space at or near its current corporate headquarters located in Northfield, IL. Stone estimates that it will seek to lease approximately 8,000 sq. ft. of office space to serve as its headquarters. The current leasing rate for such space is estimated to be approximately $25 per sq. ft. per year, or $200,000 per year in aggregate. At this time, no arrangements have been made to acquire such additional office space.

Employees

Stone currently has two executive officers and five directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Stone does not currently have any full time employees.

Related Party Transactions

From time to time, Stone retains the services of White Oak Aviation, an aviation services company owned by Messrs. Stone and Kaplan, for the use of an airplane to transport Stone's executive officers and directors, as well as consultants and advisors retained by Stone traveling with them, on due diligence trips with respect to potential business targets and meetings with members of the investment community. During the nine months ended September 30, 2006, Stone paid White Oak Aviation an aggregate of approximately $61,500. White Oak Aviation invoices Stone using hourly rates and fuel charges and associated costs that are equal to or less than the market prices that it charges its third party customers. Approximately $15,000 of the total payments represent a reimbursement of a direct cost incurred by White Oak Aviation to a third party aircraft supplier. These payments were not designed to be, nor did they amount to, compensation to Messrs. Stone and Kaplan.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against Stone or any of our officers or directors in their capacity as such.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STONE

You should read the following discussion of the financial condition and results of operations of Stone in conjunction with Stone's historical consolidated financial statements and related notes contained elsewhere herein. Among other things, those historical consolidated financial statements include more detailed information regarding the basis of presentation for the following information.

Overview

Stone was formed on April 15, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the paper, packaging, forest products and related industries. Stone's initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of Stone's net assets at the time of such acquisition. Stone intends to utilize cash derived from the proceeds of its recently completed public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Results of Operations for the Six Months Ending June 30, 2006

For the six months ending June 30, 2006, Stone earned net income after taxes of $1,004,757 ($1,331,746 before the deduction of $326,989 of net interest attributable to common stock subject to possible redemption). Since we did not have any operations, all of our income was derived from interest income, most of which was earned on funds held in the trust account. Our operating expenses for the six months ending June 30, 2006 were $518,168 and consisted primarily of expenses related to pursuing a business combination, professional fees, insurance, franchise taxes and the monthly administrative fee of $7,500 paid to Stone-Kaplan Investments. We also provided for $676,882 in income taxes for the six months ending June 30, 2006.

Results of Operations for the Period from April 15, 2005 (Date of Inception) to December 31, 2005

For the period ended December 31, 2005, Stone earned net income after taxes of $817,779 ($628,317 after the deduction of $189,462 of net income attributable to common stock subject to possible redemption). Since Stone did not have any operations, all of its income was derived from interest income, most of which was earned on funds held in the trust account. Stone's operating expenses during the period were $221,100 and consisted primarily of expenses related to pursuing a business combination, professional fees and the monthly administrative fee of $7,500 paid to Stone-Kaplan Investments. Stone also provided for $421,279 in income taxes.

Liquidity and Capital Resources

At June 30, 2006, approximately $113,600,000 of the proceeds from Stone's initial public offering, together with interest, was being held in the trust account. At such date, Stone had total current liabilities of $918,726 consisting of $568,756 in accrued legal fees, $194,521 in accrued operating expenses ($141,521 in franchise taxes, $17,500 in accounting fees, $34,500 in filing fees and $1,000 in miscellaneous expenses), $113, 391 in accrued income taxes and $42,058 in deferred income taxes. In addition, Stone has received a commitment from LaSalle Bank, N.A., with respect to a $95,000,000 senior secured credit facility. KapStone Kraft will be the borrower under the senior secured credit facility. At June 30, 2006, Stone had incurred $1,046,450 of acquisition related costs recorded as deferred acquisition cost and consisting of due diligence, legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of the KPB acquisition and the preparation of the proxy statement. Stone estimates that costs of completing the business combination with KPB will total approximately $1,974,000, inclusive of the expenses incurred through June 30, 2006, but exclusive of any investment banking and financing fees. Of such amount, approximately $424,000 relates to due diligence conducted with respect to prospective business targets and $1,550,000 represents legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of the KPB acquisition and the preparation of this proxy statement. This estimate exceeds the $1,450,000 estimate of such expenses ($750,000 for due diligence on prospective targets and $700,000 for legal, accounting and other business combination expenses) made by Stone at the time of its initial public offering.

Upon release, $90,000,000 of the trust account funds will be used to fund the acquisition of KPB. Up to approximately $22,677,000 will be paid to holders of IPO shares that elect redemption and the balance (approximately $932,314 assuming redemption of 19.99% of all holders of IPO shares and $23,608,480 assuming no redemption) will be added to Stone's working capital. Proceeds of the credit facility will be used to pay the $65,000,000 balance of the purchase price, the acquisition costs and financing fees and the $1,200,000 investment banking fee to the managing underwriter of Stone's initial public offering, with the balance available for working capital at KapStone Kraft. While it is anticipated that the borrowings from the credit facility, together with funds generated from KPB operating activities, will be sufficient for Stone's expected short-term and long-term operating needs, the ability to make payments on amounts outstanding under the credit facility will depend on KPB's ability to generate cash from its operations. Following the acquisition, Kapstone Kraft's expected debt service obligation is initially estimated to be approximately $4,000,000 in interest payments per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled quarterly principal amortizations starting at $1,875,000 during the first year and rising to $2,250,000 in the final year of the facility. Management believes that KapStone Kraft's cash flow from operations will be sufficient to fund all such redemption payments, and that such payments will not have a material adverse effect on the Company's business plans, liquidity and growth opportunities.

Stone has made informal arrangements with its professional advisors to defer payment of any expenses, which exceed the amount currently held outside the trust, until completion of the business combination,

Off-Balance Sheet Arrangements

We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

On June 23, Stone and Kapstone Kraft entered into the Purchase Agreement with IP.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. We are not presently engaged in and, if a suitable business target is not identified by us prior to the prescribed liquidation date of the trust fund, we may not engage in, any substantive commercial business. Accordingly, we are not and, until such time as we consummate a business combination, we will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of our initial public offering held in the trust fund have been invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Given our limited risk in our exposure to money market funds, we do not view the interest rate risk to be significant.

INFORMATION ABOUT KPB

Business Overview

General

KPB is currently the unbleached kraft paper division of IP. Prior to IP's transformation announcement on July 19, 2005, the kraft paper product lines consisted of unbleached kraft paper produced at Roanoke Rapids, NC and bleached kraft paper manufactured at facilities in Franklin, VA, Bastrop, LA and Courtland, AL. Ride Rite(R) Converting, located in Fordyce, AK, manufactured and sold converted kraft paper product through IP's corrugated container division. As a result of the transformation plan, the assets and liabilities of the Roanoke Rapids manufacturing and the Ride Rite(R) Converting facilities were combined to form KPB. IP will continue to own and operate the bleached kraft paper facilities located in Franklin, VA, Bastrop, LA and Courtland, AL. Beginning in January 2006, KPB marketed certain bleached paper products manufactured at the above mentioned IP facilities and sold to KPB's customers under a sales agreement between IP and KPB, which will continue for five years after the closing of the acquisition.

Business of Roanoke Rapids

Roanoke Rapids, a production facility consisting of an integrated pulp and paper mill located in Roanoke Rapids, North Carolina, produces kraft paper and lightweight linerboard. Roanoke Rapids began operations in 1907 and, by 1909, was the first business in the United States to produce kraft pulp using southern pine in the sulphate pulping process.

Historically, Roanoke Rapids has produced a mix of both kraft paper and linerboard. Roanoke Rapids currently has an annual production capacity of over 400,000 tons of unbleached kraft paper and lightweight linerboard. Roanoke Rapids offers a portfolio of paper grades, which are sold to customers who convert the paper into a wide range of products. These products include multiwall bags for agricultural products, pet food, cement and chemicals, grocery bags, and specialty conversion products such as wrapping paper products and rollwrap. The linerboard grades are primarily produced for manufacturing corrugated containers for packaging products.

During 2003 and 2004, Roanoke Rapids implemented the kraft paper conversion project. The intent of this conversion project was to increase facility production of kraft paper, and at the same time reduce overall facility production capacity in order to conform to newly implemented environmental regulations. The shift in product mix to primarily kraft paper reduced the pulp production demand of the mill and permitted the shutdown of a recovery boiler and avoided the capital expense of Cluster Rule compliance for this boiler. With the shutdown of this recovery boiler, a second recovery boiler was upgraded to support approximately 440,000 annual tons of production. KPB believes that this conversion project allowed Roanoke Rapids to devote additional resources toward product development in the kraft paper industry and concentrate on facility efficiency.

Unbleached softwood pulp used to make kraft paper and linerboard is produced from a combination of locally sourced roundwood and pine woodchips. KPB has historically purchased approximately 40% of woodchips from IP and approximately 60% from third parties. After the wood is debarked and chipped, the chips are loaded into digesters for cooking. Woodchips, chemicals and steam are mixed in the digester to produce softwood pulp. The pulp is screened and washed through a series of washers, and then stored prior to the paper making process. Roanoke Rapids processes softwood pulp using two kraft paper machines; Paper Machine #3 ("PM3") and Paper Machine #4 ("PM4"), both of which are capable of producing either unbleached kraft paper or linerboard. PM3 produces approximately 570 tons of kraft paper daily, totaling approximately 195,000 tons annually. PM4 produces approximately 600 tons of kraft and linerboard paper daily, totaling approximately 205,000 tons annually. Management monitors productivity on a real-time basis with on-line reporting tools that track production values versus targets. Overall equipment efficiency is also monitored daily through production reporting systems.

Business of Ride Rite® Converting

Ride Rite® Converting introduced the disposable inflatable paper dunnage bag in 1965. The bags are constructed of an internal poly liner encased by multiple layers of high strength kraft paper or linerboard and are used to secure freight to minimize movement and potential damage of goods and products during transport. Ride Rite® Converting relies on Roanoke Rapids for approximately two-thirds of its supply of kraft paper. Additionally, the bags have an optional reusable valve design, which allows for the inflation and deflation of the bags for multiple uses. Ride Rite® Converting produces over 230 varieties of its inflatable dunnage bags. In 2005, the Ride Rite® Converting segment sold approximately 9.2 million dunnage bags. Ride Rite® Converting products are sold to manufacturers and less-than-trailer-load distributors, as well as retail regional distribution centers.

Corporate Support

Certain services are currently provided to KPB by IP, including corporate management, legal, accounting and tax, treasury, payroll and benefits administration, public warehouse space, risk management, information technology, and centralized transaction processing. In connection with the proposed sale of the business, Kap Stone Kraft will enter into an agreement with IP to cover the above services (with the exception of legal, risk management, treasury, accounting and tax services) through a transitional services agreement. It is expected that the services under the agreement will not last longer than one year from the commencement of the sale with no significant cost increases to KapStone Kraft.

IP manages and retains for KPB risk of loss for general liability and other claims through an IP wholly owned captive insurance company. KPB is allocated insurance premiums from IP based on past experience and other factors. Costs in excess of $500,000 are absorbed by the captive insurance company on certain claims.

As a division of IP, certain operating, financing, and investing activities of KPB are funded through inter-divisional transactions with IP and its other operating divisions and subsidiaries. These functions will be taken over by Stone after the closing, except those that are going to be covered by the transitional services agreement between Kap Stone Kraft and IP. Ultimately, Stone will take over all of the functions and services that are currently provided by IP and Stone expects that its cost to provide such services will approximate IP's corporate allocation. The cost of transferring these services from IP to Stone, including applicable relocation costs, is estimated by Stone to be approximately $3,500,000 to $4,800,000, consisting primarily of the cost of installing a new IT reporting system.

Transactions with IP after the Acquisition

After the closing of the sale of KPB to Stone, KPB will sell to IP and certain of IP's businesses which have been sold or may be sold, or their suppliers, rollwrap, dunnage bags, tall oil, turpentine and linerboard and KPB will buy wood chips, pulpwood, plastic valves for dunnage bags, chucks and corrugated boxes from IP. In addition, KPB will continue to market certain bleached paper products manufactured by IP and certain of IP's businesses which have been sold or may be sold, and sold to KPB customers under a sales agreement between IP and KPB.

Industry Overview

Kraft Paper Market

American Forest and Paper Association ("AFPA") estimates that the U.S. unbleached kraft paper market was approximately 1.4 million tons in 2005. An additional 300,000 tons were imported, bringing the 2005 total U.S. demand to approximately 1.7 million tons. The kraft paper industry is comprised of three general product types: (1) Multiwall; (2) Specialty converting (including rollwrap); and (3) Grocery bag and sack.

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Multiwall bags are used in a variety of converted products including cement bags, flour bags, pet food bags and charcoal bags. Multiwall bags represented approximately 500,000 tons of the unbleached kraft paper market in 2005. Although the market for multiwall bags experienced a slight decline between 1999 and 2004, the Paper Shipping Sack Manufacturers Association has forecasted a multiwall bag market growth of 0.5% during 2006.

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The specialty converting products include a variety of unique products, such as rollwrap, shingle wrap, dunnage bags, lawn and leaf bags and trash compactor bags. Specialty converting products represented approximately 331,000 tons of the unbleached kraft paper market in 2005, of which rollwrap represented approximately 130,000 tons. Rollwrap is used to provide barrier and moisture protection for shipping of paper rolls. The primary markets utilizing rollwrap include uncoated free sheet paper, high value specialty industrial papers, coated papers, newsprint and bleached board rolls.

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The grocery bag and sack products represented approximately 560,000 tons of the unbleached kraft paper market in 2005. Although the kraft paper grocery bag market has declined as the industry has increased the use of alternative materials such as plastic, this still remains the largest segment of the unbleached kraft paper market.

Linerboard Market

Linerboard is primarily used to manufacture corrugated containers for packaging products. U.S. demand for corrugated boxes and linerboard tends to be driven by industrial production of processed foods and other nondurable goods. AFPA estimates that U.S. demand for unbleached linerboard was approximately 17.3 million tons in 2004. Between 1998 and June 2006, AFPA reported 2.8 million tons of unbleached kraft linerboard capacity closures, which represented approximately 16% of the linerboard capacity. As a result, AFPA reported in the July 2006 Statistical Report for kraft paper that unbleached kraft linerboard machines are running at a 99.1% (2006 YTD) capacity versus 94.2% for the same period in 2005. Additionally, the unbleached linerboard market is expected to grow by 3.9% in 2006, 1.7% in 2007, and 2.3% in 2008.

Dunnage Bag Market

The demand for dunnage bags, which are used to protect products during transportation, is correlated to the general freight transportation industry. The American Trucking Association ("ATA") estimates that nearly 70% of U.S. freight volume, which includes general and bulk freight, is transported by trucks and is forecasted to grow, on average, 2.5% per year through 2016. ATA also estimates that the annual growth rate for freight transported by rail will be 1.9% through 2016. Historically, the nation's freight industry tracked prevailing economic conditions in the United States.

Market Trends

The table below indicates that both the multiwall packaging markets and the grocery bag and sack markets contracted between 2001 and 2005. The multiwall market contracted due to conversion to plastics in certain end-use markets (primarily in the insulation and lawn and garden markets) as well as the transition to 2-ply extensible sack packaging in certain markets (primarily in the cement market) where the package was considered a large percentage in the overall cost of the total product. AFPA is reporting a 1.8% growth in market size during the first seven months of 2006 compared with 2005.

Over the years, the plastic grocery and retail bag has gained an approximately 80% market share in the grocery and retail markets, displacing paper grocery and retail bags and sacks. KPB believes that this conversion has slowed substantially from early 1990's. KPB plans to replace a significant portion of its grocery bag and sack production with lightweight linerboard (20# to 37#).

The lightweight linerboard market as illustrated in the table below has grown over 17% since 2001 and represents a large market compared to the grocery bag and sack market. KPB expects to grow the current lightweight linerboard market sales by 45,000 to 60,000 tons over the next 5 years. KPB will be targeting its lightweight linerboard for specialty independent corrugated and laminated products customers who focus on specialty niche packaging.

	Sales Volume as reported by AFPA
	2001	2002	2003	2004	2005
	(in tons except dunnage bag data)
Unbleached Kraft Paper Product Line
Multiwall	670,200	667,900	530,900	521,200	471,200
Specialty converting	273,900	254,000	253,900	289,000	334,900
Grocery bag	656,700	622,900	600,500	589,700	555,900
Kraft paper totals	1,600,800	1,544,800	1,385,300	1,399,900	1,362,000

Light weight linerboard (37# and below)	5,043,400	5,461,600	5,617,300	5,675,900	5,925,500

Dunnage bags*	12,700,00	13,500,00	14,400,000	15,350,000	17,000,000

*
The information for dunnage bags is in individual bags sold and KPB's estimate of the dunnage bag market.

Business Strategy

Roanoke Rapids

IP's previous strategy was to consolidate unbleached kraft paper production from Savannah, GA and Roanoke Rapids paper mill solely to Roanoke Rapids. Beginning in 2003, IP transferred the linerboard being produced in Roanoke Rapids to linerboard machines at other IP mills. This strategy fostered more of a focus on producing kraft paper at Roanoke Rapids while minimizing the capital expenditures required to meet existing environmental regulations. Unless capacity was reduced at Roanoke Rapids, $15.0 million would have been required to be spent on a certain recovery boiler to meet environmental regulations. After the conversion of Roanoke Rapids to primarily a kraft paper mill, the Roanoke Rapids mill was able to produce lightweight linerboard more efficiently than in the past.

As noted above, the market growth rate for the lightweight linerboard that Roanoke Rapids produces (20# to 37#) has been over 17% since 2001. Management expects to establish regular supply relationships with 15 to 20 independent converters that would prefer buying from a non-integrated packaging company. Although historically the Roanoke Rapids mill has been known for its quality linerboard products and service, it currently does not have a significant presence in those markets.

KPB has long, established relationships with four of the top six converters of multiwall sacks. It services the three largest customers in multiwall; these customers have specific strategies that grow business in paper packaging. Additionally, these customers have invested heavily in state-of-the-art printing and converting equipment to allow them to displace less efficient, smaller producers. The PSSMA (Paper Shipping Sack Manufacturers Association) is projecting that multiwall packaging will decline modestly by 0.7% in 2006 versus 2005 (AF&PA is reporting a 1.8% growth in the first 7 months of 2006 as compared with 2005) and 2.5% in 2007 as compared with 2006. Management has assumed a decline in the multiwall packaging market of 2.0% to 2.5% per year through 2010.

KPB intends to grow by supporting the rollwrap market, which KPB believes is 130,000 tons of annual demand. Rollwrap is used to wrap rolls of paper during shipment, storage, and handling as a means to protect the outer plys of the roll of paper as well as the edges from damage during transportation and the elements. The three largest users of rollwrap are Cascades, Wausau Papers, and Covalence. KPB is currently supplying each of these three converters, and Roanoke Rapids is considered the preferred supplier to two of the three converters due to quality and roll formation.

KPB's future strategy with regards to lightweight linerboard (20# to 37#) is to supplement its grocery bag customers with independent corrugated and laminated products customers. KPB intends to focus on higher end, niche suppliers of corrugated packaging (high graphic printing—small boxes). Smaller boxes require a higher performance linerboard sheet, which Roanoke Rapids' linerboard produces.

KPB is among the largest suppliers in North America of unbleached kraft paper. Longview Fibre and Georgia Pacific are the major competitors within the multiwall packaging market. In the grocery bag market, the primary competitors are Delta Natural Kraft and Smurfit-Stone. Within the rollwrap market, Mead-Westvaco and Georgia Pacific are the largest competitors. And finally, within the lightweight linerboard (20# to 37#) market, the following companies produce lightweight linerboard in the South Central region: Georgia Pacific, Mead-Westvaco, Smurfit-Stone, Weyerhaeuser and Temple-Inland. Roanoke Rapids is one of the few non-integrated lightweight linerboard suppliers in the South Central region.

To fully take advantage of the Roanoke Rapids Mill steam and pulping capacity, it is projected that an additional $5.0 million to $7.0 million of strategic capital expenditures must be made in the pulping and paper machine areas. These expenditures include approximately $3.0 to $5.0 million for machine productivity improvements and $2.0 million for increased pulping capacity. Management intends to deploy the additional capacity (as well as excess capacity, if any) to the growing lightweight linerboard market described earlier. Management believes that Roanoke Rapids' history of quality and service in the linerboard markets and positioning itself as a supplier to independent converters will enable it to rapidly acquire the necessary customers.

Ride Rite® Converting

In the United States, trucking is the predominant mode of transporting freight. Ride Rite® Converting is focused on expanding the market for dunnage products in the trucking industry by developing new innovations, such as the reusable valve, to meet the demands of this market.

The retail regional distribution center market is regarded as a largely untapped source of potential new business. Retailers are continuing to focus on reducing costs associated with goods damaged in transit. Stone believes that the use of dunnage bags could significantly reduce these damage costs with large retailers. Targeted sales and marketing to this particular segment could greatly increase the market size.

Stone believes that Ride Rite® Converting is one of two companies that supply the majority of the U.S. market for inflatable dunnage bags. Strategic acquisitions or partnerships with companies that produce inflatable dunnage bags made with alternative materials, however, may allow Ride Rite® Converting to penetrate new markets for dunnage bags.

Customers

Roanoke Rapids

Roanoke Rapids has over 50 customers, many of which are leading world class converters of kraft paper. Its top ten customers accounted for approximately $165.0 million in revenues in 2005, representing approximately 88.0% of all revenues generated by Roanoke Rapids. Of this amount, Smurfit-Stone Container Corporation, Exopack, L.L.C. and Hood Packaging Corporation accounted for 28.4%, 13.1% and 12.0% of the revenues in 2005, respectively. Roanoke Rapids has built long-term relationships with its customers averaging in excess of 25 years. KPB's management believes that the risk of losing customers is reduced due to the long-term relationships that have been established.

During 2005, 64.0% of Roanoke Rapids' production capacity was contracted. The contracts are typically two years in length, in which pricing moves with the market and price tiers are determined based on volume. Any risk associated with contracted customer volume is minimal due to exit options for both parties and the absence of penalty provisions. The loss of, or reduced sales to, these key customers could result in decreased revenues and adversely impact KPB's cash flows.

The following table presents Roanoke Rapids revenues by product category:

Product Category	2005 Revenues
Multiwall	54%
Specialty Converting	22%
Rollwrap	13%
Grocery Bag & Sack	8%
Lightweight Linerboard	3%

Total	100%

Ride Rite® Converting

Ride Rite® Converting's customer base consists of leading distributors of shipping and packing materials, manufacturers, less-than-truckload carriers and retail regional distribution centers. Its top ten customers accounted for an estimated $23.6 million in revenues in 2005, representing 66.6% of Ride Rite® Converting's revenues. Of this amount, Sunrise Arkansas, Inc. and YRC Worldwide Inc. accounted for 17.7% and 12.2% of revenues in 2005, respectively. IP is one of Ride Rite® Converting's largest customers with purchases originating from various IP paper mills and converting facilities. IP's xpedx distribution business serves as one of Ride Rite® Converting's distributors of dunnage bags. In connection with the acquisition, IP has entered into an agreement to continue purchasing dunnage products from Ride Rite® Converting for a period of five years.

During 2005, approximately 39% of Ride Rite® Converting's capacity was contracted. The following table presents Ride Rite® Converting's revenues by product category:

Product Category	2005 Revenues
2-Ply	67%
4-Ply	11%
6-Ply	17%
8-Ply	4%
Poly	1%

Total	100%

Suppliers

Roanoke Rapids

The raw materials needed to process kraft paper and lightweight linerboard consist primarily of roundwood, woodchips, sawdust, chemicals, coal and fuel oil. Stone believes that these raw materials are readily available and that there are a number of large suppliers from whom the materials can be bought in the current market. Roanoke Rapids has a large number of suppliers providing the raw materials that are needed to operate the paper mill. Two of the largest suppliers, aside from wood suppliers, are Coal Resources, which provides coal, and the Amerada Hess Corporation, which supplies No. 6 fuel oil. Roanoke Rapids has long standing relationships with both of these suppliers. Typical contracts for raw materials range from one to three years in length and are tied to a documented moving index for each material. As costs for raw materials, supplies, services and labor go up, paper price increases are implemented to recover these rising material costs, when possible. KPB currently does not use futures contracts or enter into hedging arrangements to manage the risk of fluctuations in coal or fuel prices. Thus, if KPB cannot pass on the rise in energy or other costs to its customers, such rise in costs will have an adverse effect on its profit margins.

The following table summarizes the raw materials required for processing, the number of suppliers of each type of raw material with whom Roanoke Rapids has a relationship and the average length of the relationship.

Raw Materials Purchased	Number of Suppliers	Average Length of Relationship (Years)
Roundwood	49	15
Woodchips	24	23
Sawdust	18	24
Coal	1	4
#6 Fuel Oil	1	20

During 2005, approximately 27% of the Roanoke Rapids mill's wood requirement was supplied from roundwood supplied by IP's Forest Resources Division. Approximately 12% of the wood requirement was supplied from woodchips supplied by IP's Wood Products Division. In addition, 12% of the sawdust used by Roanoke Rapids for fuel was supplied by IP's Wood Products Division. As part of the transaction, KapStone Kraft and IP's Wood Products Division are entering into a long-term supply agreement with market based pricing for woodchips, comprising approximately 13% of the mill's wood requirement. However, as a result of the sale of IP's forestlands to a third party, only approximately 7% of the mill's wood requirement is contracted to be supplied by the future owners of the IP forestlands through a long-term fiber supply agreement for roundwood. The coal requirement for the Roanoke Rapids mill was fulfilled through a contract with Coal Energy Resources. The #6 fuel oil requirement was supplied through a contract with the Amerada Hess Corporation.

For major supplies, KPB will enter into a joint purchasing agreement with IP to enable the continuation of procurement advantages that arise from the economies of scale. Although KPB does not anticipate any significant cost increases resulting from a decrease in volume of purchases with its suppliers, it is estimated that selling, general and administrative expenses on a stand-alone basis will be higher.

Ride Rite® Converting

Ride Rite® Converting has historically purchased most of its raw materials, comprised mainly of flat and extensible kraft paper, boxes and valves from other IP businesses, with Roanoke Rapids being the largest supplier. In connection with the acquisition, KPB is entering into long-term arrangements to ensure steady availability of parts used in construction of the dunnage bags for Ride Rite® Converting.

Sales and Marketing

The sales and marketing team works directly with KPB's technical, manufacturing and product development teams to offer solutions and meet new customer demands and product requirements. KPB markets and sells its products with the help of a national sales force.

Competition

Roanoke Rapids

KPB is the leading manufacturer of unbleached kraft paper in North America. During 2004, the eight companies that accounted for approximately 80% of North American unbleached kraft paper production based on annual tonnage were: KPB (19%), Longview Fibre Company (12%), Smurfit-Stone Container Corporation (11%), Georgia-Pacific Corporation (10%), Delta Natural Kraft (9%), Tolko Industries Ltd. (7%), Canfor Corporation (6%) and Grupo Durango (6%). A number of other competitors comprise the remainder of North American unbleached kraft paper production.

Stone believes the key parameters on which North American unbleached kraft suppliers compete are supply reliability, delivered price and product quality. KPB has longstanding relationships with many of its customers and historically has entered into contracts with initial terms of at least two years. KPB's management believes that this is based on its reputation for surety of supply, roll-to-roll consistency, product runnability and high tensile strength.

Ride Rite® Converting

KPB's management believes that the two companies that account for the majority of the North American inflatable dunnage bag market are Ride Rite® Converting and Shippers Paper, a division of Illinois Tool Works. Based on feedback from suppliers and customers, KPB believes that IP's and Shippers Paper's market share is 50% and 40%, respectively.

Environmental Regulation

KPB's operations are subject to environmental regulation by federal, state, and local authorities in the United States, including requirements that regulate discharge into the environment, waste management, and remediation of environmental contamination. Environmental permits are required for the operation of KPB's businesses, and are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with environmental requirements and violators are subject to injunctions, civil penalties and criminal fines. Third parties may also have the right to sue to enforce compliance with such regulations.

There are four components of the EPA's Cluster Rule, with which the Roanoke Rapids mill must comply. MACT I-Phase 1 and MACT II are complete and the mill is fully compliant with these standards. KPB uses a software system called the Proficy Environmental System for process monitoring, reporting and recordkeeping.

Boiler MACT compliance (particulate standards) will be achieved with existing emission control equipment, boiler fuel analysis and reporting, regulatory risk-out option for manganese. Compliance will be managed through the Proficy Environmental System. The compliance date is September 13, 2007.

KPB expects to achieve compliance with MACT-1 Phase 2 through the Innovations Project, an EPA and State of North Carolina approved project resulting in superior environmental technology and emission control equivalent to or better than the federal minimum requirement. The Roanoke Rapids mill will complete installation of hoods on the B- and C-Washer lines in early 2007 to incinerate the collected gasses in the power boiler, complete "environmentally beneficial projects" as agreed with community leaders and regulators, and manage compliance through the Proficy Environmental System. The compliance date is April 17, 2007.

The Roanoke Rapids mill is permitted to operate its A-Washer line without hoods (uncontrolled emissions) as needed (up to 30,000 air dried pulp tons/year) to support the mill's production capability.

The Roanoke Rapids mill is currently permitted to produce 480,000 EPT (equivalent paper tons) annually. After the April 17, 2007 compliance deadline, the mill will be permitted to produce 450,000 EPT annually. Upon completion of the Boiler MACT and MACT I-Phase 2 projects, KPB will be fully compliant with the Cluster Rules. The remaining cost of achieving compliance as described above is estimated to be approximately $1.7 million. KPB is not aware of any future regulatory actions that will require significant capital expenditures.

The EPA is continuing the development of new programs and standards such as additional wastewater discharge allocations, water intake structure requirements and national ambient air quality standards. KPB's management believes that its operations are in compliance in all material respects with all environmental regulations and is not aware of any pending regulatory agency compliance actions.

Legal Proceedings

KPB is involved in litigation from time to time in the ordinary course of business. KPB's management currently is not aware of any pending or threatened litigation that would be likely to have a material adverse effect on the operations of Roanoke Rapids and Ride Rite® Converting.

Employees

There are approximately 670 employees at the Roanoke Rapids and Ride Rite® Converting facilities. As of March 31, 2006, there were approximately 390 hourly employees and approximately 90 salaried employees at Roanoke Rapids, and approximately 150 hourly employees and approximately 20 salaried employees at Ride

Rite® Converting. Ride Rite® Converting also employed approximately 20 temporary employees as of March 31, 2006. All employees employed on an hourly basis are unionized and represented by the United Steelworkers Union. Currently, there are collective bargaining agreements in place with Roanoke Rapids through January 31, 2007 and with Ride Rite® Converting through June 30, 2008. There have been no strikes, work stoppages or similar actions since January 1, 2003. KPB's management believes that it has a good relationship with its employees.

Certain corporate and administrative functions with respect to KPB's business are currently handled by employees located at IP's corporate headquarters in Memphis, Tennessee. Stone has no obligation to offer employment to any KPB employees who are unwilling to relocate from Memphis, TN. Further, Stone has no obligation to pay any relocation costs to those employees who do agree to relocate. However, Stone will evaluate each situation on a case-by-case basis and expects to deal with any such relocation in the ordinary course of business. The estimated cost of such relocations, if any, is expected to be less than $100,000. After the closing of the transaction, Stone intends to transfer these corporate and administrative functions to the Roanoke Rapids and Ride Rite® Converting facilities, or to Stone's corporate headquarters located in Northfield, Illinois.

Stone will seek to retain key management personnel by offering competitive compensation packages consisting of one or more of the following: salary, customary benefits, performance bonuses and appropriate equity incentives. To date, Stone has met with non-union KPB personnel and committed in the purchase agreement to provide them with certain specified benefits for at least twelve months after closing, if they remain with KapStone Kraft following the acquisition; however, Stone has not entered into any agreements with key management and does not expect to do so prior to the closing. The benefits, which include a 401(k) savings plan, health and welfare benefits and short and long-term incentive plans for non-union qualified employees are not anticipated to impose additional costs relative to prior periods.

Facilities

Roanoke Rapids

The Roanoke Rapids facility is located on over 1,600 acres of land along the Roanoke River in Roanoke Rapids, North Carolina. The facility is an integrated pulp and paper mill, consisting of two papermaking machines, a single-line woodyard, a batch digester operation, three brown stock washer lines, one recovery boiler, one power boiler and a turbine generator. The facility is a 24-hour per day operation and typically operates 365 days per year, except for scheduled annual maintenance. The facility has approximately 670 acres dedicated to landfill. KPB'S management believes that the facility is in good operating condition and is suited for the purposes for which it is presently being used and provides significant ability for potential plant and landfill expansion.

Ride Rite® Converting

Ride Rite® Converting is located in Fordyce, Arkansas, approximately 70 miles south of Little Rock. The facility consists of two buildings that house the main offices, production lines and warehousing space of over 154,000 square feet. Ride Rite® Converting is located on over 20 acres of land that is leased from the town of Fordyce. The current lease term ends in 2017, with options to renew for up to nine years. The facility includes two converting production lines that operate 24 hours a day, five days a week to process kraft paper, lightweight linerboard, extensible paper and poly bags into Ride Rite® Converting inflatable dunnage bags. KPB believes that the facilities are in good operating condition and are suited for the purposes for which they are presently being used.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF KPB

You should read the following discussion of the financial condition and results of operations of KPB in conjunction with KPB's historical consolidated financial statements and related notes contained elsewhere herein. Among other things, those historical consolidated financial statements include more detailed information regarding the basis of presentation for the following information. The following discussion describes KPB as it was operated as a division of IP and therefore may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have resulted, had KPB been operated as an unaffiliated company.

Business Overview

General

KPB is a division of IP. KPB operates through two business segments: Roanoke Rapids, a production facility consisting of an integrated pulp and paper mill located in Roanoke Rapids, North Carolina, which produces kraft paper and lightweight linerboard; and Ride Rite® Converting, located in Fordyce, Arkansas, which produces Ride Rite® inflatable dunnage bags.

Business of Roanoke Rapids

Historically, Roanoke Rapids has produced a mix of both kraft paper and linerboard. Roanoke Rapids currently has annual production capacity of over 400,000 tons of unbleached kraft paper and lightweight linerboard. Roanoke Rapids offers a portfolio of paper grades, which are sold to customers who convert the paper into a wide range of products. These products include multiwall bags for agricultural products, pet food, cement and chemicals, grocery bags, and specialty conversion products such as wrapping paper products and rollwrap. The linerboard grades are primarily produced for manufacturing corrugated containers for packaging products.

During 2003 and 2004, Roanoke Rapids implemented a kraft paper conversion project. The intent of this conversion project was to increase facility production of kraft paper and, at the same time reduce overall facility production capacity in order to conform to newly implemented environmental regulations. The shift in product mix to primarily kraft paper reduced the pulp production demand of the mill and permitted the shutdown of a recovery boiler and avoided the capital expense of Cluster Rule compliance for this boiler. With the shutdown of this recovery boiler, a second recovery boiler was upgraded to support production capacity of approximately 440,000 annual tons. KPB believes that this conversion project allowed Roanoke Rapids to devote additional resources toward product development in the kraft paper industry and concentrate on facility efficiency.

Business of Ride Rite® Converting

Dunnage bags are constructed of an internal poly liner encased by multiple layers of high strength kraft paper or linerboard and are used to secure freight to minimize movement and potential damage of goods and products during transport. Ride Rite® Converting relies on Roanoke Rapids for approximately two-thirds of its supply of kraft paper. Additionally, the bags have an optional reusable valve design, which allows for the inflation and deflation of the bags for multiple uses. Ride Rite® Converting produces over 230 varieties of its inflatable dunnage bags. In 2005, the Ride Rite® Converting segment sold approximately 9.2 million dunnage bags. Ride Rite® Converting products are sold to manufacturers and less-than-trailer-load distributors, as well as retail regional distribution centers.

Results of Operations

KPB's management uses a variety of financial measurements to analyze KPB's performance. These measurements include (1) Operating Profit, (2) Selling, General & Administrative ("SG&A") expenses and (3) average revenue per ton (for Roanoke Rapids) and average revenue per dunnage bag (for Ride Rite® Converting).

Operating Profit.    Operating profit is used by KPB's management primarily as a measure of the segments' operating performance. KPB's management defines operating profit as KPB's sales minus costs associated with these sales. Sales include sales of unbleached kraft paper products, linerboard and dunnage bags net of term allowances and discounts. For purposes of calculating operating profit, costs include the cost of raw materials, labor, maintenance, depreciation and amortization, distribution expenses, selling, general and administrative expenses, and taxes other than income tax.

Selling, General and Administrative Expenses.    KPB's SG&A expenses include marketing costs, mill-level overhead, corporate overhead, employee salaries and benefits, pension and 401(k) plan expenses, professional fees and information technology expenses. Expenses related to corporate management, legal, accounting and tax, treasury, payroll and benefits administration, risk management, information technology and centralized transaction processing are allocated to KPB. These costs are allocated based on various allocation methods, which management believes are reasonable. These methods include direct consumption, percent of capital employed, and number of employees. The allocation method is consistent from year to year; however, as the factors change, the allocation amounts increase or decrease.

Productivity.    Productivity for Roanoke Rapids is measured by the average daily plant production in tons and for Ride Rite by total bags produced in a given period.

Average Revenue Per Ton/Dunnage Bag.    Average revenue per ton/bag represents the revenue divided by the tons of unbleached kraft paper and linerboard sold or the units of dunnage bags sold, as applicable.

Six Months Ended June 30, 2006 Compared with Six Months Ended June 30, 2005

Summary.    Financial performance for KPB showed significant improvement for the first six months of 2006 driven by strong market conditions that were the result of strong linerboard demand and balanced capacity for kraft paper products. During this period, kraft producers (including KPB) with the ability to produce more than one product type from one machine (e.g., kraft papers and linerboard) began shifting more production to linerboard. This production shift, coupled with an exit by a major kraft paper supplier in 2004 (due to conversion of a portion of its capacity for linerboard and the subsequent sale of the business that consumed its multiwall kraft paper), reduced the kraft paper production capacity in the marketplace. KPB saw revenue improvement as a result of previously implemented price increases facilitated by these market conditions. Kraft paper sales volumes remained flat while linerboard sales improved, resulting in an overall increase in tons sold. KPB believes that virtually all kraft paper producers increased their prices during the first half of 2006 in the face of robust demand. The price increases did not result in a shift in mix or a decline in tonnage. KPB also believes that its customers were able to pass on these price increases to their customer base. Dunnage bag sales continued to find new markets, particularly for two-ply bags, resulting increased sales year-over-year. Coal and caustic soda prices remained elevated as other input costs began to stabilize. Distribution expenses increased due to increased volume and freight rates.

The continued demand for linerboard is expected to normalize during the fourth quarter of 2006. Accordingly, KPB believes that pricing for its products will remain flat. However, manufacturing fuel costs have already begun to stabilize and are expected to be less volatile than they have been in the recent past. Distribution expenses are expected to rise with inflation based on stable fuel costs. KPB believes that it will continue to operate at favorable production levels, which it defines as operating at or over budgeted full plant capacity.

Unit Sales.    The following table presents tons sold or units sold, as applicable, by reportable segment for the six months ended June 30, 2006 and 2005:

	Six Months Ended June 30,
			Increase (Decrease)
Segment
	2005	2006	Tons/Units	%
Roanoke Rapids
Tons of unbleached kraft paper(1)	181,880	181,692	(188)	(0.1)%
Tons of linerboard	95	21,993	21,898	nm
Ride Rite® Converting inflatable dunnage bags	4,285,971	4,655,550	369,579	8.6%

(1) Excludes sales of 3,442 tons and 2,911 tons of unbleached kraft paper from Roanoke Rapids to Ride Rite® Converting during the six months ended June 30, 2005 and 2006, respectively.

Sales of linerboard increased by 21,898 tons for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. The linerboard market showed improved demand during the fourth quarter of 2005 and continuing into the first half of 2006. Roanoke Rapids utilized its strong kraft paper inventory position at the beginning of 2006 to supply kraft paper customers. This increased available machine time permitted KPB to manufacture linerboard to meet the demand from IP's containerboard system. Sales of Ride Rite® Converting inflatable dunnage bags increased by 370,000 units for the six months ended June 30, 2006 compared with the six months ended June 30, 2005 due to the continued growth in the dunnage bag market. The growth has been primarily in the two-ply dunnage bag, supplying the less-than-trailer-load market.

Net Sales.    The following table presents net sales by reportable segment for the six months ended June 30, 2006 and 2005:

	Six Months Ended June 30,
			Increase (Decrease)
Segment
	2005	2006	Dollars	%
	(in millions except per ton and per bag data and %)
Roanoke Rapids(1)	$93.0	$107.2	$14.2	15.3%
Ride Rite® Converting	16.9	18.0	1.1	6.5%

Total net sales	$109.9	$125.2	$15.3	13.9%

Average revenue per ton	$511.06	$526.30	$15.24	3.0%
Average revenue per dunnage bag(2)	$3.94	$3.87	$(0.08)	(1.9)%

(1) Excludes intercompany sales to Ride Rite® Converting.

(2) Average revenue data is computed based on non-rounded information.

KPB's total net sales increased by $15.3 million, or 13.9%, to $125.2 million for the six months ended June 30, 2006 compared with $109.9 million for the six months ended June 30, 2005. Improved sales volumes from both facilities and price improvements for Roanoke Rapids products were the major factors in the improved net sales.

Roanoke Rapids net sales increased by $14.2 million, or 15.3%, to $107.2 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. Average revenue at Roanoke Rapids increased by $15.24 per ton, or 3.0%, due to realization of a $30 per ton price increase implemented in the fourth quarter of 2005, $25 per ton price increase implemented in the first quarter of 2006, and some benefit from a third price increase effective in the second quarter of 2006. Net revenue per ton was diluted by the increase in linerboard sales, a lower priced per-ton product.

Ride Rite® Converting net sales increased by $1.1 million, or 6.5%, to $18.0 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005 mainly due to increased sales of two-ply bags.

Two-ply revenue per bag is lower than four to eight-ply revenue per bag. Net revenue per bag declined modestly due to a shift to a higher mix of two-ply bags.

Costs and Expenses.    The following table presents costs and expenses by reportable segment for the six months ended June 30, 2006 and 2005:

	Six Months Ended June 30,
			Increase (Decrease)
Segment
	2005	2006	Dollars	%
	(in millions except %)
Roanoke Rapids
Cost of sales (exclusive of depreciation and amortization)	$60.5	$64.3	$3.8	6.3%
Distribution expenses	8.8	10.4	1.6	18.2%
Depreciation and amortization	11.7	8.7	(3.0)	(25.6)%
Selling, general, and administrative expenses	9.6	9.4	(0.2)	(2.1)%
Taxes other than income tax	1.1	1.2	0.1	9.1%
Ride Rite® Converting
Cost of sales (exclusive of depreciation and amortization)	$11.7	$12.1	$0.4	3.4%
Distribution expenses	0.7	0.8	0.1	14.3%
Depreciation and amortization	0.1	0.2	0.1	100.0%
Selling, general, and administrative expenses	1.4	1.7	0.3	21.4%
Taxes other than income tax	0.0	0.0	0.0	0.0%
Total Kraft Papers Business
Cost of sales (exclusive of depreciation and amortization)	$72.2	$76.4	$4.2	5.8%
Distribution expenses	9.5	11.2	1.7	17.9%
Depreciation and amortization	11.8	8.9	(2.9)	(24.6)%
Selling, general, and administrative expenses	11.0	11.1	0.1	0.9%
Taxes other than income tax	1.1	1.2	0.1	9.1%

Cost of Sales.    Total cost of sales increased by $4.2 million, or 5.8%, to $76.4 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. Both facilities realized improved year-over-year productivity gains offset by continued rising coal and caustic soda pricing. Roanoke Rapids productivity improved by 12.8% and Ride Rite® Converting productivity improved by 23.5% compared with the first six months of 2005.

Cost of sales for Roanoke Rapids increased by $3.8 million, or 6.3%, to $64.3 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. Higher volumes of materials consumed, higher raw material pricing, increased wages due to normal merit increases and increased benefit costs resulting from inflation were all factors in the increase. These overall increases were partially offset by an increase in the production of linerboard, which is less expensive to manufacture than kraft paper, and productivity improvements.

Cost of sales for Ride Rite® Converting increased by $0.4 million, or 3.4%, to $12.1 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005, primarily due to increased unit sales. This overall increase was partially offset by the production of a greater percentage of two-ply bags, which are less expensive to manufacture than higher ply bags.

Distribution Expenses.    Distribution expenses for Roanoke Rapids increased by $1.6 million, or 18.2%, to $10.4 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005, due to increased sales volumes, increased truck shipments, which are more expensive than rail shipments, and increasing freight rates. Distribution expenses for Ride Rite® Converting increased $0.1million as a result of higher unit sales.

Depreciation and Amortization.    Total depreciation and amortization decreased by $2.9 million, or 24.6%, to $8.9 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. Depreciation and amortization for Roanoke Rapids decreased by $3.0 million, or 25.6%, to $8.7 million as a result of accelerating the depreciation expense for a recovery boiler idled in April 2005. Depreciation and amortization for Ride Rite® Converting increased $0.1 million to $0.2 million as a result of the depreciation for the new warehouse space capitalized in 2005.

Selling, General and Administrative Expenses.    Total SG&A expenses increased by $0.1 million, or 0.9%, to $11.1 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. SG&A expenses for Roanoke Rapids decreased by $0.2 million, or 2.1%, to $9.4 million for the six months ended June 30, 2006 compared with the six months ended June 30, 2005. The decrease at Roanoke was the result of the favorable resolution of a previously disputed $1.1 million expense in the second quarter 2006, partially offset by increased corporate allocations and facility administration expenses of $0.9 million. SG&A expenses for Ride Rite® Converting increased $0.3 million or 21.4% due to increased corporate allocations and facility administration expenses.

Taxes Other Than Income Tax.    Taxes other than income tax for Roanoke Rapids increased $0.1 million, while taxes remained unchanged for Ride Rite Converting. Taxes other than income tax include personal and real estate property taxes, sales and use taxes, and business license fees. Overall assessed valuations remained relatively unchanged year-over-year, resulting in little change in the expense.

Operating Profit.    The following table presents operating profit by reportable segment for the six months ended June 30, 2006 and 2005:

	Six Months Ended June 30,
			Increase (Decrease)
Segment
	2005	2006	Dollars	%
	(in millions except %)
Roanoke Rapids	$1.3	$13.2	$11.9	nm
Ride Rite® Converting	3.0	3.2	0.2	6.7%

Total operating profit	$4.3	$16.4	$12.1	nm

Total operating profit was $16.4 million for the six months ended June 30, 2006, compared with $4.3 million for the six months ended June 30, 2005, an increase of $12.1 million. Accelerated depreciation recorded in 2005 that did not reoccur in 2006 accounted for $3.0 million of the improved earnings performance.

Operating profit for Roanoke Rapids increased by $11.9 million due primarily to $14.2 million of increased sales and $3.0 million of lower depreciation expense, partially offset by $3.8 million of increases in cost of sales and $1.6 million of increased distribution expenses. Operating profit for Ride Rite® Converting increased by $0.2 million primarily due to increased sales, partially offset by increases in cost of sales.

Year Ended December 31, 2005 Compared with the Year Ended December 31, 2004

Summary.    During the year ended December 31, 2005, Roanoke Rapids facility began realizing the benefits of the kraft conversion project completed during the year ended December 31, 2004. The facility outperformed the previous year by generating incremental sales volume of over 37,000 tons of unbleached kraft paper. Throughout 2005, KPB's management focused on product mix to improve profitability. The business also benefited from the full effect of two price increases in 2004 and an additional third quarter cost recovery price increase based on escalating costs and inflation. "Cost recovery" in the context of a price increase in the paper industry is not a customary part of most contracts, including those for Roanoke Rapids. The industry, however, has had some recent success in justifying a price increase based on increases in the costs of major components (pulp, energy, etc.) that are in excess of the general rate of inflation. The cost recovery increase resulted in an estimated annual revenue increase of $12.0 million; however, due to the timing of the price increase, only $1.0 million of incremental revenue was received. Net sales increased due to higher average revenue per ton as well as higher sales volume due to an increase in operating days compared with the same period in 2004. The kraft paper conversion project required major operating equipment, including the paper machines, to be out of service in order to perform the necessary capital work, resulting in an approximate loss of 30 operating days. There was no capital related downtime in 2005. Net sales for Ride Rite® Converting improved on higher sales volumes.

During the year ended December 31, 2005, KPB faced rising energy and chemical costs. At the same time, KPB offset the increases through productivity improvements and cost reduction projects.

Unit Sales.    The following table presents tons sold or units sold, as applicable, by reportable segment for the years ended December 31, 2005 and 2004:

	Year Ended December 31,		Increase (Decrease)
Segment
	2004	2005	Tons/Units	%
Roanoke Rapids
Tons of unbleached kraft paper(1)	331,230	368,621	37,391	11.3%
Tons of linerboard	22,126	15,108	(7,018)	(31.7)%
Ride Rite® Converting inflatable dunnage bags	7,776,000	9,197,000	1,421,000	18.3%

(1) Excludes sales of 7,108 tons and 8,039 of unbleached kraft paper from Roanoke Rapids to Ride Rite® Converting during the year ended December 31, 2004 and 2005, respectively.

Sales of unbleached kraft paper increased by 37,391 tons for the year ended December 31, 2005 compared with the year ended December 31, 2004 due to productivity improvements and increased operating days. Sales of linerboard decreased by 7,018 tons due to the planned conversion to the kraft paper platform and an overall economic slowdown. The reduction in linerboard during this time period represented the final transition of 42# linerboard production to other linerboard machines within IP. Sales of Ride Rite® Converting inflatable dunnage bags increased by 1,421,000 units for the year ended December 31, 2005 compared with the year ended December 31, 2004 due to continued growth in the dunnage bag market driven by higher demand in the less-than-trailer-load market.

Net Sales.    The following table presents net sales by reportable segment for the years ended December 31, 2005 and 2004:

	Year Ended December 31,		Increase (Decrease)
Segment
	2004	2005	Dollars	%
	(in millions except per ton and per bag data and %)
Roanoke Rapids(1)	$157.7	$188.0	$30.3	19.2%
Ride Rite® Converting	30.9	35.4	4.5	14.6%

Total net sales	$188.6	$223.4	$34.8	18.5%

Average revenue per ton	$446.29	$489.93	$43.64	9.8%
Average revenue per dunnage bag(2)	$3.98	$3.85	$(0.13)	(3.3)%

(1) Excludes intercompany sales to Ride Rite® Converting.

(2) Average revenue data is computed using non-rounded information.

KPB's total net sales for the year ended December 31, 2005 increased by $34.8 million, or 18.5%, to $223.4 million compared to the year ended December 31, 2004. Roanoke Rapids' net sales increased by $30.3 million, or 19.2%, to $188.0 million for the year ended December 31, 2005 compared to the year ended December 31, 2004 due to increased sales volume as well as increased average revenue per ton. Average revenue per ton was driven by full realization of 2004 price increases and partial realization of a third quarter increase in 2005. Ride Rite Converting net sales increased by $4.5 million, or 14.6%, to $35.4 million for the year ended December 31, 2005 compared to the year ended December 31, 2004 primarily due to continued growth in the dunnage bag market. Net revenue per bag was diluted by a higher mix of two-ply bag sales, a lower priced product.

Costs and Expenses.    The following table presents costs and expenses by reportable segment for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
			Increase (Decrease)
Segment
	2004	2005	Dollars	%
	(in millions except %)
Roanoke Rapids
Cost of sales (exclusive of depreciation and amortization)	$116.3	$124.7	$8.4	7.2%
Distribution expenses	16.1	18.5	2.4	14.9%
Depreciation and amortization	16.1	21.0	4.9	30.4%
Selling, general, and administrative expenses	17.3	17.2	(0.1)	(0.6)%
Taxes other than income tax	2.1	2.3	0.2	9.5%
Ride Rite® Converting
Cost of sales (exclusive of depreciation and amortization)	$20.6	$23.8	$3.2	15.5%
Distribution expenses	1.3	1.5	0.2	15.4%
Depreciation and amortization	0.3	0.3	0.0	0.0%
Selling, general, and administrative expenses	2.8	3.1	0.3	10.7%
Taxes other than income tax	0.1	0.1	0.0	0.0%
Kraft Papers Business
Cost of sales (exclusive of depreciation and amortization)	$136.9	$148.5	$11.6	8.5%
Distribution expenses	17.4	20.0	2.6	14.9%
Depreciation and amortization	16.4	21.3	4.9	29.9%
Selling, general, and administrative expenses	20.1	20.3	0.2	1.0%
Taxes other than income tax	2.2	2.4	0.2	9.1%

Cost of sales.    Total cost of sales increased by $11.6 million, or 8.5%, to $148.5 million for the year ended December 31, 2005 compared with the year ended December 31, 2004 as a result of increased sales volume.

Cost of sales for Roanoke Rapids increased by $8.4 million, or 7.2%, to $124.7 million for the year ended December 31, 2005 compared with the year ended December 31, 2004 due to a 19.2% increase in sales volume and prices for raw materials, particularly for caustic soda and coal. The price of caustic soda, a main component of the pulping process, increased by 195.0%, or $3.0 million. The price for coal increased by $1.9 million, or 37.0%. Roanoke Rapids partially offset the cost increases by successfully implementing capital and non-capital initiatives to increase mill productivity as measured by overall equipment efficiency. These initiatives have resulted in a 6% improvement in overall equipment efficiency by reducing bottle necks on or in the paper machine area and through speed improvements on the paper machines, reducing off-spec product, and reducing planned/unplanned machine downtime. Initiatives were prioritized based on profit potential and ease of implementation. Management monitors productivity on a real-time basis with on-line reporting tools that track production values versus targets. Overall equipment efficiency is also monitored daily through production reporting systems. Several productivity improvement projects were completed that increased machine speed and availability. Cost reduction projects resulted in better fiber utilization and reduced energy consumption and maintenance.

Cost of sales for Ride Rite® Converting increased by $3.2 million, or 15.5%, to $23.8 million for the year ended December 31, 2005 compared with the year ended December 31, 2004 due to higher sales volume and higher raw material costs, particularly film and paper costs.

Distribution Expenses.    Total distribution expenses increased by $2.6 million, or 14.9%, to $20.0 million for the year ended December 31, 2005 as compared with the year ended December 31, 2004. Distribution expenses for Roanoke Rapids increased by $2.4 million, or 14.9%, to $18.5 million for the year ended December 31, 2005 as compared with the year ended December 31, 2004 due to increased sales and higher transportation costs, partially due to higher fuel costs. Distribution expenses for Ride Rite® Converting increased by $0.2 million, or 15.4%, to

$1.5 million for the year ended December 31, 2005 as compared with the year ended December 31, 2004 due to increased sales volume and higher fuel costs.

Depreciation and Amortization.    Total depreciation and amortization increased by $4.9 million, or 29.9%, to $21.3 million for the year ended December 31, 2005 compared with the year ended December 31, 2004. Depreciation and amortization for Roanoke Rapids increased by $4.9 million, or 30.4%, to $21.0 million for the year ended December 31, 2005 compared with the year ended December 31, 2004 due to the accelerated depreciation for a recovery boiler idled in March 2005, which accounted for approximately $3.0 million of the increase in depreciation. Depreciation for Roanoke Rapids increased as a result of an increase in depreciable assets from capital expenditures of $18 million incurred in the year ended December 31, 2004 under the kraft paper conversion project. Depreciation and amortization for Ride Rite® Converting remained flat.

Selling, General and Administrative Expenses.    Total SG&A expenses increased by $0.2 million, or 1.0%, to $20.3 million for the year ended December 31, 2005 compared with the year ended December 31, 2004. SG&A expenses for Roanoke Rapids remained virtually flat at $17.2 million for the year ended December 31, 2005. SG&A expenses for Ride Rite® Converting increased $0.3 million, or 10.7%, to $3.1 million for the year ended December 31, 2005, primarily due to an increase in sales volume.

Taxes Other Than Income Tax.    Taxes other than income tax include personal and real estate property taxes, sales and use taxes, and business license fees. Taxes other than income tax for Roanoke Rapids increased by $0.2 million, or 9.5%, to $2.3 million for the year ended December 31, 2005 as a result of the acquisition of conversion project assets. Taxes other than income tax for Ride Rite® Converting remained flat at $0.1 million.

Operating Profit.    The following table presents operating profit (loss) by reportable segment for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
			Increase (Decrease)
Segment
	2004	2005	Dollars	%
	(in millions except %)
Roanoke Rapids	$(10.2)	$4.3	$14.5	142.2%
Ride Rite® Converting	5.8	6.6	0.8	13.8%

Total operating profit (loss)	$(4.4)	$10.9	$15.3	347.7%

Total operating profit was $10.9 million for the year ended December 31, 2005, compared with an operating loss of $4.4 million for the year ended December 31, 2004. Operating profit for Roanoke Rapids increased by $14.5 million due primarily to an increase in average revenue per ton and sales volume, offset in part by higher raw material costs. Operating profit for Ride Rite® Converting increased by $0.8 million primarily due to increased sales volume.

Year Ended December 31, 2004 Compared with the Year Ended December 31, 2003

Summary.    The decrease in net sales were driven by the kraft paper conversion project, which reduced production of paper at the Roanoke Rapids facility by 30 days. The loss in operating days was due to equipment downtime of the paper machines necessary to perform the work for the conversion. The intent of this conversion project was to increase facility production of kraft paper and reduce overall facility production capacity in order to conform to newly implemented environmental regulations. This shift in product mix to more kraft paper reduced the pulp production demand of the mill and allowed the mill to shut down the #6 recovery boiler and avoided the capital expense of Cluster Rule compliance for this boiler. With the shutdown of the #6 recovery boiler, the #7 recovery boiler was upgraded to support approximately 440,000 annual tons. The resulting production mix, machine downtime during the conversion period and initial poor operating efficiency following the conversion resulted in a reduced sales volumes of 127,000 tons for the year ended December 31, 2004, of which approximately 60,000 tons represented the planned production capacity reduction.

During the first quarter of 2004, KPB experienced the bottom of the industry cycle. Starting the second quarter of 2004, overall pricing and market demand improved. During the year ended December 31, 2004, KPB's management pursued customer and grade mix improvement opportunities to enhance profitability. As a result, KPB entered into a long-term agreement with the largest multiwall converter in North America and at the end of 2004 was on 100,000 tons per year run rate with this customer. Improved market conditions allowed KPB's management to implement two price increases. As a result, by year end 50# multiwall price (bellwether grade) averaged $25 per ton above 2003 prices. Net sales for Ride Rite® Converting improved due to higher sales volume.

Unit Sales.    The following table presents tons sold or units sold, as applicable, by reportable segment for the years ended December 31, 2004 and 2003:

	Year Ended December 31,
			Increase (Decrease)
Segment
	2003	2004	Tons/Units	%
Roanoke Rapids
Tons of unbleached kraft paper(1)	265,759	331,230	65,471	24.6%
Tons of linerboard	214,353	22,126	(192,227)	(89.7)%
Ride Rite® Converting inflatable dunnage bags	7,155,000	7,776,000	621,000	8.7%

(1) Excludes sales of 7,015 tons and 7,108 tons of unbleached kraft paper from Roanoke Rapids to Ride Rite® Converting during the year ended December 31, 2003 and 2004, respectively.

Sales of unbleached kraft paper increased by 65,471 tons for the year ended December 31, 2004 compared with the year ended December 31, 2003 due to increased production of kraft paper and entering into a new long-term contract under which KPB would sell an additional 100,000 tons of kraft paper annually. Sales of linerboard decreased by 192,227 tons for the year ended December 31, 2004 compared with the year ended December 31, 2003 due to planned reduction of linerboard at the Roanoke Rapids facility as a part of the kraft paper conversion project. Sales of Ride Rite® Converting inflatable dunnage bags increased by 621,000 units for the year ended December 31, 2004 compared with the year ended December 31, 2003 due to continued growth in the dunnage bag market.

Net Sales.    The following table presents net sales by reportable segment for the years ended December 31, 2004 and 2003:

	Year Ended December 31,		Increase (Decrease)
Segment
	2003	2004	Dollars	%
	(in millions except per ton and per bag data and %)
Roanoke Rapids(1)	$202.2	$157.7	$(44.5)	(22.0)%
Ride Rite® Converting	29.0	30.9	1.9	6.6%

Total net sales	$231.2	$188.6	$(42.6)	(18.4)%

Average revenue per ton	$421.15	$446.29	$25.14	6.0%
Average revenue per dunnage bag(2)	$4.05	$3.98	$(0.07)	(1.7)%

(1) Excludes intercompany sales to Ride Rite® Converting.

(2) Average revenue data is computed based on non-rounded information.

KPB's total net sales for the year ended December 31, 2004 decreased by $42.6 million, or 18.4%, to $188.6 million compared with the year ended December 31, 2003. Roanoke Rapids net sales decreased by $44.5 million, or 22.0%, to $157.7 million for the year ended December 31, 2004 as compared with the year ended December 31, 2003 due to the kraft paper conversion project and reduced annual production capacity, partially offset by increased average revenue per ton. Ride Rite® Converting net sales increased by $1.9 million, or 6.6%, to

$30.9 million for the year ended December 31, 2004 as compared with the year ended December 31, 2003 primarily due to continued growth in the dunnage bag market.

Costs and Expenses.    The following table presents costs and expenses by reportable segment for the years ended December 31, 2004 and 2003:

	Year Ended December 31,
			Increase (Decrease)
Segment
	2003	2004	Dollars	%
	(in millions except %)
Roanoke Rapids
Cost of sales (exclusive of depreciation and amortization)	$149.7	$116.3	$(33.4)	(22.3)%
Distribution expenses	16.6	16.1	(0.5)	(3.0)%
Depreciation and amortization	16.0	16.1	0.1	0.6%
Selling, general, and administrative expenses	18.0	17.3	(0.7)	(3.9)%
Taxes other than income tax	2.1	2.1	0.0	0.0%
Ride Rite® Converting
Cost of sales (exclusive of depreciation and amortization)	$19.5	$20.6	$1.1	5.6%
Distribution expenses	1.3	1.3	0.0	0.0%
Depreciation and amortization	0.3	0.3	0.0	0.0%
Selling, general, and administrative expenses	2.5	2.8	0.3	12.0%
Taxes other than income tax	0.1	0.1	0.0	0.0%
Kraft Papers Business
Cost of sales (exclusive of depreciation and amortization)	$169.2	$136.9	$(32.3)	(19.1)%
Distribution expenses	17.9	17.4	(0.5)	(2.8)%
Depreciation and amortization	16.3	16.4	0.1	0.6%
Selling, general, and administrative expenses	20.5	20.1	(0.4)	(2.0)%
Taxes other than income tax	2.2	2.2	0.0	0.0%

Cost of Sales.    Total cost of sales decreased by $32.3 million, or 19.1%, to $136.9 million for the year ended December 31, 2004 compared with the year ended December 31, 2003. Cost of sales for Roanoke Rapids decreased by $33.4 million, or 22.3%, to $116.3 million for the year ended December 31, 2004 compared with the year ended December 31, 2003 as a result of decreased sales. Cost of sales for Ride Rite® Converting increased by $1.1 million, or 5.6%, to $20.6 million for the year ended December 31, 2004 compared with the year ended December 31, 2003 due to increased sales volume.

Distribution Expenses.    Total distribution expenses decreased by $0.5 million, or 2.8%, to $17.4 million for the year ended December 31, 2004 as compared with the year ended December 31, 2003. Distribution expenses for Roanoke Rapids decreased by $0.5 million, or 3.0%, to $16.1 million for the year ended December 31, 2004 compared with the year ended December 31, 2003.  However, distribution expense did not decrease in proportion to the overall decrease in total sales because of the shift in product mix sold and the difference in freight costs associated with each product. Linerboard sales decreased almost 90% while unbleached kraft sales increased approximately 25% during the kraft paper conversion project. Kraft paper customers primarily use trucking, a more expensive mode of transportation than rail, the predominant mode of transportation used by linerboard customers. Distribution expenses for Ride Rite® Converting remained virtually flat for the year ended December 31, 2004 as compared with the year ended December 31, 2003.

Depreciation and Amortization.    Total depreciation and amortization increased by $0.1 million, or 0.6%, to $16.4 million for the year ended December 31, 2004 compared with the year ended December 31, 2004. Depreciation and amortization for Roanoke Rapids increased by $0.1 million, or 0.6%, to $16.1 million for the year ended December 31, 2004 compared with the year ended December 31, 2003. The reduction in facility production did not have a material impact on depreciation. Depreciation and amortization for Ride Rite® Converting remained at $0.3 million for the year ended December 31, 2004.

Selling, General and Administrative Expenses.    Total SG&A expenses decreased by $0.4 million, or 2.0%, to $20.1 million for the year ended December 31, 2004 compared with the year ended December 31, 2003. SG&A expenses for Roanoke Rapids decreased by $0.7 million, or 3.9%, to $17.3 million for the year ended December 31, 2004 due to the kraft paper conversion. SG&A expenses for Ride Rite® Converting increased $0.3 million, or 12.0%, to $2.8 million for the year ended December 31, 2004 primarily due to increased sales and marketing efforts.

Taxes Other Than Income Tax.    Taxes other than income tax include personal and real estate property taxes, sales and use taxes, and business license fees. Taxes other than income tax for both Roanoke Rapids and Ride Rite® remained flat. Overall assessed valuations remained relatively unchanged year-over-year, resulting in little change in the expense.

Operating Profit.    The following table presents operating profit (loss) by reportable segment for the years ended December 31, 2004 and 2003:

	Year Ended December 31,
			Increase (Decrease)
Segment
	2003	2004	Dollars	%
	(in millions except %)
Roanoke Rapids	$(0.2)	$(10.2)	$(10.0)	nm
Ride Rite® Converting	5.3	5.8	0.5	9.4%

Total operating profit (loss)	$5.1	$(4.4)	$(9.5)	(186.3)%

Total operating loss was $4.4 million for the year ended December 31, 2004, compared with total operating profit of $5.1 million for the year ended December 31, 2003. Operating profit for Roanoke Rapids decreased by $10.0 million primarily due to the reduction in sales volume of linerboard as well as the downtime during the kraft paper conversion project, offset partially by an increase in the average revenue per ton. Operating profit for Ride Rite® Converting increased by $0.5 million primarily due to increased sales volume

Liquidity and Capital Resources

Liquidity

KPB's liquidity and capital resource planning is largely dependent on the generation of operating cash flows, which is highly sensitive to changes in price and demand for its major products. While changes in key operating costs, such as energy and raw materials, may adversely affect our cash flows, KPB believes that its cost reduction and efficiency improvement plan has compensated for many cost increases. As a result, KPB believes that it is well positioned to continue to generate significant cash flows if pricing and economic conditions continue to improve. KPB's principal liquidity requirements are to finance current operations and fund capital expenditures. Currently, KPB's primary sources of liquidity requirements to meet these needs are cash generated by its operations and capital expenditures funded by IP. If there is a significant decline in the pricing or general economic environment, or a significant increase in operating and material costs then KPB's ability to meet its funding needs through operating cash flow alone may be adversely affected. Historically, the principal indicator of KPB's liquidity has been its cash flows from operations and KPB's control account.

During the first quarter of 2006, in connection with the evaluation of strategic options for the Division under the previously announced July 19, 2005 Transformation Plan, IPCO determined that a sale of the Division was probable. As of March 31, 2006, IPCO was engaged in exclusive negotiations with a potential buyer of the business. As a result the net assets of the Kraft Papers Business met the criteria of held for sale for IPCO as described in Financial Accounting Standards Board ("FASB") Statement No. 144 ("FASB 144"), Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, IPCO performed the impairment test required by FASB 144 using a held-for-sale classification for the net assets of the Kraft Paper Business. The test indicated a loss of approximately

$103 million based on the estimated sales price of the business less estimated costs to sell. This estimated loss was recognized by IPCO in its March 2006 operating results and revised to $117 million at June 30, 2006. On June 26, 2006, IPCO entered into a purchase and sale agreement to sell certain assets and liabilities of its Kraft Papers Business to Stone Arcade Acquisition Corp. (Stone Arcade) for approximately $155 million in cash and up to $60 million in additional proceeds contingent upon the Division's future earnings. The purchase and sale agreement also provides for the parties to enter into several ancillary agreements pursuant to which certain business arrangements with IPCO will continue, including a supply agreement for International Paper to provide bleached kraft papers through Stone Arcade Acquisition Corp. It is expected that the closing of the sale will occur in the third or fourth quarter of 2006, subject to satisfaction of various closing conditions, Stone Arcade shareholder approval, and regulatory approval.

The management of the Kraft Papers Business, which is a component of IPCO, had no plans to sell any of its separate assets at March 31, 2006, or June 30, 2006. Therefore, while impairment indicators existed which obligated the Kraft Papers Business to also perform an impairment test, the Kraft Papers Business considered its assets held and used for purposes of its own impairment test. The results of that test indicated no impairment because the undiscounted future cash flows on a held and used basis exceeded the carrying amount of the long-lived assets for the entity. Thus, no impairment has been recognized for the separate Kraft Papers Business assets in the accompanying financial statements.

Further, management is of the opinion that if the impairment charge had been recorded by KPB there would have been no impact on KPB's ability to generate operating cash flows.

Cash Flows

Six months ended June 30, 2006 Compared with Six months ended June 30, 2005.    Net cash provided by operating activities totaled $15.3 million for the first six months of 2006, up from $6.0 million for the comparable 2005 six-month period. Net income and non-cash charges in 2006 were $4.0 million greater than those generated in 2005 as a result of improved operating results. Increased accounts receivables as a result of higher sales volume grew at a lower rate in 2006 compared with 2005 and used $4.1 million of operating cash flows. Changes in all other working capital components had an insignificant impact on operating cash flows for the 2006 and 2005 six-month periods.

Net cash used in investing activities was $2.5 million for the six months ended June 2006 as compared with net cash used in investing activities of $5.6 million for the six months ended June 30, 2005, primarily due to a decrease in capital spending. However, capital expenditures for the year ending December 31, 2006 are expected to be approximately $9.5 million. Funding will be provided through operations or contribution by IP or Stone if acquired.

Net cash used in financing activities was $12.7 million, a distribution that was made to IP, for the six months ended June 30, 2006 compared with $0.4 million, for the six months ended June 30, 2005. Since KPB is not a legal entity, and since its operating cash accounts are managed by IP's treasury, the amount of distributions to or from IP fluctuates daily. During the three months ended June 30, 2006 and 2005, KPB made net distributions to IP of $5.9 million and $0.5 million, respectively.

Year Ended December 31, 2005 Compared with the Year Ended December 31, 2004.    Net cash provided by operating activities was $25.8 million for the year ended December 31, 2005 compared with $8.7 million for the year ended December 31, 2004. Net income and non-cash charges were $13.8 million greater in 2005 compared with 2004 primarily as a result of improved operating results. Changes from 2004 to 2005 related to normal operating activities in finished goods inventory, prepaid expenses and accrued expenses, provided another $10.0 million of cash flows. The increase in accounts receivable as a result of higher sales volumes used approximately $5.4 million of additional cash flows in 2005 compared with 2004.

Capital expenditures were $8.1 million in the year ended December 31, 2005, or 38% of depreciation and amortization compared with 21.1 million in the year ended December 31, 2004, or 128% of depreciation and amortization. The decrease was due to the capital investment for the kraft conversion project that was completed in 2004.

Net cash used in financing activities was $16.9 million, a distribution that was made to IP, for the year ended December 31, 2005 compared with net cash provided by financing activities of $11.7 million, a funding that was provided by IP, for the year ended December 31, 2004.

Year Ended December 31, 2004 Compared with the Year Ended December 31, 2003.    Net cash provided by operating activities was $8.7 million for the year ended December 31, 2004 compared with net cash provided by operating activities of $7.1 million for the year ended December 31, 2003. Net income and non-cash charges were $4.9 million lower in the year ended December 31, 2004 compared with the year ended December 31, 2003 primarily as a result of the $3.5 million net loss in the year ended December 31, 2004 compared with $2.5 million of net income in the year ended December 31, 2003. For the year ended December 31, 2004, working capital was impacted primarily by relatively unchanged trade accounts receivables year over year, a $4.7 million decrease in the growth of related party receivables and a $4.5 million decrease in the growth of inventory which improved cash from operations. Other working capital accounts changes were neutral in their impacts.

Capital expenditures were $21.1 million, or 128% of depreciation and amortization compared with $9.2 million or 56% of depreciation and amortization. The increase was due to the kraft conversion project.

Net cash provided by financing activities was $11.7 million, a funding that was provided by IP, for the year ended December 31, 2004 compared with $2.0 million in the year ended December 31, 2003.

Contractual Obligations

KPB has contractual obligations that are required to be settled in cash. The amounts of KPB's contractual obligations as of December 31, 2005 are as follows:

	Payments Due by Period
	Total	<1 Year	1-3 Years	4-5 Years	>5 Years
	(in thousands)
Long term debt obligations(1)	$56,245	$1,399	$4,198	$2,798	$47,850
Operating lease obligations(2)	1,367	439	560	212	156
Purchase obligations(2)	51	51	—	—	—
Pension and other postretirement benefits(3)	47,740	2,387	7,161	4,774	$33,418
Asset retirement obligations(2)	1,752	88	264	176	1,224

Total	$107,155	$4,364	$12,183	$7,960	$82,648

(1)
The long-term debt obligations represent industrial development bonds and environmental development bonds that were issued on behalf of KPB by IP and will not be assumed by Stone in the proposed transaction. Accordingly, approximately $56.2 million of future payments, representing $24.7 million of debt and $31.5 million of related interest expense, will not be a contractual obligation of Stone.

(2)
These obligations will be assumed by Stone in the proposed transaction.

(3)
The pension and other postretirement benefits relate to the expected future cash payments that will be paid to IP by KPB (if the transaction does not occur) for employees that participate in the various IP retirement and other post-employment benefit plans of IP. KPB does not have its own retirement or other post-employment benefit plans. KPB accounts for its participation in the various IP retirement and other post-employment benefit plans as a participant in a multiemployer benefit plan. As such, it does not recognize pension assets or liabilities and instead recognizes its expenses and liabilities similar to the activity of a defined contribution plan. IP will retain pension and postretirement benefit liabilities for KPB employees as of the closing of the sale in the amount of $44.7 million and Stone will assume approximately $3.0 million of such liabilities. The $3.0 million liability being assumed by Stone will not be paid from IP trust account funds.

For the year ending December 31, 2006, KPB has budgeted $9.8 million in capital expenditures of which $4.5 million represents environmental capital expenditures to comply with the final Cluster Rule regulations described below under the heading "Environmental Matters." The capital expenditures include $3.4 million of maintenance capital expenditures and $1.9 million of strategic capital expenditures to improve efficiency at the Roanoke Rapids facility. KPB's management expects to fund these capital expenditures from cash generated by its operations.

Impact of Inflation

Since 2003, KPB has been materially impacted by inflation in certain commodity prices and benefits costs. Caustic soda, wood, and energy costs as well as the cost of healthcare benefits have all increased steadily. KPB, however, has also benefited from a significant increase in the market price of its products.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which KPB is exposed is commodity and energy price risk. KPB is exposed to price fluctuations of certain commodities used in production as well as fluctuations in the price of its finished goods. Key raw materials and energy used in the production process include wood, coal, electricity and caustic soda. KPB purchases these raw materials and energy at the market prices, and does not use any forward contracts or other financial instruments to hedge its exposure to price risk related to these commodities. Prices for paper and related products are subject to market conditions. KPB has no long-term contracts to purchase raw materials at fixed prices.

Environmental Matters

KPB's operations are subject to environmental regulation by federal, state, and local authorities in the United States, including requirements that regulate discharge into the environment, waste management, and remediation of environmental contamination. Environmental permits are required for the operation of the KPB's business, and are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with environmental requirements and violators are subject to injunctions, civil penalties and criminal fines. Third parties may also have the right to sue to enforce compliance with such regulations.

On April 15, 1998, the EPA issued final Cluster Rule regulations that established new requirements regarding air emissions and wastewater discharges from pulp and paper mills. KPB is expected to be compliant with the regulations by the compliance deadline of April 30, 2007. The EPA is continuing the development of new programs and standards such as additional wastewater discharge allocations, water intake structure requirements and national ambient air quality standards. KPB's management believes that its operations are in compliance in all material respects with all applicable environmental regulations and is not aware of any pending regulatory agency compliance actions.

Legal Proceedings

KPB has been involved in litigation from time to time in the ordinary course of business. KPB's management is not aware of any outstanding or threatened litigation that would be likely to have a material adverse effect on the operations of Roanoke Rapids or Ride Rite® Converting.

Critical Accounting Policies

KPB's discussion and analysis of its financial condition and results of operations for the purposes of this proxy statement are based upon its historical consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.

KPB's significant accounting policies are summarized in Note 2 to its historical consolidated financial statements, and the following summaries should be read in conjunction with the historical consolidated financial statements and related notes contained elsewhere herein. While all accounting policies affect the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are most important to the presentation of the financial statements and results of operations and that require KPB's management's most subjective or complex judgments and estimates. KPB's management believes the policies that fall within this category are annual maintenance costs, concentration of credit risk, asset retirement obligations, impairment of long-lived assets, income taxes, and environmental costs and obligations.

Annual Maintenance Costs.    Annual maintenance costs for major planned maintenance shutdowns in excess of $1.0 million are expensed ratably over the year in which the maintenance shutdowns occur since KPB's management believes that operations benefit throughout the year from the maintenance work performed. These costs, including manufacturing variances and out-of-pocket costs that are directly related to the shutdown, are fully expensed in the year of the shutdown with no accrued amounts remaining at year-end. Other maintenance costs are expensed as incurred. The actual costs for major planned maintenance shutdowns may vary from management's estimates, thus results of operations for the periods following the shutdown may be impacted by the variance. Management determines these estimated costs using historical repair costs, estimates of expected chemical costs, anticipated costs from outside vendors related to inspections and repairs, production down time, and estimates of production costs that must be completed during the repair cycle. If the actual costs for major planned maintenance shutdowns varied from management's original estimates by $1.0 million, net income for the periods following the shutdowns would be impacted by $0.6 million.

Concentrations of Credit Risk.    Financial instruments that potentially expose KPB to concentrations of credit risk, as defined by Statement of Financial Accounting Standards, or SFAS, No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, consist primarily of trade accounts receivable. KPB establishes its allowance for doubtful accounts based upon factors surrounding the credit risks of specific customers, historical trends, and other information. Since KPB historically has not reserved a large amount for allowance for doubtful accounts due to its customers' favorable credit overall, KPB's allowance for doubtful accounts may be insufficient in case of a major customer's default on its contracts with KPB. Reserves are made when analysis of customer payment history leads KPB's management to believe that the payment in full is questionable. A change in the reserve equal to 1% of the outstanding accounts receivables would impact the net income for the remainder of 2006 by approximately $0.2 million.

Asset Retirement Obligations.    In accordance with the provision of SFAS No. 143, Accounting for Asset Retirement Obligations, adopted effective January 1, 2003, a liability and an asset are recorded equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists. The liability is accreted over time and the asset is depreciated over its useful life. KPB's asset retirement obligation under this standard relates to closure costs for landfills. Management looks to the calculations and estimates prepared by IP engineers and outside engineers and specialists who consider such factors as costs to close other similar landfills, changes in environmental laws, and the estimated time until the landfill must be closed. Revisions to the liability could occur due to changes in the estimated costs or timing of closure, or possible new federal or state regulations affecting the closure. A $1.0 million change in cost would impact net income for the remainder of 2006 by $0.6 million.

Impairment of Long-Lived Assets.    Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that indicate that the carrying value of the assets may not be recoverable, as measured by comparing their net book value to the estimated undiscounted future cash flows generated by their use. Impaired assets are recorded at estimated fair value, determined principally using discounted cash flows, which may not accurately reflect the actual value of the asset. Key assumptions include the discount rate, expected future capital expenditures, expected future repairs and maintenance and estimated operating results that generate cash flows.

Income Taxes.    KPB's results of operations are included in the income tax returns of IP. For the operating results included in IP's income tax returns, a charge in lieu of income taxes has been allocated by IP to KPB. IP records its global tax provision based on the respective tax rules and regulations for the jurisdictions in which it operates. Where IP believes that the deduction of an item is supportable for income tax purposes, it is deducted in its income tax returns. However, where treatment of an item is uncertain, tax accruals are recorded based upon the expected most probable outcome taking into consideration the specific tax regulations and facts of each matter, the results of historical negotiated settlements, and the results of consultations with outside specialists. Changes to the reserves are only made when an identifiable event occurs that changes the probable outcome, such as settlement with relevant tax authority, the expiration of statutes of limitation for the subject tax year, change in tax laws, or a recent court case that addresses the matter.

While IP believes that these judgments and estimates are appropriate and reasonable under the circumstances, actual resolution of these matters may differ from recorded estimated amounts. Thus, a 1% change in the tax rate for the year ending December 31, 2006, would impact future net income for KPB by $0.1 million.

Environmental Costs and Obligations.    Liabilities for environmental matters require evaluations of relevant environmental regulations and estimates of future alternatives and costs. Future costs could vary if a design is more costly to build or implement than originally estimated (due to unanticipated cost over runs or inflation) or if a design is not as effective as originally planned and requires additional modifications once completed. KPB determines these estimates after a detailed evaluation of each site. Further, the failure to comply with the EPA's Cluster Rule would expose KPB to a $10,000 per day penalty and the loss of any profit earned while out of compliance. If no attempts were made to remedy the issues, KPB's operating certificate would be cancelled, and the Division would be subjected to closure until the necessary remedies were in place to the EPA's satisfaction.

Recent Accounting Developments

Accounting for Conditional Asset Retirement Obligations.    In March 2005, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations. This Interpretation clarifies that the term, "conditional asset retirement obligation" as used in FASB Statement No. 143 and refers to the fact that a legal obligation to perform an asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists to make a reasonable estimate of the fair value of the obligation.

KPB adopted the provisions of this interpretation in the fourth quarter of 2005 with no material effect on its combined financial statements. KPB's principal conditional asset retirement obligations relate to the potential future closure or redesign of certain of its production facilities. In connection with any such activity, it is possible that KPB may be required to take steps to remove certain materials from the facilities, or to remediate in accordance with federal and state laws that govern the handling of certain hazardous or potentially hazardous materials. Applicable regulations and standards provide that the removal of certain materials would only be required if the facility were to be demolished or underwent major renovations. At this time, any such obligations have an indeterminate settlement date, and KPB believes that adequate information does not exist to apply an expected-present-value technique to estimate any such potential obligations. Accordingly, KPB does not record a liability for such remediation until a decision is made that allows reasonable estimation of the timing of such remediation.

Accounting for Changes and Error Corrections.    In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections, which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the statement.

Accounting for Exchanges of Non-monetary Assets.    In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an Amendment of APB Opinion No. 29, that replaces the exception from fair value measurement in APB Opinion No. 29, Accounting for Non-monetary Transactions, for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 in 2006 did not have a material impact on its combined financial statements.

Inventory Costs.    In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, ("SFAS No. 151") which requires that abnormal amounts of idle facility expense, freight, handling costs, and wasted material be recognized as current-period charges. This Statement also introduces the concept of "normal capacity" and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. This Statement will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on its results of operations, cash flows, and financial position.

Costs Associated with Exit or Disposal Activities.    In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The Statement changed the measurement and timing of recognition for exit costs, including restructuring charges, and was effective for activities initiated after December 31, 2002. It required that a liability for costs associated with an exit or disposal activity, such as one-time termination benefits, be recognized when the liability is incurred, rather than at the date of a company's commitment to an exit plan. It had no effect on charges recorded for exit activities begun prior to December 31, 2002. KPB adopted this standard effective January 1, 2003, with no material effect on its results of operations, cash flows, and financial position.

Accrue-in-Advance Maintenance Costs.    In September 2006, the FASB issued FSP No. AUG AIR-1, "Accounting for Planned Major Maintenance Activities," which prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities in annual and interim reporting periods. The FSP permits the application of three alternative methods of accounting for planned major maintenance activities: the direct expense, built-in-overhaul, and deferral methods. The FSP is effective for the first fiscal year beginning after December 15, 2006. KPB is currently evaluating the alternatives and the effects of implementing the provisions of this Statement. However, KPB believes that the adoption of the FSP will not have a material impact on its financial position or results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of             , 2006, certain information regarding beneficial ownership of our common stock by each person who is known by Stone to beneficially own more than 5% of Stone's common stock. The table also identifies the stock ownership of each of Stone's directors, each of Stone's officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Stock
Roger W. Stone(1)	3,837,500(12)	14.2%
Matthew Kaplan(1)	2,337,500(13)	9.0%
John M. Chapman(2)	1,275,000(14)	5.0%
Jonathan R. Furer(3)	1,275,000(15)	5.0%
Muhit U. Rahman(4)	1,275,000(16)	5.0%
D.B. Zwirn Special Opportunities Fund, L.P.(5)	1,143,610	4.6%
D.B. Zwirn Special Opportunities Fund, Ltd.(5)	1,086,390	4.4%
D.B. Zwirn & Co., L.P.(5)	2,230,000	8.9%
DBZ GP, LLC(5)	2,230,000	8.9%
Zwirn Holdings, LLC(5)	2,230,000	8.9%
Daniel B. Zwirn(5)	2,230,000	8.9%
Sapling, LLC(6)	1,437,726	5.8%
Fir Tree Recovery Master Fund, L.P.(6)	708,774	2.8%
Elm Ridge Capital Management LLC(7)	1,980,000	7.9%
Ronald Gutfleish(7)	1,980,000	7.9%
William Harris Investors, Inc.(8)(9)	3,268,761	12.0%
Roger Feldman(10)(11)	1,555,800	6.2%
Harvey Hanerfeld(10)(11)	1,555,800	6.2%
All directors and executive officers as a group (5 individuals)	10,000,000	33.9%

(1)
The business address of each of such individuals is c/o Stone Kaplan Investments, LLC, One Northfield Plaza, Suite 480, Northfield, IL 60093.

(2)
The business address of such individual is c/o Arcade Partners LLC, 62 LaSalle Road, Suite 304, West Hartford, CT 06107.

(3)
The business address of such individual is 45 Park St., Tenafly, NJ 07670.

(4)
The business address of such individual is 8550 Willow Run Court, Cincinnati, OH 45243

(5)
Derived from a jointly filed Schedule 13G filed on September 27, 2006 by D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd., D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC and Daniel B. Zwirn. As of the date of the filing, D.B. Zwrin & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 1,143,610 shares owned by D.B. Zwirn Special Opportunities Fund, L.P. and (ii) 1,086,390 shares owned by D.B. Zwirn Special Opportunities Fund, Ltd. (the "Funds"). D.B. Zwirn & Co., L.P. is the manager of each of the Funds, and consequently has voting control and investment discretion over the Shares held by each of the Funds. Daniel B. Zwirn is the managing member of and thereby controls Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls DBZ GP. LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. The foregoing should not be construed in and of itself as an admission by any such person as to beneficial ownership of shares owned by another person. In addition, each of D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn disclaims beneficial ownership of the Shares held by the Funds.

(6)
Derived from a jointly filed Schedule 13G on August 25, 2005 by Sapling, LLC and Fir Tree Recovery Master fund, L.P. Fir Tree, Inc., a New York corporation, is the investment manager of both Sapling and Fir Tree Recovery.

(7)
Derived from a Schedule 13G filed on August 26, 2005 by Elm Ridge Capital Management LLC and Ronald Gutfleish. As reported in the Schedule 13G, Elm Ridge and Mr. Gutfleish share voting and dispositive power over the shares of Common Stock. As reported in the Schedule 13G, Mr. Gutfleish is the managing member of two limited liability companies which each manage one or more private investment funds that hold the Company's shares of common stock. Mr. Gutfleish disclaims beneficial ownership in the common stock, except to the extent of his pecuniary interest therein.

(8)
The business address of such individual is 191 North Wacker Drive, Suite 1500 Chicago, IL 60606.

(9)
Derived from a Schedule 13G filed on August 10, 2006. As reported in the Schedule 13G, William Harris Investors, Inc. beneficially owns 3,268,761 shares of Common Stock, including 2,322,674 shares of Common Stock issuable upon exercise of warrants on a 1:1 basis.

(10)
The business address of such individual is 1919 Pennsylvania Avenue, NW, Suite 725, Washington, DC 20006.

(11)
Derived from a jointly filed Schedule 13G on August 30, 2006 by Roger Feldman and Harvey Hanerfeld. As reported in the Schedule 13G, each of Roger Feldman and Harvey Hanerfeld is the beneficial owner of 1,555,800 shares of Common Stock. As sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership that is the investment adviser to (i) West Creek Partners Fund L.P., a Delaware limited partnership ("Partners Fund"), (ii) WC Select L.P., a Delaware limited partnership ("Select"), (iii) Cumberland Investment Partners, L.L.C., a Delaware limited liability company ("Cumberland"), and (iv) certain private accounts (the "Accounts"), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 535,300 shares of Common Stock owned by Partners Fund, the 600,000 shares of Common Stock owned by Select, the 296,000 shares of Common Stock owned by Cumberland, and the 124,500 shares of Common Stock held in the Accounts.

(12)
Includes 1,962,500 shares of Common Stock issuable upon exercise of warrants.

(13)
Includes 962,500 shares of Common Stock issuable upon exercise of warrants.

(14)
Includes 525,000 shares of Common Stock issuable upon exercise of warrants.

(15)
Includes 525,000 shares of Common Stock issuable upon exercise of warrants.

(16)
Includes 525,000 shares of Common Stock issuable upon exercise of warrants.

EXECUTIVE COMPENSATION

Until the consummation of the acquisition, no executive officer of Stone will receive any cash compensation for services rendered. Stone pays, and until the acquisition is consummated, will pay Stone-Kaplan Investments LLC, an affiliate of Roger Stone and Matthew Kaplan, a fee of $7,500 per month for providing Stone with certain administrative, technology and secretarial services, as well as the use of certain limited office space in Northfield, IL. A portion of this fee is paid to Arcade Partners LLC, an affiliate of John Chapman, Jonathan Furer and Muhit Rahman, for overhead costs incurred on Stone's behalf. Other than this $7,500 per-month fee, no compensation of any kind, including finder's and consulting fees, is paid to any of Stone's officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. Following the acquisition, the executive officers and directors will be compensated in such manner, and in such amounts, as determined by the independent directors of Stone's board of directors. At present, there have been no agreements or discussions regarding the terms of employment with Stone's officers. It is contemplated that if the business combination is approved, the compensation and other terms of employment of Stone's officers will be determined by a compensation committee which has not yet been established and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the paper and packaging industry. Messrs. Stone and Kaplan have agreed not to receive any compensation until a recommendation has been made by such committee and approved by the board. Because Stone has made a determination to postpone such discussions until after the closing of the transaction and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisition. Stone may retain compensation consultants in determining such compensation.

Stone's officers and directors are reimbursed for any out-of-pocket expenses incurred in connection with activities on Stone's behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Stone's board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. As of June 30, 2006, Stone's officers and directors were reimbursed an aggregate of approximately $28,000 for out-of-pocket expenses. All such expenses were reviewed and approved by Stone's Chief Executive Officer.

Stone has not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Stone's common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols "SCDE," "SCDEW" and "SCDEU," respectively. On June 23, 2006, the last day for which information was available prior to the date of the public announcement of the signing of the Stock Purchase Agreement, the last quoted sale prices of SCDE, SCDEW and SCDEU were $5.53, $6.26 and $0.42, respectively. Each unit of Stone consists of one share of Stone common stock and two redeemable common stock purchase warrants. Stone warrants became separable from Stone common stock on September 14, 2005. Each warrant entitles the holder to purchase from Stone one share of common stock at an exercise price of $5.00 commencing the later of the completion of the KPB acquisition or August 15, 2006. The Stone warrants will expire at 5:00 p.m., New York City time, on August 15, 2009, or earlier upon redemption. Prior to August 16, 2005, there was no established public trading market for our common stock.

Stone does not currently have any authorized or outstanding equity compensation plans.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of Stone's common stock as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions:

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
2005
Third Quarter (commencing August 16)	$5.35	$5.00	$0.58	$0.35	$6.40	$5.95
Fourth Quarter	$5.40	$5.23	$0.59	$0.39	$6.50	$6.05
2006
First Quarter	$5.80	$5.32	$0.74	$0.37	$7.30	$6.10
Second Quarter	$5.67	$5.45	$0.67	$0.40	$6.95	$6.20
Third Quarter	$5.78	$5.44	$0.83	$0.44	$7.29	$6.35
Fourth Quarter (through October 31)	$5.80	$5.62	$1.00	$0.78	$7.70	$7.05

Holders of Common Equity

As of                          , 2006, there were six holders of record of our common stock.

Dividends

Stone has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of the acquisition. Upon completion of the acquisition of KPB, future dividend policies will be determined by Stone's board of directors based on Stone's earnings, financial condition, capital requirements and other then existing conditions. It is anticipated that cash dividends will not be paid to the holders of Stone's common stock in the foreseeable future.

QUOTATION OR LISTING

Stone's common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the Over-the-Counter Bulletin Board under the symbols "SCDE", "SCDEW" and "SCDEU", respectively.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for the shares of Stone common stock, warrants and units is Continental Stock Transfer & Trust Company.

STOCKHOLDER PROPOSALS

Stone's 2006 annual meeting of stockholders is expected to be held on or about                          , 2006 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2006 annual meeting, pursuant to Rule 14a-8 ("Rule 14a-8"), as promulgated under the Securities Exchange Act of 1934, as amended, and under Stone's by-laws you must give timely notice of the proposal, in writing, along with any supporting materials to our secretary at Stone's principal office in Northfield, IL. To be timely, the notice has to be received by                          , 2006. As to any proposal submitted for presentation at the 2006 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2006 annual meeting will be entitled to exercise discretionary authority on that proposal unless Stone receives notice of the matter on or before             , 2006.

WHERE YOU CAN FIND MORE INFORMATION

Stone files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Stone with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, DC 20549.

You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Headquarters Office, 100 F Street, N.E., Room 1580, Washington, DC 20549.

Stone files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Stone at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this document, or any annex to this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document.

All information contained in this document relating to Stone has been supplied by Stone, and all such information relating to KPB has been supplied by IP. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document, or if you have questions about the acquisition, you should contact:

Morrow & Co., Inc.
470 West Avenue, 3rd Floor
Stamford, CT 06902
stone.info@morrowco.com

INDEX TO FINANCIAL STATEMENTS

Page
STONE ARCADE ACQUISITION CORPORATION FINANCIAL STATEMENTS
As of June 30, 2006 and December 31, 2005 and For the Six Months Ended June 30, 2006 and Accumulated April 15, 2005 (Date of Inception) through June 30, 2006
Condensed Balance Sheet at June 30, 2006 (Unaudited)	F-2
Condensed Statement of Operations (Unaudited)	F-3
Condensed Statement of Cash Flows (Unaudited)	F-4
Notes to Condensed Unaudited Financial Statements	F-5
As of December 31, 2005 and For the Period from April 15, 2005 (Date of Inception) through December 31, 2005
Report of Independent Registered Public Accounting Firm	F-9
Balance Sheet at December 31, 2005	F-10
Statement of Operations	F-11
Statement of Changes in Stockholders' Equity	F-12
Statement of Cash Flows	F-13
Notes to Financial Statements	F-14
KRAFT PAPERS BUSINESS, A DIVISION OF INTERNATIONAL PAPER COMPANY, FINANCIAL STATEMENTS
As of June 30, 2006 and December 31, 2005 and For the Six Months ended June 30, 2006 and 2005
Condensed Combined Balance Sheets (Unaudited)	F-18
Condensed Combined Statements of Operations (Unaudited)	F-19
Condensed Combined Statements of Cash Flows (Unaudited)	F-20
Notes to Unaudited Condensed Combined Financial Statements	F-21
As of December 31, 2005 and 2004 and For the Years Ended December 31, 2005, 2004 and 2003
Independent Auditors' Report	F-27
Combined Balance Sheets	F-28
Combined Statements of Operations	F-29
Combined Statements of Cash Flows	F-30
Notes to Combined Financial Statements	F-31

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

CONDENSED BALANCE SHEET

	June 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash	$1,427,509	$2,157,611
Cash and investments, held in trust	113,608,480	111,965,034
Prepaid expenses	24,500	128,875

Total current assets	115,060,489	114,251,520
Acquisition cost	1,046,450	—
Deferred income taxes	222,288	54,094

Total assets	$116,329,227	$114,305,614

Liabilities and Stockholders' Equity
Current liabilities:
Accrued expenses	$876,668	$136,338
Deferred income taxes	42,058	90,521

Total current liabilities	918,726	226,859
Common stock, subject to possible redemption—3,998,000 shares	22,159,715	22,159,715
Interest income attributable to common stock subject to possible redemption (net of taxes of $266,050 and $97,601, at June 30, 2006 and December 31, 2005 respectively)	516,451	189,462

	22,676,166	22,349,177
Commitments and contingencies (Note E)
Stockholders' equity:
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock—$.0001 par value, 175,000,000 shares authorized; 25,000,000 shares issued and outstanding (including 3,998,000 shares of common stock subject to possible redemption)	2,500	2,500
Additional paid-in capital	91,098,761	91,098,761
Income accumulated during the development stage	1,633,074	628,317

Total stockholders' equity	92,734,335	91,729,578

Total liabilities and stockholders' equity	$116,329,227	$114,305,614

See notes to condensed unaudited financial statements.

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

CONDENSED STATEMENT OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006	Inception (April 15, 2005 Through June 30, 2005)	Accumulated Inception Through June 30, 2006
Cost and expenses:
Operating expenses	$363,711	$518,168	$1,000	$739,268
Other income:
Bank interest	21,128	48,363	—	72,503
Interest on cash and cash equivalents held in trust	1,298,603	2,478,433	—	3,914,451

Total other income	1,319,731	2,526,796	—	3,986,954

Income (loss) before provision for income taxes	956,020	2,008,628	(1,000)	3,247,686
Provision for income taxes:
Current	378,601	873,472	—	1,258,324
Deferred	(62,905)	(196,590)	—	(160,163)

Total provision for income taxes	315,696	676,882	—	1,098,161

Net income (loss)	640,324	1,331,746	(1,000)	2,149,525
Deferred interest, net of taxes, attributable to common stock subject to possible redemption	(171,330)	(326,989)	—	(516,451)

Net income (loss) allocable to holders of non-redeemable common stock	$468,994	$1,004,757	$(1,000)	$1,633,074

Weighted-average number of shares outstanding:
Basic	25,000,000	25,000,000	5,000,000	19,285,714

Diluted	29,221,825	29,028,777	5,000,000	21,788,321

Earnings per share:
Basic	$0.03	$0.05	$—	$0.11

Diluted	$0.02	$0.05	$—	$0.10

Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	21,002,000	21,002,000		16,430,000

Diluted	25,223,825	25,030,777		18,932,607

Earnings per share exclusive shares and related deferred interest subject to possible redemption:
Basic	$0.02	$0.05		$0.10

Diluted	$0.02	$0.04		$0.09

See notes to condensed unaudited financial statements.

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

CONDENSED STATEMENT OF CASH FLOWS
(unaudited)

	Six Months Ended June 30, 2006	Inception (April 15, 2005 Through June 30, 2005)	Accumulated (Inception) Through June 30, 2006
Operating activities
Net income (loss)	$1,331,746	$(1,000)	$2,149,525
Changes in:
Interest receivable on short-term investments	142,540	—	(123,699)
Prepaid expenses	104,375	—	(24,500)
Accrued expenses	686,792	1,000	763,277
Accrued income taxes	53,539	—	113,391
Deferred income taxes	(216,657)	—	(180,230)

Net cash provided by operating activities	2,102,335	—	2,697,764
Investing activities
Acquisition cost	(1,046,450)	—	(1,046,450)
Purchase of US government securities held in trust	(792,063,023)	—	(1,348,828,031)
Maturities of US government securities held in trust	790,277,036	—	1,235,343,250

Net cash used in investing activities	(2,832,437)	—	(114,531,231)
Financing activities
Proceeds from public offering, net of expenses	—	—	113,235,876
Proceeds from sale of common stock to founding stockholders	—	25,000	25,000
Proceeds from notes payable to stockholders	—	200,000	200,000
Repayment of notes to stockholders	—	—	(200,000)
Payments of deferred offering costs	—	(186,976)	—
Proceeds from issuance of underwriters' option	—	—	100

Net cash provided by financing activities	—	38,024	113,260,976

Net (decrease) increase in cash	(730,102)	38,024	1,427,509
Cash—beginning of period	2,157,611	—	—

Cash—end of period	$1,427,509	$38,024	$1,427,509

See notes to condensed unaudited financial statements.

STONE ARCADE ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Note A.    Basis of Presentation, Principles of Consolidation, Use of Estimates and Reclassifications

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and are prepared in conformity with U.S. generally accepted accounting principles. The results of operations for the six month period ended June 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

The condensed balance sheet at December 31, 2005 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the financial statements and footnotes thereto included in Stone Arcade Acquisition Corporation's annual report on Form 10-K for the period ended December 31, 2005.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Note B.    Organization and Business Operations

Stone Arcade Acquisition Corporation (the "Company") was incorporated in Delaware on April 15, 2005. On May 25, 2006, the Company formed a wholly-owned subsidiary, KapStone Kraft Paper Corporation, or KapStone Kraft. The Company was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination ("Business Combination") of an operating business in the paper, packaging, forest products and related industries. The Company has neither engaged in any operations nor generated operating revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company's initial public offering (the "Offering") was declared effective on August 15, 2005. The Company consummated the Offering on August 19, 2005 and received net proceeds of approximately $113,236,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering (as described in Note C), although substantially all of the net proceeds of the Offering are intended to be generally applied toward a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As of June 30, 2006, of the net proceeds, $113,608,480, including interest earned of $3,914,451, net of taxes, is being held in a trust account ("Trust Fund") and invested in U.S. Government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below.

The interest income is subject to additional taxes incurred, but not yet paid as of June 30, 2006. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 20 percent or more of the shares issued in the Offering vote against the Business Combination and seek to have their shares redeemed, the Business Combination will not be consummated. If a majority of the shares voted at the meeting by public stockholders are voted in favor of the Business Combination and holders of less than 20 percent of the shares issued in the offering vote against the Business Combination and elect to have their shares redeemed, the Business Combination will be consummated and the shares of such holders will be redeemed for approximately $5.54 per share, plus interest allocable to such shares, net of income taxes. The number of shares subject to possible redemption is approximately 3,998,000. At June 30, 2006, the Company has classified $22,676,166 of the net proceeds from the Offering, inclusive of interest but net of taxes, as common stock subject to possible redemption in the accompanying balance sheet.

In the event that the Company does not consummate a Business Combination within 18 months from the effective date of the Offering, or 24 months from the effective date of the Offering if certain extension criteria have been satisfied (the "Acquisition Period"), the proceeds held in the Trust Fund will be distributed to the Company's public stockholders (i.e. excluding the persons who were stockholders prior to the Offering (the "Founding Stockholders") to the extent of their initial stock holdings.) However, the Founding Stockholders will participate in any liquidation distribution with respect to any shares of common stock they acquired in connection with or following the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units in the Offering discussed in Note C).

Note C.    Initial Public Offering

On August 19, 2005, the Company sold 20,000,000 units ("Units") for a gross price of $6.00 per Unit. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant is exercisable on the later of (a) the completion of a Business Combination or (b) August 15, 2006, and expires on August 15, 2009. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company paid the underwriters an underwriting discount of five percent of the gross proceeds of the Offering. The Company also issued for $100 an option to the representative of the underwriters to purchase up to a total of 1,000,000 units at a price of $7.50 per unit. The units issuable upon the exercise of this option are identical to those offered in the prospectus, except that the exercise price of the warrants included in the underwriters' purchase option is $6.25. This option is exercisable commencing on the later of the consummation of a Business Combination or one year from the date of the Offering, expires five years from the date of the Offering, and may be exercised on a cashless basis. The option may not be sold, transferred, assigned, pledged or hypothecated until August 16, 2006. However, the option may be transferred to any underwriter or selected dealer participating in the Offering and their bona fide officers or partners.

The holders of the option have demand and piggy-back registration rights under the Securities Act for periods of five and seven years, respectively, from the date of the prospectus with respect to registration of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including issuances of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances at a price below its exercise price.

The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale was approximately $980,000. The Company accounted for this purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders' equity. Accordingly there was no impact in the Company's financial position or results of operations except for the recording of the $100 proceeds from the sale.

In accordance with a commitment entered into in connection with the Offering, the Founding Stockholders have purchased 3,500,000 warrants in the public marketplace. They have further agreed that such warrants will not be sold or transferred until the completion of a Business Combination.

Note D.    Related-Party Transactions

The Company has agreed to pay Stone-Kaplan Investments, LLC, a company where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from August 15, 2005 through the acquisition date of a target business. Stone-Kaplan Investments LLC has agreed to pay a portion of the aforementioned administration fee to Arcade Partners LLC, a company where certain of the Founding Stockholders serve in executive capacities. From time to time the Company retains the services of White Oak Aviation, an aviation services company solely owned by certain Founding Stockholders. For the three and six months ended June 30, 2006, the amount paid to this entity was $18,295 and $38,579, respectively.

The Founding Stockholders have agreed with the Company and the underwriters that if the Company liquidates prior to the consummation of a Business Combination, they will be personally liable to pay debts and obligations to vendors that are owed money by the Company for services rendered or products sold to us in excess of the net proceeds not held in the Trust Fund at that time.

Note E.    Commitments and Contingencies

The Company has engaged the representative of the underwriters to act as its investment banker in connection with a Business Combination. The Company has agreed to pay the representative a cash fee of $1,200,000 at the closing of the Business Combination for assisting the Company in structuring and negotiating the terms of the transaction.

Note F.    Common Stock Reserved for Issuance

At June 30, 2006, 43,000,000 shares of common stock were reserved for issuance upon exercise of warrants and the underwriter's option.

Note G.    Purchase Agreement for Proposed Business Combination

On June 23, 2006, Stone, KapStone Kraft, and International Paper Company, or IP, entered into a Purchase Agreement. The Purchase Agreement provides for the acquisition of substantially all of the assets and the assumption of certain liabilities of the Kraft Papers Business, or KPB, a division of IP, consisting of an unbleached kraft paper manufacturing facility in Roanoke Rapids, North Carolina and Ride Rite® Converting, an inflatable dunnage bag manufacturer located in Fordyce, Arkansas, for a cash purchase price of $155 million plus two contingent earn-out payments of up to $35 million and $25 million, based on KPB's annual earnings before interest, income taxes, depreciation and amortization, or EBITDA, during the five years immediately following the acquisition. The purchase price payable on the closing date will be adjusted dollar-for-dollar to the extent IP's working capital as of such date is greater or less than $42,637,709.

KPB generated approximately $64 million in sales and $6.7 million in operating income for the three months ended March 31, 2006 and approximately $223.4 million in sales and $10.9 million in operating income for the year ended December 31, 2005.

The Company intends to use its proceeds of its initial public offering, which includes $113,608,480, including interest earned, currently held in the Trust Fund, together with borrowings from a $95,000,000 senior secured credit facility to be obtained in connection with the acquisition to acquire the KPB assets, to pay transaction expenses, and to pay holders of IPO shares who exercise their redemption rights.

The proposed acquisition is subject to, among other things, the approval of the transaction by the Company's stockholders. There can be no assurance that the transaction will be consummated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Stone Arcade Acquisition Corporation

We have audited the accompanying balance sheet of Stone Arcade Acquisition Corporation (a development stage company) (the "Company") as of December 31, 2005 and the related statements of operations, changes in stockholders' equity and cash flows for the period from April 15, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Arcade Acquisition Corporation as of December 31, 2005 and the results of its operations and its cash flows for the period from April 15, 2005 (date of inception) through December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Eisner LLP Eisner LLP
New York, New York March 9, 2006

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

BALANCE SHEET

December 31, 2005

ASSETS
Current assets:
Cash	$2,157,611
Short-term investments held in trust fund (including interest receivable of $266,239) (fair value $112,001,836)	111,965,034
Prepaid insurance	122,500
Other prepaid expenses	6,375

Total current assets	114,251,520
Deferred income tax benefits	54,094

Total assets	$114,305,614

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$76,486
Income tax payable—current	59,852
Deferred income tax	90,521

Total current liabilities	226,859

Common stock, subject to possible redemption—3,998,000 shares	22,159,715
Interest income attributable to common stock subject to possible redemption (net of taxes of $97,601)	189,462

Total common stock, subject to possible redemption	22,349,177

Commitments and contingencies (Note G)
Stockholders' equity:
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding
Common stock—$.0001 par value; 175,000,000 shares authorized; 25,000,000 shares issued and outstanding (including 3,998,000 shares subject to possible redemption)	2,500
Additional paid-in capital	91,098,761
Income accumulated during the development stage	628,317

Total stockholders' equity	91,729,578

Total liabilities and stockholders' equity	$114,305,614

See notes to financial statements.

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

STATEMENT OF OPERATIONS

For the Period From April 15, 2005 (Date of Inception) Through December 31, 2005

Expenses:
Operating costs	$221,100
Other income:
Bank interest	24,124
Interest on cash and short term investments held in trust	1,436,034

Total other income	1,460,158

Income before provision for income taxes	1,239,058
Provision for income taxes:
Current	(384,852)
Deferred	(36,427)

Net income for the period	817,779
Interest income attributable to common stock subject to possible redemption (net of taxes of $97,601)	(189,462)

Net income allocable to common stockholders not subject to possible redemption	$628,317

Weighted average number of shares outstanding:
Basic	15,307,692

Diluted	16,547,715

Net income per share:
Basic	$.05

Diluted	$.05

Weighted average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	13,247,185

Diluted	14,487,208

Net income per share subject to possible redemption:
Basic	$.05

Diluted	$.04

See notes to financial statements.

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period From April 15, 2005 (Date of Inception) Through December 31, 2005

	Common Stock			Income Accumulated During the Development Stage
			Additional Paid-In Capital
	Shares	Amount			Total
Balance—April 15, 2005 (date of inception)	0	$0	$0	$0	$0
Initial capital from founding stockholders	5,000,000	500	24,500		25,000
Sale of 20,000,000 units and underwriter's option (including 3,998,000 shares of common stock subject to possible redemption), net of underwriter's discount and offering expenses	20,000,000	2,000	113,233,976		113,235,976
Reclassification as a result of 3,998,000 shares of common stock being subject to possible redemption			(22,159,715)		(22,159,715)
Accretion of trust fund relating to common stock subject to possible redemption				(189,462)	(189,462)
Net income for the period				817,779	817,779

Balance—December 31, 2005	25,000,000	$2,500	$91,098,761	$628,317	$91,729,578

See notes to financial statements.

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

STATEMENT OF CASH FLOWS

For the Period From April 15, 2005 (Date of Inception) Through December 31, 2005

Cash flows used in operating activities:
Net income	$817,779
Changes in:
Prepaid insurance	(122,500)
Interest receivable on short-term investments	(266,239)
Other prepaid expenses	(6,375)
Accrued expenses	76,486
Income taxes payable—current	59,852
Income taxes payable—deferred	36,427

Net cash provided by operating activities	595,430

Cash flows used in investing activities:
Purchase of U.S. Government Securities held in Trust Fund	(556,765,009)
Maturities of U.S. Government Securities held in Trust Fund	445,066,214

Net cash used in investing activities	(111,698,795)

Cash flows provided by financing activities:
Proceeds from public offering, net of expenses	113,235,876
Proceeds from sale of common stock to founding stockholders	25,000
Proceeds from notes payable to stockholders	200,000
Repayment of notes to stockholders	(200,000)
Proceeds from issuance of underwriter's option	100

Net cash provided by financing activities	113,260,976

Net increase in cash	2,157,611
Cash—beginning of period	0

Cash—end of period	$2,157,611

Supplemental disclosure of noncash activities:
Reclassification of common stock subject to possible redemption	$22,159,715
Accretion of trust fund relating to common stock subject to possible redemption	189,462
Cash paid during the period:
Federal income taxes	$325,000

See notes to financial statements.

STONE ARCADE ACQUISITION CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

Note A.    Organization, Business Operations and Subsequent Events

Stone Arcade Acquisition Corporation (the "Company") was incorporated in Delaware on April 15, 2005. The Company was formed to serve as a vehicle for the acquisition through a merger, capital stock exchange, asset acquisition, or other similar business combination ("Business Combination") of an operating business in the paper, packaging, forest products and related industries. The Company has neither engaged in any operations nor generated operating revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company's initial public offering (the "Offering") was declared effective on August 15, 2005. The Company consummated the Offering on August 19, 2005 and received net proceeds of approximately $113,236,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering (as described in Note C), although substantially all of the net proceeds of the Offering are intended to be generally applied toward a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Of the net proceeds, $111,965,034 including interest received and accrued less estimated tax payments of $325,000 is being held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below. The interest income is subject to additional taxes incurred, but not yet paid, as of December 31, 2005. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 20 percent or more of the shares issued in the Offering vote against the Business Combination and elect to redeem their shares, the Business Combination will not be consummated. If holders of less than 20 percent of the shares issued in the Offering vote against the Business Combination and elect to have their shares redeemed, the Business Combination will be consummated and the shares of such holders will be redeemed at the net offering price, $5.54, plus interest income allocable to such shares, net of income taxes. The number of shares subject to possible redemption is 3,998,000. At December 31, 2005, the Company has classified $22,349,177 of the net proceeds from the Offering plus interest, but net of taxes, as common stock subject to possible redemption in the accompanying balance sheet.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the "Acquisition period"), the proceeds held in the Trust Fund will be distributed to the Company's public stockholders, excluding the persons who were stockholders prior to the Offering (the "Founding Stockholders") to the extent of their initial stock holdings. However, the Founding Stockholders will participate in any liquidation distribution with respect to any shares of common stock they acquired in connection with or following the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units in the Offering discussed in Note C).

Note B.    Summary of Significant Accounting Policies

[1]
Cash and cash equivalents:

  All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

[2]
Earnings per common share:

  Basic income per share is based on the weighted average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding in-the-money warrants and the proceeds thereof were used to purchase common shares at the average market price during the period.

[3]
Use of estimates:

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

[4]
Income taxes:

  Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets and liabilities are measured using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Note C.    Initial Public Offering

On August 19, 2005, the Company sold 20,000,000 units ("Units"). Each Unit consisted of one share of the Company's common stock, $.0001 par value, and two warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant is exercisable on the later of (a) the completion of a Business Combination or (b) August 15, 2006, and expires on August 15, 2009. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The warrants will be exercisable only if at the time of exercise a current registration statement covering the underlying shares is effective or, in the opinion of counsel, not required, and if the shares are qualified for sale or exempt from qualification under the applicable state securities laws of the exercising holder. The Company is obligated to use its best efforts to maintain an effective registration statement during the term of the warrants; however, it may be unable to do so. Holders of the warrants are not entitled to receive a net cash settlement or other settlement in lieu of physical settlement of the shares.

In connection with the Offering, the Company paid the underwriters an underwriting discount of 5 percent of the gross proceeds of the Offering. The Company also issued for $100 an option to the representative of the underwriters to purchase up to a total of 1,000,000 units at a price of $7.50 per unit. The units issuable upon the exercise of this option are identical to those offered in the prospectus, except that the exercise price of the warrants included in the underwriters' purchase option is $6.25. This option is exercisable commencing on the later of the consummation of a business combination or one year from the date of the Offering, expires five years from the date of the Offering, and may be exercised on a cashless basis. The option may not be sold, transferred, assigned, pledged or hypothecated until August 16, 2006. However, the option may be transferred to any underwriter and selected dealer participating in the Offering and their bona fide officers or partners.

The holders of the option have demand and piggy-back registration rights under the Securities Act for periods of five and seven years, respectively, from the date of the Offering with respect to registration of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including issuances of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances at a price below its exercise price.

The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale was approximately $980,000, using an expected life of four years, volatility of 23.9 percent, and a risk-free rate of 3.93 percent. However, because the Units did not have a trading history, the volatility assumption was based on information available to management. The volatility estimate was derived using five-year historical stock prices for the nine companies in the Standard and Poor's Supercomposite Paper Packaging Index. The Company believes the volatility estimate calculated from this index is a reasonable benchmark to use in estimating the expected volatility of the units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of four years was used in this calculation, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option will become worthless.

The Company accounted for this purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders' equity. Accordingly there was no impact in the Company's financial position or results of operations except for the recording of the $100 proceeds from the sale. In accordance with a commitment entered into in connection with the Offering, the Founding Stockholders have purchased 3,500,000 warrants in the public marketplace. They have further agreed that warrants purchased by them or their affiliates will not be sold or transferred until the completion of a Business Combination.

Note D.    Income Taxes

The provision for income taxes for the period ended December 31, 2005 consists of the following:

Current	$384,852
Deferred	36,427

Total	$421,279

Deferred tax assets and liabilities at December 31, 2005 consist of the following:

Deferred tax assets—start up costs	$54,094
Deferred tax liability—accrued interest receivable	(90,521)

Net deferred tax liability	$(36,427)

Note E.    Notes Payable to Stockholders

The Company issued non-interest bearing unsecured promissory notes to the Founding Stockholders of the Company totaling $200,000 on April 16 and April 25, 2005. The Notes were repaid in accordance with their terms on August 19, 2005 from the proceeds of the Offering.

Note F.    Related-Party Transactions

The Company has agreed to pay Stone-Kaplan Investments, LLC, an entity where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from August 15, 2005 through the acquisition date of a target business. Stone-Kaplan Investments LLC has agreed to pay a portion of the aforementioned administration fee to Arcade Partners LLC, a company where certain of the Founding Stockholders serve in executive capacities. From time to time the Company retains the services of White Oak Aviation, a company solely owned by certain Founding Stockholders. For the period from inception to December 31, 2005, the amount paid to this entity was $11,829.

The Founding Stockholders have agreed with the Company and the underwriters that if the Company liquidates prior to the consummation of a Business Combination, they will be personally liable to pay debts and obligations to vendors that are owed money by the Company for services rendered or products sold to us in excess of the net proceeds not held in the trust account at that time.

Note G.    Commitments

The Company has engaged the representative of the underwriters to act as its investment banker in connection with a Business Combination. The Company has agreed to pay the representative a cash fee of $1,200,000 at the closing of the Business Combination for assisting the Company in structuring and negotiating the terms of the transaction.

Note H.    Common Stock Reserved for Issuance

At December 31, 2005, 43,000,000 shares of common stock were reserved for issuance upon exercise of warrants and the underwriter's option.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(In thousands of U.S. dollars)

	June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash	$1	$1
Accounts receivable—net	31,233	27,138
Accounts receivable from International Paper Company—net		746
Inventories—net	21,632	22,977
Prepaid expenses and other	2,346	1,247

Total current assets	55,212	52,109
PLANT, PROPERTY, AND EQUIPMENT—Net	207,466	212,997
OTHER ASSETS	4,195	4,222

TOTAL	$266,873	$269,328

LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
LIABILITIES:
Current liabilities:
Accounts payable	8,992	$8,623
Accounts payable to International Paper Company—net	127
Accrued liabilities	8,164	8,084

Total current liabilities	17,283	16,707
Long-term debt	24,631	24,651
Asset retirement obligations	1,797	1,752

Total liabilities	43,711	43,110
COMMITMENTS AND CONTINGENCIES (Note 7)
DIVISIONAL CONTROL ACCOUNT	223,162	226,218

TOTAL	$266,873	$269,328

See notes to unaudited condensed combined financial statements.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
NET SALES	$61,237	$56,581	$125,249	$109,859
(Including related party net sales of $1,992, $2,189, $8,166 and $3,994 for the three and six month periods ended June 30, 2006 and 2005, respectively)
COSTS AND EXPENSES:
Cost of products sold (exclusive of depreciation and amortization) (Including related party purchases of $10,839, $9,995, $23,762 and $21,334 for the three and six month periods ended June 30, 2006 and 2005, respectively)	35,834	39,182	76,337	72,080
Distribution expenses	5,414	4,335	11,184	9,481
Depreciation and amortization	4,198	6,992	8,929	11,846
Selling, general, and administrative expenses (Including costs allocated from IPCO of $2,924, $2,756, $5,443 and $5,468 for the three and six month periods ended June 30, 2006 and 2005, respectively)	5,479	5,356	11,164	10,994
Taxes, other than income taxes	608	533	1,198	1,117

OPERATING INCOME	9,704	183	16,437	4,341
INTEREST EXPENSE	330	316	664	676

INCOME (LOSS) BEFORE INCOME TAXES	9,374	(133)	15,773	3,665
INCOME TAX (BENEFIT) EXPENSE	3,622	(52)	6,095	1,416

NET INCOME (LOSS)	$5,752	$(81)	$9,678	$2,249

See notes to unaudited condensed combined financial statements.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Six Months Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,678	$2,249
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,929	11,846
Loss on disposal of fixed assets		133
Other—net	(322)	322
Changes in assets and liabilities:
Accounts receivable—trade	(4,095)	(9,024)
Accounts receivable from/payable to International Paper Company	873	(894)
Inventories	1,326	522
Prepaid expenses and other assets	(1,100)	(1,793)
Accounts payable—trade	(116)	4,045
Accrued liabilities	80	(1,388)

Net cash provided by operating activities	15,253	6,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash and other	311	155
Capital expenditures	(2,830)	(5,765)

Net cash used in investing activities	(2,519)	(5,610)

CASH FLOWS FROM FINANCING ACTIVITIES—Funding distributed to International Paper Company—net	(12,734)	(409)

CHANGE IN CASH	—	(1)
CASH—Beginning of period	1	2

CASH—End of period	$1	$1

See notes to unaudited condensed combined financial statements.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2006 AND DECEMBER 31, 2005 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

1.    BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements as of June 30, 2006, and for the three- and six-month periods ended June 30, 2006 and 2005, present the historical financial position, results of operations, and cash flows of the unincorporated Kraft Papers Business—A Division ("Kraft Papers Business" or the "Division") of International Paper Company ("IPCO" or the "Company") and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, such information contains all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. All intercompany transactions and balances have been eliminated. The results of operations for the three and six months ended June 30, 2006, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2006. Certain information and disclosures normally included in the notes to the annual combined financial statements have been condensed or omitted, although the Division believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited condensed combined financial statements should be read in conjunctions with the annual combined financial statements and notes thereto for the year ended December 31, 2005.

The Division is operated through two business segments: unbleached kraft paper (Roanoke Rapids, North Carolina) and dunnage bags (Ride Rite Converting; located in Fordyce, Arkansas). The Roanoke Rapids facility produces unbleached pulp and a variety of unbleached kraft paper and containerboard kraftliner ("linerboard") products. The Ride Rite facility converts unbleached kraft paper into inflatable dunnage products.

The accompanying unaudited condensed combined financial statements have been prepared from the separate records maintained by the Kraft Papers Business and include allocations of certain IPCO corporate costs and expenses. The liabilities associated with the IPCO corporate costs and expenses have not been allocated to the Division in the accompanying combined financial statements. These costs and obligations are those of IPCO, not the Division. These liabilities primarily include workers compensation and general liability insurance reserves, payroll taxes, and pension, postretirement and post employment liabilities. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 57, Related-Party Disclosures, related-party transactions cannot be presumed to be carried out on an arm's-length basis as the requisite conditions of competitive, free-market dealing may not exist. These combined financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have resulted, had the Division been operated as an unaffiliated company.

During the first quarter of 2006, in connection with the evaluation of strategic options for the Division under the previously announced July 19, 2005 Transformation Plan, IPCO determined that a sale of the Division was probable. As of March 31, 2006, IPCO was engaged in exclusive negotiations with a potential buyer of the business. As a result the net assets of the Kraft Papers Business met the criteria of held for sale for IPCO as described in Financial Accounting Standards Board ("FASB") Statement No. 144 ("FASB 144"), Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, IPCO performed the impairment test required by FASB 144 using a held-for-sale classification for the net assets of the Kraft Paper Business. The test indicated a loss of approximately $103 million based on the estimated sales price of the business less estimated costs to sell. This estimated loss was recognized by IPCO in its March 2006 operating results and revised to $117 million at June 30, 2006. On June 26, 2006, IPCO entered into a purchase and sale agreement to sell certain assets and liabilities of its Kraft Papers Business to Stone Arcade Acquisition Corp. (Stone Arcade) for approximately $155 million in cash and up to

$60 million in additional proceeds contingent upon the Division's future earnings. The purchase and sale agreement also provides for the parties to enter into several ancillary agreements pursuant to which certain business arrangements with IPCO will continue, including a supply agreement for International Paper to provide bleached kraft papers through Stone Arcade Acquisition Corp. It is expected that the closing of the sale will occur in the third or fourth quarter of 2006, subject to satisfaction of various closing conditions, Stone Arcade shareholder approval, and regulatory approval.

The management of the Kraft Papers Business, which is a component of IPCO, had no plans to sell any of its separate assets at March 31, 2006, or June 30, 2006. Therefore, while impairment indicators existed which obligated the Kraft Papers Business to also perform an impairment test, the Kraft Papers Business considered its assets held and used for purposes of its own impairment test. The results of that test indicated no impairment because the undiscounted future cash flows on a held and used basis exceeded the carrying amount of the long-lived assets for the entity. Thus, no impairment has been recognized for the separate Kraft Papers Business assets in the accompanying financial statements.

During the periods presented, the Division was under the control of IPCO. The operating results and financial position of the Division were impacted by the nature of this relationship (see Note 3).

2.    RECENT ACCOUNTING DEVELOPMENTS

Accounting for Exchanges of Nonmonetary Assets—In December, 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29, that replaces the exception from fair value measurement in Accounting Principles Board ("APB") Opinion No. 29, Accounting for Nonmonetary Transactions, for nonmonetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is to be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 in 2006 did not have a material impact on its combined financial statements.

Inventory Costs—In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"), which requires that abnormal amounts of idle facility expense, freight, handling costs, and wasted material be recognized as current-period charges. This statement also introduces the concept of "normal capacity" and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. This statement will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on its results of operations, cash flows, and financial position.

Accrue in Advance Maintenance Costs—In September 2006, the FASB issued FSP No. AUG AIR-1, "Accounting for Planned Major Maintenance Activities," which prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities in annual and interim reporting periods. The FSP permits the application of three alternative methods of accounting for planned major maintenance activities: the direct expense, built-in-overhaul, and deferral methods. The FSP is effective for the first fiscal year beginning after December 15,

2006. The Division is currently evaluating the alternatives and the effects of implementing the provisions of this Statement. However, the Division believes that the adoption of the FSP will not have a material impact on its financial position or results of operations.

3.    TRANSACTIONS WITH IPCO AND AFFILIATES

Beginning January 1, 2006, the Kraft Papers Business entered into an agreement with IPCO to market certain bleached paper products produced by IPCO and sold to Kraft Papers Business customers in exchange for a commission of approximately 2.5%. Prior to this date, the Division had provided these services without a formal agreement and allocated a portion of the cost of its sales function to IPCO for these services.

Certain services are provided to the Division by IPCO, including corporate management, legal, accounting and tax, treasury, payroll and benefits administration, public warehouse space, risk management, information technology, and centralized transaction processing. Expenses for such corporate services are allocated to the Division and totaled $2.9 million and $2.8 million, and $5.4 million and $5.5 million for the three- and six-month periods ended June 30, 2006 and 2005, respectively. These expenses other than allocated warehouse rent are included in selling, general, and administrative expenses in the accompanying combined statements of operations. These costs are allocated based on various allocation methods, which management believes are reasonable. These methods include direct consumption, percent of capital employed, and number of employees. The allocation method is consistent from year to year; however, as the factors change, the allocation amounts increase or decrease.

Substantially all domestic employees hired prior to July 2004, and retirees of the Division, participate in IPCO's pension plans and are eligible to receive retirement benefits. IPCO allocates service cost to the Division based upon a percent of pay for salaried employees and a calculated flat amount for hourly employees. During the three and six month periods ended June 30, 2006 and 2005, IPCO allocated periodic pension costs to the Division of approximately $0.5 million and $0.3 million, and $1.0 million and $0.6 million, respectively.

IPCO provides certain retiree healthcare and life insurance benefits to a majority of the Division's salaried employees and certain of the Division's hourly employees. IPCO allocates postretirement benefit costs to the Division based upon a percent of pay for salaried employees and a calculated flat amount for hourly employees. During the three- and six-month periods ended June 30, 2006 and 2005, IPCO allocated postretirement benefit costs to the Division of $0.1 million and $0.1 million, and $0.2 million and $0.3 million, respectively.

The Division had net sales consisting primarily of finished goods to IPCO of approximately $2.0 million and $2.2 million, and $8.2 million and $4.0 million for the three- and six-month periods ended June 30, 2006 and 2005, respectively. The Division had purchases from IPCO of approximately $10.8 million and $10.0 million, and $23.8 million and $21.3 million for the three- and six-month periods ended June 30, 2006 and 2005, respectively, principally for pulpwood.

4.    SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

Inventories by major category include the following (in thousands of U.S. dollars):

	June 30, 2006	December 31, 2005
Raw materials	$6,583	$5,776
Work in process	368	773
Finished goods	10,940	12,809
Replacement parts and other supplies	3,741	3,619

Inventories	$21,632	$22,977

The following table presents an analysis related to the Division's asset retirement obligations (in thousands of U.S. dollars):

	Six Months Ended June 30,
	2006	2005
Asset retirement obligations—January 1	$1,752	$1,667
Accretion expense	45	43

Asset retirement obligations—June 30	$1,797	$1,710

Total interest expense was $0.3 and $0.7 million for the three and six months ended June 30, 2006 and 2005, respectively.

Accumulated depreciation was $246.4 million at June 30, 2006, and $247.1 million at December 31, 2005. The allowance for doubtful accounts was $0.3 million at June 30, 2006 and December 31, 2005.

5.    INCOME TAXES

The results of operations of the unincorporated Division are included in the income tax returns of IPCO. In the accompanying combined financial statements, the Division has reflected U.S. federal and state income tax expense (benefit) on its gains (losses) based on an allocated rate of 38.64% for the three months and six months ended June 30, 2006 and 2005. The Division settles the current amount of income taxes due to/from IPCO through the divisional control account.

6.    DIVISIONAL CONTROL ACCOUNT

Kraft Papers Business operates as a division of IPCO. Accordingly, certain operating, financing, and investing activities of the Division are funded through interdivisional transactions with IPCO and its other operating divisions and subsidiaries. The accompanying combined balance sheets reflect these amounts in the accounts receivable from/payable to International Paper Company—net and the divisional control account.

Intercompany sales and purchases with wholly owned entities of IPCO may result in payables or receivables that have not been settled through the divisional control account at June 30, 2006 and December 31, 2005. Such amounts are reported separately from the divisional control account. Trade and nontrade transactions that involve

U.S. locations are allowed to accumulate in the intercompany accounts. Trade transactions involving non-U.S. locations are settled with cash according to the terms of the sale. Non-trade transactions involving non-U.S. locations are settled with cash by the end of each calendar quarter.

There has been no direct interest income or interest expense (other than capitalized interest) allocated to the Division by IPCO with respect to the divisional control account or other net receivables or payables due to/from IPCO.

The changes in the divisional control account for the six months ended June 30, 2006 and 2005, are as follows (in thousands of U.S. dollars):

	2006	2005
Balance—January 1	$226,218	$237,223
Net income	9,678	2,249
Funding distributed to IPCO	(12,734)	(409)

Balance—June 30	$223,162	$239,063

7.    COMMITMENTS AND CONTINGENCIES

Litigation—The Division has various other lawsuits, claims, and contingent liabilities arising from the conduct of its business; however, in the opinion of management, they are not expected to have a material adverse effect on the combined results of operations, cash flows, or financial position of the Division.

8.    INFORMATION BY INDUSTRY SEGMENT

The Division operates in one geographic segment, the United States. The Division operates in two operating segments: unbleached kraft and dunnage bags. The unbleached kraft segment produces unbleached pulp and a variety of unbleached kraft paper and linerboard products. These products are sold to customers who convert the paper into end-market finished products. The dunnage bags segment converts kraft paper into inflatable dunnage products, which are used to secure freight to minimize movement and potential damage of goods and products during transport. The products are sold to distributors and on a direct basis for use by manufacturers, less-than-trailer-load carriers, and retail regional distribution centers. For management purposes, the operating performance of the Division is reported based on operating income, excluding the cumulative effect of accounting changes (in thousands of U.S. dollars):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales:
Unbleached kraft	$52,663	$47,902	$108,810	$94,507
Dunnage bags	8,945	8,557	17,979	16,922
Elimination of intersegment (revenues)/returns	(371)	122	(1,540)	(1,570)

Total	$61,237	$56,581	$125,249	$109,859

Operating income (loss):
Unbleached kraft	$8,039	$(1,422)	$13,196	$1,318
Dunnage bags	1,665	1,605	3,241	3,023

Total	$9,704	$183	$16,437	$4,341

Depreciation and amortization:
Unbleached kraft	$4,120	$6,913	$8,771	$11,704
Dunnage bags	78	79	158	142

Total	$4,198	$6,992	$8,929	$11,846

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
International Paper Company:

We have audited the accompanying combined balance sheets of the Kraft Papers Business—A Division (the "Division" or "Kraft Papers Business") of International Paper Company as of December 31, 2005 and 2004, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Division is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Division's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1, 8, and 9 to the financial statements, the accompanying combined financial statements have been prepared from the separate records maintained by the Division and International Paper Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Kraft Papers Business had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from corporate-office items applicable to International Paper Company as a whole.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Kraft Papers Business as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Division adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

As described in Note 13 to the financial statements, in March 2006 International Paper Company committed to a plan to sell the Kraft Papers Business and recorded a pretax impairment charge of approximately $103,000,000 to write down the Division's assets to their estimated net realizable value.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP
Nashville, Tennessee June 15, 2006

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

COMBINED BALANCE SHEETS (See Note 1)

AS OF DECEMBER 31, 2005 AND 2004

(In thousands of U.S. dollars)

	2005	2004
ASSETS
CURRENT ASSETS:
Cash	$1	$2
Accounts receivable—net	27,138	21,441
Accounts receivable from International Paper Company—net	746
Inventories—net	22,977	24,341
Prepaid expenses and other	1,247	1,320

Total current assets	52,109	47,104
PLANT, PROPERTY, AND EQUIPMENT—Net	212,997	227,035
OTHER ASSETS	4,222	5,106

TOTAL	$269,328	$279,245

LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
CURRENT LIABILITIES:
Accounts payable	$8,623	$7,003
Accounts payable to International Paper Company—net		1,144
Accrued liabilities	8,084	7,496

Total current liabilities	16,707	15,643
LONG-TERM DEBT	24,651	24,712
ASSET RETIREMENT OBLIGATIONS	1,752	1,667

Total liabilities	43,110	42,022
COMMITMENTS AND CONTINGENCIES (Note 12)
DIVISIONAL CONTROL ACCOUNT	226,218	237,223

TOTAL	$269,328	$279,245

See notes to combined financial statements.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

COMBINED STATEMENTS OF OPERATIONS (See Note 1)

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

(In thousands of U.S. dollars)

	2005	2004	2003
NET SALES (Including related party net sales of $3,800, $6,443 and $28,086 for the years ended December 31, 2005, 2004 and 2003, respectively)	$223,404	$188,554	$231,198
COSTS AND EXPENSES:
Cost of sales (exclusive of depreciation and amortization) (Including related party purchases of $44,224, $38,719 and $49,586 for the years ended December 31, 2005, and 2004 and 2003, respectively)	148,481	136,912	169,141
Distribution expenses	19,996	17,362	17,906
Depreciation and amortization	21,285	16,438	16,287
Selling, general, and administrative expenses (Including costs allocated from IPCO of $9,142, $8,486 and $8,354 for the years ended December 31, 2005, 2004 and 2003, respectively)	20,341	20,079	20,084
Taxes other than income	2,391	2,183	2,166
Restructuring and other charges			502

OPERATING INCOME (LOSS)	10,910	(4,420)	5,112
INTEREST EXPENSE	1,353	1,354	1,356

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	9,557	(5,774)	3,756
INCOME TAX EXPENSE (BENEFIT)	3,693	(2,231)	1,451

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	5,864	(3,543)	2,305
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE—Asset retirement obligations, net of tax of $102			161

NET INCOME (LOSS)	$5,864	$(3,543)	$2,466

See notes to combined financial statements.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

COMBINED STATEMENTS OF CASH FLOWS (See Note 1)

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

(In thousands of U.S. dollars)

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,864	$(3,543)	$2,466
Adjustments to reconcile net loss to net cash provided by operating activities:
Cumulative effect of accounting change			(161)
Depreciation and amortization	21,285	16,438	16,287
Loss on disposal of fixed assets	566	1,047	206
Other—net	790	(1,383)	(172)
Changes in assets and liabilities:
Accounts receivable—trade	(5,697)	(280)	(8,162)
Accounts receivable from/payable to International Paper Company	(1,890)	1,238	5,979
Inventories	2,213	(3,629)	(8,160)
Prepaid expenses and other assets	73	(1,228)	187
Accounts payable—trade	2,037	2,285	(4,367)
Accrued liabilities	588	(2,249)	3,012

Net cash provided by operating activities	25,829	8,696	7,115

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash and other	(845)	635	48
Capital expenditures	(8,116)	(21,064)	(9,189)

Net cash used in investing activities	(8,961)	(20,429)	(9,141)

CASH FLOWS FROM FINANCING ACTIVITIES—Funding (distributed to)/provided by International Paper Company—net	(16,869)	11,729	2,031

CHANGE IN CASH	(1)	(4)	5
CASH—Beginning of period	2	6	1

CASH—End of period	$1	$2	$6

See notes to combined financial statements.

KRAFT PAPERS BUSINESS—A DIVISION OF
INTERNATIONAL PAPER COMPANY

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 AND 2004, AND FOR THE YEARS ENDED
DECEMBER 31, 2005, 2004, AND 2003

1.    BASIS OF PRESENTATION

The accompanying combined financial statements present the historical financial position, results of operations and cash flows of the unincorporated Kraft Papers Business—A Division (the "Division" or "Kraft Papers Business") of International Paper Company ("IPCO" or the "Company") in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Division is operated through two business segments: unbleached kraft paper (Roanoke Rapids, North Carolina) and dunnage bags (Ride Rite Converting; located in Fordyce, Arkansas). The Roanoke Rapids facility produces unbleached pulp and a variety of unbleached kraft paper and containerboard kraftliner ("linerboard") products. The Ride Rite Converting facility converts unbleached kraft paper into inflatable dunnage products. The Division distributes some of its products through a distribution system using public warehouses and certain consigned inventory locations.

The accompanying combined financial statements have been prepared from the separate records maintained by the Kraft Papers Business and IPCO and include allocations of certain IPCO corporate costs and expenses. The liabilities associated with the IPCO corporate costs and expenses have not been allocated to the Division in the accompanying combined financial statements. These costs and obligations are those of IPCO, not the Division. These liabilities primarily include workers compensation and general liability insurance reserves, payroll taxes and pension, postretirement and post employment liabilities. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 57, Related Party Disclosures, related party transactions cannot be presumed to be carried out on an arm's-length basis as the requisite conditions of competitive, free-market dealing may not exist. These combined financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have resulted, had the Division been operated as an unaffiliated company.

On July 19, 2005, IPCO announced a plan to transform its business portfolio to concentrate on two key platform businesses: Uncoated Papers and Packaging. In connection with this plan, IPCO announced it would evaluate strategic options for other businesses, including the possible sale or spin-off of the Division.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Revenue Recognition—Revenue is recognized when the customer takes title and assumes the risks and rewards of ownership. Sales with terms designated f.o.b. (free on board) shipping point are recognized at the time of shipment. For sales transactions designated f.o.b. destination, which generally include export sales, revenue is recorded when the product is delivered to the customer's site and when title and risk of loss are transferred. Sales on consignment are recognized in revenue at the earlier of the month that the goods are consumed or within 30 to 60 days after receipt by the customer as specified by contract terms. Cash rebates are netted against revenues when earned by customers. Discounts for prompt payments are recognized when qualifying payments are made by customers. Revenue is presented net of cash discounts of $9.4 million, $8.0 million, and $8.4 million, and cash incentive payments of $1.3 million, $1.7 million, and $1.9 million for the years ended December 31, 2005, 2004, and 2003, respectively. By-product revenue is derived primarily from the sale of tall oil and turpentine to an IPCO's affiliate and is netted in cost of sales. During 2005, 2004, and 2003, cost of sales was reduced by $2.5 million, $2.0 million, and $2.2 million, respectively, as a result of this by-product income.

Shipping and Handling Costs—Shipping and handling costs, such as freight to customer destinations, are reflected as distribution expenses in the accompanying combined statements of operations. Freight charged to customers is recognized in net sales.

Annual Maintenance Costs—Annual maintenance costs for major planned maintenance shutdowns in excess of $1.0 million are expensed ratably over the year in which the maintenance shutdowns occur since the Division believes that operations benefit throughout the year from the maintenance work performed. These costs, including manufacturing variances and out-of-pocket costs that are directly related to the shutdown, are fully expensed in the year of the shutdown with no amounts remaining accrued at year-end. Other maintenance costs are expensed as incurred.

Affiliate Transactions—All significant intra-division transactions have been eliminated (see Notes 8 and 10).

Cash and Temporary Investments—Cash and temporary investments includes highly liquid investments with a maturity of three months or less at the date of purchase. As of December 31, 2005 and 2004, restricted cash related to certain bonds is included in other assets in the amount of $1.5 million and $0.6 million, respectively.

Fair Value of Financial Instruments—Due to the short maturities of the Division's receivables and payables, the carrying values of these financial instruments approximate their fair values. The fair value of the Division's debt is estimated based on current rates offered for debt of the same maturity. The fair value of debt was approximately $25.7 million and $25.5 million as of December 31, 2005 and 2004, respectively.

Concentrations of Credit Risk—Financial instruments that potentially expose the Division to concentrations of credit risk, as defined by SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, consist primarily of trade accounts receivable. Trade accounts receivable balances (net of allowances for doubtful accounts) for net sales to unaffiliated customers were approximately $27.1 million and $21.4 million at December 31, 2005 and 2004, respectively.

The Division establishes its allowance for doubtful accounts based upon factors surrounding the credit risks of specific customers, historical trends, and other information. The allowance for doubtful accounts was approximately $0.4 million at both December 31, 2005 and 2004. Bad debt expense/(recovery) was approximately $0.1 million, $(0.4) million, and $(0.4) million for the years ended December 31, 2005, 2004, and 2003, respectively.

Inventories—Inventory values include all costs directly associated with manufacturing products: materials, labor, and manufacturing overhead. These values are presented at the lower of cost or market. Costs of raw materials, work-in-process, and finished goods are determined using the first-in, first-out method. Replacement parts and other supplies are stated using the average cost method.

Plant, Property, and Equipment—Plant, property, and equipment is stated at cost, net of accumulated depreciation. Interest is capitalized on projects meeting certain criteria and is included in the cost of the assets. The capitalized interest is depreciated over the same useful lives as the related assets. Expenditures for major repairs and improvements are capitalized, whereas normal repairs and maintenance are expensed as incurred.

Depreciation and amortization are computed using the units-of-production method for all machinery and equipment and supporting assets and the straight-line method for all other assets over the assets' estimated useful lives. The useful life of machinery and equipment is not expected to differ significantly between units-of-production method and the straight-line method. Estimated useful lives are as follows:

Years
Machinery and equipment	12-20
Building	20-40
Computer hardware	3-6
Furniture and office equipment	3-20
Leasehold improvements	Over the terms of the lease

Asset Retirement Obligations—In accordance with the provision of SFAS No. 143, Accounting for Asset Retirement Obligations, adopted effective January 1, 2003, a liability and an asset are recorded equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists. The liability is accreted over time and the asset is depreciated over its useful life. The Division's asset retirement obligation under this standard relate to closure costs for landfills. Revisions to the liability could occur due to changes in the estimated costs or timing of closure, or possible new federal or state regulations affecting the closure.

Prior to adoption, the Division recorded an asset retirement obligation for its landfill at the undiscounted amount of the estimated costs associated with its retirement. Upon adoption, the Division recognized an additional asset retirement obligation of $0.2 million, an increase in plant, property, and equipment of $0.8 million, an increase in accumulated depreciation of $0.4 million, and a one-time credit for the cumulative effect of an accounting change of $0.3 million, net of taxes of $0.1 million.

The following table presents an analysis of activity related to asset retirement obligations since January 1, 2004 (in thousands of U.S. dollars):

	2005	2004
Asset retirement obligations—January 1	$1,667	$1,586
Accretion expense	85	81

Asset retirement obligations—December 31	$1,752	$1,667

Impairment of Long-Lived Assets—Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that indicate that the carrying value of the assets may not be recoverable, as measured by comparing their net book value to the estimated undiscounted future cash flows generated by their use. Impaired assets are recorded at estimated fair value, determined principally using discounted cash flows.

Income Taxes—The Division's operating results are included in the income tax returns of IPCO. For the operating results included in the IPCO income tax returns, a charge in lieu of income taxes has been allocated by IPCO to the Division, representing a portion of IPCO's consolidated tax provision. This tax rate considers IPCO's federal rate and the state tax apportionment of the various states in which the Division operates. The rate may be different than that determined if the Division were an incorporated entity computing its taxes based on a separate return basis.

Environmental Costs and Obligations—Costs associated with environmental obligations, such as remediation or closure costs, are accrued when such costs are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental obligations are discounted to their present value when the expected cash flows are reliably determinable.

Capitalized Software—Software is capitalized and amortized over its anticipated useful life of approximately three years. Software amortization was approximately $30,000, $20,000, and $61,000 for the years ended December 31, 2005, 2004, and 2003, respectively, and is included in depreciation and amortization expense. The unamortized portion of software, included in plant, property, and equipment in the accompanying combined balance sheets, is $24,000 and $54,000 at December 31, 2005 and 2004, respectively.

3.    RECENT ACCOUNTING DEVELOPMENTS

Accounting for Conditional Asset Retirement Obligations—In March 2005, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations. This Interpretation clarifies that the term, "conditional asset retirement obligation" as used in FASB Statement No. 143 refers to the fact that a legal obligation to perform an asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists to make a reasonable estimate of the fair value of the obligation.

The Division adopted the provisions of this interpretation in the fourth quarter of 2005 with no material effect on its combined financial statements. The Division's principal conditional asset retirement obligations relate to the potential future closure or redesign of certain of its production facilities. In connection with any such activity, it is possible that the Division may be required to take steps to remove certain materials from the facilities, or to remediate in accordance with federal and state laws that govern the handling of certain hazardous or potentially hazardous materials. Applicable regulations and standards provide that the removal of certain materials would only be required if the facility were to be demolished or underwent major renovations. At this time, any such obligations have an indeterminate settlement date, and the Division believes that adequate information does not exist to apply an expected-present-value technique to estimate any such potential obligations. Accordingly, the Division does not record a liability for such remediation until a decision is made that allows reasonable estimation of the timing of such remediation.

Accounting for Changes and Error Corrections—In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections, which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the statement.

Accounting for Exchanges of Non-monetary Assets—In December, 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an Amendment of APB Opinion No. 29, that replaces the exception from fair value measurement in APB Opinion No. 29, Accounting for Non-monetary Transactions, for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Division believes that the adoption of SFAS No. 153 in 2006 will not have a material impact on its combined financial statements.

Inventory Costs—In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, ("SFAS No. 151") which requires that abnormal amounts of idle facility expense, freight, handling costs, and wasted material be recognized as current-period charges. This Statement also introduces the concept of "normal capacity" and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overhead must be recognized as an expense in the period in which it is incurred. This Statement will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Division believes that the adoption of SFAS No. 151 will not have a material impact on its results of operations, cash flows, and financial position.

Costs Associated with Exit or Disposal Activities—In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The Statement changed the measurement and timing of recognition for exit costs, including restructuring charges, and was effective for activities initiated after December 31, 2002. It required that a liability for costs associated with an exit or disposal activity, such as one-time termination benefits, be recognized when the liability is incurred, rather than at the date of a company's commitment to an exit plan. It had no effect on charges recorded for exit activities begun prior to December 31, 2002. The Division adopted this standard effective January 1, 2003, with no material effect on the Division's results of operations, cash flows, and financial position.

4.    INVENTORIES

Inventories by major category as of December 31, 2005 and 2004, (in thousands of U.S. dollars) include the following:

	2005	2004
Raw materials	$5,776	$4,850
Work-in-process	773	445
Finished goods	12,809	15,906
Replacement parts and other supplies	3,619	3,140

Inventories	$22,977	$24,341

At December 31, 2005 and 2004, the Division had obsolete replacement parts reserves included in other assets of $0.7 million and $0.3 million, respectively. Finished goods inventories included obsolete reserves of $0.1 million at both December 31, 2005 and 2004. Slow-moving replacement parts and other supplies of $2.7 million and $3.1 million are included in other assets in the accompanying combined balance sheets as of December 31, 2005 and 2004, respectively.

5.    PLANT, PROPERTY, AND EQUIPMENT

Plant, property, and equipment as of December 31, 2005 and 2004, consists of the following (in thousands of U.S. dollars):

	2005	2004
Land	$4,919	$4,919
Building	11,781	10,870
Machinery and equipment	440,050	435,452
Construction-in-progress	3,276	3,645

	460,026	454,886
Less: Accumulated depreciation	(247,029)	(227,851)

Plant, property, and equipment—net	$212,997	$227,035

Interest costs related to the development of certain long-term assets are capitalized and amortized over the related assets' estimated useful lives. Capitalized net interest costs were $0.1 million in 2005 and $0.5 million in 2004. Capitalized interest was allocated to the Division using IPCO's incremental borrowing rate. In 2005, the Division accelerated approximately $3.0 million of depreciation expense for recovery boiler whose useful life was determined to be shorter than originally estimated.

At December 31, 2005 and 2004, the Division had purchased plant, property, and equipment which was included in trade accounts payable in the amounts of $1.0 million and $1.4 million, respectively. Such amounts were paid soon after year-end.

6.    ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2005 and 2004, consist of the following (in thousands of U.S. dollars):

	2005	2004
Payroll and related accruals	$4,275	$4,275
Accrued taxes—other than income	1,279	1,140
Other	2,530	1,989

Accrued liabilities	$8,084	$7,496

Accrued taxes, other than income taxes, includes estimated property taxes of $0.7 million and $0.7 million and related accrued interest of $0.5 million and $0.3 million at December 31, 2005 and 2004, respectively. The related interest expense of $0.2 million, $0.1 million, and $0.2 million (for the years ended December 31, 2005, 2004, and 2003, respectively) is included in selling, general and administrative expenses in the accompanying combined statements of operations.

7.    DEBT

A summary of long-term debt as of December 31, 2005 and 2004, is as follows (in thousands of U.S. dollars):

Description	Rate	Maturity	2005	2004
Halifax County 2001A	5.90%	9/1/2025	$6,582	$6,600
Northampton Co. 2001A	6.20	2/1/2025	2,100	2,100
Halifax Co. 1999	6.45	11/1/2029	3,981	3,984
Northampton Co. 1999	6.45	11/1/2029	3,470	3,474
Halifax Co. 1998	5.45	11/1/2033	8,518	8,554

Long-term debt			$24,651	$24,712

Industrial Development Bonds and Environmental Development Bonds were obtained on behalf of the Division by IPCO. The proceeds from the bonds were used for capital expenditures at the mills, including expenditures for environmental, safety, production, and repair projects identified in the bond agreements. These bonds are guaranteed by IPCO.

Bond interest expense was approximately $1.4 million for each of the years ended December 31, 2005, 2004, and 2003, and is included in interest expense in the accompanying combined statements of operations. Bond interest is paid semiannually.

Amortization of debt issuance costs was approximately $5,000, $6,000, and $7,000 for the years ended December 31, 2005, 2004, and 2003, respectively, and is included in interest expense in the accompanying combined statements of operations.

Debt acquired as part of an acquisition was remeasured to its fair market value as of the acquisition date, June 2000. The fair market valuation is reflected in debt. As of December 31, 2005 and 2004, the unamortized portion of this fair market value was $1.2 million. The Division reduced interest expense by $43,000 for each of the years ended December 31, 2005, 2004, and 2003, related to the amortization of this fair market value adjustment.

8.    TRANSACTIONS WITH IPCO AND AFFILIATES

Beginning January 1, 2006, the Kraft Papers Business entered into an agreement with IPCO to market certain bleached paper products produced by IPCO and sold to Kraft Papers Business customers in exchange for a commission of approximately 2.5%. Prior to this date, the Division had provided these services without a formal agreement and allocated a portion of the costs of its sales function to IPCO for these services.

Certain services are provided to the Division by IPCO, including corporate management, legal, accounting and tax, treasury, payroll and benefits administration, public warehouse space, risk management, information technology, and centralized transaction processing. Expenses for such corporate services are allocated to the Division and totaled $9.1 million, $8.5 million, and $8.4 million for the years ended December 31, 2005, 2004, and 2003, respectively. These expenses other than allocated warehouse rent are included in selling, general, and administrative expenses in the accompanying combined statements of operations. These costs are allocated based on various allocation methods, which management believes are reasonable. These methods include direct consumption, percent of capital employed, and number of employees. The allocation method is consistent from year to year; however, as the factors change, the allocation amounts increase or decrease.

Substantially, all domestic employees hired prior to July 2004, and retirees of the Division, participate in IPCO's pension plans and are eligible to receive retirement benefits. IPCO allocates service cost to the Division based upon a percent-of-pay for salaried employees and a calculated flat amount for hourly employees. During the years ended December 31, 2005, 2004, and 2003, IPCO allocated periodic pension costs to the Division of approximately $1.3 million, $1.0 million and $1.0 million, respectively.

IPCO provides certain retiree healthcare and life insurance benefits to a majority of the Division's salaried employees and certain of the Division's hourly employees. IPCO allocates postretirement benefit costs to the Division based upon a percent-of-pay for salaried employees and a calculated flat amount for hourly employees. During the years ended December 31, 2005, 2004, and 2003, IPCO allocated postretirement benefit costs to the Division of $0.6 million, $0.9 million and $0.7 million, respectively.

The Division had net sales to IPCO of approximately $3.8 million, $6.4 million and $28.1 million for the years ended December 31, 2005, 2004, and 2003, respectively. The Division had purchases principally for pulpwood from IPCO of approximately $44.2 million, $38.7 million, and $49.6 million for the years ended December 31, 2005, 2004, and 2003, respectively. The Division also had purchases of unbleached paper products from IPCO of $5.1 million and $24.7 million for the years ended December 31, 2004 and 2003, respectively.

9.    INCOME TAXES

The results of operations of the unincorporated Division are included in the income tax returns of IPCO. In the accompanying combined financial statements, the Division has reflected U.S. federal and state income tax benefit on its losses based on an allocated rate of 38.64%. The Division settles the current amount due to/from IPCO through the divisional control account.

10.    DIVISIONAL CONTROL ACCOUNT

Kraft Papers Business operates as a division of IPCO. Accordingly, certain operating, financing, and investing activities of the Division are funded through inter-divisional transactions with IPCO and its other operating divisions and subsidiaries. The accompanying combined balance sheets reflect these amounts in the accounts receivable from/payable to International Paper Company-net and the divisional control account.

Intercompany sales and purchases with wholly-owned entities of IPCO may result in payables or receivables that have not been settled through the divisional control account at December 31, 2005 and 2004. Such amounts are reported separately from the divisional control account. Trade and non-trade transactions that involve U.S. locations are allowed to accumulate in the intercompany accounts. Trade transactions involving non-U.S. locations are settled with cash according to the terms of the sale. Non-trade transactions involving non-U.S. locations are settled with cash by the end of each calendar quarter.

There has been no direct interest income or interest expense (other than capitalized interest) allocated to the Division by IPCO with respect to the divisional control account or other net receivables or payables due to/from IPCO.

The changes in the divisional control account for the years ended December 31, 2005, 2004, and 2003, are as follows (in thousands of U.S. dollars):

	2005	2004	2003
Balance at January 1	$237,223	$229,037	$224,540
Net income (loss)	5,864	(3,543)	2,466
Funding (distributed to)/provided by IPCO	(16,869)	11,729	2,031

Balance at December 31	$226,218	$237,223	$229,037

11.    RESTRUCTURING AND OTHER CHARGES

In 2003, the Division recorded a $0.5 million charge for a reduction in work force initiative at several of its facilities. The charge covered approximately six workers, primarily hourly, who were terminated when the cost saving efforts were implemented. Severance payments were made to employees in 2003 and all costs associated with this effort were completed by December 31, 2003. No reserves related to this initiative remained at December 31, 2004.

12.    COMMITMENTS AND CONTINGENCIES

Operating Leases—The Division has entered into operating lease agreements which expire at various dates through 2013 related to certain buildings and machinery and equipment used in its manufacturing process. Rental expense under operating leases amounted to $0.9 million, $0.9 million, and $0.8 million for the years ended December 31, 2005, 2004, and 2003, respectively.

The following represents the future minimum rental payments due under noncancelable operating leases that have initial or remaining lease terms in excess of one year as of the following years (in thousands of U.S. dollars):

Years Ending December 31
2006	$439
2007	244
2008	186
2009	130
2010	106
Thereafter	262

Total	$1,367

Litigation—The Division has various other lawsuits, claims, and contingent liabilities arising from the conduct of its business; however, in the opinion of management, they are not expected to have a material adverse effect on the combined results of operations, cash flows, or financial position of the Division.

Risk Management—IPCO manages and retains for the Division risk of loss for general liability and other claims through an IPCO wholly owned captive insurance company. The Division is allocated insurance premiums from

IPCO based on past experience and other factors. Costs in excess of $500,000 are absorbed by the captive insurance company on certain claims.

13.    SUBSEQUENT EVENTS

In the first quarter of 2006, IPCO's management committed to a plan to sell the Kraft Papers Business and recorded a pre-tax impairment charge of approximately $103 million to write down the Division's net assets to their estimated fair value based on the estimated sales proceeds less estimated costs to sell. The actual loss if a sale occurs may differ depending upon sales terms agreed upon by IPCO and the buyer.

14.    INFORMATION BY INDUSTRY SEGMENT

The Division operates in one geographic segment, the United States. The Division operates in two operating segments: unbleached kraft and dunnage bags. The unbleached kraft segment produces unbleached pulp and a variety of unbleached kraft paper and linerboard products. These products are sold to customers who convert the paper into end-market finished products. The dunnage bags segment converts kraft paper into inflatable dunnage products, which are used to secure freight to minimize movement and potential damage of goods and products during transport. The products are sold to distributors and on a direct basis for use by manufacturers, less-than-trailer-load carriers and retail regional distribution centers. The unbleached segment had revenues from three customers each of $53.5 million, $24.6 million and $22.7 million in fiscal 2005 and $29.4 million, $25.7 million and $23.5 million in fiscal 2004. The unbleached segment had revenues from two customers each of $24.1 million and $23.7 million in fiscal 2003. Accounts receivables that potentially expose the Division to concentrations of credit risk from these same customers were: $4.1 million, $2.9 million and $5.9 million at December 31, 2005; $3.6 million, $2.9 million and $5.7 million at December 31, 2004; and $7.7 million and $0.9 million at December 31, 2003. For management purposes, the operating performance of the Division is reported based on operating income, excluding the cumulative effect of accounting changes. Capital spending is reported on an accrual basis, which includes amounts that are reflected in accounts payable (i.e. Note 5).

Industry Segment	2005	2004	2003
	(in thousands of U.S. dollars)
Net Sales:
Unbleached kraft	$192,439	$161,170	$205,673
Dunnage bags	35,381	30,945	28,957
Elimination of intersegment revenues	(4,416)	(3,561)	(3,432)

Total	$223,404	$188,554	$231,198

Operating Income (Loss):
Unbleached kraft	$4,333	$(10,205)	$(188)
Dunnage bags	6,577	5,785	5,300

Total	$10,910	$(4,420)	$5,112

Depreciation and Amortization:
Unbleached kraft	$20,984	$16,133	$16,016
Dunnage bags	301	305	271

Total	$21,285	$16,438	$16,287

Assets—Plant, Property, and Equipment:
Unbleached kraft	$210,394	$224,783	$223,522
Dunnage bags	2,603	2,252	2,365

Total	$212,997	$227,035	$225,887

Capital Spending:
Unbleached kraft	$7,045	$17,905	$11,933
Dunnage bags	653	192	571

Total	$7,698	$18,097	$12,504

Annex A

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of June 23, 2006 (the "Agreement"), is by and between International Paper Company, a New York corporation ("Seller"), Stone Arcade Acquisition Corporation, a Delaware corporation ("Parent"), and Kapstone Kraft Paper Corporation, a Delaware corporation ("Buyer"). Capitalized terms used herein but not defined upon their first usage are defined in Section 8.1.

RECITALS

WHEREAS, Seller is engaged in the production and sale of (a) unbleached pulp and a variety of unbleached kraft paper and lightweight container board kraftliner products at its facility located in Roanoke Rapids, North Carolina, and (b) the conversion of unbleached kraft paper into inflatable dunnage products at its facility located in Fordyce, Arkansas (hereinafter referred to collectively as the "Business");

WHEREAS, Buyer is a wholly-owned subsidiary of Parent formed solely for the purpose of effecting the transactions contemplated hereby;

WHEREAS, it is the intention of the Parties hereto to transfer to Buyer the Business by transferring to Buyer certain assets of Seller as described herein and by the assumption by Buyer of certain obligations and liabilities to the extent set forth herein; and

WHEREAS, pursuant to the terms and conditions of this Agreement, Seller desires to sell or cause to be sold to Buyer, and Buyer desires to purchase from Seller, the assets more fully described herein for consideration that includes the assumption by Buyer of certain obligations and liabilities;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

TRANSFER OF ASSETS AND CERTAIN LIABILITIES

Section 1.1. Assets.

(a)
On and subject to the terms and conditions of this Agreement, at the Closing provided for in Section 1.4, Seller will sell, convey, assign, transfer and deliver, or will cause to be sold, conveyed, assigned, transferred and delivered, to Buyer all of Seller's right, title and interest in and to all of the assets (other than the Excluded Assets set forth in Section 1.1(c) hereof) owned or leased directly or indirectly by Seller on the Closing Date (i) located on the Owned Real Property or the Leased Real Property or (ii) used primarily in connection with the Business (collectively, the "Assets"), free and clear of any Liens, except for Permitted Exceptions, including, without limitation, the following:

(i)
Owned Real Property. All real property that Seller owns as described on Schedule 3.14(a) of the Schedules hereto, excluding the Closed Landfill, together with the factories, plants and buildings (together with appurtenances thereto and leasehold improvements) located thereon (the "Owned Real Property"); and including four bridges that are part of the Owned Real Property and identified on the map attached hereto as Schedule 1.1(a)(i);

(ii)
Leased Real Property. All real property leased or subleased to Seller as described on Schedule 3.14(b) of the Schedules hereto (the "Leased Real Property") pursuant to the agreements identified on such Schedule;

  (iii)
  Accounts Receivable. All accounts, notes and other receivables, billed and unbilled, and all negotiable instruments, or other instruments and chattel paper, of the Business ("Accounts Receivable"), other than Accounts Receivable of the Business owed by Seller or any of its Affiliates (which Accounts Receivable shall be repaid prior to Closing as contemplated by Section 1.2 hereof);

  (iv)
  Equipment. All machinery, equipment, spare parts, tools, patterns, molds, jigs, dies, motor vehicles, rolling stock, computer hardware, computer software, furniture, supplies, office equipment, improvements, parts and other tangible personal property (other than Inventory) and all fixtures (collectively, the "Equipment"), located on the Owned Real Property or the Leased Real Property or used primarily in connection with the Business including, without limitation, the property listed on Schedule 1.1(a)(iv) and all Equipment located at offsite locations, which Schedule includes the historic cost basis and book value, net of accumulated depreciation, as of December 31, 2005 for each such item of Equipment;

  (v)
  Inventory. All inventory, including, without limitation, raw materials, spare parts, work-in-process, finished goods, consigned goods and packing supplies located on the Owned Real Property or Leased Real Property or used primarily in connection with the Business, including all Inventory located at distribution centers, consignees, customers and other offsite locations (collectively, the "Inventory");

  (vi)
  Records. All books and records, customer files, customer lists and records, vendor files, vendor lists and records, cost files and records, credit information, distribution records, business records, personnel records of the Affected Employees (other than books and records (A) relating to Taxes or (B) that are inseparable from Seller's other operations) and plans, studies, surveys, reports, correspondence, sales and promotional literature and materials, advertising and advertising copy, tangible media incorporating or describing Proprietary Rights, and other similar materials, microfilm, microfiche, computer and other records, and all computer software (including source code, if any), and all similar data, documents and items, primarily related to or used primarily in connection with the Business, wherever located (collectively, the "Books and Records");

  (vii)
  Other Proprietary Rights. Pursuant to transfer or license as set forth in Section 1.5, (1) all trademarks, service marks, trade names, brand names, logos, and other trade dress held by Seller (or any of its Affiliates) used primarily in the Business, and all goodwill specifically associated therewith, and all applications therefor and all registrations and renewals thereof (collectively, "Trademark Property"), (2) all licenses and other rights granted to Seller, with respect to any Proprietary Rights used primarily in the operation of the Business, if any (the "Proprietary Rights Licenses"), and (3) all Proprietary Rights (in whatever form or medium) used primarily in the Business including, without limitation, those listed on Schedule 3.9 of the Schedules and including the right to recover for past infringement;

  (viii)
  Licenses. All rights and benefits under licenses, permits, quotas, authorizations, consents, orders, franchises, filings or registrations, variances, exceptions, security clearances and other approvals from any Governmental Authority or from any private party related to the Owned Real Property, the Leased Real Property or primarily to the Business (collectively, the "Licenses");

  (ix)
  Claims. All claims, causes of action, choses in action, rights of recovery, rights of set-off and other rights of every nature and description (including, without limitation, all rights arising under warranties, representations and guarantees made to Seller and all rights, regardless of whether asserted, under investigation or otherwise), and all benefits arising therefrom, in each case to the extent relating to the Business (collectively, the "Claims");

  (x)
  Telephone Numbers and Web Sites. All telephone numbers and white- and yellow-page listings primarily related to the Business;

  (xi)
  Prepaid Expenses. All deposits, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund to the extent that they are primarily related to the Business, other than prepaid expenses for insurance or other Excluded Assets;

  (xii)
  Assumed Contracts. All rights and benefits under contracts, agreements, commitments of whatever nature or description, whether oral or written (including, without limitation, the Real Property Lease and Licenses) related to the Business to which Seller or its Affiliates is a party or is otherwise bound which are either (a) set forth on Schedule 3.8(a) or (b) primarily related to the Business and not required to be disclosed on such Schedule pursuant to the terms thereof (collectively, the "Assumed Contracts");

  (xiii)
  Partially Assumed Contracts. Contracts set forth on Exhibit C to the Joint Purchasing Agreement (which exhibit shall be mutually agreed upon in good faith by the Parties prior to the Closing) and certain fiber procurement agreements to be mutually agreed upon in good faith by the Parties prior to the Closing that relate to the Business and also relate to other businesses of Seller, but only for the portion of such Contracts that relate exclusively to the Business (such portions that exclusively relate to the Business are collectively referred to herein as the "Partially Assumed Contracts"); and

  (xiv)
  Other Assets. Other assets set forth on Schedule 1.1(a)(xiv).

(b)
Such sale, conveyance, assignment, transfer and delivery will be effected by delivery by Seller to Buyer of (i) a duly executed bill of sale (the "Bill of Sale") substantially in the form of Exhibit A attached hereto, (ii) duly executed special warranty deed with respect to the Owned Real Property substantially in the form of Exhibit B attached hereto (provided that the exhibits thereto shall be mutually agreed to by the parties in good faith upon receipt of the commitment for the Title Policy and the Survey) (collectively, the "Special Warranty Deed"), (iii) instruments of assignment (collectively, the "Instruments of Assignment"), assigning Seller's interest under the Leased Real Property, (iv) duly executed instruments of assignment assigning Seller's interest in the Trademark Property, substantially in the form of Exhibit C attached hereto (the "Trademarks Assignment"), (v) a duly executed tax-exempt bond agreement substantially in the form of Exhibit D attached hereto (the "Tax-Exempt Bond Agreement"), and (vi) such other good and sufficient instruments of conveyance, transfer and assignment, as shall be necessary to vest in Buyer good and valid title to the other Assets (collectively, the "Other Instruments"), free and clear of all Liens, except for Permitted Exceptions.

(c)
The Excluded Assets shall consist solely of the following Assets (each individually an "Excluded Asset" and all such items together being herein referred to as the "Excluded Assets"):

(i)
Cash. The consideration delivered by Buyer to Seller pursuant to this Agreement and cash or other cash equivalents (other than petty cash and other similar accounts and notes receivable and securities);

(ii)
Corporate Records. Any corporate franchises, certificates of incorporation (or other similar organizational documents), corporate seals, minute books, capital stock and other corporate records of Seller;

(iii)
Insurance. All insurance policies and binders and all claims, refunds and credits from insurance policies or binders due or to become due with respect to such policies or binders and all prepaid expenses related thereto;

(iv)
Plan Assets. All trusts, trust assets, trust accounts, reserves and insurance policies relating to or funding Seller's employee benefit plans;

(v)
Tax Credits. All Tax credits and refunds pertaining to the Business or the Assets that are attributable to (A) any taxable period ending on or before the Closing Date and (B) for any taxable period that includes but does not end on the Closing Date, the portion thereof ending on the Closing Date (collectively, a "Pre-Closing Tax Period");

(vi)
International Paper Trademarks. The trade names "International Paper," "International Paper Company," "IP," as well as any names, marks or logos incorporating "International Paper," "International Paper Company" or "IP," including the related "Tree in the Circle" design, and the goodwill associated with any of the foregoing (collectively, the "Excluded Marks");

(vii)
Excluded Contracts. Those contracts to which Seller is a party, other than the Assumed Contracts and the Partially Assumed Contracts (the "Excluded Contracts");

  (viii)
  Claims Related to Excluded Assets. All claims, recoveries and judgments in favor of or for the benefit of Seller or any of its Affiliates related to any Excluded Liabilities;

  (ix)
  Assets Not Used in Connection with the Business. Any of Seller's assets not located on the Owned Real Property or the Leased Real Property and not used primarily in connection with the Business;

  (x)
  Agreement Rights. Seller's rights under this Agreement and any other Transaction Documents; and

  (xi)
  "Lowground" Landfill. The closed landfill identified as the "Lowground Closed Landfill" on the map attached hereto as Schedule 1.1(c)(xi) (the "Closed Landfill").

(d)
Limitations on Assignability. Notwithstanding anything in this Agreement to the contrary, to the extent that any of the Assets are not assignable without the consent of a third party, neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption thereof, or attempted assignment or attempted assumption thereof, if such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof. If, prior to the Closing, Seller has not obtained a consent or approval necessary for the assignment and assumption of any of the Assets, then Seller shall use its commercially reasonable efforts to obtain such consents and approvals after the Closing. If any such consent or approval is not obtained, Seller shall cooperate in any reasonable arrangement requested by Buyer to provide to Buyer the benefits thereof; provided that Buyer shall pay for any costs associated with such arrangement. Nothing contained in this Section 1.1(d) shall require Buyer to enter into, or to accept as a substitute for performance by Seller hereunder, any arrangement that would impose any material additional cost, expense or other liability on Buyer, or that would deprive Buyer of any material benefits contemplated by this Agreement; without limiting the generality of the foregoing, nothing herein shall require Buyer to close the transactions contemplated by this Agreement (such transactions other than any Proxy Statement items contemplated in Section 4.5(a)(ii), the "Transactions") in the event the failure to deliver any of the Assets would constitute a failure to satisfy any of the conditions contained in Section 6.1.

Section 1.2. Intercompany Liabilities. At (and effective immediately prior to) the Closing, Seller will cause the Business to cancel, settle or otherwise repay all of its Liabilities and obligations owed to Seller and its Affiliates, and Buyer shall not have any responsibility for those Liabilities. At (and effective immediately prior to) the Closing, Seller and its Affiliates shall repay all accounts payable and all other Liabilities and other obligations owed to the Business as of the Closing Date, and such amounts shall not constitute Assets hereunder.

Section 1.3. Purchase Price; Assumption of Liabilities.

(a)
Purchase Price. Subject to the terms and conditions of this Agreement, in reliance on Seller's representations, warranties and agreements contained herein, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets and the Business, Parent shall cause Buyer to deliver or cause to be delivered payment by wire transfer to such bank account or bank accounts as shall be specified by Seller, in immediately available funds, of an aggregate of $155 million (the "Target Purchase Price") which amount shall be adjusted pursuant to Section 1.7 (as so adjusted, the "Estimated Purchase Price"), and further adjusted pursuant to Section 1.9 (as so further adjusted, the "Purchase Price"). Such amount, together with the assumption of the Assumed Liabilities (as defined below) and the Earnout Amounts (if any), shall constitute full payment for the sale, conveyance, assignment, transfer and delivery of the Assets and the Business. Schedule 1.3(a) of the Schedules sets forth a preliminary allocation of the Purchase Price among the Assets (based on the unaudited balance sheet as of March 31, 2006) in accordance with Section 1060 of the Code and the applicable Treasury Regulations (the "Preliminary Allocation").

(b)
Assumed Liabilities. At the Closing, Parent and Buyer will deliver to Seller an instrument of assumption substantially in the form of Exhibit E attached hereto (the "Instrument of Assumption"), whereby Parent and Buyer will solely and exclusively undertake, assume and agree to perform, pay, become liable for and discharge when due the Assumed Liabilities. The "Assumed Liabilities" shall consist solely of the following liabilities and obligations of the Business as the same shall exist on the Closing Date:

  (i)
  Balance Sheet Liabilities. The current liabilities of the Business for accounts payable and accrued operating expenses (other than Indebtedness for Borrowed Funds and accrued interest thereon and excluding any Excluded Liabilities) reflected on the Latest Balance Sheet in accordance with GAAP which arose in the ordinary course of business, consistent with past practice and which have not been paid or otherwise discharged prior to the Closing Date, but only to the extent said liabilities are reflected or reserved against as current liabilities on the Final Closing Date Statement;

  (ii)
  Ordinary Course Liabilities. The current liabilities of the Business for accounts payable and accrued operating expenses (other than Indebtedness for Borrowed Funds and accrued interest thereon) which (A) have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice, (B) are of the same specific type and category of expenses as those accounts payable and accrued operating expenses assumed pursuant to Section 1.3(b)(i), (C) would, in accordance with GAAP and consistent with past practice, be classified as current liabilities and reflected in a balance sheet, (D) have not been or will not be satisfied or discharged on or prior to the Closing Date, provided and only to the extent that said liabilities are reflected or reserved against as current liabilities on the Final Closing Date Statement, and (E) are not Excluded Liabilities;

  (iii)
  Executory Obligations. Obligations accruing and to be performed, after the Closing Date, under the executory portion of each of the Assumed Contracts and the Partially Assumed Contracts; provided, however, that Buyer shall not assume any liability or obligation under any such Assumed Contract or Partially Assumed Contract for any breach thereof or for any claim for indemnification with respect thereto (whether asserted before, on or after the Closing) to the extent such breach or claim arose out of or by virtue of performance (or omission) thereunder by Seller or any Affiliate on or prior to the Closing Date;

  (iv)
  Inventory. Liabilities arising out of or in connection with product liability, toxic tort or similar claims for personal injuries, property damage or losses that involve the use of any product manufactured by the Business prior to Closing but purchased by Buyer hereunder as Inventory and sold or otherwise disposed of by Buyer after the Closing Date, but only to the extent such Liabilities arise from the contamination of, or damage to, such products after the Closing Date by Buyer (and not by Seller or its agent or any third parties, including distributors);

  (v)
  Affected Employees. All Liabilities of Seller with respect to Affected Employees that Buyer is expressly assuming pursuant to Section 7.5 of this Agreement;

  (vi)
  Environmental Liabilities. All environmental Liabilities on the Owned Real Property and Leased Real Property other than the Excluded Liabilities as set forth in Section 1.3(c)(v) (the "Environmental Assumed Liabilities") subject to Seller's indemnification obligations with respect to environmental Liabilities under Section 5.8; and

  (vii)
  Workers Compensation. All Liabilities arising out of workers compensation claims of the Affected Employees incurred in the Business (A) that are based on injuries occurring before the Closing Date and reported after the fifth anniversary of the Closing Date (including, without limitation, Long-Term Exposure Claims reported after the fifth anniversary of the Closing Date), (B) with respect to long-term exposure claims (e.g., hearing loss or occupational disease) occurring before and after the Closing Date ("Long-Term Exposure Claims") that are reported after the Closing Date and prior to the fifth anniversary of the Closing Date; provided, however, that the Liabilities associated with such claim shall be allocated between Buyer and Seller based upon the number of years of exposure such employee incurred during his or her employment with Buyer, on the one hand, and Seller and any previous owner of the Business, on the other hand and (C) all workers compensation claims that are not Long-Term Exposure Claims that are based on injuries occurring after the Closing Date.

Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume or have any responsibility with respect to any obligation, commitment or Liability of Seller or its Affiliates other than the Assumed Liabilities, including, without limitation, the Excluded Liabilities.

(c)
Excluded Liabilities. The "Excluded Liabilities" shall include all obligations, commitments, and Liabilities of Seller and its Affiliates (whether asserted before, on or after the Closing) other than the Assumed Liabilities, including, without limitation, the following Liabilities:

(i)
Transaction Expenses. Any Liabilities of Seller or any of its Affiliates for costs and expenses incurred in connection with the preparation of and performance under this Agreement and the sale of the Assets to Buyer (including, without limitation, all attorneys', accountants' and brokerage fees and expenses) (collectively, "Transaction Expenses");

(ii)
Taxes. Seller's Liabilities for Taxes (except Buyer's share of proration of real property taxes, transfer taxes and personal property taxes pursuant to Section 1.10 of this Agreement), including, without limitation, Taxes relating to the Business on appeal with the relevant Tax authorities for the years 1997 through 2005, Liabilities arising as a result of the transfer of the Assets or otherwise by virtue of the consummation of the Transactions or Liability to any Governmental Authority on account of amounts required to be withheld and collected prior to the Closing Date from salaries or wages of Persons in Seller's or any of its Affiliates' employ under Tax, social security, Medicare or similar Rule;

(iii)
Liability Claims. Except as expressly set forth in this Agreement, any Liabilities relating to the operation of the Business prior to the Closing, whether for injury to or death of persons (other than certain workers compensation claims, which shall be handled in accordance with Section 1.3(c)(vii)) or damage to or destruction of property (including, without limitation, any tort, product liability or warranty claim or any claim for any infringement of third party Proprietary Rights and the Claims set forth on Schedule 3.9 attached hereto), for violation of any Rules, for any matter relating to any past or present Employee Plan (including any annuity contract or guarantee relating thereto), for Indebtedness for Borrowed Funds or for any other matter regardless of when a Claim or Liability is asserted; it being understood and agreed that any such Claim or Liability asserted after the Closing Date which arises out of or by virtue of the conduct of the Business prior to the Closing shall be considered to be a claim against or a Liability of Seller and its Affiliates and, therefore, not assumed hereunder by Buyer;

(iv)
Employee Plans and Obligations. Except as expressly set forth in this Agreement, any employment-related Liabilities relating to the operation of the Business prior to the Closing, including wages, bonuses, severance or retention pay, vacation Liabilities and federal and state health care continuation coverage (including COBRA Liabilities), any Liabilities arising out of or in connection with any employment agreement, arrangement or understanding with any employee or former employee of Seller or any of its Affiliates or any bonus, pension, benefit, health, welfare, retirement, vacation, severance, disability, insurance, collective bargaining, deferred compensation or other Employee Plan or Labor Agreement, relating to any of the employees (including former employees) of Seller or any of its Affiliates, whether oral or written, or any Liabilities arising out of or in connection with the termination of employment of any employee by Seller or any of its Affiliates, or any Liabilities for medical disability or similar benefits (both long term and short term), whether insured or self-insured, which arise by virtue of or in connection with an employment relationship at any time with Seller or any of its Affiliates, regardless of when a claim for such benefits is asserted, or any other Liability or obligation relating to the employees of Seller or any of its Affiliates;

(v)
Environmental Claims.

(A)
any Liabilities arising out of or in connection with the generation, transport, arranging for disposal and/or disposal of Hazardous Substances or migration of Hazardous Substances by the Business prior to Closing at any location other than the Owned Real Property or Leased Real Property;

(B)
any Liabilities arising out of or in connection with any Environmental and Safety Requirements for any formerly owned, operated or leased properties of the Business;

(C)
any Liabilities or obligations arising out of or relating to the Closed Landfill;

    (D)
    any Liabilities or obligations described on Schedule 4.1(e);

  (vi)
  Performance. Any Liabilities or obligations of Seller arising out of or relating to its performance under this Agreement or any of the Transaction Documents (regardless of whether such performance is required prior to or after the Closing Date), including, without limitation, any Liability or obligation arising under the indemnification obligations of Seller under Article V;

  (vii)
  Workers Compensation. All Liabilities arising out of workers compensation claims of the Affected Employees incurred in the Business that are (A) reported on or prior to the Closing Date (including, without limitation, Long-Term Exposure Claims that are reported on or prior to the Closing Date) and (B) based on injuries occurring before the Closing Date and reported after the Closing Date and prior to the fifth anniversary of the Closing Date; provided, however, that if such claim is a Long-Term Exposure Claim of an Affected Employee, the Liabilities associated with such claim shall be allocated between Buyer and Seller based upon the number of years of exposure such employee incurred during his or her employment with Buyer, on the one hand, and Seller and any previous owner of the Business, on the other hand;

  (viii)
  Unassumed Executory Liabilities. Any Liabilities under the Excluded Contracts, any Liabilities under those Contracts set forth in Exhibit C to the Joint Purchasing Agreement that do not relate exclusively to the Business, and any Liabilities under the Assumed Contracts and the Partially Assumed Contracts to the extent covered by the proviso set forth in Section 1.3(b)(iii) hereof;

  (ix)
  Related Party Obligations. Any pre-Closing Liabilities or obligations of Seller or its Affiliates to a Related Party or any guaranty or surety obligation or agreement for the benefit of a Related Party;

  (x)
  Products Produced Prior to Closing. Except to the extent expressly set forth in Section 1.3(b)(iv), any Liabilities or obligations of Seller with respect to products produced by Seller prior to the Closing Date, including, without limitation, as a result of failure of such product to satisfy its specifications, comply with any Rules or warranties, for any other reason bearing on quality and/or safety of such product or otherwise, including all Liabilities and obligations relating to any market withdrawal or recall of such products (whether such Liabilities or obligations arise before, on or after the Closing Date);

  (xi)
  Excluded Assets. Any Liabilities or obligations relating to any assets of Seller or any of its Affiliates other than the Assets or any business of Seller or any of its Affiliates other than the Business;

  (xii)
  Tax-Exempt Bonds. Any Liabilities or obligations related to the Tax-Exempt Bonds; and

  (xiii)
  Retention Agreement. All Liabilities under any Retention Agreement or similar agreement between Seller and any employee of the Business.

Section 1.4. Closing. Subject to Section 9.1, the closing of the Transactions (the "Closing") shall take place at 10:00 A.M., local time, at the offices of Sonnenschein Nath & Rosenthal LLP, Chicago, Illinois, on the last business day in the calendar month following the day on which the last of the conditions set forth in Article VI has been satisfied or waived or at such other time or place as to which the Parties shall agree. The effective time of the Closing is sometimes referred to herein as the "Closing Date."

Section 1.5. Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Parent and Buyer (unless delivered previously) the following:

(a)
A Bill of Sale duly executed by Seller in favor of Buyer;

(b)
Special Warranty Deed in favor of Buyer for the Owned Real Property;

(c)
Instrument of Assignment in favor of Buyer assigning Seller's interest in the Leased Real Property to be assumed by Buyer;

(d)
Transfer Tax Declarations;

(e)
Closing Date Statement;

(f)
An officer's certificate signed by an officer of Seller stating that the conditions specified in Sections 6.1(a) through 6.1(e), inclusive, have been fully satisfied (the "Seller's Officer's Certificate");

(g)
A certificate of Seller's non-foreign status that complies with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder;

(h)
A copy of the resolutions duly adopted by Seller's board of directors, authorizing Seller's execution, delivery and performance of the Transaction Documents as to which Seller is a party and the consummation of the Transactions, as in effect as of the Closing, certified by an officer of Seller and related incumbency certificates;

(i)
A certificate (dated not less than (5) five business days prior to the Closing) of the Secretary of State of New York, Arkansas and North Carolina as to the good standing of Seller in such states;

(j)
Copies of the Material Consents;

(k)
Evidence reasonably acceptable to Parent that Seller has caused all Liens with respect to the Assets to be released and terminated;

(l)
A duly executed counterpart of the Trademarks Assignment;

(m)
A duly executed counterpart of the Tax-Exempt Bond Agreement;

(n)
A duly executed termination of each of the Non-Competition Agreements dated as of July 1, 2004 between Seller and each of Roger Stone and Matthew Kaplan;

(o)
Such other instruments of sale, assignment and transfer as are necessary or appropriate to sell, assign and transfer to Buyer and to vest in Buyer Good and Marketable title to the Assets (in recordable form, where appropriate), free and clear of all Liens except Permitted Exceptions, including, without limitation, certificates of title or origin (or like documents) with respect to all vehicles and other Equipment included in the Assets for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser;

(p)
Title Policy. A 1992 ALTA owner's policy of title insurance, or irrevocable and unconditional binders to issue the same (collectively, the "Title Policy"), in the amount specified by Parent, dated, or updated to, the date of recording of the deed with respect to the Owned Real Property, issued by First American Title Insurance Company (the "Title Company"), insuring, or committing to insure, at its ordinary premium rates, the Good and Marketable title in fee simple of Buyer to each parcel of Owned Real Property subject only to the Permitted Real Estate Exceptions, and containing extended coverage over all so-called general or standard printed exceptions (including, without limitation, the exceptions pertaining to survey matters and mechanic's lien claims). Such policy shall provide for direct access reinsurance as Parent may specify and shall contain affirmative endorsements insuring Buyer for (i) comprehensive, (ii) contiguity, if applicable, (iii) tax lot, (iv) survey, (v) access direct and unencumbered for vehicles to public rights of way adjoining the Owned Real Property, (vi) source deed, (vii) location, (viii) 3.1 zoning and (ix) creditors' rights and such other affirmative insurance desired by Parent, acting reasonably. The cost of the Title Policy, including all endorsements, shall be paid by Buyer or Parent. Buyer reserves the right, upon review of the Survey (as such term is defined below), to request the Title Company to provide additional endorsement, at Parent's or Buyer's expense;

(q)
Surveys. Currently dated as-built ALTA surveys of each parcel of Owned Real Property prepared and certified to Parent, Buyer and the Title Company by a certified or registered surveyor prepared in accordance with the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including Items 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10 and 11 of Table A thereto (the "Survey"). Such surveys shall: (1) show all improvements and appurtenances thereto, the location of all easements, rights of way, sewer and water lines and encroachments, any wetlands within any zone of a one hundred year flood plain and navigable water; (2) show the location of all abutting or adjoining streets, alleys, and curb cuts; and (3) show the legal description and acreage. In addition, Parent shall have received an ALTA form of Surveyor's Certificate executed by said surveyor. The cost of the Survey shall be paid by Seller;

(r)
Affidavits. Affidavits of title and such other affidavits, documents and instruments as may be reasonably required by the Title Company in connection with issuing the Title Policies;

(s)
A duly executed counterpart of the transition services agreement, substantially in the form of Exhibit F attached hereto with the schedules to the transition services agreement to be mutually agreed upon in good faith prior to Closing (the "Transition Services Agreement"), pursuant to which Seller will supply certain services to Buyer for the period set forth therein;

(t)
A duly executed counterpart of each of the three unbleached roll wrap base paper supply agreements, substantially in the applicable form of Exhibit G (including certain other businesses being divested by Seller) attached hereto as modified pursuant to Section 7.12, if necessary (the "Unbleached Roll Wrap Base Paper Supply Agreements"), pursuant to which Seller, or certain third parties applying coatings to the roll wrap for Seller or its Affiliates (including certain other businesses being divested by Seller) will purchase certain roll wrap paper produced by Buyer;

(u)
Duly executed counterparts of amended and restated CTO/BLS supply agreement, substantially in the form of Exhibit H-1, and CST supply agreement, substantially in the form of Exhibit H-2 attached hereto (the "Arizona Supply Agreements"), pursuant to which the Business will sell certain by-products to Seller's subsidiary, Arizona Chemical Company;

(v)
A duly executed counterpart of either (1) the following four (4) documents: (A) a pulpwood supply agreement; (B) a master stumpage agreement; (C) a pulpwood support agreement; and (D) a first right of offer agreement, substantially in the forms of Exhibit I-1, I-2, I-3 and I-4 attached hereto attached hereto as modified pursuant to Section 7.12, if necessary, and collectively are referred to as the "Pulpwood Supply Agreements"), pursuant to which the purchaser of certain timberlands formerly owned by Seller will supply certain pulpwood to Buyer; or (2) a letter substantially in the form of Exhibit I-5 attached hereto (the "Pulpwood Supply Side Letter");

(w)
A duly executed counterpart of a residual woodchip agreement, substantially in the form of Exhibit J attached hereto (the "Residual Chip Agreement") with Seller's wood products business ("Wood Products"), pursuant to which Wood Products will sell residual wood chips from its Seaboard Sawmill to the Business;

(x)
A duly executed counterpart of the container supply agreement, substantially in the form of Exhibit K attached hereto (the "Container Supply Agreement"), pursuant to which Seller will supply certain containerboard and container to Buyer;

(y)
A duly executed counterpart of the joint purchasing agreement, substantially in the form of Exhibit L attached hereto (the "Joint Purchasing Agreement"), pursuant to which Seller and Buyer, among other participants, will participate in a pooling arrangement for the procurement of certain commodities and services;

(z)
A duly executed counterpart of the valve and chuck supply agreement, substantially in the form of Exhibit M attached hereto (the "Valve and Chuck Agreement"), pursuant to which Seller will arrange for the supply of certain valves and chucks to Buyer;

(aa)
A duly executed counterpart of the dunnage bag supply agreement, substantially in the form of Exhibit N attached hereto (the "Dunnage Bag Agreement"), pursuant to which Buyer will supply certain dunnage bags to Seller;

(bb)
A duly executed counterpart of the sales solicitation agreement, substantially in the form of Exhibit O attached hereto (the "Sales Solicitation Agreement"), pursuant to which Buyer will earn commission on its sale of certain bleached and claycoated kraft paper produced by Seller;

(cc)
A duly executed counterpart of the proprietary rights license agreement, substantially in the form of Exhibit P attached hereto (the "Proprietary Rights License Agreement"), pursuant to which Seller will license certain proprietary information to Buyer;

(dd)
A duly executed counterpart of the patent license agreement, substantially in the form of Exhibit Q attached hereto (the "Patent License Agreement"), pursuant to which Seller will license certain patents to Buyer;

(ee)
A duly executed spare parts agreement, substantially in the form of Exhibit R attached hereto (the "Spare Parts Agreement"), pursuant to which Seller will permit Buyer to purchase certain spare parts from time to time;

(ff)
A duly executed linerboard supply agreement, substantially in the form of Exhibit S attached hereto (the "Linerboard Supply Agreement") pursuant to which Buyer will supply linerboard to Seller;

(gg)
The documents set forth on Schedule 1.5(gg) hereto; and

(hh)
All other documents, instruments and writings required or reasonably requested to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith (including documents reasonably acceptable to a title company with regard to the conveyance of Owned Real Property) (the documents referred to in this Section 1.5 being collectively referred to as the "Seller Closing Documents"). The agreements referred to in Sections (s) through (ff) of this Section 1.5 are collectively referred to herein as the "Ancillary Agreements."

Section 1.6. Deliveries by Parent and Buyer. At the Closing, Parent and Buyer, as applicable, will deliver or cause to be delivered to Seller (unless previously delivered) the following:

(a)
The Estimated Purchase Price referred to in Section 1.3 and Section 1.7;

(b)
A duly executed Instrument of Assumption;

(c)
An officer's certificate on behalf of Parent and Buyer signed by an officer of each such entity stating that the conditions specified in Sections 6.2(a) through 6.2(e), inclusive, have been fully satisfied (the "Parent's Officer's Certificate" and the "Buyer's Officer's Certificate," respectively);

(d)
A copy of the resolutions duly adopted by the board of directors of each of Parent and Buyer authorizing the execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the Transactions, as in effect as of the Closing, certified by an officers of each such entity (together with an officer's certificate of Parent stating that the condition specified in Section 6.1(f) has been satisfied) and related incumbency certificates;

(e)
A duly executed counterpart of the Trademarks Assignment;

(f)
A duly executed counterpart of the Tax-Exempt Bond Agreement;

(g)
A duly executed counterpart of the Transition Services Agreement;

(h)
A duly executed counterpart of each of the Unbleached Roll Wrap Base Paper Supply Agreements;

(i)
Duly executed counterparts of the Arizona Supply Agreements;

(j)
A duly executed counterpart of either (1) the Pulpwood Supply Agreements or (2) the Pulpwood Supply Side Letter;

(k)
A duly executed counterpart of the Residual Chip Agreement;

(l)
A duly executed counterpart of the Container Supply Agreement;

(m)
A duly executed counterpart of the Joint Purchasing Agreement;

(n)
A duly executed counterpart of the Valve and Chuck Agreement;

(o)
A duly executed counterpart of the Dunnage Bag Agreement;

(p)
A duly executed counterpart of the Sales Solicitation Agreement;

(q)
A duly executed counterpart of the Proprietary Rights License Agreement;

(r)
A duly executed counterpart of the Patent License Agreement;

(s)
A duly executed counterpart of the Spare Parts Agreement;

(t)
A duly executed counterpart of the Linerboard Supply Agreement;

(u)
The documents set forth on Schedule 1.6(u) hereto; and

(v)
All other documents, instruments and writings required or reasonably requested to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith (the documents referred to in this Section 1.6 being collectively referred to as the "Parent and Buyer Closing Documents").

Section 1.7. Pre-Closing Purchase Price Adjustments.

(a)
Seller shall, not later than two (2) business days prior to the Closing Date, deliver to Parent a certificate, signed by an officer of Seller, setting forth Seller's good faith estimate of Working Capital as of the close of business on the Closing Date ("Estimated Pre-Closing Working Capital"), calculated in accordance with the accounting principles set forth on Schedule 1.7(a) (the "Accounting Principles"), subject to the Slow-Moving Inventory and Bad Debt Exceptions (as defined herein).

(b)
On the Closing Date, the Target Purchase Price shall be adjusted by either adding the amount by which Estimated Pre-Closing Working Capital is greater than $42,637,709 (the "Target Working Capital"), or subtracting the amount by which Estimated Pre-Closing Working Capital is less than the Target Working Capital.

Section 1.8. Preparation of Closing Date Statement. An unaudited statement (the "Closing Date Statement") of Working Capital as of the close of business on the Closing Date shall be prepared by Seller in the following manner:

(a)
Seller and Parent shall jointly take a physical count of the inventory of the Business and agree upon the results of such count (the "Inventory Count"). The Inventory included in the Inventory Count and set forth on the Final Closing Date Statement shall consist of Inventory, net of reserves on the Final Closing Date Statement, of a quantity and quality which is usable and saleable in ordinary course of business and shall exclude items of Inventory which are defective, slow-moving, obsolete or damaged in accordance with the Accounting Principles; provided, however, that the Inventory Count shall include no Inventory which is in excess of eleven months old (the "Slow-Moving Inventory Exception"). The Inventory Count shall be (i) conducted on one or more days that are not business days, and (ii) completed no more than five (5) calendar days before or after the Closing Date on such day as Parent and Seller shall determine. Within sixty (60) days after the Closing Date, Seller shall deliver to Parent the Closing Date Statement, fairly presenting the Working Capital as of the close of business on the Closing Date, calculated in accordance with the Accounting Principles, subject to the Slow-Moving Inventory and Bad Debt Exceptions (as defined herein). The Closing Date Statement shall be accompanied by a report setting forth Working Capital as reflected in the Closing Date Statement, and the amount of any adjustment to the Estimated Purchase Price to be paid and by whom pursuant to Section 1.9 and the basis therefor.

(b)
Following the Closing, each of Parent and Seller shall give the other Party and any independent auditors and authorized representatives of such other Party reasonable access during normal business hours to the properties, books, records and personnel of the Business with respect to periods on or prior to the Closing Date for purposes of preparing, reviewing and resolving any disputes concerning the Closing Date Statement. If Parent disputes the Closing Date Statement, Parent shall give Seller notice of the dispute within thirty (30) days after the Closing Date Statement has been delivered to Parent, with such notice setting forth in reasonable detail the basis for such dispute. If Parent fails to notify Seller of any such dispute within such 30-day period, the Closing Date Statement shall be deemed to be accepted. In the event that Parent shall so notify Seller of any dispute, Parent and Seller shall cooperate in good faith to resolve such dispute within thirty (30) days.

(c)
If Parent and Seller are unable to resolve any such dispute within thirty (30) days of Parent's delivery of such notice (the "Resolution Period"), then all amounts remaining in dispute shall be submitted promptly thereafter to Price WaterhouseCoopers LLP (the "Independent Accounting Firm"). Each Party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be paid equally by Parent and Seller; provided, however, that if either party prevails with respect to 75% or more of the total aggregate dollar amounts in dispute, the other party shall bear the entire fees, expenses and costs of the Independent Accounting Firm. The Independent Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Seller, on the one hand, and Parent or Buyer, on the other hand, and not by independent review, only those items or issues still in dispute and shall be limited to those adjustments, if any, which need be made for the Closing Date Statement to comply with the standards set forth herein. The Independent Accounting Firm's determination shall be requested to be made within 30 days of their selection, shall be set forth in writing, and shall be final, binding and conclusive. The Closing Date Statement, as agreed to or as modified by resolution of any disputes by Parent and Seller or by the Independent Accounting Firm, shall be the "Final Closing Date Statement."

(d)
The term "Working Capital" shall mean the current assets of the Business that are included in the definition of Assets, minus the current liabilities of the Business that are included in the definition of Assumed Liabilities, in each case determined in a manner consistent with the Accounting Principles; provided, however, that neither Excluded Assets nor Excluded Liabilities shall be included in the calculation of Working Capital and, provided further that Working Capital shall contain a reserve for bad debts equal to the adequate reserves calculated in accordance with GAAP with respect to any accounts receivable that could reasonably be expected to be potentially uncollectible (collectively, the "Bad Debt Exception") and the Inventory included therein shall be subject to the Slow-Moving Inventory Exception. Current assets and current liabilities shall have the meanings ascribed to such terms under GAAP.

Section 1.9. Post-Closing Purchase Price Adjustments; Allocation of Purchase Price.

(a)
No later than the tenth (10th) business day following the determination of the Final Closing Date Statement, either Parent shall cause Buyer to pay to Seller the amount (together with interest as described below) by which the Working Capital as set forth in the Final Closing Date Statement is greater than the Estimated Pre-Closing Working Capital, or Seller shall pay to Buyer the amount (together with interest as described below) by which the Working Capital as set forth in the Final Closing Date Statement is less than the Estimated Pre-Closing Working Capital, as the case may be.

(b)
Any amount to be paid by either Seller or Buyer pursuant to Section 1.9(a) shall bear simple interest at an annual rate of six percent (6%), accruing from the Closing Date to the date of payment.

(c)
Any amount to be paid by either Seller or Buyer pursuant to Section 1.9(a) shall be paid by wire transfer in immediately available funds to an account designated by the party entitled to receive such payment.

(d)
Any amount to be paid by either Seller or Buyer pursuant to Section 1.9(a) shall be treated as an adjustment to the Purchase Price.

(e)
In conjunction with the determination of the Final Closing Date Statement, Seller and Parent shall also negotiate in good faith to agree as promptly as possible, but in any event within 120 days after the determination of the Final Closing Date Statement, upon an allocation of the Purchase Price to the Assets in accordance with Section 1060 of the Code, and the applicable Treasury Regulations or applicable local law, starting with the Preliminary Allocation set forth on Schedule 1.3(a), and making the applicable changes thereto consistent with the changes in current assets between the Target Purchase Price (as reflected in the Preliminary Allocation) and the Final Closing Date Statement (the "Final Allocation"). Seller, Parent and Buyer (i) shall be bound by the allocations determined pursuant to this paragraph for purposes of determining any Taxes, (ii) shall prepare and file all Tax Returns in a manner consistent with such allocations, and (iii) shall take no position inconsistent with such allocations in any Tax Return, any proceeding before any taxing authority or otherwise. In the event that any such allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto concerning resolution of such dispute.

Section 1.10. Apportionment of Real Estate Taxes; Transfer Taxes.

(a)
Parent and Buyer, on the one hand, and Seller, on the other hand, shall apportion all real property, property, intangibles and other similar ad valorem Taxes paid or payable in connection with any of the Assets. Such apportionments shall be made as of the Closing Date and in the case of real property, property, intangibles and other similar ad valorem Taxes, shall be based upon the fiscal year for which the same are assessed and shall be apportioned in accordance with the principles of Section 164(d) of the Code. Such apportionment shall be made at or prior to the Closing to the extent practicable. In the event that the applicable Tax bill or other information reasonably necessary for computing any such apportionment is not available on the Closing Date, the proration shall be equal to one hundred ten percent (110%) of the last ascertainable (full year's) tax bill for such Taxes or fees that is available. Seller shall not be responsible for any increased assessments resulting from the Transactions. Seller and Parent agree to furnish each other with, or to cause to be furnished to each other, as applicable, such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 1.10.

(b)
Parent and Buyer, on the one hand, and Seller, on the other hand, shall each pay fifty percent (50%) of the aggregate amount of all stamp and recording, transfer, documentary, sales, use, registration and other such similar Taxes and all settlement fees, and other fees, costs and expenses associated therewith (collectively, "Transfer Taxes") incurred in connection with this Agreement and the Transactions.

Section 1.11. Contingent Earnout A.

(a)
Within thirty (30) days after final determination pursuant to this Agreement of the EBITDA of the Business for all of the Earnout Periods, Parent shall cause Buyer to pay to Seller, by wire transfer of immediately available funds, an amount of up to Thirty-Five Million Dollars ($35,000,000.00) ("Contingent Earnout A"), determined as follows:

    Contingent Earnout A will not exceed $35,000,000 and will not be less than zero. Within this range, the amount of Contingent Earnout A will be equal to (i) the product of five and three-tenths (5.3) times the average annual EBITDA of the Business for the five Earnout Periods (determined as provided in this Agreement), minus (ii) One Hundred Sixty-Five Million Dollars ($165,000,000.00).

(b)
By way of illustration, if the average annual EBITDA of the Business for the Earnout Periods is $35 million (determined as provided in this Agreement), then Contingent Earnout A will equal $20.5 million (i.e., (5.3 X $35.0 million) - $165.0 million). The intent of this provision is that Contingent Earnout A will be payable in the full amount of $35 million if the average annual EBITDA of the Business over this period is greater than $37,735,849. Conversely, there will be no amount payable with respect to Contingent Earnout A if the average annual EBITDA of the Business over this period is less than $31,132,075.

Section 1.12. Contingent Earnout B. In addition to payment (if any) of Contingent Earnout A, within thirty (30) days after the final determination pursuant to this Agreement of the EBITDA of the Business for all of the Earnout Period, Parent shall cause Buyer to pay to Seller, by wire transfer of immediately available funds, the amount of Twenty-Five Million Dollars ($25,000,000.00) ("Contingent Earnout B"), if and only if the average annual EBITDA of the Business for the five Earnout Periods (determined as provided in this Agreement) equals or exceeds Forty-Nine Million Two Hundred Thousand Dollars ($49,200,000.00) (Contingent Earnout A and Contingent Earnout B are collectively referred to herein as the "Earnout Amounts").

Section 1.13. Earnout Periods and Annual EBITDA.

(a)
"Earnout Period" shall mean each of the four full calendar years beginning with 2007 through and including calendar year 2010, and an additional twelve-month period consisting of the sum of (i) the period from the day after the Closing Date through December 31, 2006 (the "2006 Stub Period") and (ii) the period from January 1, 2011 through the fifth anniversary of the Closing Date (the "2011 Stub Period").

(b)
EBITDA for the Business shall be determined on a discrete basis for each Earnout Period, and the "average annual EBITDA" as used herein shall be equal to the simple arithmetic average of the EBITDA figures for each Earnout Period, without weighting. The term "annual EBITDA" for the Earnout Period consisting of the 2006 Stub Period and the 2011 Stub Period shall refer to the sum of the separate EBITDA amounts (determined in accordance with this Agreement) for each such period.

Section 1.14. Manner of Computation. For purposes of this Agreement, "EBITDA" of the Business shall mean its net income or loss before interest income or expense, income taxes, depreciation and amortization, adjusted as provided below in this Section 1.14, and as adjusted (if appropriate) pursuant to Sections 1.15 and 1.16. In determining such EBITDA:

(a)
EBITDA (i) shall be computed without regard to "extraordinary items" of gain or loss as that term shall be defined in GAAP; (ii) shall not include gains, losses or profits realized from the sale of capital assets or marketable securities; (iii) shall not include any commitment fees or other expenses payable to any financing source (it being acknowledged and agreed that the Buyer may sweep any cash generated by the Business for use in its other businesses in its discretion); (iv) shall be calculated without regard to any income, expense, gain or loss realized from a cumulative effect of a change in accounting principles as defined by GAAP; (v) shall not include gains or losses realized on the sale (if any) of the Roanoke Rapids or Fordyce facilities; and (vi) shall not include the income or loss generated from discontinued operations as defined by GAAP.

(b)
After the Closing Date and prior to the direct or indirect acquisition (if any) by Parent of another business in the form of substantially all of the assets of a going concern or division or line of business or the acquisition of control of the equity interests of an existing business (each, an "Acquisition"), the EBITDA of the Business shall be equal to the EBITDA of Parent and Buyer calculated on a consolidated basis, and shall, subject to Section 1.14(a) hereof, include all costs and expenses of Parent and Buyer other than (a) any compensation or management fees paid directly or indirectly to Roger Stone or Matthew Kaplan or (b) any expenses of Parent incurred in order to comply with its obligations as a public company under applicable securities laws (other than such as are incurred in connection with the audit of Parent's consolidated financial statements) (collectively, the "Excluded Parent Expenses"). After the Closing Date and after a direct or indirect Acquisition by Parent, the EBITDA of the Business shall be calculated on a stand-alone basis as if the Business (including the activities of Buyer and Parent related to the Business) were being operated as a separate and independent corporation. In such event, the EBITDA of the Business shall include a good faith and reasonable allocation of costs and expenses (other than the Excluded Parent Expenses) associated with (i) shared services provided or procured by Parent or its affiliates to or for the Business, which may include insurance, legal, human resources, employee benefits, accounting, finance, information technology and other centralized functions, and (ii) Parent corporate overhead, administration and management (collectively, the "Allocated Costs"). Expenses incurred in connection with services or functions provided to or procured by the Business at the plant level shall be deducted for purposes of calculating EBITDA.

(c)
No deduction shall be made for legal fees, accounting fees or other transaction expenses in each case arising out of this Agreement.

(d)
The purchase and sales prices of goods and services (other than the Allocated Costs) sold by the Business to Parent, Buyer or their affiliates or divisions existing from time to time or purchased by the Business from Buyer, Parent or their affiliates or divisions existing from time to time shall be adjusted to reflect the amounts that the Business would have realized or paid if dealing with an independent party in an arm's-length commercial transaction.

(e)
Throughout the Earnout Periods, Parent shall maintain or cause to be maintained such financial reporting systems as necessary to accurately determine the EBITDA of the Business as set forth herein. Parent shall provide quarterly estimates of EBITDA to Seller after the filing with the SEC of its quarterly reports on Form 10-Q; provided that if Parent Common Stock is no longer publicly traded, Parent shall provide such quarterly estimates of EBITDA to Seller within 45 days after each of its fiscal quarters. Seller acknowledges that these quarterly reports will be estimates and that only final audited EBITDA amounts will be used for purposes of this Agreement. Seller acknowledges that certain of the information to be provided under this sub-section may be non-public information and agrees to maintain all information provided under this sub-section in confidence and not to use it for any purpose, except as contemplated by this Agreement.

Section 1.15. Capital Expenses Adjustment.

(a)
It is anticipated that Buyer will spend the amount set forth on Schedule 1.15 attached hereto on strategic and cost savings capital improvements (the "Required Capital Improvements"), for the Business during the first five years after the Closing Date in accordance with the capital expenditure timetable set forth on Schedule 1.15 attached hereto. Buyer shall choose the items and projects for expenditures for the Required Capital Improvements in its sole discretion.

(b)
In the event that, as at the end of any Earnout Period, (x) the aggregate amount of Required Capital Improvements spent by Buyer for all periods from the Closing Date through the end of such Earnout Period is less than (y) the aggregate amount of Required Capital Improvements anticipated to be spent with respect to such periods as contemplated on Schedule 1.15, then an amount equal to 25% of the amount of such shortfall shall be added to EBITDA for the following Earnout Period. Such determination shall be made as at the end of each Earnout Period.

(c)
Notwithstanding the foregoing, if all or a portion of the Business is sold prior to the end of the last Earnout Period, the foregoing obligations of Buyer and EBITDA adjustment provisions shall apply only with respect to periods preceding the date of such sale.

Section 1.16. Adjustments Upon Disposition of Assets.

(a)
For purposes of calculating adjustments to the Earnout Amounts under this Section 1.16, the parties agree to treat the Business as comprising two lines of business: (i) the production of unbleached pulp and a variety of unbleached kraft paper and lightweight container board kraftliner products at the facility located in Roanoke Rapids, North Carolina and sale of products produced at such facility ("Roanoke Rapids"), and (ii) the conversion of unbleached kraft paper into inflatable dunnage products at the facility located in Fordyce, Arkansas and sale of products produced at such facility ("Fordyce").

(b)
For the purposes of calculating adjustments to the Earnout Amounts under this Section 1.16, Parent shall calculate and report the separate EBITDAs of each of the two lines of business in the same manner as required hereunder with respect to the EBITDA of the Business.

(c)
In the event that either the Roanoke Rapids or Fordyce facility is sold by Buyer prior to the end of the last Earnout Period:

(i)
the Contingent Earnout A shall be divided into two separate amounts, as follows:

(A)
Contingent Earnout A with respect to Roanoke Rapids ("Roanoke Rapids Earnout A") shall not exceed $29,989,833; and

(B)
Contingent Earnout A with respect to Fordyce ("Fordyce Earnout A") shall not exceed $5,010,167.

The values set forth in (A) and (B) above are solely for purposes of the earnout provisions set forth in Sections 1.11 through 1.17 and have no effect on determining the Preliminary Allocation or the Final Allocation.

  (ii)
  the amount payable to Seller with respect to Contingent Earnout A for either of the two lines of business will be the positive amount (if any) not to exceed the maximum amount of Contingent Earnout A with respect to that line of business (pursuant to Section 1.16(c)(i) above) equal to the product of five and three-tenths (5.3) times the average annual EBITDA of that line of business for the five Earnout Periods (determined as provided in this Agreement), minus (A) in the case of Roanoke Rapids, $141,380,643, or (B) in the case of Fordyce, $23,619,357; provided that the average annual EBITDA for the line of business being sold will be determined in accordance with Section 1.16(d) or Section 1.16(e), as appropriate.

  (iii)
  the determination as to whether Contingent Earnout B is payable shall be made as provided in Section 1.12; provided that the EBITDA of the Business for each Earnout Period, to be used in determining the average annual EBITDA of the Business, shall be the sum of the separate EBITDAs of the two lines of business for each such Earnout Period, such separate EBITDAs to be determined in accordance with Section 1.16(d) or Section 1.l6(e), as appropriate. Payment of amounts (if any) with respect to Contingent Earnout B shall be made at the time as required under Section 1.12, provided that if both the Roanoke Rapids facility and the Fordyce facility are sold, then payment of amounts (if any) with respect to Contingent Earnout B shall be made within thirty (30) days of the determination of relevant EBITDA amounts following the closing of the later of such sales, discounted to present value from the date sixty (60) days after the fifth anniversary of the Closing Date to the date of payment using a discount rate of 8%.

(d)
In the event that the Roanoke Rapids facility is sold by Buyer prior to the end of the last Earnout Period:

(i)
at a price (including the principal amount of any notes payable to Buyer or an Affiliate or assumed debt) which results in a gain as compared to the allocable amount of the Purchase Price attributed to Roanoke Rapids as set forth on Schedule 1.16(d)(i) (as adjusted to reflect the final Purchase Price upon final resolution of the Closing Date Statement and to give effect to the payment of the Earnout Amounts hereunder), then the EBITDA to be used for purposes of determining the amount of Roanoke Rapids Earnout Amounts will be (A) for such complete Earnout Period prior to the date of such sale (including the 2006 Stub Period on a pro rated basis for the number of days in 2006 following the Closing Date), the actual EBITDA of the Roanoke Rapids line of business for such period calculated in accordance with Section 1.14 and pursuant to Section 1.15, (B) for each complete Earnout Period that follows the date of such sale (including the EBITDA for the 2011 Stub Period on a pro rated basis for the number of days in 2011 following such sale and prior to the fifth anniversary of the Closing Date), the business plan EBITDA of the Roanoke Rapids line of business (as set forth on Schedule 1.16(d)(ii)), and (C) for the Earnout Period that includes the date of such sale the sum of (x) the actual EBITDA of the Roanoke Rapids line of business for that portion of such Earnout Period prior to the date of such sale plus (y) the business plan EBITDA of the Roanoke Rapids line of business (as set forth on Schedule 1.16(d)(ii)) for such Earnout Period, prorated for the number of days in such period following the date of such sale; or

(ii)
at a price (including the principal amount of any notes payable to Buyer or Affiliate or assumed debt) which results in a loss as compared to the allocable amount of the Purchase Price attributed to Roanoke Rapids as set forth on Schedule 1.16(d)(i) (as adjusted to reflect the final Purchase Price upon final resolution of the Closing Date Statement and to give effect to the payment of the Earnout Amounts hereunder), then the

    EBITDA to be used for purposes of determining the amount of the Roanoke Rapids Earnout Amounts will be (A) for each complete Earnout Period prior to the date of such sale (including the EBITDA for the 2006 Stub Period on a pro rated basis for the number of days in 2006 following the Closing Date), and for the portion prior to the sale date of the Earnout Period in which the sale occurs, the actual EBITDA of the Roanoke Rapids line of business for such period calculated in accordance with Section 1.14 and adjusted pursuant to Section 1.15, and (B) for each complete Earnout Period that follows the date of such sale (including the EBITDA for the 2011 Stub Period on a pro rated basis for the number of days in 2011 following such sale and prior to the fifth anniversary of the Closing Date), and for the portion following the sale date of the Earnout Period in which the sale occurs, the average actual EBITDA of the Roanoke Rapids line of business for all periods included under subsection (ii)(A) hereof; and

  (iii)
  For purposes of determining whether Roanoke Rapids is sold at a gain or at a loss, (A) the allocable amount of the Purchase Price attributed to the specific assets included in the sale of Roanoke Rapids as set forth on Schedule 1.16(d)(i) (as adjusted to reflect the final Purchase Price upon final resolution of the Closing Date Statement and to give effect to the payment of the Earnout Amounts hereunder) shall be (i) increased by the amount of property, plant and equipment acquired by the Business with respect to the Roanoke Rapids facility after the Closing Date and prior to the sale of the Roanoke Rapids assets, and (ii) reduced for depreciation prior to the date of sale on such Roanoke Rapids assets, (B) the Roanoke Rapids sale price shall be adjusted (if necessary) to reflect the same basis of determination used in determining the allocable amount of the Purchase Price attributed to such Roanoke Rapids assets as set forth on Schedule 1.16(d)(i) (as adjusted to reflect the final Purchase Price upon final resolution of the Closing Date Statement and to give effect to the payment of the Earnout Amounts hereunder), and (C) if the sale consideration includes any type of contingent payment which would alter the gain or loss character of the transaction or if the adjustment of the allocable amount set forth on Schedule 1.16(d)(i) hereof to give effect to the payment of the Earnout Amounts hereunder, as applicable, would alter the gain or loss character of the transaction, then: (1) the Roanoke Rapids EBITDA shall be determined at the time of such sale according to subsection 1.16(d)(i) as if such sale had been made at a loss, and any amount payable with respect to the Roanoke Rapids Earnout A based on such determination shall be paid as provided in subsection 1.16(d)(iv); and (2) if, upon resolution of the actual amount of such contingent payment or upon final resolution of the Earnout Amounts hereunder, as applicable, it is determined that the sale of Roanoke Rapids has been made at a gain, then the Roanoke Rapids EBITDA shall be re-determined according to subsection 1.16(d)(ii), and any incremental amount payable with respect to the Roanoke Rapids Earnout A in excess of that already paid shall be paid as provided in subsection 1.16(d)(iv) following such determination plus interest at 8% per annum for the period, if any, following the date that is 60 days after the fifth anniversary of the Closing Date; and

  (iv)
  Any payments hereunder with respect to Roanoke Rapids Earnout A will be made within thirty (30) days of the determination of relevant EBITDA amounts following the closing of the sale of Roanoke Rapids (except as provided in subsection 1.16(d)(iii)(C)(2)), and the amount payable hereunder will be the amount of the Roanoke Rapids Earnout A resulting from the calculations under this Section 1.16(d), discounted to present value from the date sixty (60) days after the fifth anniversary of the Closing Date to the date of payment using a discount rate of 8%; and

  (v)
  Except as provided in Section 1.16(e), the EBITDA to be used for purposes of determining the Fordyce Earnout Amounts will be the actual EBITDA of the Fordyce line of business for such periods.

(e)
In the event that the Fordyce facility is sold by Buyer prior to the end of the last Earnout Period:

(i)
then the EBITDA to be used for purposes of determining the Fordyce Earnout Amounts will be (A) for each complete Earnout Period prior to the date of such sale (including the 2006 Stub Period on a pro rated basis for the number of days in 2006 following the Closing Date), the actual EBITDA of the Fordyce line of business for such period calculated in accordance with Section 1.14 and adjusted pursuant to Section 1.15, and (B) for each complete Earnout Period that follows the date of such sale (including the

    2011 Stub Period on a pro rated basis for the number of days in 2011 following such sale and prior to the fifth anniversary of the Closing Date), the business plan EBITDA of the Fordyce line of business (as set forth on Schedule 1.16(d)(ii)), and (C) for the Earnout Period that includes the date of such sale, the sum of (x) the actual EBITDA of the Fordyce line of business for the portion of such Earnout Period prior to the date of such sale calculated in accordance with Section 1.14 and adjusted pursuant to Section 1.15, plus (y) the business plan EBITDA of the Fordyce line of business (as set forth on Schedule 1.16(d)(ii)) for such Earnout Period, prorated for the number of days in such period following the date of such sale;

  (ii)
  any payments hereunder with respect to Fordyce Earnout A will be made within thirty (30) days of the determination of relevant EBITDA amounts following the closing of the sale of Fordyce, and the amount payable hereunder will be the amount of the Fordyce Earnout A resulting from the calculations under this Section 1.16(e), discounted to present value from the date sixty (60) days after the fifth anniversary of the Closing Date to the date of payment using a discount rate of 8%; and

  (iii)
  except as provided in Section 1.16(d), the EBITDA to be used for purposes of determining the Roanoke Rapids Earnout Amounts will be the actual EBITDA of the Roanoke Rapids line of business for such periods.

Section 1.17. Time of Determination; Objection.

(a)
Parent's certified public accountants (the "Parent's Accountants") shall conduct an audit of the Business as soon as reasonably practicable after the close of each calendar year, which audit shall cover the preceding twelve months (except for the initial audit, which shall cover the 2006 Stub Period). Parent's Accountants shall also conduct a special audit of the Business for the 2011 Stub Period as soon as reasonably practical after the fifth anniversary of the Closing Date, and in the event of the sale of Fordyce or Roanoke Rapids under Section 1.16, shall also conduct a special audit of the Business and each of Fordyce or Roanoke Rapids, as applicable, for periods occurring prior to the date of such sale, as soon as reasonably practical after the date of such sale. In each case, within sixty (60) days thereafter, Parent's Accountants shall calculate the EBITDA of the Business for such calendar year (or for the 2006 Stub Period or the 2011 Stub Period, as applicable) in accordance with the terms of this Agreement and deliver written copies of the same (together with reasonably detailed supporting calculations) to Seller and Parent. Seller shall have access to the books and records of the Business and to Parent's Accountants' workpapers (in each case relating to the period covered by the applicable EBITDA calculation) during regular business hours to verify the computation of EBITDA made by Parent's Accountants.

(b)
If either Seller or Buyer notifies the other in writing within forty-five (45) calendar days after receipt of Parent's Accountants' report for the last Earnout Period that it objects to any computation of EBITDA for any of the Earnout Periods (which notice shall set forth in reasonable detail the basis for such dispute), the amount of EBITDA for the applicable period shall be determined by negotiation between Seller and Parent. If Seller and Parent are unable to reach agreement within thirty (30) business days after such notification, all matters remaining in dispute shall be referred to the Independent Accounting Firm for resolution in accordance with the procedures set forth below in this Section 1.17(b). Each Party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be paid equally by Buyer and Seller; provided, however, that if either Party prevails with respect to 75% or more of the total aggregate amount of EBITDA in dispute, the other Party shall bear the entire fees, expenses and costs of the Independent Accounting Firm with respect to such dispute. The Independent Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Seller and Parent, and not by independent review, only those items or issues still in dispute, and shall be limited to those adjustments, if any, which need be made for the EBITDA of the Business for the period at issue to comply with the standards set forth in this Agreement. The Independent Accounting Firm's determination shall be requested to be made within 30 days of their selection, shall be set forth in writing, and shall be final, binding and conclusive as to all matters addressed therein.

Section 1.18. Collection of Accounts Receivable; Agreement to Repurchase Certain Receivables.

(a)
Parent and Buyer agree to use reasonable commercial efforts to collect the Accounts Receivable of the Business reflected on the Closing Date Statement.

(b)
Payments received by Buyer from account debtors as payment for Accounts Receivable shall be applied in a manner consistent with the past practice of Seller, unless such account is in dispute because of a claim of the account debtor relating to that order. In the event of a disputed claim, Buyer shall provide notice to Seller and shall cooperate with Seller in resolving the disputed claim with the account debtor and will adjust the final application of payments consistent with the resolution of the dispute.

(c)
If, after the Closing Date, Seller or any Affiliate receives any payment on any Accounts Receivable acquired by Buyer hereunder or any rebate or other amounts under agreements with suppliers or others ("Rebates"), Seller shall forward such payment to Buyer within five (5) business days after Seller's or such Affiliate's receipt thereof, together with any endorsement required so as to permit Buyer to collect on such Accounts Receivable or Rebates. Effective as of the Closing, Seller hereby appoints Buyer as its agent and attorney-in-fact to collect all receivables of the Business acquired by Buyer hereunder and to endorse, in the name of Seller or its Affiliate, as applicable, any checks or other instruments of payment received on account of payment of such receivables.

(d)
If any of the Accounts Receivable reflected on the Closing Date Statement have not been paid by the account debtor on or before the 180th day after the Closing Date, and such nonpayment does not result from any claim or offset asserted against Buyer for products manufactured after the Closing Date by the Buyer (the "Uncollectible Receivables"), Buyer, in its sole discretion, may reassign on or before the 240th day after the Closing Date to Seller all or any part of the Uncollectible Receivables (at their face amount) that exceed the dollar amount of the reserve for the doubtful accounts set forth in the Closing Date Balance Sheet in exchange for payment by Seller for such excess Uncollectible Receivables (at their face amount).

(e)
Payment shall be made by Seller within ten (10) days following Buyer's notice of reassignment. If Buyer recovers payment for Uncollectible Receivables after receiving such payment, Buyer shall transmit such amount to Seller. Payments received by Buyer from account debtors shall be applied in accordance with Section 1.18(b).

(f)
The final Purchase Price shall be deemed reduced by the amount of Uncollectible Receivables reassigned to Seller pursuant to Section 1.18(d).

(g)
This Section 1.18 shall be the sole remedy of Buyer for Claims relating to Accounts Receivable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

As a material inducement to Seller to enter into this Agreement and complete the Transactions, Parent and Buyer hereby jointly and severally represent and warrant to Seller that:

Section 2.1. Organization. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to receipt of the Transaction Approval, each of Parent and Buyer has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party.

Section 2.2. Authorization; Binding Effect; No Breach. The execution, delivery and performance by each of Parent and Buyer of each Transaction Document to which it is a party, and the consummation of the Transactions contemplated thereby, have been duly authorized and approved by its board of directors and, except for the Transaction Approval, no further approval of an action by Parent or Buyer or their respective Boards of Directors or stockholders is necessary to consummate the Transactions. Subject to receipt of the Transaction Approval, each Transaction Document to which Parent or Buyer is or will become a party constitutes or will constitute a valid and binding obligation of such party which is enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Except for the filing of the Proxy Statement with the SEC and the applicable requirements of the Exchange Act, the Transaction Approval and as required by the terms of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the execution, delivery and performance by each of Parent and Buyer of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Governmental Authority pursuant to, the charter or bylaws of Parent or Buyer, as applicable, or any material agreement, instrument, or other document, or any material Legal Requirement, to which Parent or Buyer, respectively, is subject.

Section 2.3. Availability of Funds. Parent has previously provided Seller with an executed copy of a commitment letter (the "Commitment Letter") with respect to the debt financing arrangement for the Transactions (the "Financing"). As of the date hereof, the Commitment Letter is in full force, has not been amended or rescinded; and neither Parent nor Seller has knowledge of any event that would constitute a failure to satisfy conditions to the Financing. The aggregate proceeds of the debt financing provided for in the Commitment Letter together with cash available to Buyer in its Trust Fund would be sufficient to pay the Estimated Purchase Price and satisfy other obligations of Buyer and its Affiliates necessary to consummate the Transactions and the Transaction Documents.

Section 2.4. Litigation. There are no cases, governmental investigations or inquiries pending or to the knowledge of Buyer threatened against Buyer that are reasonably likely to materially adversely affect Buyer's performance under this Agreement or the ability of Buyer to consummate the Transactions.

Section 2.5. No Implied Representation. Parent and Buyer acknowledge that they have conducted to their satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Business and the nature and condition of its properties and assets and, in making the determination to proceed with the Transactions and the Ancillary Agreements, have relied solely on the results of their own independent investigation and the representations and warranties set forth in Article III. Notwithstanding anything contained in Article III or any other provision of this Agreement or the Schedules, Parent and Buyer acknowledge and agree that neither Seller nor any of its Affiliates is making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty of merchantability or suitability as to the properties or assets of the Business and it is understood that, except as otherwise provided in Article III, Parent and Buyer acknowledge that the Business is being sold "as is" and "where is." In addition, Parent and Buyer acknowledge and agree that any cost estimates, projections and predictions contained or referred to in the materials that have been provided to Parent and Buyer are not and shall not be deemed to be representations or warranties of Seller.

Section 2.6. Interpretation of Representations and Warranties and Schedules. Parent and Buyer acknowledge and agree that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of inclusion of any such item in the Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in a schedule is or is not material.

Section 2.7. Brokerage. Except for fees paid to Morgan Joseph which fees shall be paid by Parent, there is no claim for brokerage commissions, finders' fees, or similar compensation in connection with the Transactions based on any arrangement or agreement which is binding upon Buyer.

Section 2.8. Knowledge. Neither Parent nor Buyer has knowledge of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Seller set forth in this Agreement or any closing certificate delivered by Seller pursuant to the terms hereof. As used in this Article II, "knowledge" with respect to Parent and Buyer shall mean the actual knowledge of Roger Stone, Matthew Kaplan and Andrea Tarbox.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Parent and Buyer to enter into this Agreement and complete the Transactions, Seller hereby represents and warrants to Parent and Buyer that:

Section 3.1. Organization and Power.

(a)
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller is duly qualified to do business in each jurisdiction in which its ownership of property or conduct of business requires it to so qualify, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Seller has the requisite corporate power and authority, and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party, and to own and operate the Assets, and to carry on the Business, except for those licenses, permits and authorizations, the absence of which could not reasonably be expected to have a Material Adverse Effect.

(b)
Seller has not entered into any agreement, and is not bound by any obligation of any kind whatsoever, to transfer or dispose of the Business (or any substantial portion thereof), or any material Assets, to any Person other than Buyer pursuant to this Agreement.

Section 3.2. Authorization; Binding Effect; No Breach. The execution, delivery and performance by Seller of each Transaction Document to which it is a party, and the consummation of the Transactions contemplated thereby, have been duly authorized and approved by its board of directors, and no further approval of or action by Seller's board of directors or stockholders is required to consummate the Transactions. Each Transaction Document to which Seller is or will become a party constitutes or will constitute a valid and binding obligation of Seller, which is enforceable against Seller in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 3.2, the execution, delivery and performance of each Transaction Document to which Seller is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien other than a Permitted Exception upon any Assets under, (iv) result in a violation of, or (v) except as required by the terms of the HSR Act, require any authorization, consent, approval, exemption or other action by or declaration or notice to any Governmental Authority pursuant to, the charter or bylaws of Seller or any material agreement, instrument or other document, or any material Legal Requirement, to which Seller or any of the Assets is subject. Seller solely owns or leases all Assets and is solely responsible for operating the Business.

Section 3.3. Financial Statements and Related Matters.

(a)
Audited Financial Statements. Schedule 3.3(a) contains: the audited balance sheets of the Business as of December 31, 2004 and December 31, 2005 and the audited related statements of income and cash flows for years ended December 31, 2003, 2004 and 2005 (the "Audited Financial Statements"). The Audited Financial Statements (including in all cases the notes thereto, if any) present fairly in all material respects the financial condition of the Business as of the dates of such statements and the results of operation of the Business for such periods as it was operated as division of Seller, are accurate and complete in all material respects, are consistent with the Books and Records in all material respects (which, in turn, are accurate and complete in all material respects) and have been prepared in accordance with GAAP applied on a consistent basis in accordance with historical Seller practices throughout the periods covered thereby.

(b)
Latest Financial Statements. Schedule 3.3(b) contains the unaudited balance sheet of the Business as of March 31, 2006 (the "Latest Balance Sheet") and the related unaudited statement of income for the three-month period then ended (The "Latest Statement of Income"). The Latest Balance Sheet and the Latest Statement of Income have been extracted from, and are consistent in all material respects with, the Books and

  Records of Seller, which Books and Records are the basis for the preparation of Seller's Financial Statements and have been prepared in accordance with GAAP applied on a consistent basis in accordance with historical Seller practices throughout the period covered thereby (except as normal, recurring period-end adjustments and the absence of notes thereto). The Latest Balance Sheet and the Latest Statement of Income present fairly in all material respects the financial condition of the Business as of the date of such statements and results of operation of the Business for such periods as it was operated as a division of Seller.

(c)
Receivables. The Accounts Receivable shown on the Latest Balance Sheet were, as of the date thereof (the "Latest Balance Sheet Date"), valid receivables of the Business, arising in bona fide transactions in the ordinary course of business, and were current and, to the Knowledge of Seller, collectible, subject to no valid counterclaims or setoffs, in accordance with their terms at the aggregate amount recorded on the Latest Balance Sheet, net of the amount of allowances for doubtful accounts set forth on the Latest Balance Sheet.

(d)
Inventory. The Inventory shown on the Latest Balance Sheet, net of the reserves applicable to such inventory set forth on the Latest Balance Sheet, consisted of a quantity and quality which was usable and salable in the ordinary course of business on the Latest Balance Sheet Date, and the items of such inventory were not defective, slow-moving, obsolete or damaged.

(e)
Equipment. All Equipment comprising part of the Assets is physically located as set forth on Schedule 1.1(a)(iv) . Schedule 1.1(a)(iv) sets forth a true and complete list of all motor vehicles or other Equipment for which a certificate of title or origin is required in order to transfer title to Buyer. Except as disclosed on Schedule 3.3(e), none of the Equipment is subject to any Liens other than Permitted Exceptions. Except as set forth on Schedule 3.3(e), (i) Seller does not hold any Equipment comprising part of the Assets pursuant to any consignment or similar arrangement and no other Person has any right, title or interest in such Equipment except as lessor or licensor, and (ii) no other Person holds any Equipment of Seller used primarily in connection with the Business pursuant to any lease, consignment or similar arrangement and no other Person has any right, title or interest in such Equipment.

(f)
Controls and Procedures. To Seller's Knowledge, Seller has in place effective controls and procedures designed to ensure that financial and accounting information with respect to the Business as a division of Seller is recorded, processed, summarized and reported on a timely basis. To Seller's Knowledge, such controls and procedures include, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to management of the Business in a timely manner. To Seller's Knowledge, Seller's internal controls over financial reporting with respect to the Business as a division of Seller are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, to Seller's Knowledge include policies and procedures that:

(i)
pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Business' assets in all material respects;

(ii)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements of the Business in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of Seller; and

(iii)
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Business' assets that could have a Material Adverse Effect on its financial statements.

Seller has disclosed to Buyer any change in Seller's internal control over financial reporting with respect to the Business that occurred since Seller's last audit that has materially affected, or is reasonably likely to materially affect, Seller's internal control over financial reporting with respect to the Business. Seller has further disclosed to Buyer, in writing:

  (x)
  all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting with respect to the Business of which it has Knowledge; and

  (y)
  any fraud, whether or not material, with respect to the Business of which it has Knowledge that involves management of the Business or other employees who have a significant role in Seller's internal controls over financial reporting with respect to the Business occurring or discovered since January 1, 2002.

Section 3.4. Absence of Undisclosed Liabilities. As of the Latest Balance Sheet Date, Seller did not have any Liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, whether due or to become due, and regardless of when asserted) with respect to the Business that should be reflected on a balance sheet prepared in accordance with GAAP, other than (i) the liabilities set forth on or disclosed in the Latest Balance Sheet, (ii) obligations to perform the executory portions of contracts relating to the Business to which Seller is a party, (iii) liabilities incurred in connection with the consummation of the Transactions and (iv) liabilities and obligations expressly disclosed (i.e., by making reference on Schedule 3.4 to such other Schedules) in the other Schedules to this Agreement or not required to be disclosed on the Schedules to this Agreement pursuant to the representations or warranties relating to such Schedules. Since the Latest Balance Sheet Date, Seller has not incurred any Liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, whether due or to become due, and regardless of when asserted) relating to the Business that should be reflected on a balance sheet prepared in accordance with GAAP, other than (a) current liabilities which have arisen after the Latest Balance Sheet Date in the ordinary course of business and consistent with Seller's past practice as set forth on or disclosed in the certificate setting forth the Final Closing Date Statement (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (b) other liabilities and obligations expressly disclosed (i.e., by making reference on Schedule 3.4 to such other Schedules) in the other Schedules to this Agreement or not required to be disclosed on such Schedules pursuant to the representations or warranties relating to such Schedules, (c) obligations to perform the executory portions of contracts relating to the Business to which Seller is a party and (d) liabilities incurred in connection with the consummation of the Transactions.

Section 3.5. Assets.

(a)
Except for assets utilized to provide transition services under the Transition Services Agreement, the Assets constitute all of the assets and rights, tangible and intangible (other than the Excluded Assets), which are necessary for the operation of the Business substantially in the manner presently operated by Seller;

(b)
Seller has Good and Marketable title to, or a valid leasehold interest in, or a valid license for, all Assets shown on the Latest Balance Sheet or acquired by Seller since the Latest Balance Sheet Date, in each case free and clear of all Liens, other than Permitted Exceptions, and other than (i) Assets disposed of in the ordinary course of business and consistent with past practice since the Latest Balance Sheet Date (which disposals, other than sales of inventory, do not exceed $100,000 in the aggregate), and (ii) Liens disclosed on the Latest Balance Sheet (including any notes thereto);

(c)
Upon transfer of the Assets to Buyer at Closing, Buyer will have Good and Marketable title to all of the Assets, free and clear of all Liens except Permitted Exceptions; and

(d)
Except as set forth on Schedule 3.5(d), the tangible Assets are in good operating condition (subject to normal wear and tear).

Section 3.6. Absence of Certain Developments. Except as identified on Schedule 3.6, since the Latest Balance Sheet Date, there has been no Material Adverse Effect. Without limiting the generality of the preceding sentence, except as expressly contemplated by this Agreement or as identified on Schedule 3.6, since the Latest Balance Sheet Date, Seller (to the extent applicable) has not, with respect to the Business:

(a)
engaged in any activity outside the ordinary course of business which has resulted in any material (i) acceleration or delay of the collection of its accounts receivable, (ii) delay in the payment in its accounts payable or (iii) increase in its purchases of raw materials, in each case as compared with its custom and practice in the conduct of the Business immediately prior to the Latest Balance Sheet Date;

(b)
paid any obligation or liability, other than current liabilities paid in the ordinary course of business and consistent with past practice;

(c)
mortgaged or pledged any Asset or subjected any Asset to any Lien other than Permitted Exceptions;

(d)
sold, assigned, conveyed, transferred, canceled or waived any property, tangible asset, Proprietary Right or other intangible asset or right other than in the ordinary course of business and consistent with past practice;

(e)
except in ordinary course of business, other than disclosures made, subject to appropriate confidentiality agreements, in the Confidential Information Memorandum and management presentations related thereto, disclosed any material confidential information to any Person other than Parent and Buyer and Parent's, Buyer's and Seller's respective representatives, agents, attorneys, accountants and present and proposed financing sources;

(f)
waived any material right other than in the ordinary course of business and consistent with past practice;

(g)
made commitments for capital expenditures which, in the aggregate, would exceed $50,000;

(h)
made any loan or advance to, or guarantee for the benefit of, or any investment in, any other Person (other than advances to employees in the ordinary course of business in a manner consistent with past practice);

(i)
other than (1) the accrual and payment of bonuses for 2005 and the accrual of bonuses for 2006 or (2) as required by any applicable collective bargaining agreement set forth on Schedule 3.8(a), granted any bonus or any increase in wages, salary or other compensation to any employee (other than any increase in wages or salaries not exceeding 2% granted in the ordinary course of business and consistent with past practice granted to any non-officer employee who is not Affiliated with Seller other than by reason of such Person's employment by Seller);

(j)
made any charitable contributions, exceeding $5,000 for any single contribution and $10,000 in the aggregate;

(k)
suffered damages, destruction or casualty Losses to any Asset (i) which are not covered by insurance (excluding any deductible) and (ii) which exceed $100,000 individually or $500,000 in the aggregate;

(l)
received notice from any material supplier of the Business to the effect that such supplier will stop, or materially decrease the rate of, supplying materials, products or services to Seller or received notice from any material customer of the Business to the effect that such customer will stop, or materially decrease the rate of, buying materials, products or services from Seller;

(m)
entered into any transaction other than in the ordinary course of business and consistent with past practice, or entered into any other material transaction, whether or not in the ordinary course of business, which could reasonably be expected to materially adversely affect the Business;

(n)
agreed to do any act described in any of Sections 3.6(a) through (m); or

(o)
identified any significant adjustments to the final Audited Financial Statements for the years ended December 31, 2003, 2004 or 2005, including items that should have been disclosed.

Section 3.7. Tax Matters. Except as identified on Schedule 3.7:

(a)
Except as set forth on Schedule 3.7, (i) for all periods through and including the Closing Date, Seller has timely filed or caused to be filed with the appropriate taxing authorities all Tax Returns (as hereinafter defined) due prior to the Closing Date and required to be filed by it, except for such failures to file that are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, (ii) Seller has withheld and paid all material Taxes related to the Business and required to be withheld and paid with respect to amounts owing to any employee, creditor, independent contractor or other third party, (iii) none of the Assets is subject to any Liens (other than Permitted Exceptions) as a result of a failure to pay any Tax, and (iv) none of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

(b)
no Tax audits are pending or being conducted with respect to the Business;

(c)
there are no unresolved disputes or claims concerning the Tax liability of Seller with respect to the Business; and

(d)
no written claim has been made within the applicable statute of limitations by any jurisdiction in which Seller does not file Tax Returns to the effect that Seller is or may be subject to any Tax imposed by that jurisdiction with respect to the Business.

Section 3.8. Contracts and Commitments.

(a)
Contracts. Other than this Agreement, the Transactions or as identified on Schedule 3.8(a), Seller is not a party to any written or oral:

(i)
pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement which is not identified on Schedule 3.13, or any contract with any labor union, or any severance agreement or other agreement or arrangement pursuant, in each case, relating to the Business, to which Seller is or may become required to make any payment to any director, officer or employee as a result of the consummation of the Transactions;

(ii)
contract relating to the Business for the employment or engagement as an independent contractor of any Person on a full-time, part-time, consulting or other basis;

(iii)
contract relating to the Business pursuant to which Seller has advanced or loaned funds, or agreed to advance or loan funds, to any other Person;

(iv)
contract or indenture relating to any the mortgaging, pledging or otherwise placing a Lien (other than a Permitted Exception) on any of the Assets;

(v)
contract pursuant to which Seller is the lessee of, or holds or operates, any real or personal property relating to the Business owned by any other Person, and which provides for payments in excess of $100,000 per annum and is not terminable by Seller within 12 months after the date hereof, and the aggregate amount payable with respect to all of such contracts not required to be identified under this Section 3.8(a)(v) because they provide for payments of less than $100,000 per annum or are terminable by Seller within 12 months after the date hereof do not exceed $250,000 per annum;

(vi)
contract pursuant to which Seller is the lessor of, or permits any third party to hold or operate, any real or personal property relating to the Business owned by Seller or of which Seller is a lessee, and which provides for payments in excess of $100,000 per annum and is not terminable by Seller within 12 months after the date hereof, and the aggregate amount payable with respect to all of such contracts not required to be identified under this Section 3.8(a)(vi) because they provide for payments of less than $100,000 per annum or are terminable by Seller within 12 months after the date hereof do not exceed $250,000 per annum;

(vii)
assignment, license, indemnification or other contract with respect to any material intangible property (including any Proprietary Right) comprising part of the Assets which is not identified on Schedule 3.9;

(viii)
contract prohibiting Seller from freely engaging in the Business anywhere in the world;

(ix)
independent sales representative or distributorship agreement with respect to the Business;

(x)
contract pursuant to which Seller is required with respect to the Business, to (i) purchase all of its requirements of any product, service, raw material, energy, fuel or other item from any Person, or (ii) pay for any product, service, raw material, energy, fuel or other item regardless of whether Seller avails itself of such product, service, raw material, energy, fuel or other item;

(xi)
each supply or purchase contract for raw materials relating to the Business; or

  (xii)
  any other contract relating to the Business (other than purchase and sales orders) which is material to the Business or involves a consideration in excess of $100,000 per annum and is not terminable by Seller within 12 months after the date hereof.

(b)
Enforceability. Each Assumed Contract is valid, binding and enforceable against Seller and, to Seller's Knowledge, the other parties thereto, in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c)
Compliance. Seller performed all material obligations required to be performed by it or them under each Assumed Contract, and Seller is not in default under or in breach in any material respect of (nor is it in receipt of any claim of default or breach under) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance in any material respect under any obligation of Seller pursuant to any Assumed Contract. Seller has no present expectation or intention of not fully performing any obligation of Seller pursuant to any Assumed Contract, and Seller has no Knowledge of any breach or anticipated breach by any other party to any Assumed Contract.

(d)
Leases. With respect to each Assumed Contract which is a lease of personal property, Seller holds a valid and existing leasehold interest under such lease for the term set forth with respect to such lease identified on Schedule 3.8(a).

(e)
Copies. True, correct and complete copies of each written Assumed Contract that is set forth on Schedule 3.8(a) attached hereto as of the date hereof have been made available to Buyer prior to the date hereof.

Section 3.9. Proprietary Rights.

(a)
Schedule 3.9 contains a complete and accurate list of (i) all patented or registered Proprietary Rights owned by Seller, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by or on behalf of Seller, except for the patent that will be licensed to Buyer under the Patent License Agreement, (iii) all trade names, trade marks, corporate names owned by Seller and unregistered trade names and service marks owned by Seller which are used primarily in connection with the operation of the Business, and (iv) all registered copyrights and copyright applications and computer software (other than "off-the-shelf" software applications) and in each case which are owned or licensed by Seller and used primarily in connection with the operation of the Business. Schedule 3.9 also contains a complete and accurate list of all licenses and other rights granted by Seller to any third party, and all licenses and other rights granted by any third party to Seller, (i) with respect to any Proprietary Rights (other than "off-the-shelf" software applications), (ii) with respect to intellectual property used in connection with the Business (other than "off-the-shelf" software applications). The Proprietary Rights include all intellectual property rights material to the operation of the Business.

(b)
Ownership; Claims. Except as identified on Schedule 3.9:

(i)
Seller owns all right, title, and interest in and to (or has the right to use pursuant to a valid and enforceable license) all of the Proprietary Rights (in each case free and clear of all Liens, other than Permitted Exceptions);

(ii)
there have been no written claims made against Seller since January 1, 2002 asserting the invalidity, misuse or unenforceability of any of the Proprietary Rights, and, to the Knowledge of Seller, there are no grounds for any such claim;

(iii)
to the Knowledge of Seller, use of the Proprietary Rights and/or the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any proprietary right of any other Person;

  (iv)
  to the Knowledge of Seller, the Proprietary Rights owned by Seller, or licensed to or from Seller have not been infringed or misappropriated by any other Person; and

  (v)
  the consummation of the Transactions will have no Material Adverse Effect on any Proprietary Right owned by Seller or licensed to or from Seller;

  (vi)
  Seller is not in default or violation of any agreement involving the patent that is the subject of the Patent License Agreement or the four Ride Rite Trademarks listed on Schedule 3.9 attached hereto (collectively, the "Registered Intellectual Property") and, to the Knowledge of Seller, no other party is in violation or default that could be the basis of termination under any agreement involving any of the Registered Intellectual Property; and

  (vii)
  Seller has taken all necessary actions to maintain and protect the Registered Intellectual Property.

Notwithstanding the foregoing, no representation is being made in this Section 3.9(b) with respect to the trademarks listed on Schedule 3.9 attached hereto (other than the four Ride Rite trademarks listed thereon).

(c)
"Proprietary Rights" means all of the following, in each case, primarily relating to or used primarily in connection with the Business: (i) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, except the patent that will be licensed to Buyer under the Patent License Agreement; (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (iii) all copyrightable works (including software), all copyrights, and all applications, registrations, and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith; (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), except any information that will be licensed to Buyer under the Proprietary License Agreement; (vi) all computer software (including data and related documentation); (vii) all other proprietary rights; and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

Section 3.10. Certain Litigation. Except as identified on Schedule 3.10, there is no action, suit, proceeding, order, investigation or claim with respect to the Business pending (or, to the Knowledge of Seller, threatened) against Seller (or pending or threatened against any officer or director of Seller in his or her capacity as such), at law or in equity, or before or by any Governmental Authority, including (i) with respect to the Transactions, or (ii) concerning the design, manufacture, rendering or sale by the Business of any product or service of or primarily relating to or otherwise primarily concerning the conduct of the Business, and, to the Knowledge of Seller, there is no basis for any of the foregoing.

Section 3.11. Brokerage. Except for fees payable to Lazard Fréres & Co. LLC and Banc of America Securities LLC, which fees shall be paid by Seller, there is no claim for brokerage commissions, finders' fees or similar compensation in connection with the Transactions based on any arrangement or agreement which may be binding upon Seller or to which Seller or any of the Assets may be subject.

Section 3.12. Employees.

(a)
Continued Employment. To the Knowledge of Seller, no member of management of the Business has any plans to terminate employment with Seller prior to the Closing Date or not accept Buyer's offer of employment as contemplated by Section 7.5(a) hereof.

(b)
Compliance and Restrictions. Except as set forth on Schedule 3.12(b), Seller has complied, with respect to the Business, in all material respects with all laws relating to the employment of labor, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and Seller has no material labor relations problem (including any union organization activities with respect to employees not currently subject to a collective bargaining agreement, threatened or actual strikes or work stoppages or material grievances), with respect to the Business. Except as disclosed on Schedule 3.12(b), since January 1, 2003 there have been no charges, claims, complaints, or suits filed or threatened against Seller or any of Seller's officers, directors, employees or agents alleging violation of any Federal, State or local law, regulation or ordinance relating to wages, hours, equal opportunity, or employment discrimination relating to the Business. Except as set forth on Schedule 3.12(b), to the Knowledge of Seller, neither Seller nor any employees of Seller is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with the activities of the Business as presently conducted.

(c)
Labor Relations. Except for those employees presently members of a collective bargaining unit covered by a collective bargaining agreement set forth on Schedule 3.8(a), no employee of the Business is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Business that are not currently so organized. Since January 1, 2003, there has been no work stoppage, strike or other concerted action by employees of Seller which materially adversely affected the Business.

Section 3.13. ERISA. Except as otherwise identified on Schedule 3.13:

(a)
with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of the Business (the "Employees"), Seller does not maintain or contribute to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (whether or not as set forth in Code Section 280G) benefits, or life, disability, accident, vacation, tuition reimbursement or other material fringe benefits ("Other Plans" and, together with the Employee Welfare Plans, each, a "Plan" and, collectively, the "Plans");

(b)
Seller does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans") with respect to the Employees;

(c)
Seller does not contribute to or participate in any multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan") with respect to the Employees;

(d)
Seller does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B or Sections 601-608 of ERISA ("COBRA");

(e)
other than instances of noncompliance that have not had or could not reasonably be expected to have a Material Adverse Effect, all Plans (other than any Multiemployer Plan) and all trusts and insurance contracts related to such Plans) have been maintained in substantial compliance in form and in operation with the applicable requirements of ERISA, the Code, and any other applicable statute, order, rule or regulation;

(f)
other than instances of noncompliance that have not had or could not reasonably be expected to have a Material Adverse Effect, all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-ls and Summary Plan Descriptions) with respect to all Plans (other than any Multiemployer Plan), have been properly filed with the appropriate Governmental Authority or distributed to participants, and Seller has complied with the requirements of Code Section 4980B;

(g)
with respect to each Plan, all required contributions, premiums or payments which are due from Seller on or before the Closing Date have been paid to such Plan, and all amounts which have accrued on or prior to the Closing Date but which are payable thereafter have been provided for on the Financial Statement of Seller as of the Closing Date;

(h)
other than premiums due in the ordinary course, since January 1, 2002, Seller has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any Multiemployer Plan or otherwise with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes Seller (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have a Material Adverse Effect after the Closing;

(i)
to the Knowledge of Seller, Seller has not communicated to present or former employees of the Business, or formally adopted or authorized, any additional Plan or any change (except as necessary to comply with changes in applicable law) in or termination of any existing Plan. Seller has not made any commitment to create any additional Plan or to terminate or modify or change in any material respect any existing Plan. Each Plan covers only current or former employees of Seller and their beneficiaries or dependents;

(j)
Seller has provided Buyer with a complete and correct list of all Plans which are sponsored or maintained by Seller in which Employees participate and has made available to Buyer complete and correct copies of each such Plan, or written summaries of any such unwritten Plan, any collective bargaining agreement covering employees of the Business, any employee handbook applicable to employees of the Business, and, with respect to each such Plan, the current summary plan description, the latest Internal Revenue Service ("IRS") determination letter, the latest annual financial statements, the last three years annual reports on IRS Form 5500 (including all required schedules and accountant's opinions), the last three years' actuarial reports, and the last three years' PBGC-1s;

(k)
with respect to any "defined benefit plan," within the meaning of Section 3(35) of ERISA, maintained or contributed to by Seller (other than any Multiemployer Plan): (i) no such Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived; (ii) all contributions required to have been made to any such Plan under Section 412 of the Code or Section 302 of ERISA have been made when due; (iii) no notice of intent to terminate any such Plan has been filed with the PBGC or distributed to participants and no amendment terminating any such Plan has been adopted; (iv) no proceedings to terminate any such Plan have been instituted by the PBGC and no event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan; (v) no amendment has been adopted which has or could reasonably be expected to subject the Plan to the requirements of Section 401(a)(29) of the Code; (vi) no "reportable event" within the meaning of ERISA Section 4043 of ERISA (for which the 30-day notice requirement has not been waived by the PBGC) has occurred within the last six years; (vii) no lien has arisen under ERISA or the Code on any of the Assets; and (viii) neither Seller nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA (contingent or otherwise) other than for PBGC premiums not yet due. With respect to any Multiemployer Plan contributed to by Seller with respect to the Employees, Seller has no Knowledge of any of the items set forth in this Section 3.13(k) as they pertain to any such Multiemployer Plan;

(l)
each Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Seller has furnished, or will make available upon request, to Buyer copies of the most recent IRS determination letters with respect to each such Plan; and

(m)
other than claims for benefits arising in the ordinary course of the administration and operation of the Plans, no claims, investigations or arbitrations are pending by or with respect to any current or former employees of Seller against any such Plan or against Seller, any trust or arrangement created under or as part of any Plan, or any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any such Plan.

Section 3.14. Real Estate.

(a)
Owned Properties. Schedule 3.14(a-1) contains a complete and correct list and description of all real property used primarily in the Business that Seller owns. Except as otherwise identified on Schedule 3.14(a-2), with respect to each parcel of Owned Real Property:

(i)
Seller has Good and Marketable fee simple title to each such parcel of Owned Real Property free and clear of any Lien, except for Permitted Real Estate Exceptions;

(ii)
there are no pending or, to the Knowledge of Seller, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Owned Real Property or to the Knowledge of Seller other material matters affecting adversely the current use, occupancy, or value of the Owned Real Property;

(iii)
no material Owned Real Property serves any adjoining property for any purpose inconsistent with the use of the Owned Real Property, and no material Owned Real Property is located within any flood hazard area (as defined by the Federal Emergency Management Agency);

(iv)
there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Owned Real Property;

(v)
there are no outstanding contracts, options or rights of first refusal to purchase any of the Owned Real Property (other than the right of Buyer pursuant to this Agreement), or any portion thereof or interest therein;

(vi)
no Person (other than Seller) is in possession of any Owned Real Property;

(vii)
the current use of the Owned Real Property and the operation of the Business thereon does not violate any instrument of record or agreement affecting the Owned Real Property or any applicable Legal Requirements except for such violations which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(viii)
all material buildings, structures and other improvements located on the Owned Real Property, including all material components thereof, are in good condition (subject to normal wear and tear);

(ix)
each Owned Real Property has vehicular and pedestrian access to public streets; all material buildings, structures and other improvements located on Owned Real Property are entirely within the property's boundaries and, to the Knowledge of Seller, no other buildings, structures or improvements encroach on any of the Owned Real Property; and

(x)
all material certificates of occupancy, permits, licenses, approvals and other authorizations required in connection with the operation of the Business on the Owned Real Property required to have been issued to enable the Owned Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used primarily in connection with the operation of the Business have been lawfully issued and are, as of the date, hereof, in full force and effect.

(b)
Leased Property. Schedule 3.14(b) contains a complete and correct list of all real property leased or subleased to Seller primarily in connection with the Business. Prior to the date hereof, Seller has made available to Buyer true, correct and complete copies of the leases and subleases listed on Schedule 3.14(b) as currently in effect (collectively, the "Leases"). With respect to the Leased Real Property and each of the Leases, and unless otherwise noted on Schedule 3.14(b):

  (i)
  such Lease is legal, valid, binding, enforceable against Seller, and in full force and effect;

  (ii)
  such Lease is fully assignable to Buyer without the need for any consents or authorizations and will continue to be legal, valid, binding, enforceable against Seller, and in full force and effect on identical terms following the consummation of the Transactions;

  (iii)
  To the Knowledge of Seller, Seller or the other party to such Lease is not in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by Seller or permit termination, modification, or acceleration of such Lease;

  (iv)
  no party to such Lease has repudiated in writing any provision thereof;

  (v)
  there are no disputes of which Seller has received written notice, and, to the Knowledge of Seller, there are no oral agreements or forbearance programs in effect as to such Lease;

  (vi)
  in the case of each Lease which is a sublease, the representations and warranties set forth in Sections 3.14(b) (i) through (v) are true and correct with respect to the underlying lease;

  (vii)
  Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such Lease;

  (viii)
  none of the Leases has been modified in any respect, except to the extent that such modifications are in writing and have been made available to Buyer prior to the date hereof;

  (ix)
  all buildings, improvements and other structures located upon the Leased Real Property have received all material approvals of Governmental Authorities, including licenses and permits, required in connection with the operation of the Business thereon and have been operated and maintained in all material respects in accordance with applicable Legal Requirements and the terms and conditions of the Leases; and

  (x)
  all material buildings, structures and other improvements located upon the Leased Real Property, including all material components thereof, are in good operating condition (subject to normal wear and tear).

Section 3.15. Compliance with Law.

(a)
Generally. With respect to the Business Seller is in compliance with applicable Legal Requirements in all material respects, and Seller has not received notice alleging any violation of Legal Requirements since January 1, 2002 that has not been resolved as of the date hereof.

(b)
Required Permits. Other than the matters set forth on Schedule 3.15(b), with respect to the Business, Seller is in compliance in all material respects with all Licenses required for the occupation of the Owned Real Property and the Leased Real Property, the consummation of the Transactions and the operation of the Business. Except as otherwise disclosed on Schedule 3.15(b), the items identified on Schedule 3.15(b) constitute all of the material permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Authority which are required for the consummation of any of the Transactions or the conduct of the Business (as it is presently conducted) thereafter.

Notwithstanding the foregoing, the disclosure of any item on Schedule 3.15(b) shall not cure any violation of Licenses disclosed under the first sentence of this Section 3.15(b). Except as set forth on Schedule 3.15(b), each of the Licenses is freely transferable to Buyer without the consent of any Governmental Authority (other than notice) or other Person and is sufficient to permit the continued lawful conduct by Buyer of the Business in the manner now conducted by Seller.

(c)
Environmental and Safety Matters. Without limiting the generality of Sections 3.15(a) and (b), and except as set forth on Schedule 3.15(c) :

(i)
Seller is in compliance in all material respects with all Environmental and Safety Requirements with respect to the Business.

(ii)
Without limiting the generality of the foregoing, Seller is in substantial compliance with all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements ("Environmental Permits") for the occupation of the Owned Real Property and the Leased Real Property and the operation of the Business. All pending permit applications, permits, licenses and other authorizations are identified on Schedule 3.15(c).

(iii)
Seller has not received from any Governmental Authority or third party any written notice, report or other document which alleges that Seller is responsible for any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or the Owned Real Property or the Leased Real Property and arising under Environmental and Safety Requirements, which has not been resolved as of the date hereof.

(iv)
Except as identified on Schedule 3.15(c) and except such as would not constitute a violation of Environmental and Safety Requirements, none of the following exists at the Owned Real Property or the Leased Real Property, nor has Seller retained any Known liability with respect to any of the following at any property or facility formerly owned or operated by Seller in connection with the Business:

  a.
  underground storage tanks or surface impoundments;

  b.
  asbestos-containing material in any form or condition; or

  c.
  materials or equipment containing polychlorinated biphenyls.

(v)
Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any Hazardous Substance, or owned or operated any facility or property, in connection with the Business so as to give rise to liabilities for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or similar state or local laws.

(vi)
Seller shall comply with any requirements applicable to Seller with respect to the Business pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

(vii)
Seller has not either expressly or by operation of law, assumed or undertaken any Known liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements with respect to the Business.

(viii)
No Environmental Lien has attached to the Owned Real Property or the Leased Real Property, and, to Seller's Knowledge, no Environmental Lien has attached to any property previously owned by Seller in connection with the Business during the period of time that the property was owned by Seller which Environmental Lien remains in full force and effect.

(d)
Escheat. There are no claims, suits, or actions relating to the Business pending or to Seller's Knowledge threatened, by any government agency, authority or jurisdiction, or its agents, assignees, or contractors, for escheat of any unclaimed or abandoned property or liability, which is subject to escheat relating to Seller, including but not limited to the following: outstanding health and dental checks; outstanding pension checks; undelivered shares of stock and dividends; undelivered bonds/long-term debt principal and interest; accounts receivable credits; customer overpayments; customer duplicate payments; unidentified remittances; unrefunded overcharges; uninvoiced receipts; refunds due; voiding of outstanding liabilities; reversals of credit balances or outstanding liabilities to profit and loss; or reversals of credit balances or outstanding liabilities against original charges, and, to Seller's Knowledge, there is no basis for any such claims, suits or actions.

Section 3.16. Product Liability. Except to the extent reserved for in the Latest Balance Sheet, there are no claims pending or, to Seller's Knowledge, threatened against Seller that allege that products manufactured, serviced, distributed, sold or delivered by Seller in connection with the Business have been manufactured, serviced, distributed, sold and/or delivered in violation of applicable contractual commitments or express or implied warranties. Except to the extent reserved for in the Latest Balance Sheet, no material liability of Seller in connection with the Business exists for replacement or other damages in connection with any such product. Since January 1, 2002, none of Seller or Seller's predecessor companies has manufactured, distributed or sold any products in connection with the Business containing asbestos; and, to the Knowledge of Seller, none of Seller or Seller's predecessor companies has ever manufactured, distributed or sold any products in connection with the Business containing asbestos.

Section 3.17. Customers. Set forth on Schedule 3.17 is a list of the 10 largest customers of the Business for each of the three fiscal years in the period ended December 31, 2005. During the twelve months preceding the date hereof, Seller has not done anything to materially adversely affect its relationship with any such customers (other than the announcement of Seller's intention to sell the Business as a part of Seller's divestitures plan).

ARTICLE IV

COVENANTS OF PARTIES

Section 4.1. Covenants of Seller.

(a)
Between the date hereof and the Closing Date, unless Parent consents otherwise in writing, which is not to be unreasonably withheld or delayed, or as otherwise expressly contemplated or permitted hereby, Seller will not take any action with respect to the Business other than in the ordinary course, on an arm's-length basis and in accordance with all applicable Legal Requirements in all material respects and past custom and practice. Without limiting the generality of the preceding sentence and except as otherwise expressly contemplated or permitted hereby, Seller covenants that between the date hereof and the Closing Date, Seller will not, directly or indirectly, with respect to the Business:

(i)
sell, pledge, dispose of or encumber any of the Assets, other than sales of inventory in the ordinary course of business and consistent with past practice;

(ii)
engage in any activity which would materially accelerate the collection of its Accounts Receivable, delay the payment of its accounts payable, or reduce or otherwise restrict the amount of Inventory (including raw material, packaging, work-in-process, or finished goods) on hand, in each case, other than in the ordinary course of the conduct of business and consistent with past practice;

(iii)
acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

(iv)
except for (a) salary increases not to exceed 2% in the ordinary course of business consistent with past practices, (b) the payment of accrued bonuses in the ordinary course of business consistent with past practices and (c) payments made pursuant to existing commitments, grant any bonuses, salary increases, severance or termination pay;

(v)
take any action designed to render any representation or warranty made by Seller in this Agreement untrue at (or at any time prior to) the Closing;

(vi)
adopt or amend any employee benefit or welfare plan with respect to the Affected Employees; or

(vii)
enter into or modify, or propose to enter into or modify, any agreement, arrangement or understanding with respect to any of the matters referred to in Sub-sections 4.1(a)(i) through (vi) above.

(b)
Between the date hereof and the Closing Date, Seller shall use commercially reasonable efforts to cause the insurance policies that are in full force and in effect as of the date hereof with respect to the Business or Assets not to be canceled or terminated, and not to permit any of the coverage pursuant to any such policy to lapse, unless at the time of such termination, cancellation or lapse there is in full force and effect a replacement policy which provides coverage in an amount which is not less than the amount of the coverage pursuant to the canceled, terminated or lapsed policy.

(c)
Between the date hereof and the Closing Date, Seller will:

(i)
with respect to the Business, use its commercially reasonable efforts to (A) preserve intact the organization and goodwill of the Business, (B) keep available the services of its officers and employees as a group, and (C) maintain satisfactory relationships with its material suppliers and customers and other Persons having material business relationships with it;

(ii)
upon reasonable request and subject to applicable Legal Requirements, confer with representatives of Parent regarding the Business;

(iii)
upon reasonable request, and subject to applicable Legal Requirements and Seller's reasonable discretion as to the appropriate timing, arrange meetings with such customers of, and suppliers to, the

    Business as Parent shall reasonably designate in order that Parent may confer with such customers and suppliers regarding the Business and the nature of the Transactions;

  (iv)
  maintain the facilities and Assets of the Business in the ordinary course of business consistent with past practice;

  (v)
  notify Parent of (A) any material adverse change in the normal course of the Business or in the condition of the Assets or the operation of the Business, (B) any governmental or third party complaint, investigation or hearing (or communication indicating that such a complaint, investigation or hearing is or may be contemplated) if such change, complaint, investigation or hearing could reasonably be expected to have a Material Adverse Effect, and (C) any findings of any executive, key employee or any group of employees of the Business planning to terminate employment with Seller; and

  (vi)
  cooperate reasonably with Parent and Buyer in connection with their respective efforts to fulfill the conditions to the Transactions set forth herein.

(d)
At or prior to the Closing, Seller shall cause all Liens (other than Permitted Exceptions) with respect to the Assets to be released.

(e)
Prior to the Closing Date or at such other time thereafter reasonably acceptable to Buyer, Seller shall, at its expense, take each of the actions described on Schedule 4.1(e) attached hereto (the "Required Actions"), the results of each of which shall be reasonably acceptable to Parent.

(f)
Prior to the date hereof Seller has funded and implemented, and from the date hereof through the Closing Date Seller shall continue to fund and implement, in each case at its expense and on a timely basis, each of the capital projects referenced in the 2006 capital plan attached hereto as Schedule 4.1(f) and shall prior to Closing spend an aggregate amount on such capital projects of at least (i) $9,813,000, multiplied by (ii) a fraction, the numerator of which is the number of calendar days in 2006 on or prior to the Closing Date and the denominator of which is 365 (the "Pre-Closing Capital Expenditures"). In the event that Seller fails to make the Pre-Closing Capital Expenditures prior to Closing, Seller shall, as promptly as practicable after the Closing, pay to Buyer the amount of such shortfall by wire transfer of immediately available funds.

(g)
Prior to the Closing Date, Seller shall not amend any collective bargaining agreement relating to the Business without the prior written consent of Parent.

Section 4.2. Prophecy Environmental System. Seller shall, at its cost, complete installation of software for the "Prophecy" environmental system at the Owned Real Property as soon as practicable. Buyer shall provide Seller the necessary access to the Owned Real Property and cooperate with Seller in order for Seller to complete the software installation as efficiently as possible. Buyer shall pay for any mechanical costs, including installation of new pipes, in connection with installation of the "Prophecy" environmental system up to the amount for such mechanical costs set forth in 2006 capital budget (such amount, the "Prophecy Budgeted Amount"). In the event the actual mechanical costs to implement the "Prophecy" environmental system exceed the Prophecy Budgeted Amount, Seller shall pay such excess together with any other costs to deliver an operational "Prophecy" environmental system reasonably acceptable to Buyer.

Section 4.3. Access. Subject to the Confidentiality Agreement, Seller shall permit Parent and its representatives access to the Assets and shall make available to Parent and its representatives all books, papers and records relating to the Business, its assets and properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), plans affecting employees, and any other business activities or prospects related to the Business in which Buyer and its representatives may have a reasonable interest. Notwithstanding the foregoing, Seller shall not be required to furnish or make available such books, records or data to the extent that they (i) are prohibited from being furnished to Buyer per applicable law, (ii) are any of its Tax Returns, or (iii) are subject to a legal privilege that, in the good faith judgment of Seller, could be reasonably expected to be lost or impaired by virtue of such disclosure. Further, Seller shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any agreement, law, rule, regulation, order or judgment. Seller will use its commercially reasonably efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Parent's access rights hereunder prior to Closing shall not include the right to take samples of soil and water conditions on, at or under the Owned Real Property or Leased Real Property.

Section 4.4. Exclusivity.

(a)
Seller will not and will cause Seller's Affiliates, representatives and agents not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Business or any substantial portion of the Assets (including any acquisition structured as a stock purchase, merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller agrees to notify Parent immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(b)
In consideration of Seller's obligations set forth in Section 4.4(a), until the Closing Date or earlier termination of this Agreement in accordance with Section 9.1, Parent and Buyer agree not to enter into any agreement (including a letter of intent) to acquire another business or intentionally take any action to materially delay the Transaction Approval.

Section 4.5. Proxy Statement; Special Meeting.

(a)
As soon as is reasonably practicable after receipt by Parent from Seller of all financial and other information relating to the Business required in a proxy statement pursuant to Section 14(a) of the Exchange Act, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the Transaction ("Transaction Approval") and (ii) such other items as Parent decides to include for approval of the holders of Parent Common Stock in Parent's discretion at a meeting of holders of Parent Common Stock to be called and held for such purpose (the "Special Meeting"). The effectiveness of the Transactional Approval shall not be conditional upon any other matters included in the proxy. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock (the "Proxy Statement"). The Proxy Statement shall include recommendation from Parent's board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the Transaction Approval. Seller shall furnish to Parent all information concerning Seller and the Business required to be set forth in Proxy Statement. Seller and its counsel shall be given an opportunity to review and comment on the preliminary Proxy Statement prior to its filing with the SEC. Parent, with the assistance of Seller, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable efforts to complete the SEC review process as promptly as practicable. Parent shall retain a reputable proxy solicitation firm.

(b)
As soon as practicable following the completion of the SEC review process, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Transaction and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 4.5(a).

(c)
Parent shall comply in all material respects with the applicable provisions of and rules under the Exchange Act and the applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to Seller, the Business or any other information specifically furnished by Seller in writing for inclusion in the Proxy Statement as set forth on Schedule 4.5(c)). Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to stockholders of Parent, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to Seller, the Business or any other information specifically furnished by Seller in writing for inclusion in the Proxy Statement as set forth on Schedule 4.5(c)). Seller represents and warrants that the information relating to Seller or the Business specifically supplied in writing by Seller for inclusion in the Proxy Statement as set forth on Schedule 4.5(c) will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to stockholders of Parent or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. Seller shall in good faith provide Parent with a letter, dated the date of the Proxy Statement and in form and substance reasonably acceptable to Parent, attaching the Proxy Statement and confirming that all the information referenced on Schedule 4.5(c) included in the Proxy Statement has been specifically furnished by Seller in writing for inclusion therein. Any subsequent changes to such sections of the Proxy Statement without the consent of Seller shall be the responsibility of Parent.

Section 4.6. HSR Act Covenants.

(a)
If required under the HSR Act, provided Parent pays for any filing fee, Seller will (i) promptly take all actions necessary to make any filings required of Seller under the HSR Act, (ii) comply at the earliest practicable date with any request for information received by Seller from the Federal Trade Commission or the Department of Justice pursuant to the HSR Act or as requested by any state or foreign competition or antitrust authority, and (iii) cooperate with Buyer in connection with Buyer's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by either the Federal Trade Commission or the Department of Justice or any state or foreign competition or antitrust authority.

(b)
If required under the HSR Act, Parent or Buyer, as applicable, will (i) take promptly all actions necessary to make the filings required of Buyer under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Parent or Buyer from the Federal Trade Commission or the Department of Justice pursuant to the HSR Act or as requested by any state or foreign competition or antitrust authority, and (iii) cooperate with Seller in connection with its filing under the HSR Act and as required by any state or foreign competition or antitrust authority and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by either the Federal Trade Commission or the Department of Justice or any such any state or foreign competition or antitrust authority.

Section 4.7. Announcements. Prior to Closing, neither Seller, on the one hand, nor Parent and Buyer, on the other hand, will make any public announcement of or regarding the Transactions without the prior approval of the other Party as to the timing and content of such announcement (which approval may not be unreasonably withheld or delayed), except to the extent required by or advisable under applicable law or rules and regulations of, or an agreement with, any stock exchange or trading system. To the extent a foregoing public announcement is required by or advisable under applicable law or stock exchange regulation, such Party shall, to the extent practicable, provide the other Party with reasonable advance notice of, and an opportunity to comment on, such public announcement prior to its release.

Section 4.8. Form 8-K; Required Information. At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements relating to the Business prepared by Seller and its accountant, and such other information that may be required to be disclosed with respect to the Transaction in the current report or form to be filed with the SEC (the "Transaction Form 8-K"), which shall be in a format acceptable for EDGAR filing. In connection with the preparation of the Transaction Form 8-K, Seller shall, upon request by Parent, furnish Parent with all information with respect to the

Business, and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of Seller to any third party and/or any Governmental Authority in connection with the Transaction. Parent warrants and represents that the Transaction Form 8-K will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to Seller, or any other information specifically furnished by Seller in writing for inclusion in the Transaction Form 8-K as set forth on Schedule 4.8). Seller represents and warrants that the information relating to Seller or the Business specifically supplied in writing by Seller for inclusion in the Transaction Form 8-K as set forth on Schedule 4.8 will not contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. Seller shall in good faith provide Parent with a letter, dated the date of the Transaction Form 8-K and in form and substance reasonably acceptable to Parent, attaching the Transaction Form 8-K and confirming that all the information referenced on Schedule 4.8 included in the Transaction Form 8-K has been specifically furnished by Seller in writing for inclusion therein. Any subsequent changes to such sections of the Transaction Form 8-K without the consent of Seller shall be the responsibility of Parent.

Section 4.9. No Claim Against Trust Fund. Seller acknowledges that, if the Transactions are not consummated by August 15, 2007, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, except for any claim relating to fraud, Seller hereby waives all rights against Parent to collect from the Trust Fund any moneys that may be owed to Seller by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (other than as a result of the consummation of the Transaction, pursuant to which Seller would have the right to collect the monies in the Trust Fund), and will not seek recourse against the Trust Fund for any reason whatsoever.

Section 4.10. Additional Covenants. Each Party will use commercially reasonable efforts to:

(a)
take or cause to be taken all actions, and do or cause to be done all things, which are necessary, proper or advisable to cause any other Party's conditions set forth in Sections 6.1 and 6.2 to be fully satisfied, and

(b)
consummate, close and make effective as promptly as practicable the Transactions, including commercially reasonable efforts to obtain the consents referenced in Article VI.

Section 4.11. Supplemental Schedule.

(a)
From time to time prior to the Closing, Seller shall promptly deliver to Parent in writing any information which existed, had occurred or was known on the date of this Agreement, was required to be set forth or described in any Schedule or was necessary to correct any information in any such Schedule which has been rendered inaccurate thereby, and whether or not such matter is material (a "Supplemental Schedule"). No Supplemental Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.1(a) hereof.

(b)
To the extent such Supplemental Schedules are received by Parent within ten (10) business days after the date hereof, in the event that any such Supplemental Schedule would result in an indemnifiable Loss pursuant to Section 5.2(a) if not disclosed prior to the date hereof (other than any such indemnifiable Loss that constitutes an Excluded Liability or that would be accounted for in the Final Closing Date Statement), and if the aggregate amount of such indemnifiable Losses relating to all the Supplemental Schedules is less than $250,000, then, notwithstanding anything in this Agreement to the contrary, such amounts shall not be indemnified pursuant to Section 5.2(a) hereof and shall not be counted toward the Threshold Amount. To the extent such Supplemental Schedules are received by Parent within ten (10) business days after the date hereof, in the event that any such Supplemental Schedule would result in an indemnifiable Loss pursuant to Section 5.2(a) if not disclosed prior to the date hereof (other than any such indemnifiable Loss that constitutes an Excluded Liability or that would be accounted for in the Final Closing Date Statement), and if the aggregate amount of indemnifiable Losses relating to all such Supplemental Schedules is equal to or more than $250,000, then such amounts shall be counted toward the Threshold Amount from the first dollar, and, if such Losses exceed the Threshold Amount, then such Losses shall be indemnified pursuant to Section 5.2(a) hereof, subject to the provisions thereof. To the extent that Supplemental Schedules are received by Parent after the date that is ten (10) business days after the date hereof, and any such Supplemental Schedule would result in an indemnifiable Loss pursuant to Section 5.2(a) if not disclosed prior to the date hereof (other than any such indemnifiable Loss that constitutes an Excluded Liability or that would be accounted for in the Final Closing Date Statement), then all Losses relating to such Supplemental Schedules received by Parent after the end of such ten (10) business day period shall be counted toward the Threshold Amount, and, if such Losses exceed the Threshold Amount, then such Losses shall be indemnified pursuant to Section 5.2(a) hereof, subject to the provisions thereof. For the avoidance of doubt, to the extent that any Supplemental Schedule discloses an indemnifiable Loss that constitutes an Excluded Liability, Seller shall indemnify the Buyer Indemnities for such Loss without regard to the Threshold Amount or the foregoing $250,000 limitation in accordance with Section 5.2(e) hereof. To the extent that any Supplemental Schedule discloses an indemnifiable Loss that would be accounted for in the Final Closing Date Statement, such matter shall be addressed in the Final Closing Date Statement without regard to the Threshold Amount or the foregoing $250,000 limitation.

(c)
From time to time prior to the Closing, Seller shall promptly deliver to Parent in writing any information resulting from events arising after the date of this Agreement which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in any Schedule. No such supplemental or amended disclosure shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.1(a) hereof.

Section 4.12. Covenants of Parent. From the date of this Agreement until the Closing, Parent promptly will notify Seller if any representation or warranty of Parent and Buyer set forth in this Agreement was untrue in any material respect when made or subsequently has become untrue in any material respect.

Section 4.13. Financing.

(a)
Parent and Buyer acknowledge and agree that Seller has no responsibility for any financing that Parent and/or Buyer may raise in connection with the Transactions, including with respect to any offering memorandum, banker's books or other documents ("Offering Materials") prepared by or on behalf of or utilized by Parent, Buyer or their Affiliates, or Parent's and/or Buyer's financing sources, in connection with Parent's and/or Buyer's financing activities in connection with the Transactions except to the extent the information contained therein provided by Seller was inaccurate or untrue or materially misleading or Seller failed to disclose any material fact necessary to make such information not misleading in light of the circumstances under which made. Any Offering Materials in connection with any debt financing shall include a disclaimer to the effect that Seller has no responsibility for the content of such document and disclaim all responsibility therefor.

(b)
Parent and Buyer shall use their reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Financing and the Commitment Letter, (ii) enter into definitive financing agreements with respect to the Financing, so that such agreements are in effect as promptly as practicable but in any event no later than the Closing Date, and (iii) consummate the Financing at or prior to Closing. Parent and Buyer shall provide Seller copies of all material documents relating to the Financing and shall keep Seller reasonably informed of material developments in respect of the financing process relating thereto. In the event that the terms of the Commitment Letter are due to expire within 45 days, Parent and Buyer shall use their commercially reasonable efforts to extend the terms of the Commitment Letter for an additional 30 days unless the Proxy Statement has been mailed to Parent's shareholders and Parent and Seller agree that it is most likely the Closing will occur prior to the expiration of the Commitment Letter.

(c)
If, notwithstanding the use of reasonable commercial efforts by Parent and Buyer to satisfy their obligations under Section 4.13(b), any of the Financing or the Commitment Letter (or any definitive financing agreement relating thereto) expire or are terminated prior to the Closing, in whole or in part, for any reason, Parent and

  Buyer shall (i) promptly notify Seller of such expiration or termination and the reasons therefor and (ii) use commercially reasonable efforts promptly to arrange for alternative financing on terms substantially equivalent to the terms set forth in the Commitment Letter to replace the financing contemplated by such expired or terminated commitments or agreements in an amount sufficient to consummate the Transactions and the Ancillary Agreements. Notwithstanding the foregoing, in no event shall Parent or Buyer be required to accept any higher rate of interest than set forth in the Commitment Letter.

(d)
Subject to the conditions set forth in Section 6.1 hereof, Parent hereby agrees to contribute from the Trust Fund as part of the Purchase Price the amount of equity Parent committed to contribute for such purpose in the Commitment Letter. Subject to the conditions set forth in Section 6.1 hereof, to the extent that amounts are available in the Trust Fund after satisfaction of the redemption rights of investors and satisfaction of the fees and expenses of Parent and Buyer to such date, in the event that the Financing is reduced below the amounts set forth in the Commitment Letter, Parent shall increase the amount to be funded from the Trust Fund, taking into consideration the redemption right of investors and such fees and expenses.

ARTICLE V

SURVIVAL AND INDEMNIFICATION

Section 5.1. Survival of Representations and Warranties.

(a)
Survival Term. The representations and warranties set forth in (i) Section 3.5(d) hereof or in any closing certificate relating to such section delivered in connection with the Transactions shall survive the Closing for a period of thirty (30) days, (ii) Section 3.7 hereof or in any closing certificate relating to such section delivered in connection with the Transactions shall survive the Closing until the expiration (with valid extensions) of the applicable statutes of limitations, (iii) Sections 3.14(a)(viii) and 3.14(b)(x) hereof or in any closing certificate relating to such sections delivered in connection with the Transactions shall survive the Closing for a period of sixty (60) days, and (iv) Section 3.15(c) hereof or in any closing certificate relating to such section delivered in connection with the Transactions shall survive for the period set forth on Section 5.8. Except as set forth in the immediately preceding sentence, the representations and warranties contained herein or made in writing by any Party in connection herewith shall survive for a period of two (2) years following the Closing Date; provided, however, that the representations and warranties set forth in the first sentence of Section 2.2, the first sentence of Section 3.2, 3.5(b) and 3.5(c) shall survive the Closing indefinitely (each of the foregoing periods, the applicable "Survival Term"). Notwithstanding the foregoing, except as set forth in Section 9.1, no representation or warranty shall survive any termination of this Agreement. The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller, Buyer or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Survival Term or, except as provided in Section 9.1, any termination of this Agreement; it being further understood that in the event any claim for indemnification shall have been given within the applicable Survival Term, the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

(b)
Special Rule for Fraud. Notwithstanding anything in this Section 5.1 to the contrary, in the event of a breach of a representation or warranty arising out of fraud committed by either Parent or Buyer, on the one hand, or Seller, on the other hand, the representation or warranty of Parent and Buyer or Seller, as applicable, that has been breached will survive the execution and delivery of this Agreement and the consummation of the Transactions (regardless of any investigation made by any Party or on its behalf) and will continue in full force and effect for perpetuity.

(c)
Rights and Remedies. The rights and remedies of any Person based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement, including, without limitation, the right of Buyer Indemnitees to be indemnified for Excluded Liabilities, shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or indemnity is based also may be the subject matter of any representation, warranty, covenant or agreement contained in this Agreement or any other Transaction Document as to which there is no inaccuracy or breach or as to which the Threshold Amount or Cap applies, or as to which the Survival Term has expired.

(d)
No Waiver. Except as otherwise provided herein, neither a Party's participation in the consummation of any transaction pursuant to any Transaction Document nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other Party be true and correct) will constitute a waiver by such participating Party of any representation or warranty of any Party or otherwise affect the survival of any such representation or warranty.

Section 5.2. Indemnification Obligations of Seller. Subject to the limitations set forth in this Article V, Seller will indemnify Parent and Buyer and their respective Affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Buyer Indemnitees") and hold each Buyer Indemnitee harmless against any Loss with respect to Seller which any Buyer Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of, the following, without duplication:

(a)
subject to the survival provisions of Section 5.1, any misrepresentation or breach of any representation or warranty by Seller set forth in this Agreement or any Schedule or closing certificate furnished by Seller pursuant to this Agreement; provided that Seller will not have any liability under this Section 5.2(a) unless and until the aggregate amount of (x) all Losses under this Section 5.2(a) (other than the Cap Exceptions) and (y) any Losses indemnified pursuant to Section 5.8 hereof exceed $1,000,000 (the "Threshold Amount"), in which event the Buyer Indemnities shall be entitled, subject to the other limitations set forth in Section 5.10, to recover only the aggregate amount of Losses under this Section 5.2(a) (other than the Cap Exceptions) and Section 5.8 hereof in excess of the Threshold Amount; or

(b)
breach of any representation or warranty by Seller set forth in this Agreement or any Schedule or closing certificate furnished to Buyer pursuant to this Agreement, in each case arising out of fraud committed by Seller; or

(c)
any nonfulfillment or breach of any covenant or agreement of Seller set forth in this Agreement; or

(d)
any liability in connection with the consummation of the Transactions to any prospective buyer with whom Seller or any of its agents have had discussions regarding the disposition of the Business; or

(e)
notwithstanding any disclosure in this Agreement (including in any Schedules), any Excluded Liability or Excluded Asset; or

(f)
any failure to comply with any so-called "bulk sales" laws applicable to the Transactions; or

(g)
any claim, action, suit or proceeding relating to any of the foregoing.

Section 5.3. Indemnification Obligations of Parent and Buyer. Parent and Buyer will jointly and severally indemnify Seller and its Affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Seller Indemnitees") and hold each of them harmless against any Loss which a Seller Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of, without duplication:

(a)
subject to the survival provisions of Section 5.1, any misrepresentation or breach of any representation or warranty (other than breaches of representations and warranties arising out of fraud) by Parent or Buyer set forth in this Agreement or any Schedule or closing certificate delivered to Seller by Buyer pursuant to this Agreement;

(b)
breach of any representation or warranty arising out of fraud by Parent or Buyer set forth in this Agreement or any Schedule or closing certificate delivered to Seller by Parent or Buyer pursuant to this Agreement;

(c)
any nonfulfillment or breach of any covenant or agreement of Parent or Buyer set forth in this Agreement;

(d)
any Assumed Liability; or

(e)
any claim, action, suit or proceeding relating to any of the foregoing.

Section 5.4. Indemnification Procedures.

(a)
Notice of Claim. Any Person making a claim for indemnification pursuant to this Article V (an "Indemnified Party") must give the Party or Parties from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a Governmental Authority or other third party, or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to this Article V, except to the extent that such failure actually harms the Indemnifying Party. Such notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known or reasonably ascertainable at such time). Notwithstanding the foregoing, any claim for a breach of a representation or warranty must be delivered prior to the expiration of the applicable Survival Term.

(b)
Control of Defense; Conditions. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a Governmental Authority or other third party in question seeks the recovery of a sum of money for which indemnification is provided in Sections 5.2 or 5.3, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party.

(c)
Control of Defense; Related Matters. Notwithstanding Section 5.4(b):

(i)
the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense; provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party assumes control of such defense;

(ii)
the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party (which counsel shall be reasonably acceptable to the Indemnified Party), if

(A)
after giving effect to the limitations on the indemnification set forth in Article V hereof, the Indemnified Party is reasonably expected to bear a majority of the Losses relating to such claim after giving effect to any indemnification from the Indemnifying Party hereunder,

(B)
the Indemnifying Party elects within fifteen (15) days in writing not to assume the defense of the claim pursuant to Section 5.4(b) hereof,

(C)
a conflict of interest exists or could reasonably be expected to arise which, under applicable principles of legal ethics, could reasonably be expected to prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding, or

(D)
a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim;

provided, in each case, that the Indemnified Party shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(d)
Cooperation. In the event that the Indemnifying Party assumes the defense of such claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance, personnel, witnesses and materials as the Indemnifying Party may reasonably request. Regardless of which party defends such claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing.

(e)
Settlements. Without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), the Indemnifying Party shall not enter into any settlement of any such claim for which the Indemnifying Party has assumed the defense pursuant to Section 5.4(b) hereof if pursuant to or as a result of such settlement, such settlement would result in any liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle such claim, which offer the Indemnifying Party is permitted to settle under this Section 5.4(e), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnified Party to that effect. If the Indemnified Party objects to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such claim and, in such event, the maximum liability of the Indemnifying Party as to such claim shall not exceed such amount of such settlement offer payable by the Indemnifying Party hereunder, plus other Losses paid or incurred by the Indemnified Party up to the point such notice had been delivered.

Section 5.5. Treatment of Indemnification Payments. Amounts paid to or on behalf of Buyer or Seller as indemnification hereunder shall be treated as adjustments to the consideration paid by Buyer pursuant to the Transactions.

Section 5.6. Arbitration Procedure.

(a)
The Parties agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Article V (the "Disputes"); provided, however, that nothing in this Section 5.6 shall prohibit a Party from (i) instituting litigation to enforce any Final Determination (as defined below) or (ii) joining another Party in a litigation initiated by a Person that is not a Party. The Parties hereby agree and acknowledge that, except as otherwise provided in this Section 5.6 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced in accordance with, the Commercial Arbitration Rules of the American Arbitration Association.

(b)
In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to the other Party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within thirty (30) days after the delivery of such notice, either Party (the "Disputing Party") may commence arbitration hereunder by delivering to the other Party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify (i) the matters as to which arbitration is sought, (ii) the nature of any Dispute, (iii) the claims of the Disputing Party, (iv) the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim and (v) any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

(c)
Parent and Seller each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Buyer's Arbitrator" and the "Seller's Arbitrator," respectively). In the event that either Parent or Seller fails to select an arbitrator as set forth herein within twenty (20) days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other. Seller's Arbitrator and Buyer's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 5.6. If Seller's Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within twenty (20) days after their selection, Seller's Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Seller's Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven (7) days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Seller's Arbitrator and Buyer's Arbitrator.

(d)
The arbitrator(s) selected pursuant to Section 5.6(c) above will allocate the costs and expenses of arbitration (and legal fees and expenses associated therewith) to each Party in proportion to the contested amount not awarded to each Party relative to the total contested amount.

(e)
The arbitration shall be conducted in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the Parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

(f)
Parent and/or Buyer, on the one hand, and Seller, on the other hand, may enforce any Final Determination in any state or federal court located in the State of Illinois. For the purpose of any Proceeding instituted with respect to any Final Determination, each Party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any court has been brought in an inconvenient forum.

Section 5.7. Certain Tax Matters.

(a)
Seller will indemnify Buyer Indemnitees from and against any Loss any Buyer Indemnitee may suffer resulting from, arising out of, relating to or caused by unpaid Taxes attributable to the Business or Assets for any Pre-Closing Tax Period. Other than Seller's share of Transfer Taxes pursuant to Section 1.10(b), Buyer will indemnify Seller Indemnitees from and against any Loss any Seller Indemnitee may suffer resulting from, arising out of, relating to or caused by any unpaid Taxes attributable to the Business or Assets for any taxable period that is not a Pre-Closing Tax Period.

(b)
To the extent that an indemnification obligation pursuant to this Section 5.7 may overlap with any other indemnification obligation pursuant to this Article V, the provisions of this Section 5.7 shall govern such indemnification obligation.

(c)
Any claim to be made pursuant to this Section 5.7 must be made before the expiration (with valid extensions) of the applicable statutes of limitations related to the Taxes at issue.

Section 5.8. Procedures and Rights Relating to Indemnification for Environmental Assumed Liabilities.

(a)
Indemnification. From and after the Closing and subject to the limitations set forth in this Section 5.8 and Section 5.10, Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against all Losses, asserted against, resulting to, imposed upon or incurred by any Buyer Indemnitee, whether before or after the Closing by reason of or resulting from any Environmental Assumed Liability, including, without limitation, by reason of or resulting from remedial action or violation of Environmental and Safety Requirements arising from (i) the Release or threatened Release on or prior to the Closing Date of Hazardous Substances into the environment (including ambient air, indoor air, surface water, ground water, land surface or sub-surface strata) at, on, under or migrating from any Owned Real Property or Leased Real Property; (ii) the Release or threatened Release of Hazardous Substances into the environment (including ambient air, indoor air, surface water, ground water, land surface or sub-surface strata) at, on, under or migrating from any Owned Real Property or Leased Real Property resulting from the use of pipes, tanks or other equipment constituting part of the Business that leaked before and/or were leaking as of the Closing Date; provided, however, that Seller shall only be responsible for the Release or threatened Release on or prior to the Closing Date due to pipes, tanks or other equipment to the extent that they leaked on or prior to the Closing Date; and (iii) the presence of Hazardous Substances as of the Closing Date in the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata) at, on, or under any Owned Real Property or Leased Real Property resulting from the migration to the Owned Real Property or Leased Real Property of Hazardous Substances Released by third parties (the "Responsible Party") on or prior to the Closing Date to the extent the Responsible Party fails to take action to address the Release after Parent uses commercially reasonable efforts to cause the Responsible Party to do so and (iv) as a result of or arising out of a breach of any representation or warranty set forth in Section 3.15(c).

(b)
The obligations of Seller to indemnify the Buyer Indemnitees for the Environmental Assumed Liabilities under this Section 5.8 shall be satisfied solely and exclusively in accordance with the following:

(i)
Seller will have no liability for Environmental Assumed Liabilities unless and until the aggregate amount of (x) all such Losses and (y) any Losses which may be indemnified pursuant to Section 5.2(a) hereof exceed the Threshold Amount, in which case Buyer shall be entitled, subject to this Section 5.8(b) and to Section 5.10, to recover the aggregate amount of Losses in excess of the Threshold Amount;

(ii)
Seller shall not be obligated to indemnify any Buyer Indemnitee for Losses related to any Environmental Assumed Liability for which an Indemnification Claim Notice has been delivered to Seller as provided below to the extent that the aggregate amount of all such Losses for which Buyer Indemnitees have been indemnified hereunder as of the date of such Indemnification Claim Notice, together with the Liabilities that are the subject of such Indemnification Claim Notice, exceed the amount (the "Environmental Indemnification Amount") set forth opposite the applicable date on Schedule 5.8(b)(ii), determined as of the date of such Indemnification Claim Notice); and provided further that the aggregate amount of (x) all such indemnified Losses and (y) the recoverable amount of all Losses pursuant to Section 5.2(a) may not exceed the Cap (as set forth in Section 5.10); and

(iii)
in the event that an Indemnification Claim Notice is delivered to Seller in accordance with Section 5.4(a) hereof within three (3) years following the Closing Date with respect to a claim for indemnification pursuant to this Section 5.8, the portion of the Environmental Indemnification Amount to remain available to satisfy claims for indemnification for Losses related to Environmental Assumed Liabilities pending resolution of such claim shall be determined as of the date of such Indemnification Claim Notice in accordance with Schedule 5.8(b) .

(c)
Seller's obligation to indemnify, defend and hold harmless Buyer Indemnitees for the matters addressed in this Section 5.8 shall be limited to those matters as to which Buyer provides Seller with written notice (such notice to be in conformance with other relevant provisions of this Agreement and to contain, to the extent available, reasonable details of the Losses for which indemnity is sought) within three (3) years after Closing.

Section 5.9. Control.

(a)
Subject to subsection (iii) of this Section 5.9(a), Seller shall have the right to control the management of an investigation or remediation of a Release or threatened Release Hazardous Substances at any Owned Real Property or Leased Real Property that is subject to indemnification pursuant to Section 5.8 of this Agreement; and Buyer shall provide Seller the necessary access to the Owned Real Property or Leased Real Property, as applicable, to conduct such investigation or remediation, subject to the terms herein.

(i)
In undertaking an investigation and remediation pursuant to this Section 5.9, Seller shall retain a qualified independent environmental consultant, which consultant shall be subject to Parent's approval (such approval not to be unreasonably withheld). Seller's contract with the consultant shall expressly state that Parent and Buyer may rely upon consultant's work. Seller shall undertake such investigation and remediation in a commercially reasonable fashion in accordance with Environmental and Safety Requirements for facilities of the type being remediated such that the Remedial Action complies with only the minimum requirements of Environmental and Safety Requirements and shall not cause, through its own inaction, any undue delay in obtaining written notice from the appropriate regulatory body that no further investigation or remediation is necessary with respect to the matter that is the subject of the indemnification claim, or, if no regulatory body is involved in such matter, a good faith determination from its environmental consultant that no further investigation or remediation is required to bring the property that is the subject of the remedial action into conformance with the minimum requirements of Environmental and Safety Requirements for facilities of the type being remediated. Seller shall comply with its obligations under this Section 5.9 in a commercially reasonable and effective manner to achieve compliance with the minimum requirements of the Environmental and Safety Requirements for facilities of the type being remediated as contemplated hereby. Seller shall promptly provide copies to Parent for its review of all notices, correspondence, draft reports, submissions, work plans, and final reports that Seller intends to deliver or submit to the appropriate regulatory body prior to such submission; provided, however, Seller may make such submission to the appropriate regulatory body without a prior approval of Parent. Parent or Buyer may, at Parent's or Buyer's cost, hire its own consultants, attorneys or other professionals to monitor the investigation or remediation, including any field work undertaken by Seller, and Seller shall provide Parent or Buyer (as applicable) with the results of all such field work and the opportunity to conduct field work or sampling. Notwithstanding the above, neither Parent nor Buyer shall take any actions that shall unreasonably interfere with Seller's performance of the investigation, remediation and/or containment, nor shall Seller's performance unreasonably interfere with Buyer's operations.

  (ii)
  Buyer agrees to grant Seller and its Consultants, or any other qualified consultant or subcontractor engaged by Seller to perform the remedial action, and their officers, agents, employees, and authorized representatives (collectively, the "Agents") access as necessary for the completion of the remedial action, subject to the following conditions: (1) Buyer shall receive at least five (5) working days' advance notice of Consultants' intention to initially enter the properties to conduct the remedial work; however, such time period may be shortened by agreement between the Parties; and (2) the access to the properties granted by Buyer hereunder shall be limited to access reasonably necessary for the execution and supervision of the remedial action, and Seller shall use its commercially reasonable efforts to complete the remedial action in accordance with the schedule referenced in the scope of work for the relevant property; (3) Seller shall require the Consultants and their Agents to procure and maintain insurance consistent with industry practices; Seller's obligations hereunder shall not apply to losses, injury, claims or liabilities resulting from Buyer's gross negligent or intentional misconduct; and (4) following the execution of the remedial action, and in no case later than thirty (30) days after on-site activities have been completed, Seller agrees to return the properties in a manner that will not adversely affect Buyer's operation of the Business, and to arrange for the prompt removal of all equipment and materials brought to the Owned Real Property and Leased Real Property by Consultants or any of their Agents during the course of the remedial action.

  (iii)
  If Seller declines to undertake the performance of an investigation, containment and/or remediation hereunder or wrongfully fails to perform and fails to cure the same after reasonable notice, Buyer shall be entitled to control the investigation, containment and/or remediation. Buyer shall promptly provide copies to Seller of all notices, correspondence, draft reports, submissions, work plans, and final reports and shall give Seller a reasonable opportunity (at Seller's own expense) to comment on any submissions Buyer intends to deliver or submit to the appropriate regulatory body prior to said submission. Seller may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the investigation containment and/or remediation, including any field work undertaken by Buyer, and Buyer shall provide Seller with copies of the results of all such field work. Notwithstanding the above, Seller shall not take any actions that shall unreasonably interfere with Buyer's performance of the investigation, containment and/or remediation. Seller's decision to allow Buyer to undertake investigation and remediation hereunder shall not limit or affect Seller's obligation to indemnify Buyer for said investigation, containment and/or remediation as otherwise provided in this Agreement.

(b)
Notwithstanding anything in this Article V to the contrary, Parent shall not be entitled to recovery for Losses relating to, resulting from or in connection with: (A) a material change after the Closing in any of the uses of the

  Owned Real Property or Leased Real Property; (B) a material change in, alteration of or addition to the building, structures, fixtures or equipment located on the Owned Real Property or Leased Real Property after the Closing; (C) the cost of removal or treatment of any substance that can be managed in place in a commercially reasonable fashion while complying with the minimum requirements of Environmental and Safety Requirements for facilities of the type being remediated; or (D) any change in Environmental and Safety Requirements occurring after the Closing Date.

(c)
Disclosure to Third Parties. None of Parent, Buyer of their Affiliate shall provide or disclose to any Person or Governmental Authority any information in any form, including reports, analyses, sampling results or data, relating to any environmental claim that Seller is required to investigate, remediate, or indemnify against pursuant to this Section 5.9, unless (i) requested or consented to by Seller, (ii) Parent, Buyer or their Affiliate has agreed in writing that Seller has completed the obligations imposed by this Section 5.9 or (iii) such disclosure is required by applicable laws. None of Parent, Buyer or their Affiliate shall provide or disclose any such information under any circumstances with the intent of or for the purpose of inducing, encouraging or soliciting any (A) Governmental Authority to require investigation, Remediation or corrective action or (B) third-party Claim indemnifiable under this Section 5.9.

(d)
Seller's obligation to indemnify, defend and hold harmless Parent and Buyer for the matters addressed in Section 5.8 shall be without regard to whether Seller was in breach of any representation or warranty hereunder and shall be limited to those matters as to which Parent provides Seller with written notice (such notice to be in conformance with other relevant provisions of this Agreement and to contain, to the extent available, reasonable details of the matter for which indemnification is sought) of said Claim. The procedures provided in Section 5.9 hereof shall be the exclusive procedures for any Claim relating to environmental matters or Losses (other than third-party environmental claims for which indemnification procedures are governed by the provisions of Section 5.4) including, without limitation, any Claim asserting a breach of representation or warranty of this Agreement and any Claim pursuant to any environmental law; provided, however, that Seller shall have no right to control any matter relating to operational compliance by the Business with Environmental and Safety Requirements including, but not limited to, the possession of, and compliance with, applicable Environmental Permits.

Section 5.10. Indemnifications, Limitations and Restrictions. Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 5.2, 5.7 and 5.8 hereof):

(a)
Limitation on Indemnity. Except (i) with respect to Losses related to fraud committed by Seller (including breaches of representations and warranties arising out of fraud committed by Seller), or (ii) with respect to a breach by Seller of its representations set forth in Section 3.1, the first and second sentences of Sections 3.2, 3.5(b), 3.5(c) and 3.11 (collectively, the "Cap Exceptions"), Seller shall not be obligated to indemnify any Buyer Indemnitee pursuant to Sections 5.2(a) and 5.8 hereof to the extent the aggregate of (x) all Losses indemnified under Section 5.2(a) plus (y) all Losses indemnified pursuant to Section 5.8 exceed $15 million (the "Cap"); provided, however, that the Cap shall not apply to the Cap Exceptions. For avoidance of doubt, the Losses indemnified under Section 5.8 shall also be subject to the Environmental Indemnification Amount as set forth on Schedule 5.8(b)(ii).

(b)
Amount of Losses. The amount of any Loss payable hereunder shall be reduced by (i) any insurance proceeds which the Indemnified Party actually collects with respect to the event or occurrence giving rise to such Losses, and (ii) any amounts which the Indemnified Party actually collects from third parties in connection with Losses for which indemnification is sought under this Article V, but, in each case, net of any out-of-pocket costs and expenses paid to third parties (including, without limitation, reasonable costs and expenses of outside legal counsel) incurred in connection with the collection of such amounts. The Indemnified Party shall use commercially reasonable efforts to pursue insurance claims or third-party claims that may reduce or eliminate Losses. If the Indemnified Party both collects proceeds from any insurance company or third party and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds, net of out-of-pocket collection costs and expenses, and payment or offset, as applicable, is in excess of the Losses with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such excess.

(c)
Mitigation. Each Indemnified Party shall be required to use commercially reasonable efforts to mitigate Losses and shall reasonably consult with the Indemnifying Party with a view toward mitigating Losses in conjunction with all claims for which a party seeks indemnification under this Article V.

(d)
Subrogation. After any indemnification payment is made to any Indemnified Party pursuant to this Article V (whether by offset or otherwise), the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights (if any) of the Indemnified Party against any third party in connection with the Losses to which such payment relates. Without limiting the generality of the preceding sentence, any Indemnified Party receiving an indemnification payment pursuant to the preceding sentence (whether by offset or otherwise) shall execute, upon the written request of the Indemnifying Party, any instrument reasonably necessary to evidence such subrogation rights.

(e)
Final Closing Balance Statement. In no event shall the Buyer Indemnities be entitled to recover any Losses with respect to any matter to the extent included in the calculation of Working Capital set forth on the Final Closing Date Statement.

ARTICLE VI

CONDITIONS TO THE CLOSING

Section 6.1. Conditions of Parent's and Buyer's Obligations. Parent's and Buyer's obligations to effect the Transactions at the Closing are subject to the satisfaction as of the Closing of the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties set forth in Article III of this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, except in each case to the extent of any change caused by the transactions expressly contemplated hereby.

(b)
Covenants. Seller will have performed and observed in all material respects each covenant or other obligation, as applicable, required to be performed or observed by it pursuant to the Transaction Documents prior to the Closing.

(c)
Compliance with Applicable Laws. The consummation of the Transactions will not be prohibited by any Legal Requirement or subject Parent or Buyer or any of their Affiliates, the Business or any of the Assets to any material penalty or liability arising under any Legal Requirement or imposed by any Governmental Authority that is not otherwise disclosed herein or in any Schedule hereto.

(d)
Proceedings. No judgment, order, decree, stipulation, injunction or charge will exist before any Governmental Authority in each case which could reasonably be expected to prevent or prohibit consummation of the Transactions, cause any Transaction to be rescinded following consummation or materially and adversely affect Buyer's right to acquire the Assets or conduct the Business or Parent's, Buyer's or Seller's performance of its obligations pursuant to the Transaction Documents. No action, suit or proceeding shall be pending that a reasonable person knowledgeable in such matters would conclude could have a high likelihood of preventing or prohibiting the consummation of the Transactions, causing any Transaction to be rescinded following consummation, or materially and adversely affect Buyer's right to acquire the Assets or conduct the Business or Parent's, Buyer's, or Seller's performance of its obligations pursuant to the Transaction Documents.

(e)
Consents. All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Authority or any other Person (i) that are required to be obtained by Seller for the consummation of the Transactions or for the conduct of the Business by Buyer or its Affiliates thereafter and (ii) that are set forth on Schedule 6.1(e) (the "Material Consents") will have been duly made or obtained and all waiting periods applicable to the Transactions under applicable antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been terminated.

(f)
Transaction Approval. The Transaction Approval shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents.

(g)
Parent Common Stock. Holders of twenty percent (20%) or more of the shares of Parent Common Stock issued in Parent's initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with the Parent Charter Documents.

(h)
Release of Liens. Seller shall have caused all Liens, except for Permitted Exceptions, with respect to the Assets to be released and terminated, or insured over by the Title Company, and shall have delivered copies of such releases to Parent at Closing, including releases and terminations under the Uniform Commercial Code and other applicable Rules of financing or similar statements filed against any of the Assets in all applicable jurisdictions.

(i)
Auditor Consent. Parent shall have received consent in the customary form from Deloitte & Touche LLP to use the Audited Financial Statements in the Proxy Statement as required by Regulation S-X.

(j)
Financing. Buyer shall have obtained the debt financing described in the Commitment Letter.

(k)
Seller Closing Documents. Seller shall have delivered to Parent and Buyer Seller Closing Documents.

(l)
Seller shall have entered into an amendment to the Confidentiality and Non-Competition Agreement with Tim Keneally in a manner that is reasonably acceptable to Parent and Buyer.

(m)
All corporate and other proceedings or actions taken or required to be taken by Seller in connection with the Transactions that are reasonably necessary and customary in transactions of this type, and all documents incident thereto, must be reasonably satisfactory in form and substance to Parent. Any condition set forth in this Section 6.1 may be waived only in a writing executed by Parent.

Section 6.2. Conditions of Seller's Obligations. Seller's obligation to consummate the Transactions at the Closing is subject to the satisfaction as of the Closing of the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties set forth in Article II of this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, except in each case to the extent of any change caused by the transactions expressly contemplated hereby.

(b)
Covenants. Each of Parent and Buyer will have performed in all material respects each covenant or other obligation required to be performed by it pursuant to the Transaction Documents prior to the Closing.

(c)
Compliance with Applicable Laws. The consummation of the Transactions will not be prohibited by any Legal Requirement or subject Seller to any material penalty or liability arising under any Legal Requirement or imposed by any Governmental Authority that is not otherwise disclosed herein or in any Schedule hereto.

(d)
Consents. All Material Consents will have been duly made or obtained, and all waiting periods applicable to the Transactions under applicable antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been terminated.

(e)
Proceedings. No judgment, order, decree, stipulation, injunction or charge will exist before any Governmental Authority in each case which could reasonably be expected to prevent or prohibit consummation of the Transactions, cause any Transaction to be rescinded following consummation or materially and adversely affect Buyer's right to acquire the Assets or conduct the Business or Parent's, Buyer's or Seller's performance of its obligations pursuant to the Transaction Documents. No action, suit or proceeding shall be pending that a reasonable person knowledgeable in such matters would conclude could have a high likelihood of preventing or prohibiting the consummation of the Transactions, causing any Transaction to be rescinded following consummation, or materially and adversely affect Buyer's right to acquire the Assets or conduct the Business or Parent's, Buyer's or Seller's performance of its obligations pursuant to the Transaction Documents.

(f)
Parent and Buyer Closing Documents. Parent and Buyer will have delivered to Seller the Parent and Buyer Closing Documents.

(g)
All corporate and other proceedings or actions taken or required to be taken by each of Parent and Buyer in connection with the Transactions that are reasonably necessary and customary in transactions of this type, and all documents incident thereto, must be reasonably satisfactory in form and substance to Seller and its legal counsel. Any condition set forth in this Section 6.2 may be waived only in a writing executed by Seller.

ARTICLE VII

OTHER COVENANTS

Section 7.1. Transaction Expenses. Except as expressly provided herein, Parent or Buyer will be responsible for all costs and expenses incurred by Buyer in connection with the negotiation, preparation and entry into the Transaction Documents and the consummation of the Transactions, including the filing fee under the HSR Act, title, survey, environmental and other due diligence fees and expenses. Except as expressly provided herein, Seller will pay all costs and expenses incurred by Seller in connection with the negotiation, preparation and entry into the Transaction Documents and the consummation of the Transactions.

Section 7.2. Further Assurances. From and after the Closing, Seller will, and will cause its Affiliates to, execute all documents and take any other action which it is reasonably requested to execute or take to further effectuate the Transactions.

Section 7.3. Use of Packaging Materials. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall be entitled for a period of six (6) months after the Closing Date to package products of the Business in any packaging material included in the Assets transferred to Buyer under this Agreement, notwithstanding that such packaging material contains one or more Excluded Marks. At the end of such period, Buyer agrees that it will destroy or return to Seller any remaining packaging material containing any Excluded Marks; provided, however, that Buyer may continue to sell products of the Business from inventory (either existing at the time of the Closing or manufactured within six (6) months thereafter) that have one or more Excluded Marks embedded therein or imprinted thereon, using such packaging material.

Section 7.4. Financial Statements. Seller shall deliver to Parent as soon as available but in any event within fifteen (15) business days after the end of each monthly accounting period of Seller, ending after the date hereof but before the Closing, unaudited statements of income and cash flows of the Business for such respective monthly period and for the period from the beginning of the respective current fiscal year to the end of such month, setting forth in each case comparisons to the corresponding period in the respective preceding fiscal year (collectively, the "Pre-Closing Monthly Financial Statements").

Section 7.5. Employee and Benefits Covenants.

(a)
Employment. Immediately following the Closing, Buyer shall offer employment to each person, except any person who has previously indicated to Buyer in writing that he or she will not relocate from Memphis, Tennessee, who is a full-time or part-time employee of the Business immediately prior to the Closing, including the Represented Employees (the employees who accept such offer being referred to herein as the "Affected Employees") in a suitable position for which the employee is qualified based on the individual's background, training or education; provided, however, that Buyer shall provide a base rate of pay or salary not less than the rate in effect for each Affected Employee immediately prior to the Closing Date; provided, further, that Buyer shall offer employment to each Affected Employee who is currently located in Roanoke Rapids or Fordyce a position that does not require a relocation to a new principal place of work that is greater than 50 miles from the distance between the individual's current residence and the current place of work. Notwithstanding the foregoing, any offer of employment to an Affected Employee who is on short-term disability leave or any approved leave of absence (each an "Inactive Employee") shall be conditioned on such Inactive Employee being ready and able to return to work within six months following the Closing Date.

(b)
Benefits. For at least twelve (12) months following the Closing, Buyer shall provide the Affected Employees (other than the Represented Employees) with the benefits set forth on Schedule 7.5(b) attached hereto; provided, however, that (i) Buyer shall not be required to provide or maintain any particular plan or benefit that was provided to or maintained for Affected Employees prior to the Closing; (ii) nothing in this Agreement other than subsection (j) below shall require Buyer to establish a defined benefit pension plan or to provide post-retirement medical benefits; and (iii) establishment of any equity compensation plan is subject to approval of the stockholders of Parent which approval the stockholders may withhold for any reason or no reason.

(c)
Service Credit, Deductibles, and Pre-existing Conditions. Buyer agrees that, solely for purposes of eligibility and vesting under employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of the ERISA, and all policies and employee fringe benefit programs) of Buyer (such plans, programs, policies and arrangements, the "Buyer Plans") and for purposes of vacation entitlement under any vacation policies of Buyer in which the Affected Employees may participate following the Closing, credit will be given to the Affected Employees for service previously credited with the Business prior to the Closing; provided, however, that such crediting of service does not result in a duplication of benefits; and provided, further, for avoidance of doubt, that such crediting of service need not be given for benefit accrual purposes under any Buyer Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA). Affected Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any corresponding Buyer Plan for which deductibles or co-payments are required. Buyer shall also cause each Buyer Plan to waive any pre-existing condition exclusion or restriction, any waiting period limitation, or any evidence of insurability requirements for the Affected Employees to the extent such exclusions, restrictions, limitations or requirements had been waived or satisfied under the terms of any corresponding Seller Plan immediately prior to the Closing.

(d)
Savings Plan. As soon as practicable following the Closing Date:

(i)
Buyer shall establish an individual account plan with a cash or deferred feature described in Section 401(k) of the Code (the "Buyer Savings Plan") and provide Seller with such documents and other information as Seller shall reasonably request to assure itself that the Buyer Savings Plan provides for the receipt of eligible rollover distributions (as such term is defined under Section 402 of the Code) from the Affected Employees; provided, however, that nothing in this Section 7.5 shall require the Buyer Savings Plan to accept rollover contributions in the form of stock of Seller.

(ii)
Buyer shall provide Seller with a favorable determination letter or opinion letter issued by the IRS to assure itself that the Buyer Savings Plan and the trust established in connection therewith are qualified and tax-exempt under Sections 401(a) and 501(a) of the Code; and

  (iii)
  Seller shall provide Buyer with such documents as Buyer shall reasonably request to assure itself that the accounts of the Affected Employees under the International Paper Company Salaried Savings Plan (the "SSP"), the International Paper Company Hourly Savings Plan (the "HSP") (each, a "Seller Savings Plan"), if distributed to such Affected Employees, would be eligible rollover distributions.

Seller shall 100% vest or cause to be 100% vested, as of the Closing Date, the accounts under the SSP, the HSP and the Deferred Compensation Savings Plan for each Affected Employee. Each Affected Employee who is a participant in a Seller Savings Plan shall be given the opportunity to "roll over" such account balance (other than stock of Seller) by way of an eligible rollover distribution to the Buyer Savings Plan, subject to and in accordance with the provisions of such Plan and applicable law. Notwithstanding anything in this Agreement to the contrary, each Affected Employee who is eligible to participate in a Seller Savings Plan will become eligible to participate in the Buyer Savings Plan as soon as reasonably practicable after the Closing Date.

(e)
Severance Pay. In the event that any Affected Employee who participates in Seller's severance plan immediately prior to the Closing becomes an employee of Buyer on the Closing Date, and subsequently is discharged by Buyer, directly or indirectly, within twelve (12) months after the Closing Date (other than for "cause" or because of such Affected Employee's voluntary termination or retirement), then Buyer shall treat such Affected Employee, and shall be responsible for severance (but not outplacement services, medical and dental continuation coverage, early retirement bridging or continued Employee Assistance Program), in accordance with Seller's severance plan and severance benefits exhibit as set forth on Schedule 7.5(e) of Seller's Schedules, such severance calculated using the combined Seller and Buyer service. Buyer shall be responsible and assume all liability for all notices or payments due to any Affected Employee, and all notices, payments or assessments due to any Government Authority, pursuant to any applicable federal, state or local law, common law, statute, rule or regulation with respect to the employment by Buyer of Affected Employees after the Closing or subsequent discharge or layoff of such Affected Employees, including but not limited to the federal Worker Adjustment and Retraining Notification Act and any rules or regulations as have been issued in connection with the foregoing.

(f)
Pre-Closing Claims. Except as otherwise provided in Section 7.5(g) with respect to sickness and disability claims, Seller will remain responsible for all claims under the applicable Plans for health, accident, sickness, and disability benefits that are deemed incurred prior to the Closing Date by Affected Employees. For all purposes under such Plans, such employees will be considered to have terminated employment with Seller as of the Closing Date. For purposes of this Agreement: (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug and dental expenses) will be deemed to have been incurred on the date on which the related medical service or material was rendered to or received by the Affected Employee claiming any such benefits, (ii) a claim for sickness or disability benefits based on an injury or illness occurring on or prior to the Closing Date will be deemed to have been incurred prior to the Closing Date if, but only if, a claim relating to any such injury is made within fifteen (15) months from the Closing Date, and (iii) in the case of any claim for benefits other than health benefits and sickness and disability benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise thereto. As of the Closing, any Affected Employee who is receiving benefits under Seller's short-term disability program shall be deemed to be an employee of Seller until such time as such employee is no longer eligible for Seller's short-term disability program. If at such time such Affected Employee will be returning to work, such employee shall be employed by Buyer in accordance with the terms of Section 7.5(a) hereof. If at such time such employee will be eligible for long-term disability benefits or disability retirement, such employee shall receive such benefits under Seller's long-term disability program or pension plan.

(g)
Disabled Employees. Seller will remain responsible for (i) all benefits payable to Affected Employees who, as of the close of business on the day immediately preceding the Closing Date, were determined to be totally and permanently disabled in accordance with the applicable provisions of Seller's health, accident, sickness, salary continuation, or short-term or long-term disability benefits plans or programs, and (ii) all workers compensation claims to the extent set forth in Section 1.3(c)(vii) hereof.

(h)
Retiree Life and Health. Seller will provide retiree life insurance and health benefits as required under the provisions of any applicable Plan to any Affected Employee who was eligible for such benefits as of the close of business on the day immediately preceding the Closing Date.

(i)
No Right of Employment. Nothing contained herein, express or implied, is intended to confer upon any Affected Employee any right to continued employment for any period by reason of this Agreement. Nothing contained herein is intended to confer upon any Affected Employee any particular term or condition of employment other than with respect to the particular employee benefit plans or severance plans, policies or arrangements expressly referred to in this Agreement.

(j)
Assumption of Collective Bargaining Agreements; Represented Employees. With respect to any Affected Employee whose terms and conditions of employment are governed by any of the collective bargaining agreements listed on Schedule 3.8(a) of the Schedules (each a "Represented Employee"), Buyer agrees to recognize each union as the exclusive representative of its respective Represented Employees for the purposes of collective bargaining and assume the obligations of Seller under the collective bargaining agreements listed on Schedule 3.8(a) of the Schedules as of the Closing until their respective expiration dates and treat the Affected Employees of the respective bargaining units in accordance with the terms of such collective bargaining agreements. Notwithstanding the foregoing, Buyer may make changes in the benefit programs required by such collective bargaining agreements provided that the benefits in all events continue to be substantially equivalent in the aggregate to those provided under the applicable collective bargaining agreement. For purposes of this Section 7.5(j) only, the United Steelworkers of America will have third-party beneficiary rights with respect to the obligations and covenants of Buyer under this Section 7.5(j) with respect to such collective bargaining agreements to which the United Steelworkers of America is a party and which require the foregoing provisions in this Agreement.

(k)
Satisfaction of Retained Liabilities. As of the Closing Date, Seller shall pay (to the extent accrued, vested and payable as of the Closing Date) or provide for the payment of (to the extent either not accrued, or not vested, or payable only at a future date, as of the Closing Date) all obligations, commitments and Liabilities of Seller and its Affiliates respecting Affected Employees that are Excluded Liabilities retained by Seller pursuant to Section 1.3(c)(iv) or which otherwise remain the responsibility of Seller pursuant to this Section 7.5.

(l)
Indemnification. After the Closing Date, Buyer shall be responsible for, and shall indemnify and hold harmless Seller and its Affiliates and their officers, directors, employees, affiliates and agents and the fiduciaries (including plan administrators) of the health, welfare and other employee benefit plans maintained by Seller from and against any and all claims, losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of (i) all salaries, commissions and vacation entitlement accrued but unpaid as of the Closing due to any Affected Employees to the extent assumed pursuant to Section 1.3(b)(i) or (ii) above, (ii) the liabilities expressly assumed by Buyer under this Section 7.5 or any failure by Buyer to comply with the provisions of this Section 7.5, and (iii) any claims of, or damages or penalties brought by, any Affected Employee, or any governmental entity on behalf of or concerning any Affected Employee, with respect to any act or failure to act by Buyer to the extent arising from the employment by Buyer of Affected Employees after the Closing or subsequent discharge or layoff of such Affected Employees.

(m)
Reporting for Affected Employees. Each of the Parties hereto agrees that the alternative procedure ("Alternative Procedure") for predecessors and successors described in Section 4 of IRS Revenue Procedure 2004-53 will be utilized with respect to United States income tax reporting (including reporting for social security and Medicaid withholding) for wages and other compensation paid to Affected Employees for the taxable year in which the Closing Date occurs. Under the Alternative Procedure, among other requirements described in IRS Revenue Procedure 2004-53, Buyer will file a Form W-2 showing all applicable amounts paid to Affected Employees for such taxable year, including amounts paid by Seller, and Seller will transfer to Buyer all relevant Forms W-4 and complete a Schedule D (Form 941) for the discrepancy between Seller's Form 941 reporting and W-2 reporting. Notwithstanding any other provision of this Agreement, each of the Parties hereto agrees to cooperate in timely and accurately providing each other Party with the information and forms required to comply with the Alternative Procedure, and to make all Tax reporting to the IRS consistent with the Alternative Procedure. The Parties hereto also agree to utilize any similar state or local reporting procedure available with respect to Affected Employees, and to cooperate in providing each other with the information and forms required thereby.

Section 7.6. Specific Performance. Each of the Parties hereto hereby acknowledges and agrees that the other Parties would be damaged irreparably in the event that any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties hereto hereby agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any federal or state court located in Illinois in addition to any other remedy to which they may be entitled pursuant hereto.

Section 7.7. Use of Marks. As of the Closing, Seller shall cease to use, and shall cause each of its Affiliates to cease to use, any of the Assets, including, without limitation, logos, marks and other Proprietary Rights comprising a part thereof.

Section 7.8. After-Acquired Assets. Seller shall assign, transfer and deliver, and shall cause its Affiliates to assign, transfer and deliver, to Buyer all assets, properties, rights and interests of whatever kind and nature, real and personal, tangible and intangible, included within the definition of Assets relating to the Business and received, held or acquired by Seller or any of its Affiliates from and after the Closing Date.

Section 7.9. Non-Compete.

(a)
Restrictions. Seller acknowledges that the use by Seller of customer and supplier lists, distribution records, know-how, goodwill and other proprietary business information and trade secrets of the Business in a business or activity that competes with Parent or Buyer would provide the competing business with an unfair advantage over Parent or Buyer. Accordingly, Parent and Buyer wish to restrict Seller's use of such information and its ability to compete with Parent or Buyer. Seller agrees, in consideration for the Purchase Price and Earnout Amounts (if any) described in Article I, to comply with the terms of this Section 7.9, all of which are reasonable and necessary to protect the confidential business information and trade secrets being acquired by Buyer and to prevent any unfair advantage from being conferred upon a competing business of Parent or Buyer.

(b)
Non-Competition. For a period of three years from the Closing Date, Seller shall not, and shall not permit any of Seller's controlled Affiliates to, directly or indirectly either alone or as a stockholder, partner, employee, officer, director, associate, consultant, owner or agent, co-venturer of any other Person, or in any other capacity (other than creditor), directly or indirectly, engage in North America in the Prohibited Business. The term "Prohibited Business" shall mean the manufacture, marketing or sale of (i) unbleached kraft paper and (ii) inflatable dunnage products. Notwithstanding any of the foregoing, Seller may (x) continue to produce lightweight linerboard and ultra lightweight linerboard, (y) own up to 5% of the outstanding stock of any class of a corporation that is publicly traded, so long as Seller does not actively participate in the business of such corporation or (z) own or operate any enterprise if such enterprise were acquired as a result of a merger or acquisition and the competitive enterprise so acquired does not constitute more than 20% of the acquired entity's revenue or assets and Seller agrees to (X) negotiate exclusively with Buyer to sell the competitive business to Buyer for a 90-day period after the closing of the transaction before offering the competitive business to any third party and (Y) use its commercially reasonable efforts to sell the competitive portion of the enterprise as soon as practicable thereafter. If Buyer and Seller are unable to reach an agreement within such 60-day period, nothing herein requires Seller to re-offer the competitive business to Buyer. The restrictions imposed by this Section 7.9(b) shall not apply to any investments that may be made by pension or benefit plans of Seller.

(c)
Non-Interference with Business Relations. For a period of three (3) years after the Closing Date, Seller shall not, and shall not permit any of Seller's controlled Affiliates to, directly or indirectly, solicit, induce or attempt to solicit or induce any customer, supplier or licensee of the Business to cease doing business with the Business, or in any way interfere with the relationship between any customer or business relation of the Business (including, without limitation, making any negative statements or communications about Parent, Buyer or the Business).

(d)
Solicitation of Employees. For a period of three (3) years after the Closing Date, Seller shall not, and shall not permit any of Seller's controlled Affiliates to, directly or indirectly, either alone or as a stockholder, partner, consultant, adviser, owner, associate or agent, co-venturer of any other Person, or in any other capacity (other than creditor), solicit, hire, retain, attempt to solicit, hire or retain, or participate in any attempt to solicit, hire or retain, any of the Affected Employees, any other employee of the Business, Parent, Buyer or encourage any such employee to leave such employee's employment unless terminated by Buyer; provided, however, that such prohibition shall not apply to any person who responds to a general print advertisement.

(e)
Confidential Information. Seller recognizes that Parent's business interests require the fullest practical protection and confidential treatment of all information not generally known within the relevant trade group or by the public, including, without limitation, all documents, writings, memoranda, business plans, illustrations, designs, plans, know-how, Books and Records, technology, financial information, personnel data, processes, formulas, programs, inventions, computer software, reports, sources of supply, customer lists, supplier lists, pricing policies, operational methods, marketing plans or strategies, product development techniques, business acquisition plans, methods of manufacture, trade secrets and all other valuable or unique information and techniques acquired, developed or used primarily by the Business (hereinafter collectively termed "Protected Information"). Seller expressly acknowledges and agrees that Protected Information constitutes trade secrets and confidential and proprietary business information of Parent and Buyer. Protected Information shall not include information which is or becomes part of the public domain through no fault of or breach of this Agreement by Seller. Seller acknowledges that Protected Information, and the confidentiality thereof, is essential to the success of the Business, and it is the policy of Parent and Buyer to maintain as secret and confidential Protected Information, particularly that Protected Information which gives Parent and/or Buyer a competitive advantage over those who do not know the Protected Information and is expressly or implicitly protected by Parent and Buyer from unauthorized disclosure. Accordingly, Seller agrees to hold such Protected Information in a fiduciary capacity, to keep secret and to treat confidentially and not to, and not to permit any other Person to, directly or indirectly, appropriate, divulge, copy, disclose or otherwise disseminate to any other Person nor use in any manner for Seller's benefit or any other Person's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information except to the extent that disclosure is required by law; provided, however, that Seller shall provide Parent with notice as far in advance of any required disclosure as is practicable in order for Parent to obtain an order or other assurance that any information required to be disclosed will be treated as Protected Information and Seller shall use all reasonable efforts to cooperate with Parent in connection therewith and in furtherance thereof. This obligation of non-use and non-disclosure of information shall continue to exist for three (3) years from the Closing Date. Protected Information shall not include information relating to Seller's other businesses as well as permitted competing businesses under Section 7.9(b). If, at the time of enforcement of this Section 7.9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

(f)
Remedies. Seller agrees that if it shall commit or threaten to commit a breach of any of the covenants and agreements contained in this Section 7.9, then Parent, Buyer and their respective Affiliates shall have the right to seek all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to Parent, Buyer and their respective Affiliates and that money damages would not provide an adequate remedy therefor. If Seller violates any of the terms of this Section 7.9, the running of the periods of limitation referred to in this Agreement shall be tolled until such violation shall cease and shall begin to run again only when Seller is in compliance with the terms hereof, whether voluntarily or pursuant to an order of a court.

Section 7.10. Retention of and Access to Records. Following the Closing Date, Seller shall keep a copy of all Books and Records relating to periods prior to the Closing Date and books and records that are inseparable from Seller's other operations (collectively, the "Pre-Closing Books and Records") in accordance with Seller's document retention policies on-site or in a storage facility reasonably acceptable to Parent. Seller shall not dispose of or destroy any of the Pre-Closing Books and Records that are separable from Seller's other operations without first offering to turn over possession thereof to Parent by written notice at least thirty (30) days prior to the proposed date of such disposition or destruction. Seller shall, in accordance with Seller's document retention policies, provide representatives of Parent with reasonable access to all Pre-Closing Books and Records, which have not been disposed of or destroyed in accordance with the immediately preceding sentence, upon prior written request of Parent and during normal working hours at any location where such records and files are stored, and such representatives shall have the right, at their own expense, to make a single copy of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of Seller's business.

Section 7.11. Leased Real Property. Seller shall use its commercially reasonable efforts to obtain:

(a)
for each Leased Real Property, a landlord's estoppel certificate and consent to sublease or assignment (as applicable) in form and substance reasonably acceptable to Parent; and

(b)
with respect to each Leased Real Property which is subject to an existing mortgage, deed of trust or ground lease, a non-disturbance agreement in form and substance reasonably satisfactory to Parent pursuant to which the applicable mortgagee, trustee or ground lessor agrees not to disturb Buyer's possession of the applicable Leased Real Property upon any foreclosure, deed in lieu of foreclosure or ground lease termination.

Section 7.12. Unbleached Roll Wrap Base Paper Supply Agreements and Pulpwood Supply Agreements. Notwithstanding anything in Sections 1.5(t), 1.5(v),1.6(h) and 1.6(j) to the contrary, if the closing of the sale of Seller's coated papers, beverage packaging business or sale of the timberlands (as set forth in the Pulpwood Supply Agreement), as applicable, occurs prior to the Closing contemplated by this Agreement, then Seller shall, concurrently with the sale of such business, execute, as applicable, (1) an Unbleached Roll Wrap Base Paper Supply Agreement with the buyer of such business in substantially the same forms attached hereto as Exhibit G (provided that all references therein to Kapstone shall be to International Paper, all references therein to International Paper shall be the buyer of such business and all references to Suppliers shall be to the suppliers of the buyer of such business); and (2) the Pulpwood Supply Agreements with the buyer of the timberlands in substantially the same forms attached hereto as Exhibit I-1, I-2, I-3 and I-4 (provided that all references therein to Kapstone shall be to International Paper, and all references therein to "Seller" shall be the buyer of the timberlands). All such agreements shall constitute Assumed Contracts hereunder and Seller shall assign such agreements to Buyer at Closing in accordance with the terms hereof. If the Closing of the transactions contemplated by this Agreement occurs prior to the sale of Seller's coated papers, beverage packaging business or timberlands, as applicable, Seller and Buyer shall at Closing execute and deliver the Unbleached Roll Wrap Base Paper Supply Agreement with respect to such business in substantially the form attached hereto as Exhibit G as contemplated by Sections 1.5(t) and 1.6(h) hereof, and the Pulpwood Supply Agreements in substantially the forms attached hereto as Exhibits I-1, I-2, I-3 and I-4 as contemplated by Sections 1.5(v) and 1.6(i) hereof and Seller shall, as a condition to the sale of such business, assign such agreement to the buyer of such business at the closing of such sale and shall cause such buyer to assume all of Seller's obligations thereunder.

ARTICLE VIII
DEFINITIONS

Section 8.1. Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein.

"2006 Stub Period" shall have the meaning ascribed to it in Section 1.13(a) hereto.

"2011 Stub Period" shall have the meaning ascribed to it in Section 1.13(a) hereto.

"Accounting Principles" shall have the meaning ascribed to it in Section 1.7(a) hereto.

"Accounts Receivable" shall have the meaning ascribed to it in Section 1.1(a)(iii) hereto.

"Acquisition" shall have the meaning ascribed to it in Section 1.14(b) hereto.

"Affected Employees" shall have the meaning ascribed to it in Section 7.5(a) hereto.

"Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person.

"Agents" shall have the meaning ascribed to it in Section 5.9(a)(ii) hereto.

"Agreement" shall have the meaning ascribed to it in the preamble hereto.

"Allocated Costs" shall have the meaning ascribed to it in Section 1.14(b).

"Ancillary Agreements" shall have the meaning ascribed to it in Section 1.5(gg) hereto.

"annual EBITDA" shall have the meaning ascribed to it in Section 1.13(b) hereto.

"Arizona Supply Agreements" shall have the meaning ascribed to it in Section 1.5(u) hereto.

"Assets" shall have the meaning ascribed to it in Section 1.1(a) hereto.

"Assumed Contracts" shall have the meaning ascribed to it in Section 1.1(a)(xii) hereto.

"Assumed Liabilities" shall have the meaning ascribed to it in Section 1.3(b) hereto.

"Audited Financial Statements" shall have the meaning ascribed to it in Section 3.3(a) hereto.

"average annual EBITDA" shall have the meaning ascribed to it in Section 1.13(b) hereto.

"Bad Debt Exception" shall have the meaning ascribed to it in Section 1.8(d) hereto.

"Bill of Sale" shall have the meaning ascribed to it in Section 1.1(b) hereto.

"Books and Records" shall have the meaning ascribed to it in Section 1.1(a)(vi) hereto.

"Business" shall have the meaning ascribed to it in the Recitals hereto.

"Buyer" shall have the meaning ascribed to it in the preamble hereto.

"Buyer Indemnitees" shall have the meaning ascribed to it in Section 5.2 hereto.

"Buyer Plans" shall have the meaning ascribed to it in Section 7.5(c) hereto.

"Buyer Savings Plan" shall have the meaning ascribed to it in Section 7.5(d)(i) hereto.

"Buyer's Arbitrator" shall have the meaning ascribed to it in Section 5.6(c) hereto.

"Buyer's Officer's Certificate" shall have the meaning ascribed to it in Section 1.6(c) hereto.

"Cap" shall have the meaning ascribed to it in Section 5.10(a) hereto.

"Cap Exceptions" shall have the meaning ascribed to it in Section 5.10(a) hereto.

"CERCLA" shall have the meaning ascribed to it in Section 3.15(c)(v) hereto.

"Claims" shall have the meaning ascribed to it in Section 1.1(a)(ix) hereto.

"Closed Landfill" shall have the meaning ascribed to it in Section 1.1(c)(xi) hereto.

"Closing" shall have the meaning ascribed to it in Section 1.4 hereto.

"Closing Date" shall have the meaning ascribed to it in Section 1.4 hereto.

"Closing Date Statement" shall have the meaning ascribed to it in Section 1.8 hereto.

"COBRA" shall have the meaning ascribed to it in Section 3.13(d) hereto.

"Code" shall have the meaning ascribed to it in Section 1.5(g) hereto.

"Commitment Letter" shall have the meaning ascribed to it in Section 2.3 hereto.

"Confidential Information Memorandum" shall mean the Kraft Paper Business of International Paper Confidential Information Memorandum dated Fall 2005.

"Container Supply Agreement" shall have the meaning ascribed to it in Section 1.5(x) hereto.

"Contingent Earnout A" shall have the meaning set forth in Section 1.11(a) hereto.

"Contingent Earnout B" shall have the meaning set forth in Section 1.12 hereto.

"Controlled Group" shall have the meaning ascribed to it in Section 3.13(h) hereto.

"DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

"Disputes" shall have the meaning ascribed to it in Section 5.6(a) hereto.

"Disputing Party" shall have the meaning ascribed to it in Section 5.6(b) hereto.

"Dunnage Bag Agreement" shall have the meaning ascribed to it in Section 1.5(aa) hereto.

"Earnout Amounts" shall have the meaning set forth in Section 1.12 hereto.

"Earnout Period" shall have the meaning set forth in Section 1.13(a) hereto.

"EBITDA" shall have the meaning set forth in Section 1.14 hereto.

"Employee Pension Plans" shall have the meaning ascribed to it in Section 3.13(b) hereto.

"Employee Plans" shall mean all bonus, pension, stock option, stock purchase, benefit, health, welfare, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, and all employment contracts or compensatory arrangements, written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees of Seller within the meaning of Section 414(b), (c), (m), or (o) of the Code.

"Employee Welfare Plans" shall have the meaning ascribed to it in Section 3.13(a) hereto.

"Employees" shall have the meaning ascribed to it in Section 3.13(a) hereto.

"Environmental and Safety Requirements" shall mean all federal, state and local statutes, regulations and ordinances, all judicial and administrative orders and all applicable common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substance) and in each case enacted on the date hereof (regardless of whether the compliance date relating thereto is before or after the Closing Date).

"Environmental Assumed Liabilities" shall have the meaning set forth in Section 1.3(b)(vi) hereto.

"Environmental Indemnification Amount" shall have the meaning ascribed to it in Section 5.8(b)(ii) hereto.

"Environmental Permits" shall have the meaning ascribed to it in Section 3.15(c)(ii) hereto.

"Equipment" shall have the meaning ascribed to it in Section 1.1(a)(iv) hereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Estimated Pre-Closing Working Capital" shall have the meaning ascribed to it in Section 1.7(a) hereto.

"Estimated Purchase Price" shall have the meaning ascribed to it in Section 1.3(a) hereto.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

"Excluded Asset(s)" shall have the meaning ascribed to it in Section 1.1(c) hereto.

"Excluded Contracts" shall have the meaning ascribed to it in Section 1.1(c)(vii) hereto.

"Excluded Liabilities" shall have the meaning ascribed to it in Section 1.3(c) hereto.

"Excluded Marks" shall have the meaning ascribed to it in Section 1.1(c)(vi) hereto.

"Excluded Parent Expenses" shall have the meaning ascribed to it in Section 1.14(b) hereto.

"Final Allocation" shall have the meaning ascribed to it in Section 1.9(e) hereto.

"Final Closing Date Statement" shall have the meaning ascribed to it in Section 1.8(c) hereto.

"Final Determination" shall have the meaning ascribed to it in Section 5.6(e) hereto.

"Financing" shall have the meaning ascribed to it in Section 2.3 hereto.

"Fordyce" shall have the meaning ascribed to it in Section 1.16(a) hereto.

"Fordyce Earnout A" shall have the meaning ascribed to it in Section 1.16(c)(i)(B) hereto.

"GAAP" shall mean, at a given time, United States generally accepted accounting principles, consistently applied.

"Good and Marketable" shall mean a title that (1) is legally valid and effective; (2) is free from any encumbrances, burdens or other limitations; and (3) a reasonable buyer would accept because it appears to lack defects and to cover the entire property that Seller has purported to sell.

"Governmental Authority" shall mean the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

"Hazardous Substance" shall mean any hazardous, toxic, radioactive or chemical materials, mixtures, substances or wastes; and (whether or not included in the foregoing) any pesticides, pollutants, contaminants, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs) or radiation.

"HSP" shall have the meaning ascribed to it in Section 7.5(d)(iii) hereto.

"HSR Act" shall have the meaning ascribed to it in Section 2.2 hereto.

"Inactive Employee" shall have the meaning ascribed to it in Section 7.5(a) hereto.

"Indebtedness for Borrowed Funds" of any Person shall mean, as to any Person, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit;

(b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied known obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

"Indemnification Claim Notice" shall have the meaning ascribed to it in Section 5.4(a) hereto.

"Indemnified Party" shall have the meaning ascribed to it in Section 5.4(a) hereto.

"Indemnifying Party" shall have the meaning ascribed to it in Section 5.4(a) hereto.

"Independent Accounting Firm" shall have the meaning ascribed to it in Section 1.8(c) hereto.

"Instrument of Assumption" shall have the meaning ascribed to it in Section 1.3(b) hereto.

"Instruments of Assignment" shall have the meaning ascribed to it in Section 1.1(b) hereto.

"Inventory" shall have the meaning ascribed to it in Section 1.1(a)(v) hereto.

"Inventory Count" shall have the meaning ascribed to it in Section 1.8(a) hereto.

"IRS" shall have the meaning ascribed to it in Section 3.13(j) hereto.

"Joint Purchasing Agreement" shall have the meaning ascribed to it in Section 1.5(y) hereto.

"judgment" shall mean any order, decree, writ, injunction, award or judgment of any court or other Governmental Authority or any arbitrator.

"Knowledge" shall mean, with respect to Seller, the actual knowledge of Tom Bennington, Leonard Ciriello, Anitra Collins, Tracy Evans, Timothy Keneally and Tonie Meyers, after reasonable inquiry.

"Labor Agreement" shall mean any collective bargaining agreement (or any other agreement with any labor organization) applicable to employees of or Persons providing services to Seller.

"Latest Balance Sheet" shall have the meaning ascribed to it in Section 3.3(b) hereto.

"Latest Balance Sheet Date" shall have the meaning ascribed to it in Section 3.3(c) hereto.

"Latest Statement of Income" shall have the meaning ascribed to it in Section 3.3(b) hereto.

"Leased Real Property" shall have the meaning ascribed to it in Section 1.1(a)(ii) hereto.

"Leases" shall have the meaning ascribed to it in Section 3.14(b) hereto.

"Legal Requirement" shall mean any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or Governmental Authority, including any Environmental and Safety Requirement.

"Liabilities" shall mean any obligation or liability, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, whether due or to become due and regardless of when or by whom asserted.

"Licenses" shall have the meaning ascribed to it in Section 1.1(a)(viii) hereto.

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, easement, restriction, charge, or other lien.

"Linerboard Supply Agreement" shall have the meaning ascribed to it in Section 1.5(ff) hereto.

"Long-Term Exposure Claims" has the meaning ascribed to it in Section 1.3(b)(vii).

"Loss" shall mean, with respect to any Person, any loss, damage, liability, demand, claim, obligation, action, cause of action, suit (including citizen suits), assessment, cost, damage, deficiency, penalty, fine or other loss or expense, whether or not arising out of a third-party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Authority) against or affecting such Person and the investigation, defense or settlement of any of the foregoing. Notwithstanding the foregoing, in no case shall Losses include any incidental, consequential, indirect or special losses or damages (including, without limitation, lost profits, lost revenues and loss of business), whether foreseeable or not, whether occasioned by any failure to perform or the breach of any representation, warranty, covenant or other obligation under this Agreement or any closing certificate delivered pursuant to the terms hereof for any cause whatsoever (other than with respect to a breach of Section 7.9 hereof).

"Material Adverse Effect" shall mean, with respect to Seller, any change, event or effect that is materially adverse to the Business, Assets, condition (financial or otherwise), liabilities or results of operations of the Business taken as a whole, other than any change, event or effect to the extent arising from or relating primarily to (i) the United States or the global economy or securities markets in general, (ii) any change in the financial condition or results of operation of the Business resulting from the pending sale of the Business to Buyer or the announcement of the execution of this Agreement, (iii) actions taken pursuant to the obligations of the Parties expressly set forth in this Agreement, or (iv) the industry in which the Business operates generally (and which are not specific to the Business and which do not affect the Business disproportionately as compared to other companies that compete with the Business).

"Material Consents" shall have the meaning ascribed to it in Section 6.1(e) hereto.

"Multiemployer Plan" shall have the meaning ascribed to it in Section 3.13(c) hereto.

"Notice of Arbitration" shall have the meaning ascribed to it in Section 5.6(b) hereto.

"notices" shall have the meaning ascribed to it in Section 9.7 hereto.

"Offering Materials" shall have the meaning ascribed to it in Section 4.13(a) hereto.

"Other Instruments" shall have the meaning ascribed to it in Section 1.1(b) hereto.

"Other Plans" shall have the meaning ascribed to it in Section 3.13(a) hereto.

"Owned Real Property" shall have the meaning ascribed to it in Section 1.1(a)(i) hereto.

"Parent" shall have the meaning ascribed to it in the preamble hereto.

"Parent and Buyer Closing Documents" shall have the meaning ascribed to it in Section 1.6(t) hereto.

"Parent Charter Documents" shall mean the certificate of incorporation and the bylaws of Parent.

"Parent Common Stock" shall mean the common stock, par value $.0001, of Parent.

"Parent's Accountants" shall have the meaning set forth in Section 1.17(a) hereto.

"Parent's Officer's Certificate" shall have the meaning ascribed to it in Section 1.6(c) hereto.

"Party" means Seller, Parent or Buyer. Seller, Parent and Buyer are referred to collectively herein as the "Parties."

"Patent License Agreement" shall have the meaning ascribed to it in Section 1.5(dd) hereto.

"PBGC" shall have the meaning ascribed to it in Section 3.13(h) hereto.

"Permitted Exception" shall mean, as to the Owned Real Property and the Leased Real Property, Permitted Real Estate Exceptions, and, as to other Assets, (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (all of which Taxes relating to Pre-Closing Tax Periods shall be paid by Seller), and (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent primarily related to the Business or the amount or validity of which is being contested in good faith by appropriate proceedings (the related Liabilities of which shall be paid by Seller).

"Permitted Real Estate Exception" shall mean (i) real estate taxes, assessments, governmental levies, fees or charges or statutory liens for current taxes or other governmental charges with respect to the Owned Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with the GAAP (all of which Taxes relating to Pre-Closing Tax Periods shall be paid by Seller); (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts are not delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings (the related Liabilities of which shall be paid by Seller); (iii) zoning, entitlement, building codes and other land use regulations, ordinances or Legal Requirements imposed by governmental agencies having jurisdiction over the Owned Real Property which are not violated by the current use and occupancy of the Owned Real Property; (iv) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above the Owned Real Property; (v) all matters disclosed on Schedules 3.14(a) and 3.14(b) to this Agreement; and (vi) other title exceptions disclosed by any title insurance policy for any such Owned Real Property, which, in each case, do not or would not materially impair the continued ability to use or value of the Owned Real Property for the purposes for which it is used in connection with the Business.

"Person" shall mean an individual, a partnership, a corporation, an association, a limited liability company, a limited partnership, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

"Plan(s)" shall have the meaning ascribed to it in Section 3.13(a) hereto.

"Pre-Closing Books and Records" shall have the meaning ascribed to it in Section 7.10 hereto.

"Pre-Closing Capital Expenditures" shall have the meaning ascribed to it in Section 4.1(g) hereto.

"Pre-Closing Monthly Financial Statements" shall have the meaning ascribed to it in Section 7.4 hereto.

"Pre-Closing Tax Period" shall have the meaning ascribed to it in Section 1.1(c)(v) hereto.

"Preliminary Allocation" shall have the meaning ascribed to it in Section 1.3(a) hereto.

"Proceeding" shall have the meaning ascribed to it in Section 5.4(a) hereto.

"Prohibited Business" shall have the meaning ascribed to it in Section 7.9(b) hereto.

"Prophecy Budgeted Amount" shall have the meaning ascribed to it in Section 4.2 hereto.

"Proprietary Rights" shall have the meaning ascribed to it in Section 3.9(c) hereto.

"Proprietary Rights License Agreement" shall have the meaning ascribed to it in Section 1.5(cc) hereto.

"Proprietary Rights Licenses" shall have the meaning ascribed to it in Section 1.1(a)(vii) hereto.

"Protected Information" shall have the meaning ascribed to it in Section 7.10(e) hereto.

"provision" shall have the meaning ascribed to it in Section 9.1(b) hereto.

"Proxy Statement" shall have the meaning ascribed to it in Section 4.5(a) hereto.

"Pulpwood Supply Agreements" shall have the meaning ascribed to it in Section 1.5(v) hereto.

"Pulpwood Supply Side Letter" shall have the meaning ascribed to it in Section 1.5(v) hereto.

"Purchase Price" shall have the meaning ascribed to it in Section 1.3(a) hereto.

"Real Property Lease" shall mean the Lease Agreement, dated as of January 1, 1997, by and between the City of Fordyce, Arkansas and International Paper Company.

"Rebates" shall have the meaning ascribed to them in Section 1.18(c) hereto.

"Related Party" shall mean any (i) past or present director, officer, executive, management level employee or Affiliate of Seller or its Affiliates, or (ii) spouse or immediate family member of any such director, officer, executive or management level employee or Affiliate.

"Release" has the meaning set forth in Section 101 of CERCLA (42 U.S.C. § 9601 (22)), in effect as of the Closing Date.

"Represented Employee" shall have the meaning ascribed to it in Section 7.5(j) hereto.

"Required Actions" shall have the meaning ascribed to them in Section 4.1(f) hereto.

"Required Capital Improvements" shall have the meaning ascribed to them in Section 1.15(a) hereto.

"Residual Chip Agreement" shall have the meaning ascribed to it in Section 1.5(w) hereto.

"Resolution Period" shall have the meaning ascribed to it in Section 1.8(c) hereto.

"Responsible Party" shall have the meaning ascribed to it in Section 5.8(a) hereto.

"right" shall have the meaning ascribed to it in Section 9.2 hereto.

"Roanoke Rapids" shall have the meaning ascribed to it in Section 1.16(a) hereto.

"Roanoke Rapids Earnout A" shall have the meaning ascribed to it in Section 1.16(c)(i)(A) hereto.

"Rules" shall mean all federal, state, local, foreign and other statutes, laws, codes, ordinances, rules, regulations, judgments, writs, decrees, injunctions, orders, concessions, grants, franchises, permits, licenses and other legal requirements applicable thereto (including, without limitation, laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices and the environment).

"Sales Solicitation Agreement" shall have the meaning ascribed to it in Section 1.5(bb) hereto.

"Schedules" shall mean the disclosure schedules attached to this Agreement.

"SEC" shall mean the Securities and Exchange Commission.

"Seller" shall have the meaning ascribed to it in the preamble hereto.

"Seller Closing Documents" shall have the meaning ascribed to it in Section 1.5(gg) hereto.

"Seller Indemnitees" shall have the meaning ascribed to it in Section 5.3 hereto.

"Seller Savings Plan" shall have the meaning ascribed to it in Section 7.5(d)(iii) hereto.

"Seller's Arbitrator" shall have the meaning ascribed to it in Section 5.6(c) hereto.

"Seller's Officer's Certificate" shall have the meaning ascribed to it in Section 1.5(f) hereto.

"Slow-Moving Inventory Exception" shall have the meaning set forth in Section 1.8(a) hereto.

"Spare Parts Agreement" shall have the meaning ascribed to it in Section 1.5(ee) hereto.

"Special Meeting" shall have the meaning ascribed to it in Section 4.5(a) hereto.

"Special Warranty Deed" shall have the meaning ascribed to it in Section 1.1(b) hereto.

"SSP" shall have the meaning ascribed to it in Section 7.5(d)(iii) hereto.

"Subsidiary" shall mean any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Supplemental Schedule" shall have the meaning ascribed to it in Section 4.11(a) hereto.

"Survey" shall have the meaning ascribed to it in Section 1.5(q).

"Survival Term" shall have the meaning ascribed to it in Section 5.1(a) hereto.

"Target Purchase Price" shall have the meaning ascribed to it in Section 1.3(a) hereto.

"Target Working Capital" shall have the meaning ascribed to it in Section 1.7(b) hereto.

"Tax-Exempt Bond Agreement" shall have the meaning ascribed to it in Section 1.1(b) hereto.

"Tax-Exempt Bonds" shall mean $3,900,000 The Halifax County Industrial Facilities and Pollution Control Financing Authority, Solid Waste Disposal Refunding Revenue Bonds, 1999 Series (Champion International Corporation Project) dated November 1, 1999; $7,500,000 The Halifax County Industrial Facilities and Pollution Control Financing Authority, Environmental Improvement Revenue Bonds, 1998 Series (Champion International Corporation Project) dated November 1, 1998; $6,600,000 The Halifax County Industrial Facilities and Pollution Control Financing Authority, Environmental Improvement Revenue Bonds, 2001 Series A (International Paper Company Project) dated September 1, 2001; $2,100,000 The Northampton County Industrial Facilities and Pollution Control Financing Authority, Environmental Improvement Revenue Bonds, 2001 Series A (International Paper Company Project) dated February 1, 2001; and $3,400,000 The Northampton County Industrial Facilities and Pollution Control Financing Authority, Solid Waste Disposal Refunding Revenue Bonds, 1999 Series (Champion International Corporation Project) dated November 1, 1999.

"Taxes" shall mean all taxes, levies, charges or fees including, without limitation, income, corporation, gross receipts, transfer, excise, property, sales, use, value-added, goods and services, license, payroll, withholding, Social Security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government, and such term shall include any interest, penalties or additional tax attributable thereto.

"Tax Return" shall mean any report, return (including any information return) or statement required to be supplied to a taxing authority in connection with Taxes including, without limitation, any amendments thereto.

"Threshold Amount" shall have the meaning ascribed to it in Section 5.2(a) hereto.

"Title Company" shall have the meaning ascribed to it in Section 1.5(p) hereto.

"Title Policy" shall have the meaning ascribed to it in Section 1.5(p) hereto.

"Trademark Property" shall have the meaning ascribed to it in Section 1.1(a)(vii) hereto.

"Trademarks Assignment" shall have the meaning ascribed to it in Section 1.1(b) hereto.

"Transaction Approval" shall have the meaning ascribed to it in Section 4.5(a) hereto.

"Transaction Documents" shall mean this Agreement and all the exhibits attached hereto.

"Transaction Expenses" shall have the meaning ascribed to it in Section 1.3(c)(i) hereto.

"Transaction Form 8-K" shall have the meaning ascribed to it in Section 4.8 hereto.

"Transactions" shall have the meaning ascribed to it in Section 1.1(d) hereto.

"Transfer Taxes" shall have the meaning ascribed to it in Section 1.10(b) hereto.

"Transition Services Agreement" shall have the meaning ascribed to it in Section 1.5(s) hereto.

"Treasury Regulations" shall mean the United States Treasury Regulations promulgated pursuant to the Code.

"Trust Fund" shall mean that certain trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company ("CSTTC") pursuant to an Investment Management Trust Agreement between Parent CSTTC dated August 15, 2005.

"Unbleached Roll Wrap Base Paper Supply Agreements" shall have the meaning ascribed to it in Section 1.5(t) hereto.

"Uncollectible Receivables" shall have the meaning ascribed to it in Section 1.18(d) hereto.

"Valve and Chuck Agreement" shall have the meaning ascribed to it in Section 1.5(z) hereto.

"Wood Products" shall have the meaning ascribed to it in Section 1.5(w) hereto.

"Working Capital" shall have the meaning ascribed to it in Section 1.8(d) hereto.

Section 8.2. Other Definitional Provisions.

  (a)
  Accounting Terms. Accounting terms which are not defined herein have the meanings given to them under GAAP. To the extent that the definition of an accounting term set forth in this Agreement is inconsistent with the meaning of such term under GAAP, the definition in this Agreement will control.

  (b)
  "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause and Schedule references contained in this Agreement are references to Sections, clauses and Schedules in or to this Agreement, unless otherwise specified.

  (c)
  "Successor Laws." Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

ARTICLE IX
OTHER AGREEMENTS

Section 9.1. Termination.

(a)
This Agreement may be terminated prior to Closing:

(i)
at any time by mutual agreement of Parent and Seller;

(ii)
by either Parent or Seller, if, at the Special Meeting (including any adjournments thereof), this Agreement and the Transactions shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent's certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent's initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent's certificate of incorporation;

(iii)
by Parent, at any time when Seller is in breach of any of its material covenants pursuant to this Agreement, or if any representation or warranty of Seller herein is false or misleading in any material respect; provided that such condition is not the result of any breach of any covenant, representation or warranty of Buyer set forth in any Transaction Document; and provided further that such breach shall not have been cured within ten (10) business days following receipt by the breaching party of notice of such breach;

(iv)
by either Parent or Seller, if a Governmental Authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and nonappealable;

(v)
by Seller, at any time when Parent or Buyer is in breach of any of its material covenants pursuant to this Agreement or if any representation or warranty of Parent or Buyer is false or misleading in any material respect; provided that such condition is not the result of any breach of any covenant, representation or warranty of Seller set forth in any Transaction Document; and provided further that such breach shall not have been cured within ten (10) business days following receipt by the breaching party of notice of such breach; or

  (vi)
  by Parent or Seller, at any time after December 31, 2006, if the Closing has not then occurred; provided, however, that the right to terminate this Agreement shall not be available to any Party whose breach of this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

(b)
Any termination of this Agreement pursuant to any of clauses (ii) through (vi) in Section 9.1(a) above will be effected by written notice from the terminating Party to the non-terminating Party. Any termination of this Agreement pursuant to clause (iii), (v), or (vi) in Section 9.1(a) above will not terminate any liability of any Party for any breach or default of any representation, warranty, covenant, agreement, provision or term (each, a "provision") in any Transaction Document which exists at the time of such termination.

Section 9.2. No Waiver. No course of dealing between the Parties or failure or delay in exercising any right, remedy, power or privilege (each, a "right") pursuant to this Agreement will operate as a waiver of any rights of any Party, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of such right or the exercise of any other right. In the event of fraud committed by Buyer or Seller, as applicable, the rights provided pursuant to this Agreement are cumulative and not exhaustive of any other rights which may be provided by law.

Section 9.3. Amendments. No waiver, amendment, modification or supplement of this Agreement will be binding upon a Party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such Party.

Section 9.4. Title; Risk of Loss. Legal title, equitable title and risk of loss with respect to the Assets shall not pass to Buyer until the Closing.

Section 9.5. Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Parties will bind and inure to the benefit of the respective permitted successors and assigns of the Parties, except that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (i) by Parent without Seller's prior written consent or (ii) by Seller without the prior written consent of Parent.

Section 9.6. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis the substantive law of some other jurisdiction ordinarily would apply.

Section 9.7. Notices. All demands, notices, communications and reports ("notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by registered mail, return receipt requested, or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient Party has specified by prior written notice to the sending Party pursuant to the provisions of this Section 9.7.

If to Parent or Buyer:

    Stone Arcade Acquisition Corp.
    One Northfield Plaza, Suite 480
    Northfield, IL 60093
    Attn: Roger W. Stone

with a copy, which will not constitute notice, to:

    Sonnenschein Nath & Rosenthal LLP
    7800 Sears Tower
    233 S. Wacker Drive
    Chicago, IL 60606
    Attn: Donald G. Lubin

If to Seller:

    International Paper Company
    6400 Poplar Avenue
    Memphis, TN 38197
    Attn: General Counsel

with a copy, which will not constitute notice, to:

    Vinson & Elkins L.L.P.
    666 Fifth Avenue
    26th Floor
    New York, NY 10103
    Attn: Charles E. Carpenter

Any such notice will be deemed to have been given when delivered personally, upon receipt if sent by registered mail, return receipt requested, or on the business day after deposit with a reputable overnight courier service, as the case may be.

Section 9.8. Severability. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

Section 9.9. Schedules. The Schedules constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.10. Counterparts. The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

Section 9.11. Third-Party Beneficiaries. Except as otherwise expressly provided in Article V or Section 7.5(j) of this Agreement, no Person that is not a Party (including, without limitation, the Affected Employees) will have any right or obligation pursuant to this Agreement.

Section 9.12. Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 9.13. Integration. Except as otherwise provided in this Agreement, this Agreement, the Schedules, the Confidentiality Agreement and the other Transaction Documents set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement, the Schedules, the Confidentiality Agreement and the other Transaction Documents executed pursuant to the terms hereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

STONE ARCADE ACQUISITION CORPORATION
By:	/s/ ROGER W. STONE
Name:	Roger W. Stone
Title:	Chairman and CEO
KAPSTONE KRAFT PAPER CORPORATION
By:	/s/ ROGER W. STONE
Name:	Roger W. Stone
Title:	Chairman and CEO
INTERNATIONAL PAPER COMPANY
By:	/s/ C. CATO EALY
Name:	C. Cato Ealy
Title:	Senior Vice President

SIGNATURE PAGE
PURCHASE AGREEMENT

SCHEDULES		DESCRIPTION
Schedule 1.1(a)(i)	—	Map of Bridges to be acquired
Schedule 1.1(a)(iv)	—	Equipment to be acquired
Schedule 1.1(a)(xiv)	—	Certain other Assets to be acquired
Schedule 1.1(c)(xi)	—	Map of Closed Landfill (an Excluded Asset)
Schedule 1.3(a)	—	Preliminary Allocation of the Purchase Price for Tax Purposes
Schedule 1.5(gg)	—	Closing Deliveries of Seller
Schedule 1.6(u)	—	Closing Deliveries of Parent and Buyer
Schedule 1.7(a)	—	Accounting Principles used to calculate Closing Working Capital
Schedule 1.15	—	Required Strategic and Cost-Savings Capital Improvement Expenditures
Schedule 1.16(d)(i)	—	Allocation of the Purchase Price for purposes of the Earnout
Schedule 1.16(d)(ii)	—	EBITDA metrics upon a sale of the Business
Schedule 3.2	—	Authorization; Binding Effect; No Breach
Schedule 3.3(a)	—	Audited Financial Statements
Schedule 3.3(b)	—	Unaudited Financial Statements as of March 31, 2006
Schedule 3.3(e)	—	Equipment Subject to Liens
Schedule 3.4	—	Absence of Undisclosed Liabilities
Schedule 3.5(d)	—	Condition of Assets
Schedule 3.6	—	Certain Developments
Schedule 3.7	—	Tax Matters
Schedule 3.8(a)	—	Contracts
Schedule 3.9	—	Proprietary Rights
Schedule 3.10	—	Litigation
Schedule 3.12(b)	—	Compliance and Restrictions
Schedule 3.13	—	ERISA Matters
Schedule 3.14(a-1)	—	Owned Property: Description
Schedule 3.14(a-2)	—	Owned Property: Exceptions to Title
Schedule 3.14(b)	—	Leased Property
Schedule 3.15(b)	—	Required Permits
Schedule 3.15(c)	—	Environmental and Safety Matters
Schedule 3.17	—	Customers
Schedule 4.1(e)	—	Covenants of Seller: Required Actions
Schedule 4.5(c)	—	Information furnished for inclusion in Proxy Statement
Schedule 4.8	—	Information furnished for inclusion in Transaction Form 8-K
Schedule 5.8(b)(ii)	—	Environmental Indemnification Amounts
Schedule 6.1(e)	—	Material Consents
Schedule 7.5(b)	—	Post-Closing Benefits for Non-Represented Employees
Schedule 7.5(e)	—	Severance Plan and Severance Benefits of Seller

The contents of the schedules have been omitted. We will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Annex B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STONE ARCADE ACQUISITION CORPORATION

Stone Arcade Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:    That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a special meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be read in its entirety as follows:

  "FIRST:    The name of the corporation is KapStone Paper and Packaging Corporation."

  RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "SIXTH" so that, as amended, said Article shall be read in its entirety as follows:

  "SIXTH:    The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation's third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified."

SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

B-1

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this      day of                           , 2006.

STONE ARCADE ACQUISITION CORPORATION
By:
Name: Roger Stone Title: Chief Executive Officer

B-2

Annex C

STONE ARCADE ACQUISITION CORPORATION
2006 INCENTIVE PLAN

1.    Purpose.  Stone Arcade Acquisition Corporation, a Delaware corporation ("Stone"), desires to attract and retain the best available talent and to encourage the highest level of performance. The Stone Arcade Acquisition Corporation 2006 Incentive Plan (the "Plan") is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of Stone and its Affiliates (as defined in Section 19) (collectively, with Stone, the "Company") the opportunity to acquire a proprietary interest in Stone through the grant of (i) stock options ("Options") to purchase shares of common stock, $.001 par value per share, of Stone (the "Common Stock"), (ii) restricted shares of Common Stock ("Restricted Stock") and (iii) stock appreciation rights to receive a payment in Common Stock (or, if permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") without causing the stock appreciation rights to be treated as deferred compensation subject thereto, cash) equal to the amount of the excess of the Fair Market Value of the Common Stock on the date of exercise over the Fair Market Value of the Common Stock on the date of grant ("Stock Appreciation Rights"; and collectively with Options and Restricted Stock, "Awards", and each individually an "Award").

2.    Administration.

(a)
The Plan shall be administered by a committee (the "Committee") of not fewer than two members of the board of directors of Stone (the "Board") who shall be appointed by and serve at the pleasure of the Board. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, to the extent necessary to exclude Options granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Code, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. A majority of the Committee shall constitute a quorum.

(b)
The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to Committee membership. The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of Awards; to determine the numbers of shares of Common Stock covered by each Award, the purchase price, if any, of the Common Stock covered by each Award, the individuals to whom an Award is given (each a "Grantee"), the time or times at which the Award shall be granted or may vest; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with Grantees in connection with Awards under the Plan ("Award Agreements"), which Award Agreements may vary from one another, as the Committee shall deem appropriate; to amend any Award Agreement from time to time with the consent of the Grantee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan. Every action, decision, interpretation or determination made by the Committee or the Board with respect to the application or administration of the Plan shall be conclusive and binding upon the Company and any person having or claiming any interest pursuant to any Award granted under the Plan.

(c)
Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member's own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. The Board and the Committee shall be entitled to rely, in the performance of its functions with respect to the Plan, upon information and advice furnished by Stone's officers, Stone's accountants, Stone's legal counsel and any other party the Board and Committee deems necessary. No member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(d)
Each Award under the Plan shall be deemed to have been granted when the determination of the Committee with respect to such Award is made. Once an Award has been granted, all conditions and requirements of the Plan with respect to such Award shall be deemed conditions on exercise, not grant.

(e)
Notwithstanding the foregoing or any other provision of the Plan, the Committee shall have no authority to issue Awards under the Plan under terms and conditions which would cause such Awards to be considered nonqualified "deferred compensation" subject to the provisions of Code Section 409A, including by way of example but not limitation, no Options or Stock Appreciation Rights shall be issued with an exercise price below Fair Market Value and all Restricted Stock shall be issued and reported as income to the Grantee no later than two and one half (2 1/2) months after the end of the calendar year in which the right to the shares covered by such Award becomes vested.

3.    Eligible Persons.  Subject in the case of ISOs to Section 7(g)(i), Awards may be granted to employees, officers and directors of, and consultants and advisors to, the Company. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and other factors deemed relevant by the Committee in connection with accomplishing the purposes of the Plan.

4.    Share Limitations under the Plan.

(a)
Subject to adjustment as provided in Section 13 and the provisions of this Section 4, a maximum of [three million (3,000,000)] shares of Common Stock shall be reserved for issuance pursuant to Awards granted under the Plan. If an Award is forfeited or expires without being exercised, or if Restricted Stock is repurchased by the Company as provided in Section 8(c), the shares of Common Stock subject to the Award shall be available for additional grants under the Plan. If an Option is exercised in whole or in part by a Grantee tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of its Option to satisfy the Grantee's tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section 4(a).

(b)
Stone may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of Stone or an Affiliate as the result of a merger or consolidation of the employing corporation with Stone or an Affiliate, or as a result of the acquisition by Stone or an Affiliate of property or stock of the employing corporation. Substitute Options shall be granted on such terms as the Committee considers appropriate in the circumstances. Substitute Options shall be in addition to the limit set forth in Section 4(a).

(c)
The maximum aggregate number of shares of Common Stock issuable pursuant to Awards that a Grantee may be granted within one fiscal year of Stone shall be [five hundred thousand (500,000)].

(d)
The aggregate numbers set forth in this Section 4 shall be subject to adjustment as provided in Section 13.

5.    Term of Award.  The term of each Award shall be fixed by the Committee and specified in the applicable Award Agreement, but in no event shall it be more than ten years from the date of grant. Subject in the case of ISOs to Section 7(g), the term of an Award may be extended from time to time by the Committee, provided that no extension shall extend the term beyond ten years from the date of grant.

6.    Vesting.  The Committee shall determine the vesting schedule applicable to a particular Award and specify the vesting schedule in the applicable Award Agreement. Notwithstanding the foregoing the Committee may accelerate the vesting of an Award at any time.

7.    Options.

(a)
Type of Options.  Options granted under the Plan may be either incentive stock options ("ISOs") intended to meet the requirements of Code Section 422 or nonqualified stock options ("NSOs") which are not intended to meet such Code requirements.

(b)
Rights to Purchase.  The Committee may grant Options to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

(c)
Option Agreement.  The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Committee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) whether the Option is intended to be an ISO or NSO, (iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iv) that the Option is subject to the terms and provisions of the Plan. Option Agreements may differ from one another.

(d)
Termination of Relationship to the Company.

i.
With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Grantee's termination of employment for Cause (as defined in Section 19); (ii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years following the Grantee's termination of employment by reason of death or Disability (as defined in Section 19); (iii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years after Retirement (as defined in Section 19); (iv) the Option shall terminate three months after the Grantee's termination of employment for any other reason; and (v) vesting of an Option will terminate in all cases immediately upon termination of employment. In no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

ii.
With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Grantee's relationship with the Company.

(e)
Option Price. Subject in the case of ISOs to Section 7(g), the exercise price per share of Common Stock covered by an Option shall be established by the Committee; provided, however, that (a) the exercise price per share for any Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) no ISO granted to a 10% Shareholder (as defined in Section 7(g)) shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an ISO or NSO) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provision of Section 424(a) of the Code.

(f)
No Stockholder Rights. No Grantee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

(g)
ISO Provisions.

i.
Employment Requirement; Termination of Employment, Death or Disability. ISOs may only be awarded to employees of Stone or a corporation which, with respect to Stone, is a "parent corporation" or "subsidiary corporation" within the meaning of Code Sections 424(e) and (f). No ISO may be exercised unless, at the time of such exercise, the Grantee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

    (1)
    an ISO may be exercised within the period of three months after the date the Grantee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement), provided, that the Option Agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a NSO under the Plan;

    (2)
    if the Grantee dies while in the employ of the Company, or within three months after the Grantee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement); provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan; and

    (3)
    if while in the employ of the Company the Grantee becomes disabled within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto, the ISO may be exercised within the period of one year after the date the Grantee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement) provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan.

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

  ii.
  10% Shareholders.  In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of Stone or of a parent or subsidiary corporation of Stone (a "10% Shareholder"), (i) the Option exercise price of any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five years from the date of grant.

  iii.
  $100,000 Limit.  The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

  iv.
  Options Which Do Not Satisfy ISO Requirements.  To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (c) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.

(h)
Cancellation and New Grant of Options, Etc.  The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an Option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options; provided, however, that the Committee shall not take any of the actions described in (i) or (ii) hereof without receiving the approval of Stone's stockholders. The provisions of this Section 7(h) may not be altered or amended without stockholder approval.

(i)
Buyout Provisions.  The Committee may at any time offer to buy out for a payment in cash or shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made.

(j)
No Deferral Feature.  The Option Agreement shall not provide for any deferral feature with respect to an Option constituting a deferral of compensation under Section 409A of the Code.

8.    Restricted Stock.

(a)
Rights to Purchase.  The Committee may grant Restricted Stock to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. Grantees shall not be required to pay cash or other consideration for Restricted Stock granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

(b)
Restricted Stock Grant Agreement.  Restricted Stock shall be granted under a Restricted Stock Grant Agreement and shall be evidenced by certificates registered in the name of the Grantee and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Grantee Awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(c)
Termination of Employment Prior to Vesting of Restricted Stock.  Immediately upon the termination of the Grantee's status as an employee, officer or director of, or consultant or advisor to, the Company for any reason other than the death or Disability of the Grantee, Restricted Stock granted to such Grantee that has not vested prior to such time may no longer vest, and Grantee shall forfeit all rights (and the Company shall have no further obligations) with respect to such Restricted Stock. In the event of the death or Disability of the Grantee, the Award shall immediately vest in full.

(d)
Repurchase Right.  Unless the Committee determines otherwise, the Restricted Stock Grant Agreement shall grant the Company the right to repurchase the Restricted Stock upon the termination of the purchaser's status as an employee, officer or director of, or consultant or advisor to, the Company for any reason. The purchase price for the Restricted Stock repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Committee in its sole discretion, and shall be set forth in the Restricted Stock Grant Agreement.

(e)
Other Provisions.  The Restricted Stock Grant Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(f)
Rights as a Shareholder.  The holder of Restricted Stock shall have rights equivalent to those of a stockholder and shall be a stockholder when the Restricted Stock grant is entered upon the records of the duly authorized transfer agent of the Company.

(g)
No Deferral Provisions.  A Restricted Stock Award shall not provide for any deferral of compensation recognition after vesting with respect to Restricted Stock which would cause the Award to constitute a deferral of compensation subject to Section 409A of the Code.

9.    Stock Appreciation Rights.

(a)
Rights to Purchase.  The Committee may grant Stock Appreciation Rights to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. No Stock Appreciation Rights shall be granted under the terms and conditions which would cause such rights to be treated as deferred compensation subject to Section 409A of the Code. Grantees shall not be required to pay cash or other consideration for Stock Appreciation Rights granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

(b)
Stock Appreciation Rights Agreement.  Stock Appreciation Rights shall be granted under a Stock Appreciation Rights Agreement.

(c)
Termination of Employment Prior to Vesting of Stock Appreciation Rights.  Immediately upon the termination of the Grantee's status as an employee, officer or director of, or consultant or advisor to, the Company for any reason other than the death or Disability of the Grantee, Stock Appreciation Rights granted to such Grantee that have not vested prior to such time may no longer vest, and Grantee shall forfeit all rights (and the Company shall have no further obligations) with respect to such Stock Appreciation Rights. In the event of the death or Disability of the Grantee, the Award shall immediately vest in full.

(d)
Other Provisions.  The Stock Appreciation Rights Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(e)
Rights as a Shareholder.  The Grantee of an Award of Stock Appreciation Rights shall have none of the rights of a shareholder with respect to the Stock Appreciation Rights, until and unless shares of Common Stock are actually issued with respect to the Stock Appreciation Rights.

10.    Exercise of Awards.

(a)
An Award other than a Restricted Stock Award may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which such Award is then exercisable. An Award may not be exercised with respect to a fractional share. A Grantee (or other person who, pursuant to Section 11, may exercise the Award) shall exercise the Award by delivering to Stone at the address provided in the Award Agreement a written, signed notice of exercise, stating the number of shares of Common Stock with respect to which the exercise is being made, indicate whether the Grantee wishes to be paid in cash or Common Stock, if applicable, and, if the Award is an Option, satisfy the requirements of paragraph (b) of this Section 10. Upon receipt by Stone of any notice of exercise, the exercise of the Award as set forth in that notice shall be irrevocable.

(b)
Upon exercise of an Option, the Grantee shall pay to Stone the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. A Grantee may pay the Option exercise price by tendering or causing to be tendered to Stone cash, by delivery or deemed delivery of shares of Common Stock owned by the Grantee for at least six months preceding the date of exercise of the Option (or such shorter or longer period as the Committee may approve or require from time to time) having a Fair Market Value equal to the exercise price or other property permitted by law and acceptable to the Board or Committee, or by any other means which the Board or Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

(c)
The Company shall, in its sole discretion, take any action reasonably believed by it to be necessary to comply with local, state or federal tax laws relating to the reporting or withholding of taxes. In the event a Grantee has exercised an Award, a Grantee shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares as to which the Award has been exercised if the Grantee is entitled to receive shares, or upon exercise of the Award if the Grantee is not entitled to receive shares, promptly pay or cause to be paid the amount determined by the Company as necessary to satisfy all applicable tax withholding requirements. A Grantee may satisfy his or her tax withholding requirement in any manner satisfactory to the Company.

(d)
Any certificates representing the shares as to which an Award has been exercised shall bear an appropriate legend setting forth the restrictions applicable to such shares.

11.    Nontransferability.

(a)
Except as provided in paragraph (b), Awards granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee's guardian or legal representative. In the event of any attempt by a Grantee to transfer, assign, pledge, hypothecate or otherwise dispose of an Award or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Stone may terminate the Award (making such Award null and void) or Repurchase the Restricted Stock as provided in Section 8(c) by notice to the Grantee.

(b)
Notwithstanding paragraph (a), if (and on the terms) so provided in the applicable Option Agreement, a Grantee may transfer a NSO, by gift or a domestic relations order, to a Family Member (as defined in Section 19) of the Grantee. If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Grantee. Thus, for example, if, after a transfer with respect to an Option, the Grantee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 7(d) hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 7(d) hereof.

12.    Compliance with Law; Registration of Shares.

(a)
The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental agency which, in the opinion of Company's counsel, may be required or appropriate.

(b)
Notwithstanding any other provision of the Plan or Award Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

i.
Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

ii.
Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange or quotation system which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specified in an Award Agreement with respect to any particular grant, the Company shall be under no obligation to register or qualify any shares of Common Stock subject to an Award under any federal or state securities law or on any exchange.

13.    Adjustments upon Changes in Capitalization.

(a)
In the event that Stone or the division, subsidiary or other Affiliate for which a Grantee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) any Option shall be assumed, or a substantially equivalent Award shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Grantee, provide that the Award shall terminate immediately prior to the consummation of the transaction unless exercised by the Grantee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the "Sales Price"), make or provide for a payment to each Grantee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Award (to the extent such Award is then exercisable) exceeds (B) the aggregate exercise price, if any, for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

(b)
In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares

  (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the purchase price to be paid for any or all such shares subject to the then outstanding Awards, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Awards and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

(c)
Any and all adjustments or actions taken by the Board pursuant to this Section 14 shall be conclusive and binding for all purposes.

14.    No Right to Continued Employment.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any independent contractor any right to continue in the employ of or to be engaged as an independent contractor by the Company or affect the right of the Company to terminate such person's employment or other relationship with the Company at any time.

15.    Amendment; Early Termination.  Subject to Section 7(h), the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially adversely affect the rights of a Grantee in any Award previously granted under the Plan without the Grantee's written consent.

16.    Effective Date.  The Plan shall be effective as of the date of its adoption by the Board (the "Effective Date"), subject to the approval thereof by the stockholders of Stone entitled to vote thereon within 12 months of such date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Awards granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.

17.    Termination of Plan.  Unless terminated earlier by the Board in accordance with Section 16 above, the Plan shall terminate on, and no further Awards may be granted after, the tenth anniversary of the Effective Date.

18.    Severability.  In the event that any one or more provisions of the Plan or an Award Agreement, or any action taken pursuant to the Plan or an Award Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Award Agreement, but in such particular jurisdiction and instance the Plan and/or Award Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

19.    Definitions.

(a)
Affiliate.  The term "Affiliate" means any entity, whether or not incorporated, that directly or through one or more intermediaries is controlled by Stone.

(b)
Cause.  The term "Cause" when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Grantee is a party to an employment or similar agreement with the Company which defines "cause" (or a similar term), the meaning set forth in such agreement (other than death or disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Grantee by reason of the Grantee's (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Company's Stock Incentive Plan, the Grantee's Award Agreement or any other written agreement between the Grantee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

(c)
Disability.  Except as otherwise specified in the applicable Award Agreement or in the Grantee's Employment Agreement with the Company, the Grantee shall be deemed to have a "Disability" if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as reasonably determined by the Board in good faith and in its discretion.

(d)
Fair Market Value.  As used herein, the term "Fair Market Value" of a share of Common Stock as of a specified date for the purposes of the Plan shall mean the value of a share of Common Stock determined consistent with the requirements of Sections 422 and 409(A) of the Code as follows: the arithmetic mean of the high and low sales prices of a share of Common Stock on the date of grant on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the relevant date for which Fair Market Value is being determined, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock on the date of grant in the over-the-counter market on which such shares are traded on the relevant date for which Fair Market Value is being determined. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

(e)
Family Member of the Grantee.  As used herein, "Family Member of the Grantee" means the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

(f)
Retirement.  As used herein, "Retirement" means the termination of employment of a Grantee over the age of 62 with at least 10 years of continuous service to the Company.

Annex D

CREDIT AGREEMENT
DATED AS OF                            , 2006
among
KAPSTONE KRAFT PAPER CORPORATION,
as the Company
THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent,
and
LASALLE BANK NATIONAL ASSOCIATION,
as Arranger

SECTION 9. REPRESENTATIONS AND WARRANTIES		D-36
9.1	ORGANIZATION	D-36
9.2	AUTHORIZATION; NO CONFLICT	D-36
9.3	VALIDITY AND BINDING NATURE	D-36
9.4	FINANCIAL CONDITION	D-37
9.5	NO MATERIAL ADVERSE CHANGE	D-37
9.6	LITIGATION AND CONTINGENT LIABILITIES	D-37
9.7	OWNERSHIP OF PROPERTIES; LIENS	D-37
9.8	EQUITY OWNERSHIP; SUBSIDIARIES	D-37
9.9	PENSION PLANS.	D-37
9.10	INVESTMENT COMPANY ACT	D-38
9.11	PUBLIC UTILITY HOLDING COMPANY ACT	D-38
9.12	REGULATION U	D-38
9.13	TAXES	D-38
9.14	SOLVENCY, ETC	D-38
9.15	ENVIRONMENTAL MATTERS	D-38
9.16	INSURANCE	D-39
9.17	REAL PROPERTY	D-39
9.18	INFORMATION	D-39
9.19	INTELLECTUAL PROPERTY	D-39
9.20	BURDENSOME OBLIGATIONS	D-39
9.21	LABOR MATTERS	D-39
9.22	NO DEFAULT	D-39
9.23	RELATED AGREEMENTS, ETC.	D-39
9.24	PARENT REVOLVING DEBT	D-?
SECTION 10. AFFIRMATIVE COVENANTS		D-40
10.1	REPORTS, CERTIFICATES AND OTHER INFORMATION	D-40
10.2	BOOKS, RECORDS AND INSPECTIONS	D-42
10.3	MAINTENANCE OF PROPERTY; INSURANCE	D-42
10.4	COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES	D-43
10.5	MAINTENANCE OF EXISTENCE, ETC	D-44
10.6	USE OF PROCEEDS	D-44
10.7	EMPLOYEE BENEFIT PLANS	D-44
10.8	ENVIRONMENTAL MATTERS	D-44
10.9	FURTHER ASSURANCES	D-44
10.10	DEPOSIT ACCOUNTS	D-45
10.11	INTEREST RATE PROTECTION	D-?
SECTION 11. NEGATIVE COVENANTS		D-45
11.1	DEBT	D-45
11.2	LIENS	D-46
11.3	OPERATING LEASES	D-46
11.4	RESTRICTED PAYMENTS	D-46
11.5	MERGERS, CONSOLIDATIONS, SALES	D-47
11.6	MODIFICATION OF ORGANIZATIONAL DOCUMENTS	D-47
11.7	TRANSACTIONS WITH AFFILIATES	D-47
11.8	UNCONDITIONAL PURCHASE OBLIGATIONS	D-47
11.9	INCONSISTENT AGREEMENTS	D-47
11.10	BUSINESS ACTIVITIES; ISSUANCE OF EQUITY	D-48
11.11	INVESTMENTS	D-48

11.12	RESTRICTION OF AMENDMENTS TO CERTAIN DOCUMENTS	D-48
11.13	FISCAL YEAR	D-48
11.14	FINANCIAL COVENANTS	D-48
SECTION 12. EFFECTIVENESS; CONDITIONS OF LENDING, ETC.		D-49
12.1	INITIAL CREDIT EXTENSION	D-49
12.2	CONDITIONS	D-52
SECTION 13. EVENTS OF DEFAULT AND THEIR EFFECT		D-52
13.1	EVENTS OF DEFAULT	D-52
13.2	EFFECT OF EVENT OF DEFAULT	D-53
SECTION 14. THE AGENT		D-54
14.1	APPOINTMENT AND AUTHORIZATION	D-54
14.2	ISSUING LENDER	D-54
14.3	DELEGATION OF DUTIES	D-54
14.4	EXCULPATION OF ADMINISTRATIVE AGENT	D-54
14.5	RELIANCE BY ADMINISTRATIVE AGENT	D-55
14.6	NOTICE OF DEFAULT	D-55
14.7	CREDIT DECISION	D-55
14.8	INDEMNIFICATION	D-56
14.9	ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY	D-56
14.10	SUCCESSOR ADMINISTRATIVE AGENT	D-56
14.11	COLLATERAL MATTERS	D-57
14.12	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	D-57
14.13	OTHER AGENTS; ARRANGERS AND MANAGERS	D-57
SECTION 15. GENERAL		D-58
15.1	WAIVER; AMENDMENTS	D-58
15.2	CONFIRMATIONS	D-58
15.3	NOTICES	D-58
15.4	COMPUTATIONS	D-58
15.5	COSTS, EXPENSES AND TAXES	D-59
15.6	ASSIGNMENTS; PARTICIPATIONS.	D-59
15.7	REGISTER	D-60
15.8	GOVERNING LAW	D-60
15.9	CONFIDENTIALITY	D-60
15.10	SEVERABILITY	D-61
15.11	NATURE OF REMEDIES	D-61
15.12	ENTIRE AGREEMENT	D-61
15.13	COUNTERPARTS	D-61
15.14	SUCCESSORS AND ASSIGNS	D-61
15.15	CAPTIONS	D-62
15.16	CUSTOMER IDENTIFICATION—USA PATRIOT ACT NOTICE	D-62
15.17	INDEMNIFICATION BY THE COMPANY	D-62
15.18	NONLIABILITY OF LENDERS	D-62
15.19	FORUM SELECTION AND CONSENT TO JURISDICTION	D-63
15.20	WAIVER OF JURY TRIAL	D-63

ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property
SCHEDULE 9.21	Labor Matters
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.11	Investments
SCHEDULE 12.1	Debt to be Repaid

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT D	Form of Assignment Agreement (Section 15.6.1)
EXHIBIT E	Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT F	Form of Notice of Conversion/Continuation (Section 2.2.3)

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of                         , 2006 (this "Agreement") is entered into among KAPSTONE KRAFT PAPER CORPORATION, a Delaware corporation (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, "LaSalle"), as administrative agent for the Lenders.

The Lenders have agreed to make available to the Company a term loan and a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS.

1.1    Definitions.    When used herein the following terms shall have the following meanings:

  Account Debtor is defined in the Guaranty and Collateral Agreement.

  Account or Accounts is defined in the UCC.

  Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

  Adjusted Working Capital means the remainder of: (a)(i) the consolidated current assets of the Company and its Subsidiaries minus (ii) the amount of cash and cash equivalents included in such consolidated current assets; minus(b)(i) consolidated current liabilities of the Company and its Subsidiaries minus (ii) the amount of short-term Debt (including current maturities of long-term Debt) of the Company and its Subsidiaries included in such consolidated current liabilities.

  Administrative Agent means LaSalle in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

  Affected Loan—see Section 8.3.

  Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

  Agent Fee Letter means the Fee letter dated as of the date hereof between the Company and the Administrative Agent.

  Aging Reserve means a reserve against Eligible Accounts in an amount equal to 5% of the unpaid amount of all Accounts owing in respect of Inventory sold by the Company's Roanoke Rapids division from either a distribution center or a consigned location; provided that such reserve shall be eliminated at such time, if any, as the Administrative Agent determines that the Company has implemented accounting systems which accurately reflect the aging of such Accounts.

  Agreement—see the Preamble.

  Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the "Level") then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "LIBOR Margin", (ii) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (iii) the Non-Use Fee Rate shall be the percentage set forth under the column "Non-Use Fee Rate" and (iv) the L/C Fee shall be the percentage set forth under the column "L/C Fee Rate":

		Term Loan		Revolving Loan
Level	Total Debt to EBITDA Ratio	LIBOR Margin	Base Rate Margin	LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
I	Greater than 2.25:1	2.00%	0.50%	1.75%	0.50%	0.375%	1.75%
II	Greater than 1.75:1 but less than or equal to 2.25:1	1.75%	0.25%	1.50%	0.00%	0.375%	1.50%
III	Greater than 1.25:1 but less than or equal to 1.75:1	1.50%	0.00%	1.25%	0.00%	0.375%	1.25%
IV	Less than or equal to 1.25:1	1.25%	0.00%	1.00%	0.00%	0.375%	1.00%

  The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Company provides or is required to provide the annual and quarterly financial statements and other information pursuant to Sections 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) if the Company fails to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level I above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing; and (c) the initial Applicable Margin on the Closing Date shall be based on Level II until the date on which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter ending December 31, 2006.

  Asset Disposition means the sale, lease, assignment or other transfer for value (each, a "Disposition") by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any portion thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 180 days (or if a binding commitment to replace such asset is entered into within 180 days and such asset is replaced within 360 days) with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business and (c) other Dispositions in any Fiscal Year the Net Proceeds of which do not in the aggregate exceed $500,000.

  Assignee—see Section 15.6.1.

  Assignment Agreement—see Section 15.6.1.

  Attorney Costs means, with respect to any Person, all reasonable fees and charges of any outside counsel to such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

  Availability means, as of any date of determination, an amount equal to (a) the lesser of (i) the Revolving Commitment Amount and (ii) the Borrowing Base minus (b) the Revolving Outstandings.

  Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and LaSalle or its Affiliates in connection with any of the Bank Products.

  Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to LaSalle or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent as a result of the Administrative Agent purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

  Bank Products means any service or facility extended to any Loan Party by LaSalle or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

  Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

  Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

  Base Rate Margin—see the definition of Applicable Margin.

  Borrowing Base means an amount equal to the total of (a) 85% of the unpaid amount (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion, including without limitation the Aging Reserve, Dilution Reserve and Rebate Reserve) of all Eligible Accounts plus (b) the lesser of (i) 60% of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion, including without limitation the Price Test Reserve) and (ii) $16,000,000.

  Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

  BSA—see Section 10.4.

  Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

  Business has the meaning given such term in the Purchase Agreement.

  Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

  Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

  Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a Trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

  Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent and in an amount equal to 102% of the aggregate Stated Amount of such Letters of Credit. Derivatives of such term have corresponding meanings.

  Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

  Change of Control means the occurrence of any of the following events: (a) a majority of the members of the Board of Directors of Parent shall cease to be Continuing Members (as defined below); (b) Parent shall cease to own and control 100% of each class of the outstanding Capital Securities of the Company or (c) the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary. For purposes of the foregoing, "Continuing Member" means a member of the Board of Directors of Parent who either (i) was a member of Parent's Board of Directors on the day before the Closing Date and has been such continuously thereafter or (ii) became a member of such Board of Directors after the day before the Closing Date and whose election or nomination for election by the stockholders of Parent was approved by a vote of the majority of the Continuing Members then members of Parent's Board of Directors.

  Closing Date—see Section 12.1.

  Code means the Internal Revenue Code of 1986.

  Collateral as defined in the Guaranty and Collateral Agreement of even date herewith executed by the Loan Parties.

  Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor, consignee or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives or subordinates any Liens or other interests held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

  Collateral Documents means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Collateral Access Agreement, each Perfection Certificate, each control agreement, the Parent Pledge Agreement, the Purchase Agreement Assignment and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

  Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's commitment to make Loans is set forth on Annex A.

  Company—see the Preamble.

  Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

  Computation Period means each of the following periods: (i) the Fiscal Quarter ending December 31, 2006; (ii) the period of two consecutive Fiscal Quarters ending March 31, 2007; (iii) the period of three consecutive Fiscal Quarters ending June 30, 2007; and (iv) for each Fiscal Quarter ending on or after September 30, 2007, the period of four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

  Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

  Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induces the issuance of any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

  Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

  Cumulative Available Excess Cash Flow means, as of any date of determination, the sum of Available Excess Cash Flow (as defined below) for each of the Fiscal Years ended prior to such date of determination for which audited financial statements of the Company and its Subsidiaries have been delivered to the Administrative Agent in accordance with Section 10.1.1 of this Agreement (commencing with the 2007 Fiscal Year). "Available Excess Cash Flow" means (i) with respect to each of the 2007 and 2008 Fiscal Years, 50% of Excess Cash Flow for such Fiscal Year and (ii) with respect to the 2009 Fiscal Year and each Fiscal Year thereafter, 100% of Excess Cash Flow for such Fiscal Year.

  Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business but including the Earn-Out Obligations, (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person, (h) all Debt of any partnership of which such Person is a general partner and (i) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

  Debt to be Repaid means Debt listed on Schedule 12.1.

  Designated Proceeds—see Section 6.2.2(a).

  Dilution Reserve means a reserve against Eligible Accounts in an amount equal to 3% of the unpaid amount of all Accounts owing in respect of sales by the Company's Roanoke Rapids division; provided that such reserve shall be eliminated at such time, if any, as the Administrative Agent determines that the Company has implemented accounting systems which accurately reflect dilution with respect to such Accounts.

  Dollar and the sign "$" mean lawful money of the United States of America.

  Earn-Out Obligations means the Company's payment obligations under Sections 1.11 and 1.12 of the Purchase Agreement.

  EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period (without duplication), (a) Interest Expense, (b) income tax expense, (c) depreciation and amortization, (d) extraordinary losses (or less gains), net of related tax effects, (e) other non-cash charges or losses (or less gains or income) for which no cash outlay (or cash receipt) is foreseeable and (f) expenses and fees incurred to consummate the transactions contemplated by the Loan Documents in an aggregate amount for all periods not exceeding $4,500,000. For purposes of calculating the Total Debt to EBITDA Ratio, (i) EBITDA shall be deemed to be: $             for the Fiscal Quarter ending ending March 31, 2006; and $             for the Fiscal Quarter ending June 30, 2006; and (ii) EBITDA for the Fiscal Quarter ended September 30, 2006 and for the period from October 1, 2006 to the Closing Date shall be determined in a manner consistent with clause (i) above.

  Eligible Account means an Account owing to the Company which meets each of the following requirements:

  (a)
  it arises from the sale or lease of goods or the rendering of services which have been fully performed by the Company; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor and (ii) the Company has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, delivery receipts evidencing such delivery;

  (b)
  it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien (other than inchoate Liens permitted under Sections 11.2(a) and (e));

  (c)
  it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, allowance, discount, rebate, offset or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part (provided, that in the event any counterclaim, credit, allowance, discount, rebate, offset or adjustment is asserted or granted, the Account shall only be ineligible pursuant to this clause (c) to the extent of the same);

  (d)
  there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

  (e)
  the Account Debtor with respect thereto is located in (i) the United States or Canada (but in the case of Canada, limited to Account Debtors located in Ontario or any other province in which the Personal Property Security Act has been adopted in substantially the form as in effect in Ontario) or (ii) any other country so long as with respect to such Account (A) the Account Debtor has delivered to, and for the benefit of, the Company an irrevocable letter of credit issued or confirmed by a bank satisfactory to Administrative Agent and payable only in the United States and in United States dollars, sufficient to cover such Account, in form and substance satisfactory to Administrative Agent and, if required by Administrative Agent, the original of such letter of credit has been delivered to Administrative Agent or Administrative Agent's agent, and Company has assigned the proceeds of such letter of credit to Administrative Agent pursuant to documentation in form and substance acceptable to Administrative Agent or otherwise named Administrative Agent as transferee beneficiary thereunder, as Administrative Agent may specify, (B) such Account is subject to credit insurance payable to Administrative Agent issued by an insurer and on terms and in an amount acceptable to Administrative Agent, or (C) such Account is otherwise acceptable in all respects to Administrative Agent in its sole discretion;

  (f)
  it is not an Account arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

  (g)
  it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company (or by any agent or custodian of the Company) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

  (h)
  it arises in the ordinary course of business of the Company;

  (i)
  if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Company has assigned its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Administrative Agent) of such assignment has been delivered to the Administrative Agent;

  (j)
  if the Company maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

  (k)
  if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent or, in the case of electronic chattel paper, shall be in the control of the Administrative Agent, in each case in a manner satisfactory to the Administrative Agent;

  (l)
  such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than 90 days (120 days in respect of Accounts owing by                          or by any other Account Debtor approved in writing by the Administrative Agent in its sole discretion) past the original invoice date thereof, in each case according to the original terms of sale;

  (m)
  it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless (i) such notice of business activities report has been duly and timely filed or the Company is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Company for a nominal fee;

  (n)
  the Account Debtor with respect thereto is not an Affiliate of the Company;

  (o)
  it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;

  (p)
  if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts at such time 40% in the case of Accounts owed by Altivity Packaging, LLC and its Subsidiaries, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible;

  (q)
  it is otherwise not unacceptable to the Administrative Agent in its reasonable discretion for any other reason.

  An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Company.

  Eligible Inventory means Inventory of the Company which meets each of the following requirements:

  (a)
  it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien (other than inchoate Liens permitted under Sections 11.2(a), (b) and (e));

  (b)
  it is salable and not slow-moving, obsolete or discontinued or in excess of a 12-month supply;

  (c)
  it is either (i) in the possession and control of the Company and it is stored and held in facilities owned by the Company or, if such facilities are not so owned, the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto or (ii) on consignment with a customer of the Company pursuant to a valid consignment agreement satisfactory to the Administrative Agent and so long as the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto and such other documentation as the Administrative Agent may require;

  (d)
  it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. §215;

  (e)
  it is not subject to any agreement or license which would restrict the Administrative Agent's ability to sell or otherwise dispose of such Inventory;

  (f)
  it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

  (g)
  it is not "in transit" to the Company or held by the Company on consignment;

  (h)
  it is not "work-in-progress" Inventory;

  (i)
  it is not supply items, repair materials, butt rolls, pallets or packaging;

  (j)
  it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

  (k)
  it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

  (l)
  the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

  Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

  Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

  Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

  ERISA means the Employee Retirement Income Security Act of 1974.

  Event of Default means any of the events described in Section 13.1.

  Excess Cash Flow means, for any period, (a) EBITDA for such period, minus (b) scheduled repayments of principal of the Term Loan made during such period, minus (c) voluntary prepayments of the Term Loan pursuant to Section 6.2.1 during such period, minus (d) cash payments made in such period with respect to Capital Expenditures, minus (e) all income taxes paid in cash by the Loan Parties during such period, minus(f) cash Interest Expense of the Loan Parties during such period, minus (g) any cash losses (and plus any cash gains) from extraordinary items to the extent excluded from the calculation of EBITDA, minus (h) any increase in Adjusted Working Capital for such period.

  Excluded Taxes means taxes based upon, or measured by, the Lender's or Administrative Agent's (or a branch of the Lender's or Administrative Agent's) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which the Lender's or Administrative Agent's principal office is located, or (c) in a jurisdiction in which such Lender's or Administrative Agent's lending office (or branch) in respect of which payments under this Agreement are made is located.

  Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent's determination of such rate shall be binding and conclusive absent manifest error.

  Fiscal Quarter means a fiscal quarter of a Fiscal Year.

  Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2006") refer to the Fiscal Year ending on December 31 of such calendar year.

  Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of income taxes paid in cash by the Loan Parties and all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii)  required payments of principal of Funded Debt (including the Term Loan but excluding the Revolving Loans and the Parent Revolving Debt).

  FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

  Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

  Group—see Section 2.2.1.

  Guaranty and Collateral Agreement means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to the Administrative Agent.

  Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

  Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

  Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

  Indemnified Liabilities—see Section 15.16.

  Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

  Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

  (a)
  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

  (b)
  any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

  (c)
  the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and

  (d)
  the Company may not select any Interest Period for the Term Loan if, after giving effect to such selection, the aggregate principal amount of the Term Loan having Interest Periods ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

  Inventory is defined in the Guaranty and Collateral Agreement.

  Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

  Issuing Lender means LaSalle, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of LaSalle that may from time to time issue Letters of Credit, and their successors and assigns in such capacity.

  LaSalle—see the Preamble.

  L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

  L/C Fee Rate—see the definition of Applicable Margin.

  Lender—see the Preamble. References to the "Lenders" shall include the Issuing Lender; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term "Lender" shall include Affiliates of LaSalle providing a Bank Product.

  Lender Party—see Section 15.17.

  Letter of Credit—see Section 2.1.3.

  LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

  LIBOR Margin—see the definition of Applicable Margin.

  LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

  LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent's determination of the LIBOR Rate shall be conclusive, absent manifest error.

  Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

  Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

  Loan Party means the Company and each Subsidiary.

  Loan or Loans means, as the context may require, the Revolving Loans, the Term Loan and/or Swing Line Loans.

  Mandatory Prepayment Event—see Section 6.2.2(a).

  Margin Stock means any "margin stock" as defined in Regulation U.

  Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.

  Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party or Parent to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party or Parent of any Loan Document.

  Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property of any Loan Party.

  Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may have any liability.

  Net Cash Proceeds means:

  (a)
  with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

  (b)
  with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions); and

  (c)
  with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees).

  Non-U.S. Participant—see Section 7.6(d).

  Non-Use Fee Rate—see the definition of Applicable Margin.

  Note means a promissory note substantially in the form of Exhibit A.

  Notice of Borrowing—see Section 2.2.2.

  Notice of Conversion/Continuation—see Section 2.2.3.

  Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to LaSalle or its Affiliate or Administrative Agent, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

  OFAC—see Section 10.4.

  Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

  Parent means Stone Arcade Acquisition Corp. (to be renamed Kapstone Paper and Packaging Corporation), a Delaware corporation.

  Parent Pledge Agreement means the Pledge Agreement dated as of the date hereof executed and delivered by the Parent in form and substance satisfactory to the Administrative Agent.

  Parent Revolving Debt means unsecured Debt of the Company to Parent in respect of revolving loans and advances made by Parent to the Company pursuant to the Parent Loan Agreement.

  Parent Subordinated Note means that certain Subordinated Promissory Note dated as of the Closing Date by the Company in favor of Parent.

  Parent Subordination Agreement means the Subordination Agreement dated as of the Closing Date among Parent, the Company and the Administrative Agent.

  Participant—see Section 15.6.2.

  PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

  Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

  Perfection Certificate means a perfection certificate executed and delivered to the Administrative Agent by a Loan Party.

  Permitted Acquisition means any Proposed Acquisition which satisfies each of the following conditions:

  (i)
  None of the Loan Parties shall incur or assume any Debt (other than Debt permitted under Section 11.1) or other liabilities in connection with such Proposed Acquisition except for ordinary course trade payables and accrued expenses. No earn-out or similar payment obligations shall be incurred in connection with such Proposed Acquisition unless approved in writing by the Administrative Agent;

  (ii)
  Before and after giving effect to such acquisition, no Unmatured Default or Event of Default shall have occurred and be continuing;

  (iii)
  After giving effect to such Proposed Acquisition, Availability shall be at least $10,000,000;

  (iv)
  The aggregate amount payable in connection with, and other consideration for (in each case, including all transaction costs and all Debt, liabilities and Contingent Liabilities incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Company and such acquired Person) such Proposed Acquisition and all other Permitted Acquisitions shall not exceed $30,000,000;

  (v)
  After giving effect to such Proposed Acquisition, the Company shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 11.14, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered;

  (vi)
  Upon consummation of such Proposed Acquisition, the Administrative Agent, on behalf of the Lenders, shall have a perfected first priority Lien upon all assets acquired in connection therewith, subject only to Permitted Liens;

  (vii)
  Not less than twenty (20) Business Days prior to consummating such Proposed Acquisition, the Company shall deliver to the Administrative Agent an acquisition summary with respect to such Proposed Acquisition, such summary to include (1) a reasonably detailed description of the business to be acquired (including financial information) and operating results (including financial statements in form and substance reasonably satisfactory to the Administrative Agent), (2) the terms and conditions, including economic terms, of the Proposed Acquisition, and (3) pro forma financial projections for the Loan Parties for the four Fiscal Quarters following the date of such Proposed Acquisition, together with a calculation of the Company's compliance on a Pro Forma Basis with the financial covenants set forth in subsection 11.14 for such period, in each case in form and substance reasonably satisfactory to the Administrative Agent;

  (viii)
  The Administrative Agent shall have completed business, legal and environmental due diligence with respect to the proposed business and assets to be acquired, with results reasonably satisfactory to the Administrative Agent; and

  (ix)
  Prior to consummating such Proposed Acquisition, the Company shall provide the Administrative Agent with all acquisition documents relating thereto and such other information (including officer's certificates and opinions of counsel) as the Administrative Agent shall reasonably request in order to confirm that the conditions set forth herein have been satisfied.

  Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.

  Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

  Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle), which is not intended to be LaSalle's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

  Pro Forma Basis means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period.

  Pro Forma Transaction means any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Debt.

  Proposed Acquisition means (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target, of all or substantially all of the assets or Capital Securities of any Proposed Acquisition Target by the Company or any Subsidiary of the Company or (b) any proposed merger of any Proposed Acquisition Target with or into the Company or any Subsidiary of the Company (and, in the case of a merger with the Company, with the Company being the surviving corporation).

  Proposed Acquisition Target means any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.

  Pro Rata Share means:

  (a)
  with respect to a Lender's obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lender, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;

  (b)
  with respect to a Lender's obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term Loans, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate amount of all Lenders' Term Loan Commitments, and (y) from and after the making of the Term Loans, the percentage obtained by dividing (i) the principal amount of such Lender's Term A Loan by (ii) the principal amount of all Term] Loans of all Lenders; and

  (c)
  with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Commitment plus such Lender's Term Loan Commitment, by (ii) the aggregate amount of Revolving Commitment of all Lenders plus the Term Loan Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) plus the unpaid principal amount of such Lender's Term Loan by (B) the principal amount of all outstanding Revolving Outstandings plus the unpaid principal amount of all Term Loans of all Lenders.

  Purchase means the purchase by the Company of the Business pursuant to the Purchase Agreement.

  Purchase Agreement means that certain Asset Purchase Agreement dated as of June    , 2006 among the Parent, the Company and Seller.

  Purchase Agreement Assignment means the Purchase Agreement Assignment between the Company and the Administrative Agent and acknowledged by Seller, in form and substance satisfactory to the Administrative Agent.

  Rebate Reserve means a reserve against Eligible Accounts in an amount equal to [50%] of the rebate reserve maintained by the Company on its books and records in respect of Accounts arising from sales by the Company's Roanoke Rapids division; provided that such reserve shall be eliminated at such time, if any, as the Administrative Agent determines that the Company is accurately reporting the amount of such rebate.

  Refunded Swing Line Loan—see Section 2.2.4(c).

  Regulation D means Regulation D of the FRB.

  Regulation U means Regulation U of the FRB.

  Related Agreements means the Purchase Agreement and all agreements and instruments entered into or delivered in connection therewith, including without limitation all supply agreements and transitional services agreements with Seller.

  Related Transactions means the transactions contemplated by the Related Agreements.

  Replacement Lender—see Section 8.7(b).

  Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

  Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 66?% as determined pursuant to clause (d) of the definition of "Pro Rata Share".

  Revolving Commitment means $35,000,000 as reduced from time to time pursuant to Section 6.1.

  Revolving Loan—see Section 2.1.1.

  Revolving Loan Availability means the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base.

  Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

  SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

  Seller means International Paper Company, a New York corporation.

  Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer, president or the treasurer of such Loan Party.

  Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

  Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

  Swing Line Availability means the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Loan Availability (less Revolving Outstandings at such time).

  Swing Line Commitment Amount means $5,000,000, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.

  Swing Line Lender means LaSalle.

  Swing Line Loan—see Section 2.2.4.

  Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

  Term Loan Commitment means $60,000,000.

  Term Loans—see Section 2.1.3.

  Term Loan Maturity Date means the earlier of (a) June 30, 2011 or (b) the Termination Date.

  Termination Date means the earlier to occur of (a) June 30, 2011 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

  Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Company or any other member of the Controlled Group from such Pension Plan during a plan year in which Company or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

  Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party or in respect of Letters of Credit), (b) Hedging Obligations, (c) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (d) the Earn-Out Obligations.

  Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the period of four consecutive Fiscal Quarters ending on such day.

  Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

  type—see Section 2.2.1.

  UCC is defined in the Guaranty and Collateral Agreement.

  Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

  Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

  Withholding Certificate—see Section 7.6(d).

  Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2    Other Interpretive Provisions.

  (a)
  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

  (b)
  Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

  (c)
  The term "including" is not limiting and means "including without limitation."

  (d)
  In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

  (e)
  Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

  (f)
  This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

  (g)
  This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent's or Lenders' involvement in their preparation.

SECTION 2.    COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1    Commitments.    On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

  2.1.1    Revolving Loan Commitment.    Each Lender with a Revolving Loan Commitment agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).

  2.1.2    Term Loan Commitment.    Each Lender with a Term Loan Commitment agrees to make a loan to the Company (each such loan, a "Term Loan" and collectively, the "Term Loans") on the Closing Date in such Lender's Pro Rata Share of the Term Loan Commitment. The Commitments of the Lenders to make Term Loans shall expire concurrently with the making of the Term Loans on the Closing Date.

  2.1.3    L/C Commitment.    Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a "Letter of Credit"), at the request of and for the account of the Company from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $10,000,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).

2.2    Loan Procedures.

  2.2.1    Various Types of Loans.    Each Revolving Loan shall be, and the Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a "Group" or collectively "Groups". Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than six (6) different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.

  2.2.2    Borrowing Procedures.    The Company shall give written notice (each such written notice, a "Notice of Borrowing") substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, noon, Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, noon, Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, subject to Section 2.2.4, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12.2 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $50,000, and each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $100,000.

2.2.3    Conversion and Continuation Procedures.

  (a)
  Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

  (A)
  elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $100,000) into Loans of the other type; or

  (B)
  elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $100,000) for a new Interest Period;

  provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000 and an integral multiple of $100,000.

  (b)
  The Company shall give written notice (each such written notice, a "Notice of Conversion/Continuation") substantially in the form of Exhibit F or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

  (A)
  the proposed date of conversion or continuation;

  (B)
  the aggregate amount of Loans to be converted or continued;

  (C)
  the type of Loans resulting from the proposed conversion or continuation; and

  (D)
  in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

  (c)
  If upon the expiration of any Interest Period applicable to LIBOR Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Company shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

  (d)
  The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

  (e)
  Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

2.2.4    Swing Line Facility.

  (a)
  The Administrative Agent shall notify the Swing Line Lender upon the Administrative Agent's receipt of any Notice of Borrowing. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Termination Date advances (each, a "Swing Line Loan") in accordance with any such notice, notwithstanding that after making a requested Swing Line Loan, the sum of the Swing Line Lender's Pro Rata Share of the Revolving Outstandings and all outstanding Swing Line Loans, may exceed the Swing Line Lender's Pro Rata Share of the Revolving Commitment. The provisions of this Section 2.2.4 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1.1; provided that if the Swing Line Lender makes a Swing Line Loan pursuant to any such notice, such Swing Line Loan shall be in lieu of any Revolving Loan that otherwise may be made by the Lenders pursuant to such notice. The aggregate amount of Swing Line Loans outstanding shall not exceed at any time Swing Line Availability. Until the Termination Date, the Company may from time to time borrow, repay and reborrow under this Section 2.2.4. Each Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by the Company to the Administrative Agent in accordance with Section 2.2.2. Any such notice must be given no later than 2:00 P.M., Chicago time, on the Business Day of the proposed Swing Line Loan. Unless the Swing Line Lender has received at least one Business Day's prior written notice from the Required Lenders instructing it not to make a Swing Line Loan, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 12.2, be entitled to fund that Swing Line Loan, and to have such Lender make Revolving Loans in accordance with Section 2.2.4(c) or purchase participating interests in accordance with Section 2.2.4(d). Notwithstanding any other provision of this Agreement or the other Loan Documents, each Swing Line Loan shall constitute a Base Rate Loan.

  (b)
  The entire unpaid balance of each Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner paid in full.

  (c)
  The Swing Line Lender, at any time and from time to time no less frequently than once every two weeks, shall on behalf of the Company (and the Company hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender with a Revolving Commitment (including the Swing Line Lender) to make a Revolving Loan to the Company (which shall be a Base Rate Loan) in an amount equal to that Lender's Pro Rata Share of the principal amount of all Swing Line Loans (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Section 13.1.4 has occurred (in which event the procedures of Section 2.2.4(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share on behalf of the Swing Line Lender, prior to 2:00 P.M., Chicago time, in immediately available funds on the date that notice is given (provided that such notice is given by 12:00 p.m., Chicago time, on such date). The proceeds of those Revolving Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

  (d)
  If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.2.4(c), one of the events described in Section 13.1.4 has occurred, then, subject to the provisions of Section 2.2.4(e) below, each Lender shall, on the date such Revolving Loan was to have been made for the benefit of the Company, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

  (e)
  Each Lender's obligation to make Revolving Loans in accordance with Section 2.2.4(c) and to purchase participation interests in accordance with Section 2.2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Unmatured Event of Default or Event of Default; (iii) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to the Administrative Agent or the Swing Line Lender, as applicable, by 2:00 P.M., Chicago time, the amount required pursuant to Sections 2.2.4(c) or 2.2.4(d), as the case may be, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.

2.3    Letter of Credit Procedures.

  2.3.1    L/C Applications.    The Company shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement from time to time in effect. The Company shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized on or prior to the Termination Date and has an expiration date no later than one hundred eighty (180) days after the scheduled Termination Date)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

  2.3.2    Participations in Letters of Credit.    Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. If the Company does not pay any reimbursement obligation when due, the Company shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the Company in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the

  Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

  2.3.3    Reimbursement Obligations.

  (a)
  The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such reimbursement be financed with a Revolving Loan or Swing Line Loan in an equivalent amount. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Company or the Administrative Agent shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

  (b)
  The Company's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to the Company, or relieve the Company of any of its obligations hereunder to any such Person.

  2.3.4    Funding by Lenders to Issuing Lender.    If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender with a Revolving Loan Commitment shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the

  Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Pro Rata Share of any such payment or disbursement.

  2.4    Commitments Several.    The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

  2.5    Certain Conditions.    Except as otherwise provided in Sections 2.2.4 and 2.3.4 of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

SECTION 3.    EVIDENCING OF LOANS.

3.1    Notes.    The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender and each in a face principal amount equal to the sum of such Lender's Revolving Loan Commitment or the principal amount of such Lender's Term Loans (as applicable).

3.2    Recordkeeping.    The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4.    INTEREST.

4.1    Interest Rates.    The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

  (a)
  at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

  (b)
  at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;

  provided that at any time an Event of Default exists, unless the Required Lenders otherwise consent, the interest rate applicable to each Loan shall, at the direction of the Required Lenders or at the Administrative Agent's election, be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically.

4.2    Interest Payment Dates.    Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, accrued interest shall be payable on the three-month anniversary of the first day of such Interest Period and on the last day of each Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

4.3    Setting and Notice of LIBOR Rates.    The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.

4.4    Computation of Interest.    Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5.    FEES.

5.1    Non-Use Fee.    The Company agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment. For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of the sum of Revolving Outstandings plus the aggregate principal amount of all outstanding Swing Line Loans. Such non-use fee shall be payable in arrears on the last day of each calendar month and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2    Letter of Credit Fees.

  (a)
  The Company agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Lenders otherwise consent, the rate applicable to each Letter of Credit shall, at the direction of the Required Lenders or at the Administrative Agent's election, be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar month and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

  (b)
  In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Company and the Issuing Lender.

5.3    Administrative Agent's Fees.    The Company agrees to pay to the Administrative Agent such agent's fees as are mutually agreed to from time to time by the Company and the Administrative Agent including the fees set forth in the Agent Fee Letter.

SECTION 6.    REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.

6.1    Reduction or Termination of the Revolving Commitment.

  6.1.1    Voluntary Reduction or Termination of the Revolving Commitment.    The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings plus the outstanding amount of all Swing Line Loans. Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment to zero, the Company shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

  6.1.2    [Reserved]

  6.1.3    All Reductions of the Revolving Commitment.    All reductions of the Revolving Commitment shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2    Prepayments.

  6.2.1    Voluntary Prepayments.    The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

  6.2.2    Mandatory Prepayments.

  (a)
  The Company shall make a prepayment of the Term Loan until paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

  (i)
  Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

  (ii)
  Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to the Company or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

  (iii)
  Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

  (iv)
  Within 100 days after the end of each of Fiscal Year 2007 and Fiscal Year 2008, in an amount equal to 50% of Excess Cash Flow for such Fiscal Year.

  (b)
  If on any day the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Borrowing Base, the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

  (c)
  If on any day on which the Revolving Commitment is reduced pursuant to Section 6.1 the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Revolving Commitment, the Company shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

6.3    Manner of Prepayments.

  6.3.1    All Prepayments.    Each voluntary partial prepayment shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. All prepayments of the Term Loan shall be applied pro rata to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans (other than the Swing Line Loans) shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

  If the Company is required to make a mandatory prepayment of any LIBOR Rate Loans under Section 6.2.2 at a time when no Event of Default has occurred and is continuing, the Company shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by the Company with, and under the sole dominion and control of, the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as Collateral for such LIBOR Rate Loans and shall be applied to the prepayment of the applicable LIBOR Rate Loans at the earlier of the end of the current Interest Periods applicable thereto or, at the Administrative Agent's election, if an Event of Default is in existence.

6.4    Repayments.

  6.4.1    Revolving Loans.    The Revolving Loans of each Lender shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.

  6.4.2    Term Loans.    The Term Loan of each Lender shall be paid in installments equal to such Lender's Pro Rata Share of the aggregate principal amount of the installments of the Term Loan as follows:

Payment Date	Amount
November 30, 2006	$1,875,000
February 28, 2007	$1,875,000
May 31, 2007	$1,875,000
August 31, 2007	$1,875,000
November 30, 2007	$2,000,000
February 29, 2008	$2,000,000
May 31, 2008	$2,000,000
August 31, 2008	$2,000,000
November 30, 2008	$2,125,000
February 28, 2009	$2,125,000
May 31, 2009	$2,125,000
August 31, 2009	$2,125,000
November 30, 2009	$2,125,000
February 28, 2010	$2,125,000
May 31, 2010	$2,125,000
August 31, 2010	$2,125,000
November 30, 2010	$2,250,000
February 28, 2011	$2,250,000
May 31, 2011	$2,250,000
June 30, 2011	$20,750,000

Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.

SECTION 7.    MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1    Making of Payments.    All payments of principal or interest on the Notes, and of all fees, shall be made by the Company to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than 1:00 p.m., Chicago time, on the date due, and shall be applied by the Administrative Agent to the Obligations on the date received if received prior to that hour; and funds received after that hour shall be deemed to have been received by the Administrative Agent (and applied to the Obligations) on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2    Application of Certain Payments.    So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, all amounts collected or received by the Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as the Administrative Agent shall determine in its discretion or, in the absence of a specific determination by the Administrative Agent, as set forth in the Guaranty and Collateral Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3    Due Date Extension.    If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4    Setoff.    The Company, for itself and each other Loan Party, agrees that the Administrative Agent and, with the Administrative Agent's written consent, each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company, for itself and each other Loan Party, agrees that at any time any Event of Default exists, the Administrative Agent and, with the Administrative Agent's written consent, each Lender may apply to the payment of any Obligations of the Company and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company and each other Loan Party then or thereafter with the Administrative Agent or such Lender.

7.5    Proration of Payments.    If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding (i) any payment pursuant to Section 8.7 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; providedthat if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6    Taxes.

  (a)
  All payments made by the Company hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Company free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

        (b)   If the Company makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Company shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent the Company withholds any Taxes on payments hereunder or under any Loan Document, the Company shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

        (c)   If any Lender or the Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Company will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

        (d)   (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a "Non-U.S. Participant") shall deliver to the Company and the Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a "Withholding Certificate"). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Company and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

(ii)
Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Company and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender's or Agent's exemption from United States backup withholding tax.

(iii)
The Company shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

(iv)
Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

SECTION 8.    INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

        8.1    Increased Costs.

        (a)   If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

        (b)   If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

        8.2    Basis for Determining Interest Rate Inadequate or Unfair.    If:

        (a)   the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

        (b)   the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR

Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

        8.3    Changes in Law Rendering LIBOR Loans Unlawful.    If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

        8.4    Funding Losses.    The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

        8.5    Right of Lenders to Fund through Other Offices.    Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

        8.6    Discretion of Lenders as to Manner of Funding.    Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

        8.7    Mitigation of Circumstances; Replacement of Lenders.

        (a)   Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) above and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

        (b)   If the Company becomes obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2or 8.3, the Company may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

        8.8    Conclusiveness of Statements; Survival of Provisions.    Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

SECTION 9.    REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, the Company represents and warrants to the Administrative Agent and the Lenders that, both before and after giving effect to the Related Transactions:

        9.1    Organization.    Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

        9.2    Authorization; No Conflict.    Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

        9.3    Validity and Binding Nature.    Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

        9.4    Financial Condition.    The audited consolidated financial statements of the Business as at December 31, 2003, December 31, 2004 and December 31, 2005, respectively, and the unaudited consolidated financial statements of the Business as at March 31, 2006, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Business as at such dates and the results of its operations for the periods then ended.

        9.5    No Material Adverse Change.    Since December 31, 2005, there has been no material adverse change in the Business or, after giving effect to the Related Transactions, in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole.

        9.6    Litigation and Contingent Liabilities.    No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against any Loan Party which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

        9.7    Ownership of Properties; Liens.    Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.

        9.8    Equity Ownership; Subsidiaries.    All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Administrative Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except where the failure to so comply would not have a Material Adverse Effect. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date. All of the issued and outstanding Capital Securities of the Company are owned by Parent, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by the Company. There are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

        9.9    Pension Plans.

        (a)   The Unfunded Liability of all Pension Plans does not in the aggregate exceed the greater of (i) twenty percent of the Total Plan Liability for all such Pension Plans and (ii) $5,000,000. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Company or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

        (b)   All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

        9.10    Investment Company Act.    No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

        9.11    Public Utility Holding Company Act.    No Loan Party is a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

        9.12    Regulation U.    The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

        9.13    Taxes.    Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

        9.14    Solvency, etc.    On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

        9.15    Environmental Matters.    The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

        9.16    Insurance.    Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are, to such Loan Party's knowledge, insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

        9.17    Real Property.    Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

        9.18    Information.    All written information heretofore or contemporaneously herewith furnished by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results).

        9.19    Intellectual Property.    Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

        9.20    Burdensome Obligations.    No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

        9.21    Labor Matters.    Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

        9.22    No Default.    No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

        9.23    Related Agreements, etc.

        (a)   The Company has heretofore furnished the Administrative Agent a true and correct copy of the Related Agreements.

        (b)   Each Loan Party and, to the Company's knowledge, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

        (c)   The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to the Company's knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions.

        (d)   The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to the Company's knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to the Company's knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

        (e)   No statement or representation made in the Related Agreements by any Loan Party or, to the Company's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

SECTION 10.    AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or Cash Collateralized, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

        10.1    Reports, Certificates and Other Information.    Furnish to the Administrative Agent and each Lender:

          10.1.1    Annual Report.    Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent, together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for the Company and its Subsidiaries for such Fiscal Year, certified as true and correct in all material respects in accordance with GAAP by a Senior Officer of the Company. Any comparisons delivered in accordance with this Section 10.1.1 with respect to any period preceding the Closing Date shall be made with respect to the Business for such period.

          10.1.2    Interim Reports.    (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified as true and correct in all material respects in accordance with GAAP by a Senior Officer of the Company; and (b) promptly when available and in any event within 30 days after the end of each month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year. Any comparisons delivered in accordance with this Section 10.1.2 with respect to any period preceding the Closing Date shall be made with respect to the Business for such period.

          10.1.3    Compliance Certificates.    Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

          10.1.4    Reports to the SEC and to Shareholders.    Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

          10.1.5    Notice of Default, Litigation and ERISA Matters.    Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

        (a)   the occurrence of an Event of Default or an Unmatured Event of Default;

        (b)   any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Administrative Agent which has been instituted or, to the knowledge of the Company, is threatened against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

        (c)   the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent but only to the extent that the event(s) described in this subsection individually or in the aggregate might reasonably be expected to have a Material Adverse Effect;

        (d)   any cancellation or material change in any insurance maintained by any Loan Party; or

        (e)   any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

          10.1.6    Borrowing Base Certificates.    Within 10 days of the end of each month, a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of the Company on behalf of the Company (provided that (a) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (b) at any time an Event of Default exists, the Administrative Agent may require the Company to deliver Borrowing Base Certificates more frequently).

          10.1.7    Management Reports.    Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent accountants in connection with each annual or interim audit made by such auditors of the books of the Company.

          10.1.8    Projections.    As soon as practicable, and in any event not later than the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Company to the Administrative Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith, (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

          10.1.9    Related Transactions.    Promptly following receipt, copies of any notices (including notices of default or acceleration) received in connection with the Related Transactions.

          10.1.10    Other Information.    Promptly from time to time, such other information concerning the Loan Parties as the Administrative Agent may reasonably request.

        10.2    Books, Records and Inspections.    Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, the Administrative Agent or any Lender (so long as such Lender's visit or inspection is made concurrently with Administrative Agent) or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Administrative Agent or any Lender (so long as such Lender's visit or inspection is made concurrently with Administrative Agent) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Administrative Agent shall be at the Company's expense; provided that following the Closing Date and so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to reimburse the Administrative Agent for the cost of (1) two inspections in any Fiscal Year and (ii) one appraisal in any Fiscal year.

        10.3    Maintenance of Property; Insurance.

        (a)   Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

        (b)   Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. The Company shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Company shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Company.

        (c)   UNLESS THE COMPANY PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY, FOLLOWING WRITTEN NOTICE TO THE COMPANY, PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

        10.4    Compliance with Laws; Payment of Taxes and Liabilities.    (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a)above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

        10.5    Maintenance of Existence, etc.    Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

        10.6    Use of Proceeds.    Use the proceeds of the Loans, and the Letters of Credit, solely to finance the Related Transactions, for working capital purposes, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

        10.7    Employee Benefit Plans.

        (a)   Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations except where the failure to maintain could not reasonably be expected to have a Material Adverse Effect.

        (b)   Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

        (c)   Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

        10.8    Environmental Matters.    If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each other Loan Party to, comply in all material respects with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

        10.9    Further Assurances.

        (a)   Take, and cause each other Loan Party and Parent to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Company and each domestic Subsidiary (as well as all Capital Securities of the Company and each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary) and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

        (b)   Cause all collections from Accounts to be directed to a bank account maintained with the Administrative Agent and cause each financial institution (other than the Administrative Agent) at which the Company or any Subsidiary maintains any deposit account or other similar account (other than petty cash accounts or payroll accounts as long as such payroll accounts are maintained as zero balance accounts) to deliver to the Administrative Agent a writing, in form and substance satisfactory to the Administrative Agent, (x) acknowledging and consenting to the security interest of the Administrative Agent in such account and all cash, checks, drafts and other instruments or writings for the payment of money from time to time therein, (y) confirming such financial institution's agreement to follow the instructions of the Administrative Agent with respect to all such cash, checks, drafts and other instruments or writings for the payment of money following receipt from the Administrative Agent of notice of the occurrence of any Event of Default or Unmatured Event of Default and (z) waiving all rights of setoff and banker's lien on all items held in any such account (other than with respect to payment of fees and expenses for account services).

        10.10    Deposit Accounts.    Unless the Administrative Agent otherwise consents in writing, in order to facilitate the Administrative Agent's and the Lenders' maintenance and monitoring of their security interests in the collateral, maintain all of their principal deposit accounts with the Administrative Agent.

SECTION 11.    NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or Cash Collateralized, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

        11.1    Debt.    Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

        (a)   Obligations under this Agreement and the other Loan Documents;

        (b)   Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $2,000,000;

        (c)   Debt of the Company to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to the Company or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Company hereunder in a manner reasonably satisfactory to the Administrative Agent;

        (d)   the Earn-Out Obligations;

        (e)   Hedging Obligations approved by Administrative Agent and incurred in favor of LaSalle or an Affiliate thereof for bona fide hedging purposes and not for speculation;

        (f)    Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

        (g)   the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

        (h)   Contingent Liabilities arising with respect to customary indemnification obligations in favor purchasers in connection with dispositions permitted under Section 11.5;

        (i)    Parent Revolving Debt in an aggregate outstanding amount not at any time exceeding $30,000,000; and

        (j)    other unsecured subordinated Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $10,000,000.

        11.2    Liens.    Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

        (a)   Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

        (b)   Liens arising in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

        (c)   Liens described on Schedule 11.2 as of the Closing Date;

        (d)   subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

        (e)   attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (f)    easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

        (g)   Liens arising under the Loan Documents; and

        (h)   the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

        11.3    Operating Leases.    Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $5,000,000 in any Fiscal Year.

        11.4    Restricted Payments.    Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees or expenses to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Parent Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing:

(i)
the Company may reimburse Parent for out-of-pocket costs and expenses incurred by Parent on behalf of or for the benefit of the Company, and for fees charged by Parent to the Company, in an aggregate amount not to exceed $4,000,000 during any Fiscal Year.

(ii)
subject to the Parent Subordination Agreement, the Company may pay scheduled installments of accrued and unpaid interest on the Parent Subordinated Note at the non-default rate of interest set forth in the Parent Subordinated Note;

(iii)
subject to the Parent Subordination Agreement, the Company may at any time and from time to time repay all or any portion of the outstanding principal balance of the Parent Revolving Debt;

(iv)
any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly-Owned Subsidiary;

(v)
so long as the Company files a consolidated income tax return with Parent, the Company may make distributions to Parent to permit Parent to pay federal and state income taxes then due and owing; provided that the amount of such distribution shall not be greater, nor the receipt by the Company of tax benefits less, than they would have been had the Borrower not filed a consolidated return with Parent; and

(vi)
Borrower may make other cash distributions to Parent from time to time so long as (A) no Event of Default or Unmatured Default has occurred and is continuing on the date of any such distribution or would result therefrom, (B) after giving effect to any such distribution (and any Debt incurred to fund such distribution), Borrower is in compliance on a pro forma basis with the financial covenants set forth in Section 11.14 as of the last day of the most recent Fiscal Quarter, (C) after giving effect to any such distribution (and any Revolving Loan made to fund such distribution). Availability is at least $10,000,000 and (D) after giving effect to any such distribution, the aggregate amount of all such distributions made following the Closing Date shall not exceed Cumulative Available Excess Cash Flow as of the date of such distribution.

        11.5    Mergers, Consolidations, Sales.    Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person other than in connection with a Permitted Acquisition, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business and obsolete or worn-out equipment, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by the Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Loan Parties as of the last day of the preceding Fiscal Year.

        11.6    Modification of Organizational Documents.    Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; not change, or allow any Loan Party to change, its state of formation or its organizational form.

        11.7    Transactions with Affiliates.    Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided, that the transactions contemplated under the Parent Subordinated Note shall not be deemed violative of this Section 11.7.

        11.8    Unconditional Purchase Obligations.    Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

        11.9    Inconsistent Agreements.    Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

        11.10    Business Activities; Issuance of Equity.    Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than any issuance by a Subsidiary to the Company or another Subsidiary in accordance with Section 11.4.

        11.11    Investments.    Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

        (a)   contributions by the Company to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 10.10;

        (b)   Investments constituting Debt permitted by Section 11.1;

        (c)   Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

        (d)   Cash Equivalent Investments;

        (e)   bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits which are maintained with any bank other than a Lender shall not at any time exceed $50,000;

        (f)    Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

        (g)   Investments listed on Schedule 11.11 as of the Closing Date.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

        11.12    Restriction of Amendments to Certain Documents.    Not amend or otherwise modify, or waive any rights under, the Related Agreements if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders. Without limiting the generality of the foregoing, the Company shall not amend the Purchase Agreement in any manner which would accelerate the payment of the Earn-Out Obligations and the Company shall not prepay the Earn-Out Obligations.

        11.13    Fiscal Year.    Not change its Fiscal Year.

        11.14    Financial Covenants.

          11.14.1    EBITDA.    Not Permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

Computation Period Ending	EBITDA
[TO COME]

          11.14.2    Fixed Charge Coverage Ratio.    Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.10:1.

          11.14.3    Total Debt to EBITDA Ratio.    Not permit the Total Debt to EBITDA Ratio as of the last day of any Fiscal Quarter to exceed the applicable ratio set forth below for the four consecutive Fiscal Quarters ending on such date:

Fiscal Quarter Ending	Total Debt to EBITDA Ratio
December 31, 2006 through and including June 30, 2008	3.50:1.0
September 30, 2008 and thereafter	3:00:1.0

          11.14.4    Capital Expenditures.    Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed $15,000,000. If the Loan Parties do not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year, the Loan Parties may carry forward, to the immediately succeeding Fiscal Year only, such unutilized amount (with Capital Expenditures made by the Loan Parties in such succeeding Fiscal Year applied last to such unutilized amount).

SECTION 12.    EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

        12.1    Initial Credit Extension.    The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (b) the Administrative Agent shall have received (i) evidence, reasonably satisfactory to the Administrative Agent, that the Company has received cash equity contributions from Parent in an amount not less than $90,000,000 in connection with the Purchase, which shall be satisfactory in all respects to the Administrative Agent; (ii) evidence, reasonably satisfactory to the Administrative Agent, that (A) the Company has completed, or concurrently with the initial credit extension hereunder will complete, the Related Transactions in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder that is in a manner adverse to the Lenders unless consented to by the Lenders) and in accordance with applicable law, (B) the sum of (x) the aggregate consideration for the Purchase (exclusive of the Earn-Out Obligations) plus (y) all Debt to be Repaid shall not exceed $155,000,000 and (C) the aggregate fees and expenses in connection with the Related Transactions and the transactions hereunder shall not exceed $5,000,000; and (iii) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the "Closing Date"):

          12.1.1    Notes.    A Note for each Lender.

          12.1.2    Authorization Documents.    For each Loan Party, such Person's (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

          12.1.3    Consents, etc.    Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

          12.1.4    Letter of Direction.    A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

          12.1.5    Guaranty and Collateral Agreement.    A counterpart of the Guaranty and Collateral Agreement executed by each Loan Party, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

          12.1.6    Parent Pledge Agreement.    A counterpart of the Parent Pledge Agreement executed by Parent and acknowledged by the Company, together with all certificates, transfer powers and other items required to be delivered in connection therewith.

          12.1.7    Perfection Certificate.    A Perfection Certificate completed and executed by each Loan Party.

          12.1.8    Real Estate Documents.    With respect to each parcel of real property owned by any Loan Party, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Administrative Agent, in all right, title and interest of the Company or such Subsidiary in such real property, together with:

        (a)   an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Administrative Agent, insuring the Administrative Agent's first priority Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Administrative Agent);

        (b)   copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

        (c)   original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

        (d)   a survey certified to the Administrative Agent meeting such standards as the Administrative Agent may reasonably establish and otherwise reasonably satisfactory to the Administrative Agent;

        (e)   a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973; and

        (f)    an appraisal, prepared by an independent appraiser engaged directly by the Administrative Agent, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

Additionally, in the case of any leased or mortgaged real property, a Collateral Access Agreement from the landlord or mortgagee, as applicable, of such property.

          12.1.9    Consignee Agreements; Collateral Access Agreements.

          12.1.10    Purchase Agreement Assignment.    A counterpart of the Purchase Agreement Assignment executed by the Company and Seller.

          12.1.11    Opinions of Counsel.    Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Administrative Agent, and all other opinions issued pursuant to the Related Transactions.

          12.1.12    Insurance.    Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as a lender's loss payee and an additional insured on all related insurance policies.

          12.1.13    Copies of Documents.    Copies of the Related Agreements certified by the secretary or assistant secretary (or similar officer) of the Company as being true, accurate and complete.

          12.1.14    Payment of Fees.    Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).

          12.1.15    Solvency Certificate.    A Solvency Certificate executed by the chief financial officer of the Company.

          12.1.16    Pro Forma.    A consolidated pro forma balance sheet of the Company as at the Closing Date, adjusted to give effect to the consummation of the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

          12.1.17    Initial Revolving Outstandings.    After giving effect to the funding of the initial Loans and the consummation of the Related Transactions and the payment of all fees and expenses in connection therewith, the Revolving Outstandings as of the Closing Date shall not be greater than $10,000,000.

          12.1.18    Maximum Leverage Ratio.    The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the ratio of Total Debt as of the Closing Date to EBITDA for the twelve-month period ending June 30, 2006 determined on a pro forma basis after giving effect to the Loans and the Related Transactions (and any adjustments to EBITDA approved by Administrative Agent) shall not exceed 2.00:1.

          12.1.19    Environmental Reports.    Environmental site assessment reports requested by the Administrative Agent.

          12.1.20    Search Results; Lien Terminations.    Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party or Seller (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.

          12.1.21    Filings, Registrations and Recordings.    The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

          12.1.22    Borrowing Base Certificate.    A Borrowing Base Certificate dated as of the Closing Date.

          12.1.23    Closing Certificate, Consents and Permits.    A certificate executed by an officer of the Company on behalf of the Company certifying (a) the matters set forth in Section 12.2.1 as of the Closing Date and (b) the occurrence of the closing of the Related Transactions and that such closing has been consummated in accordance with the terms of the Related Agreements without waiver of any material condition thereof; together with evidence that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company in connection with the Related Transactions have been duly obtained and are in full force and effect and (ii) all material permits necessary for the operation of any business(es) acquired in connection with the Related Transactions have been obtained.

          12.1.24    Other.    Such other documents as the Administrative Agent or any Lender may reasonably request.

          12.2    Conditions.    The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

          12.2.1    Compliance with Warranties, No Default, etc.    Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

        (a)   the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

        (b)   no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

          12.2.2    Confirmatory Certificate.    If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 12.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

SECTION 13.    EVENTS OF DEFAULT AND THEIR EFFECT.

        13.1    Events of Default.    Each of the following shall constitute an Event of Default under this Agreement:

          13.1.1    Non-Payment of the Loans, etc.    Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

          13.1.2    Non-Payment of Other Debt.    Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $2,500,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

          13.1.3    Other Material Obligations.    Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

          13.1.4    Bankruptcy, Insolvency, etc.    The Parent or any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or the Parent acquiesces in the appointment of a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent or any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Parent or any Loan Party, and if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person, or remains for 60 days undismissed; or the Parent or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

          13.1.5    Non-Compliance with Loan Documents.    (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.5, 10.3(b) or 10.5 or Section 11; (b) failure by Parent to comply with or perform any provision of the Parent Pledge Agreement; or (c) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

          13.1.6    Representations; Warranties.    Any representation or warranty made by the Parent or any Loan Party herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Parent or any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          13.1.7    Pension Plans.    (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $2,500,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $2,500,000.

          13.1.8    Judgments.    One or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $2,500,000 shall be rendered against any or all Loan Parties and either (a) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (b) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

          13.1.9    Invalidity of Collateral Documents, etc.    Any Collateral Document shall cease to be in full force and effect in any material respect; or any Loan Party (or any Person by, through or on behalf of the Parent or any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any material provision of any Collateral Document.

          13.1.10    Invalidity of Subordination Provisions, etc.    Any subordination provision in the Parent Subordination Agreement shall cease to be in full force and effect, or any Loan Party or Parent shall contest in any manner the validity, binding nature or enforceability of any such provision.

          13.1.11    Change of Control.    A Change of Control shall occur.

          13.1.12    Material Adverse Effect.    The occurrence of any event having a Material Adverse Effect.

        13.2    Effect of Event of Default.    If any Event of Default described in Section 13.1.4shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Company shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

SECTION 14.    THE AGENT.

        14.1    Appointment and Authorization.    Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        14.2    Issuing Lender.    The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 14, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

        14.3    Delegation of Duties.    The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        14.4    Exculpation of Administrative Agent.    None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other

Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Company or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        14.5    Reliance by Administrative Agent.    The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        14.6    Notice of Default.    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

        14.7    Credit Decision.    Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Administrative Agent.

        14.8    Indemnification.    Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person's own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

        14.9    Administrative Agent in Individual Capacity.    LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though LaSalle were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Administrative Agent, and the terms "Lender" and "Lenders" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

        14.10    Successor Administrative Agent.    The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        14.11    Collateral Matters.    The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(d)(i) or (d)(iii) (it being understood that the Administrative Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

        14.12    Administrative Agent May File Proofs of Claim.    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

        (a)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

        (b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        14.13    Other Agents; Arrangers and Managers.    None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger", if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 15.    GENERAL.

        15.1    Waiver; Amendments.    No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender; (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby; (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement); (d) increase the advance rates set forth in the definition of "Borrowing Base"; or (e) release all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

        15.2    Confirmations.    The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

        15.3    Notices.    Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

        15.4    Computations.    Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Sections 10 or 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Sections 10 or 11.14 (or any related definition) for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Company and the Required Lenders.

        15.5    Costs, Expenses and Taxes.    The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Company's auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

        15.6    Assignments; Participations.

          15.6.1    Assignments.

        (a)   Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of the Administrative Agent, the Issuing Lender (for an assignment of the Revolving Loans and the Revolving Commitment) and, so long as no Event of Default exists, the Company (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit D hereto (an "Assignment Agreement") executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 from such Assignee. No assignment may be made to any Person if at the time of such assignment the Company would be obligated to pay any greater amount under Sections 7.6 or 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. The Company shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Company has expressly objected to such assignment within five Business Days after notice thereof.

        (b)   From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Company shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment plus the principal amount of the Assignee's Term Loan (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender).

Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Company any prior Note held by it.

        (c)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          15.6.2    Participations.    Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

        15.7    Register.    The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

        15.8    GOVERNING LAW.    THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        15.9    Confidentiality.    As required by federal law and the Administrative Agent's policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent, the Issuing Lender or any other Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, the Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

        15.10    Severability.    Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

        15.11    Nature of Remedies.    All Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        15.12    Entire Agreement.    This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

        15.13    Counterparts.    This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

        15.14    Successors and Assigns.    This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Company may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

        15.15    Captions.    Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        15.16    Customer Identification—USA Patriot Act Notice.    Each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Act"), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or LaSalle, as applicable, to identify the Loan Parties in accordance with the Act.

        15.17    INDEMNIFICATION BY THE COMPANY.    IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE [RELATED TRANSACTIONS]) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

        15.18    Nonliability of Lenders.    The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. The Company agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE

USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Company acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders

        15.19    FORUM SELECTION AND CONSENT TO JURISDICTION.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        15.20    WAIVER OF JURY TRIAL.    EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Pages Follow]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

[Signature Page to the Credit Agreement]

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Swing Line Lender, as Issuing Lender and as a Lender
By:
Title:

[Signature Page to the Credit Agreement]

[OTHER LENDERS]
By:
Title:

[Signature Page to the Credit Agreement]

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Pro Rata Share*/	Term Loan Commitment	Pro Rata Share*/
LaSalle Bank National Association	$14,736,842.11**/	42.105263158%	$25,263,157.89	42.105263158%
[Am South Bank]	$12,894,736.84	36.842105264%	$22,105,263.16	36.842105264%
[Bank of America]	$3,684,210.53	10.526315789%	$6,315,789.47	10.526315789%
[AIB]	$3,684,210.53	10.526315789%	$6,315,789.47	10.526315789%
TOTALS	$35,000,000	100%	$60,000,000	100%

*/
Carry out to nine decimal places.

**/
Includes Swing Line Commitment Amount of $5,000,000.

Annex A-1

ANNEX B

ADDRESSES FOR NOTICES

KAPSTONE KRAFT PAPER CORPORATION
One Northfield Plaza Suite 480 Northfield, IL 60093
Attention:	Roger Stone
Telephone:
Facsimile:
LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender
Notices of Borrowing, Conversion, Continuation and Letter of Credit Issuance
135 South LaSalle Street Chicago, Illinois 60603
Attention:	Ursula Slotkus
Telephone:	(312)	904-8129
Facsimile:	(312)	904-5483
All Other Notices
135 South LaSalle Street Chicago, Illinois 60603
Attention:	Manas Athanakar
Telephone:	(312)	904-2609
Facsimile:	(312)	904-5483
[OTHER LENDERS]

ANNEX B-1

EXHIBIT A-1

FORM OF
[REVOLVING] [TERM] NOTE

,
Chicago, Illinois

$

The undersigned, for value received, promises to pay to the order of                          (the "Lender") at the principal office of LaSalle Bank National Association (the "Administrative Agent") in Chicago, Illinois the aggregate unpaid amount of all [Revolving] [Term] Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of each [Revolving] [Term] Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of [                           , 2006] (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

EXHIBIT A-1

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:
LaSalle Bank National Association, as Administrative Agent

Please refer to the Credit Agreement dated as of                          , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Kapstone Kraft Paper Corporation (the "Company"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.    Reports.    Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Company as at                          ,              (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.    Financial Tests.    The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

[REVISE AS APPROPRIATE]

A.		Section 11.14.1—Minimum EBITDA
1.		Consolidated Net Income	$
2.	Plus:	Interest Expense	$
		income tax expense	$
		depreciation	$
		amortization	$
3.		Total (EBITDA)	$
2.		Minimum required $	$
B.		Section 11.14.2—Minimum Fixed Charge Coverage Ratio
1.		EBITDA	$
2.		Income taxes paid	$
3.		Unfinanced Capital Expenditures	$
4.		Sum of (2) and (3)	$
5.		Remainder of (1) minus (4)	$
6.		Cash Interest Expense	$
7.		Required payments of principal of Funded Debt (including Term Loans but excluding Revolving Loans and Parent Revolving Debt)	$
8.		Sum of (6) and (7)	$
9.		Ratio of (5) to (8)		to 1
10.		Minimum Required		to 1
C.		Section 11.14.3—Maximum Total Debt to EBITDA Ratio
1.		Total Debt	$
2.		EBITDA (from Item A(3) above)	$
3.		Ratio of (1) to (2)		to 1
4.		Maximum allowed		to 1
D.		Section 11.14.4—Capital Expenditures
1.		Capital Expenditures for the Fiscal Year	$
2.		Maximum Permitted Capital Expenditures	$

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

EXHIBIT B-1

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                          ,             .

KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

EXHIBIT B-2

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

To:
LaSalle Bank National Association, as Administrative Agent

Please refer to the Credit Agreement dated as of                          , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Kapstone Kraft Paper Corporation (the "Company"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Company hereby certifies and warrants to the Administrative Agent and the Lenders that at the close of business on                          ,             (the "Calculation Date"), the Borrowing Base was $                          , computed as set forth on the schedule attached hereto.

The Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on                          ,             .

KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

EXHIBIT C-1

SCHEDULE TO BORROWING BASE CERTIFICATE
Dated as of [                                ]

EXHIBIT C-2

EXHIBIT D

FORM OF
ASSIGNMENT AGREEMENT

Date:

To:
Kapstone Kraft Paper Corporation

             and

LaSalle Bank National Association, as Administrative Agent

Re:
Assignment under the Credit Agreement referred to below

Gentlemen and Ladies:

Please refer to Section 15.6.1 of the Credit Agreement dated as of                          , 2006 (as amended or otherwise modified from time to time, the "Credit Agreement") among Kapstone Kraft Paper Corporation (the "Company"), various financial institutions and LaSalle Bank National Association, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                          (the "Assignor") hereby sells and assigns, without recourse, to (the "Assignee"), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to             % of all of the Loans, of the participation interests in the Letters of Credit and of the Commitments, such sale, purchase, assignment and assumption to be effective as of             ,                           , or such later date on which the Company and the Administrative Agent shall have consented hereto (the "Effective Date"). After giving effect to such sale, purchase, assignment and assumption, the Assignee's and the Assignor's respective Percentages for purposes of the Credit Agreement will be as set forth opposite their names on the signature pages hereof.

The Assignor hereby instructs the Administrative Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

The Assignee represents and warrants to the Company and the Administrative Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 or 8 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section. [The Assignee has delivered, or is delivering concurrently herewith, to the Company and the Administrative Agent the forms required by Section 7.6 of the Credit Agreement.] [INSERT IF ASSIGNEE IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR A STATE THEREOF.] The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 15.6.1.

The Assignee hereby confirms that it has received a copy of the Credit Agreement. Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

  (a)
  the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original

EXHIBIT D-1

    signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

  (b)
  the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

  (A)
  Institution Name:

  Address:

  Attention:

  Telephone:

  Facsimile:

  (B)
  Payment Instructions:

This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois

Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage = %	[ASSIGNEE]
By:
Title:
Adjusted Percentage = %	[ASSIGNOR]
By:
Title:
ACKNOWLEDGED AND CONSENTED TO this day of ,
LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:
ACKNOWLEDGED AND CONSENTED TO this day of
KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

EXHIBIT D-2

EXHIBIT E

FORM OF NOTICE OF BORROWING

To:
LaSalle Bank National Association, as Administrative Agent

Please refer to the Credit Agreement dated as of                         , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Kapstone Kraft Paper Corporation (the "Company"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

        (i)    The requested borrowing date for the proposed borrowing (which is a Business Day) is            ,     .

        (ii)    The aggregate amount of the proposed borrowing is $                          .

        (iii)   The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

        (iv)   The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is                          months (which shall be 1, 2, 3 or 6 months).

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on                         ,         .

KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

Exhibit E-1

EXHIBIT F

FORM OF NOTICE OF CONVERSION/CONTINUATION

To:
LaSalle Bank National Association, as Administrative Agent

Please refer to the Credit Agreement dated as of [                           , 2006] (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Kapstone Kraft Paper Corporation (the "Company"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Credit Agreement, of its request to:

        (a)   on [date] convert $[              ]of the aggregate outstanding principal amount of the [              ] Loan, bearing interest at the [              ] Rate, into a(n) [              ] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [              ] month(s)];

        [(b) on [date] continue $[              ]of the aggregate outstanding principal amount of the [              ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [              ] month(s)].

The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

The Company has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on                         ,         .

KAPSTONE KRAFT PAPER CORPORATION
By:
Title:

Exhibit F-1

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Stone Arcade Acquisition Corporation
c/o Stone-Kaplan Investments, LLC
One Northfield Plaza, Suite 480
Northfield, Illinois 60093

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF STONE ARCADE ACQUISITION CORPORATION

        The undersigned appoints Roger Stone or Matthew Kaplan, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Stone Arcade Acquisition Corporation ("Stone") held of record by the undersigned on                , 2006, at the Special Meeting of Stockholders to be held on                , 2006, or any postponement or adjournment thereof.

        THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE PURCHASE AGREEMENT IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE STONE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

        STONE MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE STONE BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3, & 4. THE BOARD OF DIRECTORS OF STONE ACQUISITION CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.	To adopt the Purchase Agreement, by and among International Paper Company, Stone Arcade Acquisition Corporation and KapStone Kraft Paper Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted "AGAINST" Proposal Number 1 and you hold shares of Stone common stock issued in the Stone initial public offering, you may exercise your redemption rights and demand that Stone redeem your shares of common stock onto a pro rata portion of the trust account by marking the "Exercise Redemption Rights" box to the right. If you exercise your redemption rights, then you will be exchanging your shares of Stone common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the asset purchase is completed and you continue to hold these shares through the effective time of the asset purchase and tender your stock certificate to the combined company. Failure to (a) vote against the adoption of the Purchase Agreement, (b) check the following box and (c) submit this proxy in a timely manner, will result in the loss of your redemption rights.		I HEREBY EXERCISE MY REDEMPTION RIGHTS		☐
2.	To approve an amendment to the Certificate of Incorporation of Stone to change the name of Stone from Stone Arcade Acquisition Corporation to KapStone Paper and Packaging Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
	To approve an amendment to the Certificate of Incorporation of Stone to remove the preamble and sections A through D, inclusive, of Article SIXTH from the Certificate of Incorporation, and to redesignate section E of Article SIXTH as Article SIXTH	☐	☐	☐
4.	To approve the Stone 2006 Incentive Plan.	☐	☐	☐
MARK HERE FOR ADDRESS CHANGE NOTE AT LEFT ☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Signature	Signature	Date

  Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

QuickLinks

STONE ARCADE ACQUISITION CORPORATION c/o Stone-Kaplan Investments, LLC One Northfield Plaza, Suite 480 Northfield, Illinois 60093
STONE ARCADE ACQUISITION CORPORATION c/o Stone-Kaplan Investments, LLC One Northfield Plaza, Suite 480 Northfield, Illinois 60093 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2006
TABLE OF CONTENTS
SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
SUMMARY OF THE PROXY STATEMENT
SELECTED HISTORICAL FINANCIAL INFORMATION
Kraft Papers Business—A Division of International Paper Company (amounts in thousands)
SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION
Stone Arcade Acquisition Corporation Unaudited Pro Forma Condensed Consolidated Statement of Income Information (amounts in thousands except share data and per share data)
MARKET PRICE OF SECURITIES
RISK FACTORS
Risks Associated with the Acquisition
Risks Associated With KPB's Business
Risks Associated With the Paper and Packaging Industries
Risks Associated with Stone's Warrants
FORWARD-LOOKING STATEMENTS
THE STONE SPECIAL MEETING
PROPOSAL I THE ACQUISITION PROPOSAL
THE KPB PURCHASE AGREEMENT
ACQUISITION FINANCING
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Balance Sheet At June 30, 2006 (amounts in thousands except share data)
Unaudited Pro Forma Condensed Consolidated Statement of Income For the Six Months Ended June 30, 2006 (amounts in thousands except share data and per share data)
Unaudited Pro Forma Condensed Consolidated Statement of Income For the Year Ended December 31, 2005 (amounts in thousands except share data and per share data)
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (amounts in thousands except share data and per share data)
PROPOSAL II THE NAME CHANGE AMENDMENT PROPOSAL
PROPOSAL III THE ARTICLE SIXTH AMENDMENT PROPOSAL
PROPOSAL IV THE STONE 2006 INCENTIVE PLAN PROPOSAL
OTHER INFORMATION RELATED TO STONE
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STONE
INFORMATION ABOUT KPB
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF KPB
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
PRICE RANGE OF SECURITIES AND DIVIDENDS
QUOTATION OR LISTING
TRANSFER AGENT AND REGISTRAR
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
STONE ARCADE ACQUISITION CORPORATION (a development stage company) CONDENSED BALANCE SHEET
STONE ARCADE ACQUISITION CORPORATION (a development stage company) CONDENSED STATEMENT OF OPERATIONS (unaudited)
STONE ARCADE ACQUISITION CORPORATION (a development stage company) CONDENSED STATEMENT OF CASH FLOWS (unaudited)
STONE ARCADE ACQUISITION CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STONE ARCADE ACQUISITION CORPORATION (a development stage company) BALANCE SHEET December 31, 2005
STONE ARCADE ACQUISITION CORPORATION (a development stage company) STATEMENT OF OPERATIONS For the Period From April 15, 2005 (Date of Inception) Through December 31, 2005
STONE ARCADE ACQUISITION CORPORATION (a development stage company) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the Period From April 15, 2005 (Date of Inception) Through December 31, 2005
STONE ARCADE ACQUISITION CORPORATION (a development stage company) STATEMENT OF CASH FLOWS For the Period From April 15, 2005 (Date of Inception) Through December 31, 2005
STONE ARCADE ACQUISITION CORPORATION (a development stage company) NOTES TO FINANCIAL STATEMENTS December 31, 2005
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY UNAUDITED CONDENSED COMBINED BALANCE SHEETS (In thousands of U.S. dollars)
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS (In thousands of U.S. dollars)
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS (In thousands of U.S. dollars)
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2006 AND DECEMBER 31, 2005 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
INDEPENDENT AUDITORS' REPORT
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY COMBINED BALANCE SHEETS (See Note 1) AS OF DECEMBER 31, 2005 AND 2004 (In thousands of U.S. dollars)
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY COMBINED STATEMENTS OF OPERATIONS (See Note 1) FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003 (In thousands of U.S. dollars)
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY COMBINED STATEMENTS OF CASH FLOWS (See Note 1) FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003 (In thousands of U.S. dollars)
KRAFT PAPERS BUSINESS—A DIVISION OF INTERNATIONAL PAPER COMPANY NOTES TO COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005 AND 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
  Annex A
PURCHASE AGREEMENT
RECITALS
ARTICLE I TRANSFER OF ASSETS AND CERTAIN LIABILITIES
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE IV COVENANTS OF PARTIES
ARTICLE V SURVIVAL AND INDEMNIFICATION
ARTICLE VI CONDITIONS TO THE CLOSING
ARTICLE VII OTHER COVENANTS
  Annex B
  Annex C
  Annex D
CREDIT AGREEMENT
ANNEX A LENDERS AND PRO RATA SHARES
ANNEX B ADDRESSES FOR NOTICES
  EXHIBIT A-1
FORM OF [REVOLVING] [TERM] NOTE
  EXHIBIT B
  EXHIBIT C
FORM OF BORROWING BASE CERTIFICATE
  EXHIBIT D
FORM OF ASSIGNMENT AGREEMENT
  Date
  EXHIBIT E
  EXHIBIT F